Registration Statement No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-4
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------
                                THRUCOMM, INC.
            (Exact Name of Registrant as Specified in its Charter)
                            -----------------------
           Florida                   4899                  59-3415131
(State or Other Jurisdiction of(Primary Standard Industrial(I.R.S. Employer Incorporation or Organization)Classification Code Number)Identification Number)
                            -----------------------
           1641 Commerce Avenue, North, St. Petersburg, Florida 33716
                                (813) 576-1582
(Address, including Zip Code, and Telephone Number, including Area Code, of
                    Registrant's Principal Executive Offices)
                                 JOHN F. KOLENDA
                                  Chairman and
                             Chief Financial Officer
                                 Thrucomm, Inc.
                           1641 Commerce Avenue, North
                          St. Petersburg, Florida 33716
                                 (813) 576-1582
               (Name, Address, including Zip Code, and Telephone
                    Number, including Area Code, of Agent for
                               Service) Copies to:
   MICHAEL T. WILLIAMS, ESQ.                   FRANK N. FLEISCHER, ESQ.
   Michael T. Williams, P.A.                  Schifino & Fleischer, P.A.
     3112 W. Kennedy Blvd.              201 N. Franklin Street, Suite 2700
     Tampa, Florida 33609                      Tampa, Florida 33602
        (813) 871-5911                            (813) 223-1535
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     Approximate  date of  commencement  of proposed sale to the public:  At the
Effective  Time  of  the  Combination  of  Fastcom,   Ltd.,  a  Florida  limited
partnership with the Registrant and Datalinc, Ltd., as described in the Consent Statement/Prospectus included herein.
     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
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                        CALCULATION OF REGISTRATION FEE
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 Title of Each Class of |  Amount to   | Proposed    | Proposed   | Amount of
 Each Class of          |   to be      | Maximum     | Maximum    |Registration
 Securities to be       |Registered (1)| Offering    | Aggregate  |    Fee
 Registered             |              | Price per   | Offering   |
                        |              | Unit        | Price (3)  |
--------------------------------------------------------------------------------
 Mandatory Convertible  | 1 Share of   |     (2)     | $1,284,442 |  $389.22
 Preferred Stock,       | each Series  |             |            |
 Series A-O             |              |             |            |
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(1) The number of shares to be registered is (1) share of each Series of the Mandatory Convertible Preferred Stock, Series A-O, or a total of 15 shares.
(2) Not applicable.
(3) Maximum Aggregate Offering Price is reflected in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of the Limited Partnership Interests of Datalinc, Ltd. as of December 31, 1996, the latest practicable date prior to the date of filing of this Registration Statement plus one-third of the Capital Contributions to Fastcom, Ltd. (as defined herein).
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     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                 Preliminary Prospectus Dated May 8, 1997
                           Subject to Completion

     Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

                             THRUCOMM, INC.
                             DATALINC, LTD.
                              FASTCOM, LTD.
                       1641 Commerce Avenue North
                        St. Petersburg, FL 33716

                        REQUEST FOR WRITTEN CONSENT

NOTICE IS HEREBY GIVEN, to the limited partners ("Investors") of Datalinc,
Ltd., a Florida limited partnership ("Datalinc"), that in order to facilitate the ability to obtain the additional capital needed to develop the complementary businesses of Datalinc and Fastcom, Ltd., a Florida limited partnership ("Fastcom"), and consistent with the business plans of Datalinc and Fastcom, Integrated Communication Networks, Inc., a Florida corporation and the General Partner of Datalinc ("ICN"), hereby requests the execution and delivery of written consents (the "Consents") of the Investors to combine the businesses of Datalinc and Fastcom into a single corporation, by consenting:

     To approve and adopt the Agreement and Plan of Reorganization (the "Reorganization Agreement"), by and among Thrucomm, Inc., a newly organized Florida corporation ("Thrucomm"), Fastcom and Datalinc, (Fastcom and Datalinc collectively referred to as the "Partnerships") providing for the reorganization (the "Reorganization") of the businesses of the Partnerships into Thrucomm by, among other things:

     (A) The transfer of all of the assets and liabilities of Datalinc and Fastcom into Thrucomm, upon the terms and conditions described in the Reorganization Agreement;

     (B) In exchange therefor, Datalinc will receive shares of Thrucomm's Mandatory Convertible Preferred Stock, Series A-H, and Fastcom will receive shares of Thrucomm's Mandatory Convertible Preferred Stock, Series I-O (the Mandatory Convertible Preferred Stock, Series A-O collectively referred to as the "Preferred Stock");

     (C) The Preferred Stock will be held by Datalinc and Fastcom until mandatory conversion (the "Mandatory Conversion"), at which time the Preferred Stock will be converted into shares of Thrucomm's Common Stock, no par value (the "Underlying Shares"); and

     (D) Upon Mandatory Conversion, ICN and Fastcom Management, Inc., a Florida corporation which is the General Partner of Fastcom ("FMI"), will distribute the Underlying Shares to Datalinc's Investors and other equity owners (Datalinc's "Other Equity Owners") and to the investors and other equity owners in Fastcom (respectively, Fastcom's "Investors" and "Other Equity Owners"), and the Partnerships will dissolve.

     A copy of the  Reorganization  Agreement  is  attached  as Exhibit A to the
accompanying  Consent  Statement/Prospectus,   and  is  incorporated  herein  by
reference.

     Approval and adoption of the Reorganization Agreement and Reorganization will result in a loss of certain rights of Partners in Datalinc and Fastcom. See "Risk Factors."

     The Consent of Datalinc's Investors holding Limited Partnership Units (the "Units") in Datalinc with more than fifty percent (50%) of all of the voting rights of the outstanding Units is necessary to approve and adopt the Reorganization Agreement. The Consent of Fastcom's Investors holding at least two-thirds of all of the outstanding Units of Fastcom is necessary for Fastcom to approve and adopt the Reorganization Agreement. Datalinc holds approximately 80% of the outstanding Units of Fastcom. Datalinc's General Partner, ICN, has given Datalinc's Consent to the Reorganization. Accordingly, the Reorganization Agreement has been approved by Fastcom, and no additional Consent of any other Fastcom Investor is required.

     Investors are not entitled to appraisal rights under Florida law in connection with the Reorganization.

     If you are in agreement with the proposed Reorganization, please complete, date and sign the accompanying form of Consent and mail it promptly in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States.

                                   BY  ORDER  OF  THE  BOARD  OF   DIRECTORS  OF
                                   INTEGRATED COMMUNICATIONS NETWORKS, INC., THE GENERAL PARTNER OF DATALINC, INC.




                                   John F. Kolenda
                                   Chairman of the Board
                                   June __, 1997

                              DATALINC, LTD.
                               FASTCOM, LTD.

                             CONSENT STATEMENT
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                       PROSPECTUS OF THRUCOMM, INC.

    1 SHARE EACH OF MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES A-O
                        --------------------------

                               INTRODUCTION

     This Consent Statement/Prospectus is being furnished to the limited partners ("Investors") in Datalinc, Ltd., a Florida limited partnership ("Datalinc"), and Fastcom, Ltd., a Florida limited partnership (Fastcom) (collectively, the Partnerships ) in connection with the solicitation of Integrated Communication Networks, Inc., a Florida corporation and the managing general partner of Datalinc ( ICN ) of the written consents (the Consents ) of the Datalinc Investors, for the approval of the transfer of all of the right, title and interests in the assets and liabilities of Datalinc into Thrucomm, Inc., a newly organized Florida corporation ( Thrucomm or the "Company"), in exchange for shares of Thrucomm s Mandatory Convertible Preferred Stock, on the terms and conditions set forth in the Agreement and Plan of Reorganization (the "Reorganization Agreement"), and as outlined herein. This Consent Statement/Prospectus is being furnished, for informational purposes only, to limited partners in Fastcom, (Fastcom's "Investors") by Fastcom
Management, Inc., a Florida corporation and the managing general partner of Fastcom ( FMI ). Pursuant to the Reorganization Agreement, all of the right, title and interests in the assets and liabilities of Fastcom are also being transferred to Thrucomm in exchange for shares of Thrucomm's Mandatory Convertible Preferred Stock. In effect, the businesses of the Partnerships shall be consolidated and reorganized as a single corporate entity (the "Reorganization").

     This Consent Statement/Prospectus also constitutes the Prospectus of Thrucomm for use in connection with the offer and issuance of 1 share each of its Mandatory Convertible Preferred Stock, Series A-H, in exchange for all of the assets and liabilities of Datalinc, and 1 share each of its Mandatory Convertible Preferred Stock, Series I-O, in exchange for all of the assets and liabilities of Fastcom (collectively, the Preferred Stock ). The Preferred Stock will be held by Datalinc and Fastcom until mandatory conversion ("Mandatory Conversion"), at which time the Preferred Stock will be converted into shares of Thrucomm's Common Stock, no par value (the "Underlying Shares"), and distributed to the Fastcom and Datalinc Investors.

     THIS OFFER INVOLVES VARIOUS RISKS THAT SHOULD BE CONSIDERED BY THE INVESTORS. SEE "RISK FACTORS AND MATERIAL CONSIDERATIONS," BEGINNING ON PAGE 14 OF THIS CONSENT STATEMENT/PROSPECTUS. IN PARTICULAR, PARTNERS SHOULD CONSIDER THE FOLLOWING FACTORS:

     Datalinc cannot predict when, if ever, a Mandatory Conversion Event will occur. Accordingly, there is no guarantee that the Partnerships' Investors or Other Equity Owners will receive any of the Underlying Shares of Thrucomm's Common Stock. IF A MANDATORY CONVERSION EVENT DOES NOT OCCUR, THE MOST LIKELY REASON WILL BE BECAUSE THRUCOMM WILL NOT HAVE OBTAINED THE ADDITIONAL CAPITAL NECESSARY TO FURTHER DEVELOP ITS BUSINESS. IF A
     MANDATORY CONVERSION EVENT DOES NOT OCCUR, THE PURPOSE OF THE REORGANIZATION WILL NOT HAVE BEEN ACCOMPLISHED.

     The actual number and the value of the Underlying Shares, or other value that Investors and Other Equity Owners may ultimately receive in a Mandatory Conversion is not presently ascertainable, there is no guarantee as to the value an Investor or other equity owner will receive, if any, if the Datalinc Investors approve the Reorganization Agreement.

     The General Partners did not engage an independent representative for the Datalinc Investors to determine the relative values of the Partnerships in the Reorganization. Although the General Partners believe the Reorganization is fair to the Datalinc Investors, it is possible that the Formula and other terms of the Reorganization may not be as favorable to the Datalinc Investors as the terms that an independent representative might have obtained for them.

     Thrucomm will need additional funds to operate after the Reorganization. Thrucomm anticipates that it will incur significant negative cash flow from operations subsequent to the Reorganization. Other than funds generated from the operation of the business and any funds available under a line of credit, currently there are only limited alternative sources of financing available to Thrucomm.

     ADOPTION OF THE REORGANIZATION AGREEMENT REQUIRES THE CONSENT OF THE LIMITED PARTNERS THEN OWNING OF RECORD MORE THAN FIFTY PERCENT (50%) OF THE VOTING RIGHTS OF DATALINC. ADOPTION OF THE REORGANIZATION AGREEMENT ALSO REQUIRES THE CONSENT OF THE LIMITED PARTNERS OWNING AT LEAST TWO-THIRDS OF THE OUTSTANDING UNITS OF FASTCOM. DATALINC OWNS APPROXIMATELY 80% OF THE OUTSTANDING UNITS OF FASTCOM. THROUGH ITS GENERAL PARTNER, DATALINC HAS ALREADY GIVEN ITS CONSENT, WHICH IS SUFFICIENT TO GIVE FASTCOM'S APPROVAL OF THE REORGANIZATION AGREEMENT AND NO ADDITIONAL CONSENT OF ANY OTHER FASTCOM INVESTOR IS REQUIRED..

     THE OFFER IS SCHEDULED TO EXPIRE, UNLESS EXTENDED, AT 5:00 P. M., EASTERN STANDARD TIME ON DECEMBER 31, 1997, IF THE REORGANIZATION AGREEMENT HAS NOT BEEN APPROVED BY THE DATALINC INVESTORS.

     NEITHER THE TRANSACTION CONTEMPLATED HEREIN NOR THE PREFERRED SHARES OF THRUCOMM TO BE ISSUED IN CONNECTION THEREWITH HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The approximate date on which this Consent Statement/Prospectus will first be mailed to the Investors of the Partnerships is June __, 1997.

     THE DATE OF THIS CONSENT STATEMENT/PROSPECTUS IS JUNE __, 1997.

                           AVAILABLE INFORMATION

     Under the rules and regulations of the Securities and Exchange Commission (the Commission ), the solicitation of consents from Investors to approve and adopt the Reorganization Agreement (as defined herein) constitutes an offering of the Thrucomm Mandatory Convertible Preferred Shares and the underlying Common Stock to be issued in connection with a Mandatory Conversion Event (as defined herein). Accordingly, Thrucomm has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the Securities Act ) with respect to this offering (the Registration Statement ). This Consent Statement/Prospectus constitutes the prospectus of Thrucomm that is filed as part of the Registration Statement. As permitted by the rules and regulations of the Commission this Consent Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N. W., Washington, D.C. 20549 and the Northeast Regional Office, Midwest Regional Office and Southeast Regional Office at the following addresses: 7 World Trade Center, Suite 1300, New York, NY 10048, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and 1401 Brickell Avenue, Suite 200, Miami, Florida 33131, respectively. Copies can be obtained at prescribed rates from the Washington, D.C. office. The Commission also maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http://www.sec.gov.

     No person is authorized to give any information or to make any representations other than those contained in this Consent Statement/Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Consent Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Consent Statement/Prospectus, or the solicitation of a Consent in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or solicitation in such jurisdiction.

     Neither the delivery of this Consent Statement/Prospectus, nor any distribution of securities pursuant to this Consent Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the parties as of the date of this Consent Statement/Prospectus. However, if any material change occurs during the period that this Consent Statement/Prospectus is required to be delivered, this Consent Statement/Prospectus will be amended and supplemented accordingly. All information in this Consent Statement/Prospectus regarding Thrucomm, has been supplied by Thrucomm, and all information regarding Datalinc, and Fastcom has been supplied by Datalinc, and Fastcom, respectively.

                              TABLE OF CONTENTS

                                                                       Page

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . iv
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . vi
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Risk Factors and Material Considerations. . . . . . . . . . . . . .  1
     The Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     The General Partners. . . . . . . . . . . . . . . . . . . . . . . .  4
     Background and Alternatives to the Reorganization . . . . . . . . .  5
     The Reorganization Agreement. . . . . . . . . . . . . . . . . . . .  5
     The Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .  6
     Recommendation of the General Partner . . . . . . . . . . . . . . .  6
     Opinion of the General Partners  Financial Advisor. . . . . . . . .  7
     Interests of Certain Persons in the Reorganization. . . . . . . . .  7
     Certain Comparative Information . . . . . . . . . . .   . . . . . .  9
     Conditions, Termination, and Amendment of the Reorganization
     Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Summary of Tax Consequences . . . . . . . . . . . . . . . . . . . . 10
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . 10
     Consent Procedures and Required Approvals . . . . . . . . . . . . . 10
     Appraisal Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Investor List . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . 12
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
THRUCOMM, INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
THE REORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Background of the Reorganization. . . . . . . . . . . . . . . . . . 20
     The Reorganization Agreement. . . . . . . . . . . . . . . . . . . . 20
     Operations After the Reorganization . . . . . . . . . . . . . . . . 22
     Interests of Certain Persons in the Reorganization. . . . . . . . . 22
EQUITY OWNERSHIP OF THE PARTNERSHIPS . . . . . . . . . . . . . . . . . . 24
     The Datalinc Investors. . . . . . . . . . . . . . . . . . . . . . . 25
     Datalinc s Other Equity Owners. . . . . . . . . . . . . . . . . . . 26
     The Fastcom Investors . . . . . . . . . . . . . . . . . . . . . . . 27
     Fastcom s Other Equity Owners . . . . . . . . . . . . . . . . . . . 29
THE FORMULA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Determining the Values of Thrucomm, Datalinc and Fastcom. . . . . . 31
     Allocation of the Valuations to Investors and Other Equity Owners . 32
     Material Assumptions and Variances. . . . . . . . . . . . . . . . . 33
THRUCOMM OWNERSHIP TABLES. . . . . . . . . . . . . . . . . . . . . . . . 35
     Notes to the Ownership Tables . . . . . . . . . . . . . . . . . . . 39
RECOMMENDATION OF THE GENERAL PARTNERS . . . . . . . . . . . . . . . . . 40
     Reasons for Proposing and Recommending the Reorganization . . . . . 40
     Opinion of the General Partners' Financial Advisor. . . . . . . . . 41
     Lack of Independent Representative. . . . . . . . . . . . . . . . . 43
     Fiduciary Duties of the General Partners. . . . . . . . . . . . . . 43
     Access to Investor List and Partnership Records . . . . . . . . . . 44

FAILURE TO APPROVE THE REORGANIZATION. . . . . . . . . . . . . . . . . . 44
CONSENT PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Requisite Consents. . . . . . . . . . . . . . . . . . . . . . . . . 45
     Expiration Date and Effective Time. . . . . . . . . . . . . . . . . 45
     Revocation of Consents. . . . . . . . . . . . . . . . . . . . . . . 46
     Conditions of the Solicitation. . . . . . . . . . . . . . . . . . . 46
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
CERTAIN TAX CONSEQUENCES OF THE REORGANIZATION . . . . . . . . . . . . . 47
COMPARATIVE RIGHTS OF INVESTORS. . . . . . . . . . . . . . . . . . . . . 47
     Distributions and Dividends . . . . . . . . . . . . . . . . . . . . 47
     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Restrictions on Transfers . . . . . . . . . . . . . . . . . . . . . 48
     Right to Call Meetings. . . . . . . . . . . . . . . . . . . . . . . 49
     Right to Investor List. . . . . . . . . . . . . . . . . . . . . . . 49
     Assessments and Limited Liability . . . . . . . . . . . . . . . . . 49
     Allocations and Dilution. . . . . . . . . . . . . . . . . . . . . . 50
     Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Redemption and Conversion . . . . . . . . . . . . . . . . . . . . . 50
     Financial Reporting . . . . . . . . . . . . . . . . . . . . . . . . 50
     Management and Compensation . . . . . . . . . . . . . . . . . . . . 51
     Fiduciary Duties. . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Limits on Management s Liability. . . . . . . . . . . . . . . . . . 52
     Continuation of Existence . . . . . . . . . . . . . . . . . . . . . 52
     Anti-takeover Provisions. . . . . . . . . . . . . . . . . . . . . . 52
     Liquidation Rights. . . . . . . . . . . . . . . . . . . . . . . . . 53
     Right to Compel Dissolution . . . . . . . . . . . . . . . . . . . . 53
PRO FORMA CONDENSED FINANCIAL INFORMATION (Unaudited). . . . . . . . . . 53
     Thrucomm Pro Forma Combined Balance Sheet . . . . . . . . . . . . . 55
     Thrucomm Pro Forma Combined Statement of Operations . . . . . . . . 56
     Thrucomm Pro Forma Combined Statement of Cash Flows . . . . . . . . 57
     Thrucomm Pro Forma Adjustments. . . . . . . . . . . . . . . . . . . 58
     Datalinc, Ltd. Management's Discussion and Analysis of
          Financial Conditions and Results of Operations . . . . . . . . 59
     Fastcom, Ltd. Management's Discussion and Analysis of
          Financial Condition and Results of Development . . . . . . . . 63
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
FASTCOM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
     The Electronics Fund Transfer ("EFT") Industry. . . . . . . . . . . 66

          ATMs - Synchronous & Asynchronous. . . . . . . . . . . . . . . 66
     Point of Sale ("POS") - Synchronous & Asynchronous. . . . . . . . . 67
     Overview of the Network . . . . . . . . . . . . . . . . . . . . . . 67
     Remote Transceivers - DP1000 and DP100. . . . . . . . . . . . . . . 68
     Cell Sites. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     The Network Control Center ("NCC"). . . . . . . . . . . . . . . . . 68
     Regulation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Interference Rejection - Licensed Compared to License Free. . . . . 69
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Multi-Drop Networks . . . . . . . . . . . . . . . . . . . . . . . . 69
     Network Advantages Compared to Multi-Drop Networks. . . . . . . . . 70
     Integrated Services Digital Packet Networks . . . . . . . . . . . . 70
     Advantages of the Network Compared to Integrated Services Packet
     Networks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Development of the Network. . . . . . . . . . . . . . . . . . . . . 71
     Research and Development. . . . . . . . . . . . . . . . . . . . . . 71
     Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Manufacturing . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Cell Site Leasing . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Site Layout . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Installation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Field Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Sale of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . 73
     Company Facilities. . . . . . . . . . . . . . . . . . . . . . . . . 74
DATALINC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     Industry Background . . . . . . . . . . . . . . . . . . . . . . . . 75
     Market. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     Market Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     Governmental Regulation . . . . . . . . . . . . . . . . . . . . . . 76
     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
THRUCOMM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     Thrucomm's Executive Officers and Directors . . . . . . . . . . . . 76
     Compensation of Directors . . . . . . . . . . . . . . . . . . . . . 79
     Stock Option Plans. . . . . . . . . . . . . . . . . . . . . . . . . 79
     Comparative Compensation Information. . . . . . . . . . . . . . . . 80
     Certain Transactions with Management. . . . . . . . . . . . . . . . 81
     Datalinc's Management Incentive Plan. . . . . . . . . . . . . . . . 82
PRINCIPAL STOCKHOLDERS OF THRUCOMM . . . . . . . . . . . . . . . . . . . 82
DESCRIPTION OF THRUCOMM'S SECURITIES . . . . . . . . . . . . . . . . . . 84
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 84
     The Mandatory Convertible Preferred Stock . . . . . . . . . . . . . 84
     Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . 87
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
INDEX TO FINANCIAL STATEMENT . . . . . . . . . . . . . . . . . . . . . .F-1
APPENDIX A - AGREEMENT AND PLAN OF REORGANIZATION  . . . . . . . . . . .A-1
APPENDIX B - OPINION OF MICHAEL DAVIS & CO., P.A.  . . . . . . . . . . .B-1

                                   SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Consent Statement/Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Consent Statement/Prospectus; cross references are provided. Also, attached hereto is a Glossary. This summary is not intended to be a complete description of the matters covered in this Consent Statement/Prospectus and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Prospectus, including the Exhibits hereto. Investors are urged to read carefully the entire Consent Statement/Prospectus, including the Exhibits.

RISK FACTORS AND MATERIAL CONSIDERATIONS

     In addition to the information included in this Prospectus, the Investors should carefully consider the following factors in determining whether to approve the Reorganization. The risk factors summarized below are described in further detail elsewhere in this Prospectus at Risk Factors and Material Considerations.

     RISKS ASSOCIATED WITH THE REORGANIZATION

     Uncertainties in the Method of Determining the Values

          The actual number and the value of the Underlying Shares, or other value that Investors and Other Equity Owners may ultimately receive in a Mandatory Conversion is not presently ascertainable. There is no guarantee as to the value an Investor or Other Equity Owner will receive, if any, if the Datalinc Investors approve the Reorganization Agreement.

     No Assurance of a Mandatory Conversion Event

          Datalinc cannot predict when, if ever, a Mandatory Conversion Event will occur. Accordingly, there is no guarantee that the Partnerships' Investors or Other Equity Owners will receive any of the Underlying Shares of Thrucomm's Common Stock. If a Mandatory Conversion Event does not occur, the most likely reason will be that Thrucomm did not obtain the additional capital necessary to further develop its business. If a Mandatory Conversion Event does not occur, the purpose of the Reorganization will not be accomplished.

     Lack of Independent Representatives for Investors; Fairness Opinion

          The General Partners did not engage an independent representative for the Datalinc Investors. However, the General Partners believe the Reorganization is fair to the Datalinc Investors. The General Partners have also obtained a "fairness opinion" from Michael T. Davis & Company, P.A., an independent certified public accountant, as to the fairness of the Formula, from a financial point of view. It is still possible that the valuations and other terms of the Reorganization may not be as favorable to the Datalinc Investors as the terms that an independent representative might have obtained for them.

     No Market for the Securities

          There is no market for the Preferred Stock or the Underlying Shares of Thrucomm's Common Stock. It is not anticipated that there will be a market for the Preferred Stock. There can be no assurance that a trading market will develop for the Underlying Shares of Common Stock.

     No Dissenters Rights

          The Datalinc Investors are not entitled to appraisal rights under Florida law in connection with the Reorganization. Accordingly, the approval of the Reorganization by a Majority Vote of the Datalinc Investors will be binding on all Datalinc Investors.

     Conflicts of Interest and Control by Certain Persons

          In considering the recommendation of the boards of directors of ICN, FMI and Thrucomm (collectively, the "Directors"), Investors should be aware that the Directors have personal financial interests in the Reorganization. The Formula, especially its allocation of the Conversion Value of Thrucomm into the Datalinc Value and the Fastcom Value, was determined by the Directors, and their valuations of the Partnerships and Thrucomm involve inherent conflicts of interest. As General Partners, ICN and FMI owe fiduciary duties to the Partnerships and their Investors. See "The Formula - Determinating the Values of Thrucomm, Datalinc and Fastcom."

     Thrucomm Dividend Policy

          Thrucomm has never paid cash dividends on its Common Stock or Preferred Stock and does not anticipate paying any cash dividends in the foreseeable future. Thrucomm intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Reorganization.

     RISKS ASSOCIATED WITH THE CONSOLIDATION OF FASTCOM AND DATALINC

    Losses From Datalinc's and Fastcom s Operations; Need for Additional Capital

          Datalinc has experienced continual operating losses since its inception, including a loss of $656,549 for fiscal year 1996, which includes a portion of Fastcom's 1996 loss of $481,752. Fastcom has also experienced continual operating losses since its inception, including a loss of $1,716,040 for fiscal year 1996. Thrucomm will need additional funds to operate after the Reorganization. Thrucomm anticipates that it will incur significant negative cash flow from operations subsequent to the Reorganization. Other than funds generated from the operation of the Partnerships' businesses and any funds available under Thrucomm's $600,000 line of credit (the "Line of Credit"), currently there are only limited alternative sources of financing available to Thrucomm. See "Management's Discussion and Analysis of Datalinc's Financial Condition and Results of Operations - Liquidity and Capital Resources"). In addition, Datalinc has guaranteed certain debt, most of which is due within one year. Datalinc has also provided significant funding for the development of Fastcom. These demands on Datalinc raise substantial doubt about its ability to continue as a going concern. Fastcom is a development stage enterprise which raises similar doubt about its ability to continue as a going concern.

     Retention of Key Personnel

          Thrucomm is substantially dependent upon the continued services and management experience of John Kolenda, Chairman of the Board of Directors, and Mark Gianinni, President. The loss of the services of Messrs. Kolenda or Gianinni could have a material adverse effect upon Thrucomm.

     Technical Obsolescence

          The communications industry has recently experienced significant changes and technological developments. Such technological progress may result in the development of techniques and equipment newer or more advanced than that under development by Fastcom. In the event of such technological advances, the equipment and software used by Fastcom may become, to some extent, less efficient in providing services.

     Final Agreement Concerning Fastcom's Proprietary Technology

          Fastcom has reached final agreement with an engineering firm concerning digital radios, but such agreement is not yet signed. See "Business - Thrucomm Services - Digital Radios." If the agreement is not signed, Thrucomm stockholders could be adversely affected.

     Competition

          Thrucomm's competition will be, as it currently is for the Partnerships, traditional telephone line carriers, such as AT&T, MCI and to a lesser extent, Sprint. Thrucomm will compete with many providers of data communication services, all of which are larger, more established, more experienced and better financed than the Partnerships and Thrucomm. Such firms may be able to develop new products or communications systems superior to those of Thrucomm, which could place Thrucomm at a significant competitive disadvantage.

THE PARTIES

     Datalinc, Ltd.

          Datalinc is engaged in providing satellite-based communication services to a variety of large corporate accounts with data centers based in Ohio, Kentucky, and Indiana. Datalinc operates a satellite communication hub ( Hub ) located in Cincinnati, Ohio. A Hub links centralized computers, located in the headquarters of a business, with other computers and data processing devices located elsewhere in remote offices or stores. Data is transmitted to the Hub via small satellite antenna dishes ( VSAT s ). The Hub system is used for a variety of functions, such as verifying credit card transactions, order entry, and inventory. The Hub has been in operation since November 1991.

          Datalinc has eight groups of equity owners. The ownership structure of Datalinc includes five series of limited partnership units: Series 100, 200, 300, 300E1, and 300E2 Limited Partnership Units (collectively, Datalinc s Units , and the Limited Partners holding these Units shall hereafter be referred to as Datalinc s
 Investors ). The other three groups of equity ownership interests are Datalinc s Management Incentive Plan, ICN and Certified Financial Group, Inc. (Datalinc s "Other Equity Owners ). See Equity Ownership of the Partnerships, The General Partners, and Interests of Certain Persons in the Reorganization.

          Datalinc was organized as a Florida Limited Partnership in June 1989 and first began business in 1990. Its principal executive offices are located at 1641 Commerce Avenue North, St. Petersburg, FL 33716 and its telephone number is
(813) 576-1582. See Selected Financial Information and Business - Datalinc for a more information regarding Datalinc.

     Fastcom, Ltd.

          Fastcom is primarily engaged in the development of a wireless digital communications network (the Network ) designed to meet the needs of the electronic funds transfer ("EFT") industry. Fastcom was formed in 1994 to develop, install, and operate the Network, formerly identified to Investors as DATAPAC and/or THRUCOMM. The Network transmits authorization requests for debit and credit cards at point of sale locations ("POS"), automated teller machine ( ATM ) transactions and similar transactions, and it transmits the corresponding acceptances or rejections of such requests. Fastcom utilizes Datalinc s Hub as its control center in this transmission process. The Network is based upon Fastcom s proprietary radio technology. It is designed to displace current terrestrial carriers (land lines), primarily telephone companies, by providing better performance, and for certain users, a significantly lower-cost alternative to terrestrial delivery systems. As of the date of this Consent Statement/Prospectus, Fastcom has one customer using the Network and four potential customers in the pilot stage. Datalinc initiated the development of the technology used in the Network. The technology was contributed to Fastcom in exchange for a limited partnership interest.

          Fastcom has seven groups of equity owners. The ownership structure of Fastcom includes three series of limited partnership units: Series 100, 100 EA, and 200 Limited Partnership Units (collectively, Fastcom s
 Units , and the Limited Partners holding these Units shall hereafter be referred to as Fastcom s Investors ). The other four groups of equity owners are FMI, Certified Financial Group, Inc., Datalinc, and Information Leasing Corporation (collectively, Fastcom s Other Equity Owners ). Presently, Datalinc owns 84.247% of the total equity interests of Fastcom, which represents 83.405% of the limited partnership interests of Fastcom. See Equity Ownership of the Partnerships, "The General Partners" and Interests of Certain Persons in the Reorganization.

          Fastcom was organized as a Florida Limited Partnership in March 1994. Its principal executive offices are located at 1641 Commerce Avenue North, St. Petersburg, FL 33716 and its telephone number is (813) 576-1582. See Selected Financial Information" and "Business - Fastcom," for more information regarding Fastcom.

     Thrucomm, Inc.

          Thrucomm is a wholly-owned subsidiary of Datalinc and was formed for the sole purpose of consolidating the businesses of Datalinc and Fastcom and reorganizing the Partnerships as a single corporate entity.
This will be accomplished by a "tax-free" reorganization of
 Thrucomm through the contribution of all of the assets and liabilities of both of the Partnerships to Thrucomm, in receipt for the Preferred Stock of Thrucomm. Thrucomm currently has no business activity, but will begin operations upon the approval of the Reorganization by Datalinc's Investors.

          Thrucomm was organized as a Florida corporation in April 1997. Its principal executive offices are located at 1641 Commerce Avenue North, St. Petersburg, FL 33716 and its telephone number is (813) 576-1582. No Common Stock has been issued pending the reorganization.

THE GENERAL PARTNERS

     Integrated Communication Networks, Inc.

          ICN is the managing general partner of Datalinc (Datalinc's "General Partner"). ICN has the general responsibility for the management of, and the ultimate authority affecting the business of, Datalinc. The Common Stock of ICN is owned 50% by John Kolenda and 50% by Mark Gianinni.

          ICN was organized as a Florida corporation in June 1989. Its principal executive offices are located at 1641 Commerce Avenue North, St. Petersburg, FL 33716 and its telephone number is (813) 576-1582. See "Equity Ownership of the Partnerships" for more information regarding ICN.

     Fastcom Management, Inc.

          FMI is the managing general partner of Fastcom (Fastcom's "General Partner"). FMI has the general responsibility for the management of, and the ultimate authority affecting the business of, Fastcom. The Common Stock of FMI is owned 50% by John Kolenda and 50% by Mark Gianinni.

          FMI was organized as a Florida corporation in March 1994. Its principal executive offices are located at 1641 Commerce Avenue North, St. Petersburg, FL 33716 and its telephone number is (813) 576-1582. See Equity Ownership of the Partnerships for more information regarding FMI.

BACKGROUND AND ALTERNATIVES TO THE REORGANIZATION

     Background

          The current business strategy of Fastcom is to finish the development of the technology of the Network, to continue its marketing activities for the Network, and to begin to deploy multiple sites in limited geographic areas. Both Datalinc and Fastcom have experienced continual losses since their inceptions, and additional capital is needed to implement the Partnerships' business plans. Investment bankers and other investment professionals with whom the Partnerships have recently discussed alternatives for additional liquidity have advised the Partnerships that the complementary businesses of Datalinc and Fastcom would be better served if the Partnerships were combined into a single corporate structure. Traditionally, corporations have had greater success raising capital than Partnerships. The consolidation and reorganization of the Partnerships into a corporation should enhance the Partnerships' ability to raise some or all of their needed capital from institutional investors, venture capital firms and investment bankers, or a capital infusion by a strategic partner. The continuation of the Partnerships as separate entities would restrict the Partnerships' abilities to take advantage of these alternative opportunities for capital formation.

          While a liquidation is always an alternative available to the Partnerships, the potential for growth in the wireless data communications industry, and therefore the potential for future profitability of the Network and the Hub are the primary reasons the General Partners rejected the liquidation alternative at this time. Moreover, on a book value basis, a liquidation of the Partnerships at this time would result in no return to the Investors or the Other Equity Owners. See "Recommendation of the General Partners."

THE REORGANIZATION AGREEMENT

     Thrucomm, Fastcom, and Datalinc (collectively, the Parties ) have entered into a Reorganization Agreement that provides for the consolidation of the businesses of Datalinc and Fastcom, through a tax-free incorporation of their assets and liabilities into a single corporate entity, Thrucomm. Pursuant to the Reorganization Agreement, Datalinc and Fastcom shall transfer all of their rights, title and interests in the assets and liabilities of the Partnerships to Thrucomm. In exchange therefor, Datalinc will receive one (1) share of each series of Thrucomm's Mandatory Convertible Preferred Stock, Series A-H, and Fastcom will receive one (1) share of each series of Thrucomm's Mandatory Convertible Preferred Stock, Series I-O.

     The Preferred Stock will be held by Datalinc and Fastcom until Mandatory Conversion, at which time the Preferred Stock will be converted into Underlying Shares of Thrucomm's Common Stock. Following a Mandatory Conversion, Datalinc and Fastcom shall distribute the Underlying Shares to the Datalinc and Fastcom Investors and the Partnerships will dissolve. Investors of the Partnerships will become shareholders of Thrucomm, in effect, a corporate consolidation of the businesses of the Partnerships.

The Preferred Stock

     The Preferred Stock shall be mandatorily convertible into shares of Thrucomm's Common Stock upon the earliest to occur of one of the following events: (i) the completion of an initial public offering of Thrucomm's Common Stock, raising a minimum of $15,000,000 in gross offering proceeds (an IPO ),
(ii) the sale of all or substantially all of the assets of Thrucomm (a Sale ), or (iii) the merger of Thrucomm into a non-affiliated entity, whereby Thrucomm is not the surviving entity (a Merger ) (collectively, the Mandatory Conversion Events ). However, because the ultimate holders of the Underlying Shares of Common Stock will have the right to vote for or against a Sale or Merger, in the event of a Sale or Merger the Preferred Stock shall be mandatorily convertible into shares of Thrucomm's Common Stock prior to a Sale or Merger based upon the aggregate consideration to be received as a result of the proposed Sale or Merger. In the event that a majority of the holders of the Common Stock thereafter do not approve the proposed Sale or Merger, the number of Underlying Shares of Common Stock then outstanding will remain outstanding based upon the aggregate consideration that was proposed to be received as a result of that proposed Sale or Merger and there shall be no further right to convert into Underlying Shares of Thrucomm.

     The precise number of Underlying Shares that will be issued upon Mandatory Conversion is not presently ascertainable, because the number of Underlying Shares will vary depending upon the valuation of Thrucomm for an IPO, Sale, or Merger. The Directors have developed a formula, as set forth in the Certificate of Rights and Preferences of the Preferred Stock (the "Formula"), for calculating the proportionate number of Underlying Shares or other consideration that Investors and Other Equity Owners will receive upon the occurrence of a Mandatory Conversion Event. The Formula is designed to allocate Underlying Shares or other consideration in a manner which is as consistent as possible with the rights and preferences that each group of Investors or Other Equity Owners now has under the Partnership Agreements. Due to the complexity of the Formula, set forth in this Consent Statement/Prospectus are the Thrucomm Ownership Tables, which provide examples of the application of the Formula and assumptions at various Conversion Values of Thrucomm at the time of Mandatory Conversion. See Description of the Securities - The Preferred Stock, "The Formula Determining the Values of Thrucomm, Datalinc and Fastcom and
Thrucomm Ownership Tables.

     Whereas the actual number of Underlying Shares and the aggregate value of such shares depends upon the valuation of the business of Thrucomm at Mandatory Conversion, there is no guarantee as to the value of Thrucomm Common Stock which the Investors or Other Equity Owners will ultimately receive. In addition, there can be no assurance that a Mandatory Conversion Event will occur or that Investors will ever receive any of the Underlying Shares. See "Risk Factors and Material Considerations."

RECOMMENDATION OF THE GENERAL PARTNER

     Datalinc s General Partner recommends that the Datalinc Investors consent to the Reorganization. This recommendation is based on a number of factors summarized herein. In considering the Reorganization, ICN and FMI (collectively, the General Partners ) have reviewed the financial conditions, result of operations and cash flows of each of the Partnerships, on a historical and prospective basis. They also considered the potential growth of the Partnerships and the wireless communications business. The General Partners concluded, after consultation with financial advisors, that the ability of the Partnerships to access additional capital is restricted without the consolidation of the Partnerships and the reorganization into a corporation, and that it would be in the best interests of the Partnerships to reorganize as a single corporation. The General Partners took into account the advantages and disadvantages of the

Reorganization and concluded that the advantages outweighed the disadvantages and Investors will benefit on a whole from any future growth of the combined businesses. The Partnerships Units have no liquidity for the foreseeable future, and the General Partners concluded that the Reorganization could increase the potential for future liquidity for the Investors. The recommendation of the General Partners is consistent with the business plans of both Partnerships, and with the investment objectives of the Investors. In the course of reaching its decision to approve the Reorganization Agreement, the General Partners consulted with a financial advisor as to the fairness of the Formula from a financial point of view. For a discussion of the factors considered by the General
Partners in reaching their recommendation, see "The Recommendation of the General Partners."

OPINION OF THE GENERAL PARTNERS  FINANCIAL ADVISOR

     Michael Davis & Company, P.A. ("Michael Davis & Co.") has rendered its opinion to the General Partners that the Formula as provided in the Reorganization Agreement is fair from a financial point of view. A copy of such opinion, dated May 1, 1997, is attached hereto as Appendix B and should be read in its entirety with respect to assumptions made, matters considered and limitations of the review undertaken by Michael Davis & Co. in rendering such opinion. See "The Reorganization - Opinion of the General Partners' Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     Certified Financial Group, Inc.

          Certified Financial Group, Inc. is the parent and sole stockholder of CFG Securities Corp, a member of the National Association of Securities Dealers, Inc. ( CFG ). CFG was engaged to sell limited partnership interests of Datalinc in connection with Datalinc's private offerings of its Series 200, 300, 300E1 and 300E2 Limited Partnership Units. Similarly, CFG was engaged as the broker/dealer for the private placement of Fastcom s Series 100 and Series 200 Limited Partnership Units. In consideration of such services to Datalinc and Fastcom, CFG and its assigns received options to acquire an aggregate 3.828% limited partnership interest in Datalinc, from ICN, for $1 (the "Datalinc Option"), and an aggregate 2.4% limited partnership interest in Fastcom, from the Datalinc limited partnership interest, for $240,000 (the "Fastcom Option" and collectively, the "CFG's Options"). Joseph F. Bert is President of Certified Financial Group, Inc. and serves on the Board of Directors of ICN, FMI and Thrucomm.

          Certified Financial Group, Inc. was organized as a Florida corporation in May 1989. CFG is a duly organized and validly existing Virginia corporation. Certified Financial Group, Inc. is wholly-owned by Joseph F.Bert. Its principal executive offices are located at 2180 W. State Road, Suite 1150, Longwood, FL 32779 and its telephone number is (407) 869-9800. See Certain Transactions - Relationship with Certified Financial Group, Inc., "Equity Ownership of the Partnerships" and "The Formula - CFG Units") for more information regarding CFG and its Options.

     Blue Chip/Datalinc Corporation

          Datalinc, ICN, and Messrs. Kolenda and Gianinni, entered into agreements with Blue Chip/Datalinc Corporation ("Blue Chip"), pursuant to which Blue Chip agreed to purchase certain of Datalinc's Series 300 Limited Partnership Units (the Blue Chip Agreements ). Under the Blue Chip Agreements, Blue Chip received certain rights, interests, and preferences from ICN and Messrs. Kolenda and Gianinni, which are in addition to those of other Investors of those Units. To distinguish certain of the Series 300 Units purchased by Blue Chip pursuant to the Blue Chip Agreements from other Series 300 Units purchased by other Investers , certain of the Series 300 Units have been designated herein as the Series 300E1 and the Series 300E2 Limited Partnership Units. See "Equity Ownership of the Partnerships."


          Blue Chip s combined interests in Datalinc, after preferred distributions, represents 13.76% of the ownership interests, and 28.752% of th voting power of Datalinc. Z. David Patterson, Blue Chip s President,serves on the Board of Directors of ICN, FMI and Thrucomm.

          Blue Chip is a Delaware corporation, originally organized as an Ohio corporation in February 1992, for the sole purpose of providing financing to Datalinc. Blue Chip is a wholly-owned subsidiary of Blue Chip Capital Fund Limited Partnership, a Delaware limited partnership ("Blue Chip Capital Fund"). The General Partner of Blue Chip Capital Fund is Blue Chip Venture Company, a corporation which is owned 50% by Z. David Patterson. The principal executive offices of Blue Chip, Blue Chip Capital Fund, and Blue Chip Venture Company are located at 2000 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202 and their telephone number is (513) 723-2300. See "Interests of Certain Persons in the Reorganization" and "Equity Ownership of the Partnerships" for more information regarding Blue Chip.

     Information Leasing Corporation

          In November of 1995, Datalinc and Fastcom entered into an agreement with Information Leasing Corporation ( ILC ) pursuant to which ILC leases to Fastcom certain Network equipment, including radio equipment and personal earth stations, and Fastcom subleases such equipment to its customers through integrated service agreements between Fastcom and the customers. Fastcom guarantees the integrated service agreements to ILC and ILC in turn uses such integrated service agreements as collateral for the leases and equipment.

          By agreement with ILC, Fastcom granted ILC one position on the Board of Directors of FMI, subject to increase if necessary to maintain its initial representation on the Board. ILC received an equity interest in Fastcom equal to 1% of the total equity of Fastcom for the first $1 million of equipment financed under ILC leases. ILC transferred such 1% interest to Vincent Rinaldi and two of his associates. Vincent Rinaldi, is President of ILC and serves as a director of Thrucomm and FMI. See "Interests of Certain Persons in the Reorganization" and "Equity Ownership of the Partnerships" for more information regarding ILC. ILC is entitled to an additional .5% for each $3 million of equipment financed thereafter, up to a total of 5% of the equity of Fastcom or its successors. As of December 31, 1996, ILC had no equity interests in Fastcom, but as of May 1, 1997, ILC had acquired the 1% equity interest in Fastcom based upon $1 million of equipment financed.

          ILC was organized as an Ohio corporation in March 1984. Its principal executive offices are located at 1023 West 8th Street, Cincinnati, Ohio 45203 and its telephone number is 513-421-9191. ILC was acquired in stock-for-stock merger by Provident Bancorp, Inc. in December, 1996. ILC is now wholly-owned subsidiary of Provident Bancorp, Inc.

     Interlocking Boards

          The Boards of Directors of Fastcom and Thrucomm are comprised of the same six individuals, and five of such individuals, including Messrs. Kolenda, Gianinni and Patterson, comprise the Board of Directors of ICN. See "Interests of Certain Persons in the Reorganization - Conflicts of the General Partners and the Board of Directors of Thrucomm" and "Management."

     Compensation Agreements and Other Employment Benefits

          The current management agreements between ICN and Datalinc, and between FMI and Fastcom (the Management Agreements ), will be terminated and replaced by employment agreements between Thrucomm and Messrs. Kolenda and Gianinni. Such employment agreements are currently being negotiated.
However, the Board of Directors of Thrucomm has approved
 base annual salaries of $150,000 for both Messrs.
Kolenda and Gianinni. In addition, Thrucomm has an Incentive and Non-Statutory Stock Option Plan as well as a Non-Employee Directors' Non-Statutory Stock Option Plan (collectively, the "Stock Option Plans ). All directors of the Thrucomm Board shall be eligible to participate in the Stock Option Plans. See Management Compensation and Stock Option Plans.

CERTAIN COMPARATIVE INFORMATION

     The rights of the Investors and Other Equity Owners in the Partnerships are presently governed by Florida Revised Uniform Limited Partnership Act (1986), and the Amended Agreement of Limited Partnership of Datalinc Ltd., and/or the Amended and Restated Agreement of Limited Partnership of Fastcom, Ltd. Until Mandatory Conversion, Investors will not be shareholders of Thrucomm. Investors will continue as limited partners of Datalinc and/or Fastcom, and their rights as limited partners will remain unchanged until Mandatory Conversion.

     After Mandatory Conversion, however, the Partnerships will be liquidated and the Underlying Shares will be distributed to the Investors and Other Equity Owners in the Partnerships. Thereafter, the Investors shall be shareholders of Thrucomm, and as such, their rights as shareholders will be governed by the Florida Business Corporation Act, Thrucomm s Articles of Incorporation, and its Bylaws. Investors will lose certain rights which they have under the Partnership Agreements, including the right to approve the issuance of additional equity. See "Risk Factors and Material Considerations" and Comparative Rights of Investors .

CONDITIONS, TERMINATION, AND AMENDMENT OF THE REORGANIZATION AGREEMENT

     Consummation of the Reorganization is subject to a number of conditions, including, among others: (i) the Reorganization Agreement shall have been approved and adopted by the requisite vote of Datalinc Investors; (ii) the Registration Statement filed with the Securities and Exchange Commission, of which this Consent Statement/Prospectus forms a part, shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; (iii) no preliminary or permanent injunction or other order or decree by any federal or state court or any action by any state or federal governmental agency preventing the consummation of the Reorganization shall have been issued or taken and remain in effect; and (iv) all consents, orders and approvals legally required shall have been obtained and be in effect at the Effective Time.

     The Reorganization Agreement may be terminated (i) at any time by the mutual consent of the Parties; (ii) unilaterally by any of the Parties if the Reorganization has not been consummated prior to December 31, 1997, unless such date is extended by mutual consent of the Parties; or (iii) unilaterally by any of the Parties if any Party is unable to satisfy any of its pre-closing covenants and obligations under the Reorganization Agreement.

     Subject to compliance with applicable law, the Reorganization Agreement may be amended at any time prior to or after its approval by Datalinc Investors by a written agreement executed by all of the Parties. See Exhibit A to this Consent Statement/Prospectus.

SUMMARY OF TAX CONSEQUENCES

     The Reorganization will be treated as a transfer of the assets of the Partnerships to Thrucomm and the assumption of the Partnerships' liabilities by Thrucomm in exchange for the Preferred Stock. Immediately after such transfer, the persons who control Datalinc will control Thrucomm. Accordingly, other than with respect to Datalinc Investors with a negative basis requiring recognition of gain in the year in which the Reorganization is effected, no gain or loss will be recognized by the Datalinc Investors or the Fastcom Investors as a consequence of the Reorganization. The Investors have received an opinion from Schifino & Fleischer, P.A., special counsel to Thrucomm, dated as of the date of this Consent Statement/Prospectus (the Tax Opinion ), to the effect that as a consequence of the Reorganization, other than with respect to Datalinc Investors with a negative basis above, (i) the Investors will not recognize any gain or loss in the transfer of the assets and assumption of the liabilities of the Partnerships and (ii) the Investors will not recognize any gain or loss in the subsequent distribution of the Underlying Shares. The Tax Opinion is based on current law and various other assumptions as set forth in the copy of the Tax Opinion which has been filed as an exhibit to the Registration Statement of which this Consent Statement/Prospectus forms a part. See "The Proposed Reorganization - Certain Tax Consequences of the Reorganization."

ACCOUNTING TREATMENT

     It is intended that the Reorganization will be accounted for as transaction among parties considered to be under common control treated similar to a pooling of interest except for Fastcom's Series 100EA Units and the MIP Interests, which are treated as a purchase. Accordingly, historical cost basis is used for all Datalinc Investors and Datalinc's interest in Fastcom. The historical basis of the Fastcom Series 100EA Investors and the MIP Interests have been stepped up to fair market value to reflect the purchase method on these minority interests in Fastcom. Fastcom's General Partner believes that the equity interests of the Series 100 Units, Series 200 Units and CFG's Options are recorded at historical basis and reflect fair value.

CONSENT PROCEDURES AND REQUIRED APPROVALS

     Datalinc

          The members of the Board of Directors of ICN, without dissent or abstention, approved the Reorganization on behalf of Datalinc. Datalinc s Partnership Agreement requires the Majority Vote of Limited Partners to approve the Reorganization. The term Majority Vote is defined in Datalinc s Partnership Agreement as the affirmative vote or written consent of the Limited Partners then owning of record more than fifty percent (50%) of the outstanding voting rights of Datalinc. If an Investor does not Consent to the Reorganization but the Reorganization is approved by the requisite vote of other Limited Partners, such Limited Partner is bound by such approval. The Board of Directors of ICN, Datalinc s General Partner, believes that the proposed transaction is fair to Investors and that approval of the Reorganization is in the best interests of Datalinc and the Investors, and the General Partner unanimously recommends a vote FOR approval and adoption of the Reorganization Agreement. See "Consent Procedures and Required Approvals" and Recommendation of the General Partners.

     Fastcom

          Pursuant to Fastcom s Partnership Agreement, the affirmative vote or written consent of the Limited Partners owning at least two-thirds ( ) of the outstanding Units of Fastcom is necessary to approve and adopt the Reorganization Agreement. Datalinc owns approximately 80% of all of the outstanding Units of Fastcom and ICN, has given Datalinc s written consent to Fastcom for the approval of the Reorganization Agreement. Datalinc s consent alone is sufficient to give Fastcom's approval to the Reorganization. The Board of Directors of FMI approved the Reorganization without dissent or abstention. See "Consent Procedures and Required Approvals" and Recommendation of the General Partners.

     Thrucomm

          The Board of Directors of Thrucomm approved the Reorganization Agreement without dissent or abstention.

APPRAISAL RIGHTS

     The Investors are not entitled to appraisal rights under Florida law in connection with the Reorganization. See "The Proposed Reorganization - Absence of Appraisal Rights."

INVESTOR LIST

     The Investors may obtain a list of Investors, at no charge, by making a written request to ICN or FMI at their principal executive offices.

EFFECTIVE TIME

     After all of the conditions set forth in the Reorganization Agreement have been satisfied or waived, the Reorganization will become effective (the Effective Time ). See "Consent Procedures and Required Approvals - Expiration Date and Effective Time."

                      SELECTED FINANCIAL INFORMATION

     The following tables set forth certain selected financial information for Datalinc and Fastcom. The selected financial information is derived from and should be read in conjunction with the audited consolidated financial statements of Datalinc and of Fastcom and the related notes thereto included in this Consent Statement/Prospectus.

                                            DATALINC, LTD.
                                           (In thousands)

                                        Year ended December 31,
                            ------------------------------------------------
                               1992      1993       1994      1995      1996
                            -------   -------    -------   -------   -------
Statement of Operations Data:

Net access fees             $   508   $   895    $ 1,516   $ 1,702   $ 2,094
Net equipment sales
  & installation fees         1,420     1,254      2,728       467     3,738
                             -------   -------    -------   -------   -------

  Total revenue               1,928     2,149      4,244     2,169     5,832

Operating expenses
   Cost of hub access services  703       847      1,101     1,171     1,349
   Cost of equipment sales    1,104     1,033      2,386       285     3,315
   Selling, general &
       administrative           700       834        825       563       711
   Research and development,
   net of refund                  0       223        (80)        0         0
   Depreciation & amortization  560       469        397       327       473
   (Income) loss from affiliate   0         0        567      (147)      482
   Interest expense              33        31          8        97       159
                            -------   -------    -------   -------   -------
 Net loss                   $(1,172)  $(1,288)   $  (960)  $  (127)  $  (657)
                            =======   =======    =======   =======   =======

Earnings per share (a)

Balance Sheet Data:
Cash and cash equivalents      $109   $   524    $    11   $    78   $    25
Working capital (deficit)      (255)      815         54      (538)   (1,022)
Total assets                  2,308     2,645      1,882     3,132     3,042
Total debt obligations,
   less current portion         114        33        208       424       730
Total partners' equity        1,301     2,090      1,130     1,004       347
Book value per share (a)          -         -          -         -         -

(a) As Datalinc is a partnership, no earnings per share or book value per share amounts are presented.

                                       FASTCOM, LTD.
                                      (In thousands)

                             For the nine
                              months from
                           inception through
                             December 31,        Year ended December 31,
                           ---------------- ---------       ---------
                                  1994           1995            1996

Statement of Operations Data:

Revenues                            -               -       $      69
Expenses:
  Operating, general &
     administrative          $     253      $     654           1,306
  Research and development         309            278             365
  Depreciation and amortization      2             27             107
  Interest expense                   2             11               7
                             ---------      ---------       ---------
Net loss                     $    (566)     $    (970)      $  (1,716)
                             =========      =========       =========
Earnings per shares (a)              -              -               -


Balance Sheet Data:
Cash and cash equivalents    $       1      $       0       $      12
Working capital (deficit)         (563)        (1,334)         (1,632)
Total assets                       125            205           1,028
Total debt obligations,
  less current portion               0              0             142
Total partners' deficit           (492)        (1,129)           (827)(b)
Book value per share (a)             -              -               -

(a) As Fastcom is a partnership, no earnings per share or book value per share amounts are presented.
(b) Net of $2,155,000 Mandatory Redeemable Partnership Interests of Fastcom's Series 200 Investors.

                                RISK FACTORS

     THE REORGANIZATION AND THE BUSINESS TO BE CONDUCTED BY THRUCOMM SUBSEQUENT TO THE CONSUMMATION OF THE REORGANIZATION INVOLVE CERTAIN ELEMENTS OF RISK. In addition to the other information contained in this Consent Statement/Prospectus, Datalinc Investors should review carefully the following considerations regarding the Reorganization and the business of Thrucomm in deciding whether to give their Consent for the Reorganization. Certain capitalized terms used in this section are defined elsewhere in this Consent Statement/Prospectus; cross references have been provided.

1.    NO ASSURANCE OF MANDATORY CONVERSION EVENT


     The Preferred Stock is mandatorily convertible into shares of Thrucomm's Common Stock upon the earliest to occur of the following Mandatory Conversion
Events: (i) the completion of an Initial Public Offering of Thrucomm's Common Stock raising a minimum of $15,000,000 of gross offering proceeds (the "IPO");
(ii) the sale of all or substantially all of the assets of Thrucomm (the "Sale"); or (iii) the merger of Thrucomm into a non-affiliated entity, whereby Thrucomm is not the surviving entity (the "Merger"). Datalinc cannot predict when, if ever, a Mandatory Conversion Event will occur. Accordingly, there is no guarantee that the Partnerships' Investors or Other Equity Owners will receive any of the Underlying Shares of Thrucomm's Common Stock. IF A MANDATORY CONVERSION EVENT DOES NOT OCCUR, THE MOST LIKELY REASON WILL BE THAT THRUCOMM WILL NOT HAVE OBTAINED THE ADDITIONAL CAPITAL NECESSARY TO FURTHER DEVELOP ITS BUSINESS. IF A MANDATORY CONVERSION EVENT DOES NOT OCCUR, THE PRIMARY PURPOSE OF THE REORGANIZATION WILL NOT HAVE BEEN ACCOMPLISHED.

2.   NUMBER OF UNDERLYING SHARES OR OTHER CONSIDERATION NOT PRESENTLY
     ASCERTAINABLE

     The number of Underlying Shares or other consideration that will be allocated to the Investors and Other Equity Owners cannot be ascertained until the occurrence of a Mandatory Conversion Event. The Mandatory Conversion Event will determine the valuation of Thrucomm. In an IPO, the Conversion Value of Thrucomm will be based upon the amount of equity sold in the offering and the gross proceeds received therefor, and it may bear no relationship to Thrucomm's ultimate value or earning potential. However, because the ultimate holders of the Underlying Shares of Common Stock will have the right to vote for or against a Sale or Merger, in the event of a Sale or Merger the Preferred Stock shall be mandatorily convertible into shares of Thrucomm's Common Stock prior to a Sale or Merger based upon the aggregate consideration to be received as a result of the proposed Sale or Merger. In the event that a majority of the holders of the Common Stock thereafter do not approve the proposed Sale or Merger, the number of Underlying Shares of Common Stock then outstanding will remain outstanding based upon the aggregate consideration that was proposed to be received as a result of that proposed Sale or Merger and there shall be no further right to convert into Underlying Shares of Thrucomm.

     Because the actual number and value of the Underlying Shares, or other consideration that Investors and Other Equity Owners may ultimately receive in a Mandatory Conversion is not presently ascertainable, there is no guarantee as to the value an Investor or Other Equity Owner will receive, if any, if the Datalinc Investors approve the Reorganization Agreement.

3.    NO INDEPENDENT REPRESENTATIVE FOR THE DATALINC INVESTORS

     ICN, FMI and Thrucomm have established the relative values of Datalinc and Fastcom in a Mandatory Conversion. The Conversion Value of Thrucomm will be allocated to Datalinc and Fastcom as follows: (i) thirty percent (30%) to Datalinc and seventy percent (70%) to Fastcom, assuming a Conversion Value of $30 million; (ii) twenty-five percent (25%) to Datalinc and seventy-five percent

(75%) to Fastcom, assuming a Conversion Value of $60 million; and (iii) twenty percent (20%) to Datalinc and eighty percent (80%) to Fastcom, assuming a Conversion Value of $90 million. In addition there are equations for establishing the values of Datalinc and Fastcom if the Conversion Value of Thrucomm is somewhere in between. In any event, the minimum Datalinc Value will be $9,000,000, and the Fastcom Value will always be the difference between the Conversion Value of Thrucomm and the Datalinc Value. The method for allocating the Conversion Value of Thrucomm among Fastcom and Datalinc is based upon the business judgement and the conclusions of the General Partners of Datalinc and Fastcom, and of Thrucomm, including the belief that most of any Conversion Value of Thrucomm in excess of $30 million is attributable to the business of Fastcom, rather than Datalinc. See "The Formula - Determining the Values of Thrucomm, Datalinc and Fastcom."

     The General Partners did not engage an independent representative for the Investors to determine the values of the Partnerships in the Formula for the following reasons: (i) the General Partners have obtained the opinion of Michael
T. Davis & Company, P. A., an independent certified public accountant, to the effect that the Reorganization is fair, from a financial point of view, to the Datalinc Investors compared with the Fastcom Investors; (ii) Datalinc owns a significant percentage of Fastcom and will receive approximately 80% of the value the General Partners assigned to Fastcom; and (iii) more than doubling of the Datalinc Value in the Formula, for comparison purposes, has no material effect on the Datalinc Investors equity interest in Thrucomm. However, the Investors did not have the benefit of independent representation and it is possible that the valuations and other terms of the Reorganization may not be as favorable to the Datalinc Investors as the terms that an independent representative might have obtained for them.

4. OPERATING LOSSES OF DATALINC AND FASTCOM; NEED FOR ADDITIONAL FUNDS AFTER REORGANIZATION; LIMITED ALTERNATIVE SOURCES OF FINANCING


     Datalinc has experienced continual operating losses since its inception, including a loss of $656,549 for fiscal year 1996, which includes a portion of Fastcom's loss of $481,752. Fastcom has also experienced continual operating losses since its inception, including a loss of $1,716,040 for fiscal year 1996. In addition, Datalinc has guaranteed certain debt, most of which is due within one year. Datalinc has also provided significant funding for the development of Fastcom. These demands on Datalinc raise substantial doubt about its ability to continue as a going concern. Fastcom is a development stage enterprise which raises similar doubt about its ability to continue as a going concern. There can be no assurances that the business of Thrucomm after the Reorganization will operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Thrucomm will need additional funds to operate after the Reorganization. Thrucomm anticipates that it will incur significant negative cash flow from its operations subsequent to the Reorganization. Other than funds generated from the operation of the business and any funds available under Thrucomm's Line of Credit, currently there are only limited alternative sources of financing available to Thrucomm. Although Thrucomm anticipates securing such funds in connection with a Mandatory Conversion Event, there is no assurance that a Mandatory Conversion Event will occur. If Thrucomm is not able to obtain additional funds or obtain such funds on terms and conditions acceptable to Thrucomm, the business of Thrucomm and in particular the development of the Network may be adversely affected. See "Business" and "Management's Discussion and Analysis of Datalinc's Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Management's Discussion and Analysis of Fastcom's Financial Condition and Results of Development."

5.    ISSUANCE OF ADDITIONAL COMMON OR PREFERRED STOCK; DILUTION


     The Thrucomm Board is empowered, without stockholder approval, to issue authorized and unissued Common Stock and Preferred Stock, which Preferred Stock may have dividend, liquidation, conversion, voting or other rights which could adversely affect the rights of the Investors, including dilution through a reduction in the number of Underlying Shares issued to them upon Mandatory Conversion of the Preferred Stock. In the event of issuance, additional Preferred Stock could be utilized, under certain circumstances, as a method of discouraging and delaying or preventing a change of control of Thrucomm.

     Fastcom is currently attempting to raise additional interim funds through the sale of equity. If any such sale occurs before the Reorganization, it is anticipated that Thrucomm will issue additional shares of Preferred Stock in the Reorganization to persons providing such equity financing, which will result in dilution to all of the Investors and Other Equity Owners.

     Thrucomm may need interim financing after the Reorganization and before a potential investment by an institutional investor, venture capital firm or a public offering by an investment banking firm. A sale of equity by Thrucomm after the Reorganization may also result in dilution to the Datalinc and Fastcom Investors.

6.    NO DIVIDENDS FROM THRUCOMM


     Thrucomm has never paid cash dividends on its Common Stock or Preferred Stock and does not anticipate paying any cash dividends in the foreseeable future. Thrucomm intends to reinvest any funds that might otherwise be available for the payment of dividends in further development of its business following the Reorganization. See "The Proposed Reorganization - Operations after the Reorganization - Change in Organizational and Related Tax Status; Dividend Policy " and "Description of Thrucomm Securities - Dividend Policy."

7.    INTEREST OF CERTAIN PERSONS IN THE REORGANIZATION


     The Boards of Directors of FMI and Thrucomm are comprised of the same six individuals, and five of such individuals, including John Kolenda, Mark Gianinni and David Patterson, comprise the Board of Directors of ICN.

     Pursuant to the Blue Chip Agreements by and among Blue Chip, ICN, John Kolenda, and Mark Gianinni, Messrs. Kolenda and Gianinni, who are also the sole stockholders of ICN, have agreed to vote their stock such that they and a designee of Blue Chip, which is an affiliate of Mr. Patterson, comprise the majority of the Board of Directors of ICN. Blue Chip will be given the right to designate one member of the Board of Directors of Thrucomm. As such, these individuals will continue to control the business and affairs of the combined business of Thrucomm, Datalinc and Fastcom. Board members will directly or indirectly receive Preferred Stock as a result of the consummation of the Reorganization. See "Principal Stockholders of Thrucomm."

     In addition, pursuant to the Blue Chip Agreements, among other provisions,
 Blue Chip has certain
preferential rights, which affect, among other matters, the number of Underlying Shares to be issued to it upon conversion of the Preferred Stock, Series D and E, and certain registration rights for such Underlying Shares, and rights of first refusal to purchase equity interests offered by Thrucomm.

     The current Management Agreements between Datalinc and ICN and between FMI and Fastcom will be terminated and replaced by employment agreements between

Thrucomm and Messrs. Kolenda and Gianinni, pursuant to which they will receive compensation in an amount which is greater than that which they are currently receiving as a result of the Management Agreements. See "Management - Comparative Compensation Information." In addition, all Directors will be able to participate in Thrucomm's Incentive Stock Option Plans. See "Management - Incentive Stock Option Plans."

     All of the foregoing constitute conflicts of interest of the Directors in connection with the Reorganization and the continuation of the business of the Partnerships through Thrucomm after the Reorganization.

8.    CHANGE IN ORGANIZATIONAL AND RELATED TAX STATUS


     Since their respective inceptions, the businesses of Datalinc and Fastcom have been operated as partnerships under the Internal Revenue Code. Upon the consummation of the Reorganization, the businesses of Datalinc and Fastcom will be operated in a single C corporation and will become subject to federal and state income taxes. Unlike distributions in the current Partnerships, dividends, if any, from Thrucomm, a corporation, will be subject to tax at the corporate level and at the individual shareholder level. See "Comparative Rights of Investors" and "Certain Tax Consequences of the Reorganization." However, upon the consummation of the Reorganization, but before the occurrence of a Mandatory Conversion Event, the Investors will remain limited partners of their respective Partnerships.

9.    SHARES ELIGIBLE FOR FUTURE SALE


     Upon consummation of the Mandatory Conversion, all Underlying Shares issued thereunder to Datalinc Investors and Fastcom Investors, who are not affiliates of Thrucomm, will be issued pursuant to Section 3(a)(9) of the Securities Act, and thus are immediately eligible for sale under Rules 144 and 145 of the Securities Act. Under Rules 144 and 145 of the Securities Act, affiliates of Thrucomm may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker, an amount equal to the greater of one percent of the issuer's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale.

     Under the terms of the Blue Chip Agreements, Blue Chip has certain registration rights for the Underlying Shares which it will receive upon Mandatory Conversion of the Series D and E Preferred Stock. The effect of registering such shares is that, subject to applicable law, such shares, when properly issued by Thrucomm, shall be freely tradeable securities.

10.    NO MARKET FOR SECURITIES; VOLATILITY OF STOCK PRICE


     There is no market for the Preferred Stock or the Underlying Shares to be issued upon Mandatory Conversion thereof. It is not anticipated that there will be a market for the Preferred Stock.

     There can be no assurances that an established trading market will develop for the Underlying Shares. The market price of the Underlying Shares could be subject to significant fluctuations in response to Thrucomm's operating results and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that either have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Underlying Shares.

11.    CERTAIN PROVISIONS OF THRUCOMM'S ARTICLES OF INCORPORATION

     Thrucomm's Articles of Incorporation provide, among other things, that officers and directors of Thrucomm will be indemnified to the fullest extent permitted under Florida law. In addition, Thrucomm has not opted out of the provisions of Sections 607.0901 and 607.0902 of the Florida Business Corporation Act and other laws relating thereto. Thrucomm will be subject to the anti-takeover provisions of Florida law which provide that certain transactions between Thrucomm and an "interested shareholder" or any affiliate or associate of an "interested shareholder" be approved by the affirmative vote of the holders of two-thirds of the voting shares, other than shares beneficially owned by the "interested shareholder." An "interested shareholder," is any person who is the beneficial owner of more than 10 percent of the outstanding shares of all classes or series of the corporation entitled to vote generally in the election of directors. Thrucomm will also be subject to the provisions of Florida law which provide for, subject to the approval of Thrucomm's shareholders, the denial of corporate control to an acquirer of "control shares" of an "issuing public corporation" acquired in a "control share acquisition," by extinguishing the voting rights of such shares, as such terms are defined under Section
607.0902 of the Florida Business Corporation Act. See "Comparison of Rights of Investors - Anti-takeover Provisions."

12.    RELIANCE ON KEY PERSONNEL

     Thrucomm is substantially dependent upon the continued services and management experience of John Kolenda, Chairman of the Board of Directors, and Mark Gianinni, President. The loss of the services of Messrs. Kolenda or Gianinni could have a material adverse effect upon Thrucomm. Datalinc carries "key man" life insurance policies in the amount of $2,000,000 on Mr. Gianinni and $1,000,000 on Mr. Kolenda, which will be transferred to Thrucomm in connection with the Reorganization. See "Management."

13.   UNCERTAINTIES REGARDING MANAGEMENT'S COMPENSATION AFTER INVESTORS' CONSENT

     After approval of the Reorganization Agreement, the Management Fee contracts with ICN and FMI will terminate and Messrs. Kolenda and Gianinni will enter into employment agreements with Thrucomm, the terms of which are subject to negotiation. The Board of Directors of Thrucomm has, however, approved base annual salaries of $150,000 for both Messrs. Kolenda and Gianinni.

     Presently, Investors are not able to fully compare the compensation currently payable to the General Partners with the compensation to be payable to Messrs. Kolenda and Gianinni by Thrucomm after the Reorganization, and the effects of such future compensation arrangements are presently, unascertainable. See "Management - Comparative Compensation Information."

14.    CONTROL BY CERTAIN STOCKHOLDERS

     After the Effective Time of the Reorganization, all outstanding voting securities of Thrucomm will be owned by Datalinc. The power to vote such securities rests entirely with the Board of Directors of ICN. By virtue of the foregoing and the terms of the Blue Chip Agreement, until the Preferred Stock is converted and the Underlying Shares are distributed, Messrs. Kolenda, Gianinni and Patterson will be able to effectively control the election of the Board of Directors of Thrucomm and thereby direct its policies.

15.    CERTAIN RISKS RELATED TO THE BUSINESS OF THRUCOMM AFTER THE
       REORGANIZATION

     The business operated by Thrucomm after the Reorganization will be subject to the same risks as the businesses currently operated by Datalinc and Fastcom prior to the Reorganization, including those set forth below.

     a.  TECHNOLOGICAL OBSOLESCENCE

          The communications industry has recently experienced significant changes and technological developments. Such technological progress may result in the development of techniques and equipment newer or more advanced than that used by Fastcom. In the event of such technological advances, the equipment and software used by Fastcom may become, to some extent, less efficient in providing services.

     b.  COMPETITION

          Thrucomm will compete with many providers of data communication services, most of which are larger and more established, experienced and better financed than Thrucomm. Those firms may be able to develop new products or communications systems superior to those of Thrucomm, which could place Thrucomm at a significant competitive disadvantage.

     c.  GOVERNMENTAL REGULATION

          Thrucomm's operations will be subject to regulation by the Federal Communications Commission. See "Business - Government Regulation." There is no assurance that the requirements to comply with existing or future laws, statutes and regulations will not adversely affect the business and operations of Thrucomm.

     d.  FINAL AGREEMENT CONCERNING DIGITAL RADIOS

          Fastcom has reached final agreement with the engineering firm concerning digital radios, but such agreement is not yet signed. See "Business - Fastcom - Research and Development." If the agreement is not signed, Investors could be adversely affected.

                              THRUCOMM, INC.
                           ---------------------


                            THE REORGANIZATION

BACKGROUND OF THE REORGANIZATION

     The current business strategy of Fastcom is to finish the development of the technology of the Network, to continue its marketing activities for the Network, and to begin to deploy multiple sites in limited geographic areas. Both Datalinc and Fastcom have experienced continual losses since their inceptions, and additional capital is needed to implement the Partnerships' business plans. Investment bankers and other investment professionals with whom the Partnerships have recently discussed alternatives for additional liquidity have advised the Partnerships that the complementary businesses of Datalinc and Fastcom should be combined into a single corporate structure. Traditionally, corporations have had greater success raising capital than partnerships. The consolidation and reorganization of the Partnerships into a corporation should enhance the Partnerships' ability to raise some or all of their needed capital from institutional investors, venture capital firms and investment bankers, or a capital infusion by a strategic partner.

     The potential for growth in the wireless data communications industry, and therefore the potential for future profitability of the Network and the Hub, are the primary reasons for rejecting a liquidation. Moreover, on a book value basis, a liquidation at this time would result in no return to Investors or Other Equity Owners of the Partnerships. See "The Proposed Reorganization - Reasons for the Reorganization" and "Recommendation of the Datalinc General Partner."

THE REORGANIZATION AGREEMENT

     The following is a brief summary of certain terms and provisions of the Reorganization Agreement. This summary does not purport to be complete, and it is qualified in its entirety by reference to the Reorganization Agreement, which is attached to this Consent Statement/Prospectus as Appendix A and is incorporated herein by reference. All Investors are urged to read the Reorganization Agreement in its entirety. The Reorganization was initiated by the General Partners of Fastcom and Datalinc and by the Board of Directors of Thrucomm, all of which participated in structuring this transaction.

     The Reorganization

          Thrucomm, Fastcom and Datalinc have entered into a Reorganization Agreement that provides for the consolidation of the businesses of Datalinc and Fastcom, and the reorganization of the Partnerships into a single corporate entity, for the reasons including the completion of the technology of the Network, and the facilitation of the ability to obtain the additional capital needed to develop the complimentary businesses of Datalinc and Fastcom. As soon as practicable after the Effective Time, Datalinc and Fastcom shall transfer all of their rights, title and interests in the assets and liabilities of the Partnerships to Thrucomm. In exchange therefor, Datalinc will receive one (1) share of each series of Thrucomm's Preferred Stock, Series A-H, and Fastcom will receive one (1) share of each series of Thrucomm's Preferred Stock, Series I-O. The Preferred Stock will be held by the Partnerships, and the Datalinc and Fastcom Investors shall remain Limited Partners in Fastcom and/or Datalinc. Whereas Datalinc currently owns the only outstanding share of Thrucomm's
Common Stock, Thrucomm will remain a 100% controlled subsidiary of Datalinc and Datalinc s sole other asset will be the Preferred Stock, Series A-H. Fastcom's sole asset will be the Preferred Stock, Series I-O. Datalinc and

Fastcom will cease operations of the Hub and the Network, and Thrucomm will continue the Partnerships former businesses under a single corporate management.

          Fastcom and Datalinc will hold the Preferred Stock until the occurrence of a Mandatory Conversion Event, at which time the Preferred Stock will be converted into the Underlying Shares of Thrucomm's Common Stock. Following a Mandatory Conversion, Datalinc and Fastcom will commence dissolution of the Partnerships and the assets of the Partnerships, the Underlying Shares, shall be distributed to the Investors. Upon dissolution of the Partnerships and the distribution of the Underlying Shares, Datalinc s and Fastcom s Investors will become shareholders of Thrucomm. Thrucomm will be the corporate consolidation of the businesses and equity owner of the former Partnerships.

     Conditions Precedent to the Reorganization

          The respective obligations of Datalinc, Fastcom and Thrucomm to effect the Reorganization are subject to a number of conditions unless waived, to the extent legally permitted. Such conditions include: (i) the Reorganization shall have been approved and adopted by the requisite vote of Datalinc Investors; (ii) the Registration Statement, of which this Consent Statement/Prospectus form a part, shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; (iii) no preliminary or permanent injunction or other order or decree by any federal or state court or any action by any state or federal governmental agency preventing the consummation of the Reorganization shall have been issued or taken and remain in effect; and (iv) all consents, orders and approvals legally required shall have been obtained and be in effect at the Effective Time.

     Right to Terminate, Amend or Waive Conditions

          The Reorganization Agreement provides that it may be terminated: (i) at any time by the mutual consent of the Parties; (ii) unilaterally by any of the Parties if the Reorganization has not been consummated prior to December 31, 1997, unless such date is extended by mutual consent of the Parties; or (iii) unilaterally by any of the Parties if any Party is unable to satisfy any of its pre-closing covenants and obligations under such Reorganization Agreement. Subject to compliance with applicable law, the Reorganization Agreement may be amended at any time prior to or after its approval by the Investors by a written agreement executed by all of the Parties. However, the provisions relating to the Formula may not be amended after the Effective Time in a manner to reduce or modify in any material respect the value to be received by the Investors without the further approval of Investors entitled to vote thereon.

     Absence of Appraisal Rights

          Investors of Datalinc and Fastcom are not entitled to appraisal rights under Florida law in connection with the Reorganization.

     Accounting Treatment

          It is intended that the Reorganization will be accounted for as transaction among parties considered to be under common control treated similar to a pooling of interest except for Fastcom's Series 100EA Units and the MIP Interests, which are treated as a purchase. Accordingly, historical cost basis is used for all Datalinc Investors and Datalinc's interest in Fastcom. The historical basis of the Fastcom Series 100EA Investors and the MIP Interests have been stepped up to fair market value to reflect the purchase method on these minority interests in Fastcom. Fastcom's General Partner believes that the equity interests of the Series 100 Units, Series 200 Units and CFG's Options are recorded at historical basis and reflect fair value.

     Expenses

          The Reorganization Agreement provides that, whether or not the Reorganization is consummated, all expenses incurred in connection with the Reorganization Agreement and the transactions contemplated thereby will be borne equally by Datalinc and Fastcom.

Operations After the Reorganization

     Operating and Investment Strategies

          It is not anticipated that there will be any material change in the operating or investment strategies, including those with respect to borrowings, of Datalinc or Fastcom before the Reorganization and Thrucomm after the Reorganization. Datalinc has experienced continual operating losses since its inception, including a loss of $656,549 for fiscal year 1996, which includes a portion of Fastcom's loss of $481,752. Fastcom has also experienced continual operating losses since its inception, including a loss of $1,716,040 for fiscal year 1996. There can be no assurances that the business of Thrucomm after the Reorganization will operate profitably. There will be no change in Thrucomm's current directors or executive officers. See "Management" for information as to the executive officers and directors of Thrucomm. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Need for Additional Funds after Reorganization; Alternative Sources of Financing

          Thrucomm will need additional funds to continue operations subsequent to the closing of the Reorganization. Thrucomm anticipates that it will incur significant negative cash flow from operations after the Reorganization. Other than funds generated from the operation of the business and any funds available under the Line of Credit, Thrucomm s sources of financing are limited and the Reorganization has been proposed to enhance the Partnerships' abilities to secure additional financing. Although Thrucomm anticipates securing such funds in connection with a Mandatory Conversion Event, there is no assurance that a Mandatory Conversion Event will occur. However, the Board of Directors of
Thrucomm believe that the acquisition of additional financing will be facilitated by the Reorganization, and that the failure to effect the Reorganization could have a material adverse effect on the ability to develop the Network. If Thrucomm is not able to obtain additional funds or obtain such funds on terms and conditions acceptable to it, the business of Thrucomm and, in particular the development of the Network, may be adversely affected. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Datalinc's Financial Condition and Results of Operations" and "Management's Discussion and Analysis of Fastcom's Financial Condition and Results of Development."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

     Conflicts of General Partners and the Board of Directors of Thrucomm

          In considering the recommendation of the Directors of ICN, FMI and Thrucomm, Investors should be aware that the Directors have personal financial interests in the Reorganization. The Board of Directors of Thrucomm and FMI are composed of the same individuals: John Kolenda, Mark Gianinni, Joseph Bert, Z. David Patterson, R. Brandon Harrison, and Vincent Rinaldi. The Board of Directors of ICN is composed of five of the same Directors; Mr. Rinaldi, excepted. See "Certain Relationships".

           The determination of the Formula, especially the allocation of the Conversion Value of Thrucomm into the Datalinc Value and the Fastcom Value was made by the Boards of ICN, FMI and Thrucomm, and their determination involves inherent conflicts of interest. As General Partners, ICN and FMI owe fiduciary duties to the Partnerships and the Investors. While the General Partners believe that they have fulfilled these obligations in their determination of the Formula, which is supported in part by the Fairness Opinion of Michael Davis & Company, P.A., no degree of objectivity or professional competence can eliminate the inherent conflicts of interest.

          Certain members of the Partnerships' management and of the Board of Directors of ICN may be deemed to have interests in the Reorganization in addition to their interests, if any, as equity owners of the Partnerships generally. These interests include, among others, (i) certain management fees shall be replaced with proposed employment agreements (which are being negotiated); (ii) all of the members of the Boards of Directors of ICN and FMI are directors of Thrucomm; and (iii) provisions to indemnify present and former directors, officers and agents of Thrucomm from and after the Reorganization against certain liabilities arising prior to the Reorganization to the fullest extent permitted under Florida law, the Thrucomm articles, and the Thrucomm By-laws.

     Blue Chip/Datalinc Corporation

          Blue Chip, a Delaware corporation, was initially organized as an Ohio corporation in February 1992, for the sole purpose of providing financing to Datalinc. On April 30 and September 1,1993, Datalinc, ICN, and Messrs. Kolenda and Gianinni, entered into agreements with Blue Chip, pursuant to which Blue Chip agreed to purchase one hundred eighty (180) of Datalinc's Series 300E1 Limited Partnership Units, and two hundred (200) Series 300E2 Limited Partnership Units. Under the Blue Chip Agreements, Blue Chip received certain rights, interests, and preferences, in addition to those it holds as an Investor in the Series 300E1 and the Series 300E2 Units.

          Pursuant to the Blue Chip Agreements, Blue Chip shall be entitled to receive from ICN a return on its investment equal to three times the amount of its total Capital Contribution of $1,900,000. In the event the aforementioned condition was not satisfied by December 31, 1996 (which it was not), Blue Chip shall be entitled to receive from ICN in lieu of an amount equal to three times its investment, an amount equal to an average of 35% per annum rate of return on Blue Chip's Capital Contribution, less any distributions, plus Blue Chip's Capital Contribution, which totals in excess of $6,000,000, as of May 1, 1997. Blue Chip has provided ICN with a letter extending the Blue Chip Agreements. ICN has agreed to escrow certain Distributions otherwise payable to ICN as an assurance that Blue Chip will receive the specified return on its investment. Blue Chip's return on its Capital Contribution is payable solely from ICN's Distributions and not out of Distributions reserved to the Investors. In addition, ICN has agreed to certain restrictions on its right to transfer its interest in Datalinc. Messrs. Kolenda and Gianinni have agreed to elect a nominee of Blue Chip to the Board of Directors of ICN and they have agreed to certain restrictions on their right to transfer their stock in ICN, and to certain employment restrictions. Blue Chip has been granted certain registration rights in the event Datalinc or its successor should register its securities under the Securities Act, and certain rights of first refusal to purchase interests in Datalinc and ICN.

          Blue Chip s combined interests in Datalinc, after preferred distribution, represents 13.76% of the ownership interests, and 28.752% of the voting power of Datalinc. Z. David Patterson, Blue Chip s President, serves on the Board of Directors of ICN, FMI and Thrucomm.

     Certified Financial Group, Inc.

          CFG was engaged to sell limited partnership interests of Datalinc in connection with Datalinc's private offerings of its Series 200, 300, 300E1 and 300E2 Limited Partnership Units. Similarly, CFG was engaged as the broker/dealer for the private placement of Fastcom's Series 100 and Series 200 Limited

Partnership Units. In consideration of such services to Datalinc and Fastcom, CFG received options to acquire an aggregate 3.828% limited partnership interest in Datalinc from ICN for $1 (the "Datalinc Option"), and an aggregate 2.4% limited partnership interest in Fastcom from Datalinc for $240,000 (the "Fastcom Option" and collectively, the "CFG's Options"). The CFG Options are for limited partnership interests in the Partnerships from the interests of ICN and Datalinc and are not dilutive of the limited partnership interests of the Investors. Joseph F. Bert, President of Certified Financial Group, Inc., the parent and sole stockholder of CFG, serves on the Board of Directors of ICN, FMI and Thrucomm. See "Equity Ownership of the Partnerships" and "The Formula - CFG Units") for more information regarding CFG and its Options.

     Information Leasing Corporation

          In November of 1995, Datalinc and Fastcom agreed (the ILC Agreement ) to enter into a master leasing agreement ( MLA ) with ILC. Under the MLA, ILC leases to Fastcom certain Network equipment, including radio equipment and personal earth stations. Fastcom enters into integrated service agreements with its customers pursuant to which it subleases such Network equipment listed on the lease schedule and provides integral services to the customer based on its use of certain Hub access equipment. The Partnerships conditionally assign the integrated service agreements to ILC or ILC s lender and ILC conditionally assigns certain rights under MLA to the lender, if any. The customer is directed to make one periodic payment, which covers both the equipment and the services, to ILC or the lender, which will act as a paying agent. The paying agent in turn distributes the lessee's payment, as agreed between the parties, and retains the portion allocable to amortize ILC s recourse or non-recourse debt on the equipment, or pays it to ILC as appropriate. In addition, the ILC Agreement provides that Fastcom will grant ILC one position on the Board of Directors of FMI. The number of directorships that ILC will have the right to hold is subject to increase if necessary to maintain its initial representation on the Board. ILC was also granted the right to receive an equity interest in Fastcom, or its successors, equal to 1% of the total equity of Fastcom for the first $1 million of equipment financed under ILC leases, and an additional .5% for each $3 million of equipment financed thereafter, up to a total of 5% of the equity of Fastcom. No equity will be earned if less than $1 million of lease financing is provided, but after the $1 million level is reached in lease financings, additional equity will be given to ILC on a pro rated basis at the .5% rate for each $3 million. As of May 1, 1997, ILC had acquired a 1% equity interest in Fastcom.

          ILC was acquired in a stock-for-stock acquisition by Provident Bancorp, Inc. of Cincinnati, Ohio, in December, 1996. Vincent Rinaldi, the former owner of 50% of ILC, has remained with ILC serving as its President and Chief Executive Officer. Pursuant to the ILC Agreement, Mr. Rinaldi serves as a director of Thrucomm and Fastcom.

                   EQUITY OWNERSHIP OF THE PARTNERSHIPS

     The following is a summary of the equity interests of the various Investors and Other Equity Owners of Datalinc and Fastcom, before giving effect to the Reorganization. Certain capitalized terms used herein are defined in the Confidential Private Placement Memorandums provided to the Datalinc Investors in connection with their subscriptions for Datalinc s Series 100, 200, 300, 300E1 and/or 300E2 Limited Partnership Units, in the Confidential Private Placement Memorandums provided to the Fastcom Investors in connection with their subscriptions for Fastcom's Series 100, 100EA, and 200 Limited Partnership Units and in the Amended Agreement of Limited Partnership of Datalinc, Ltd., the Amended and Restated Agreement of Limited Partnership of Fastcom, Ltd. (singularly, Datalinc's or Fastcom's Partnership Agreement," and collectively, the "Partnership Agreements"), and as defined in the Datalinc, Ltd. Management Incentive Plan (the "Plan"). The descriptions in this Consent
Statement/Prospectus with respect to the aforementioned documents are not designed to be complete and are therefore qualified in their entirety by reference to the respective documents. See "The Formula - Determining the Values of Thrucomm, Datalinc and Fastcom and Thrucomm Ownership Tables for information regarding the equity interests of the Investors and Other Equity Owners after Reorganization and Mandatory Conversion.

THE DATALINC INVESTORS

     Series 100 Units

          On December 31, 1989, Datalinc completed an offering of $1,632,000 of its Series 100 Limited Partnership Units (17 units) (Datalinc's "Series 100 Units"), to finance the development of the Cincinnati Hub (Datalinc's Series 100 Offering ). Investors in the Series 100 Offering (Datalinc's Series 100 Investors ) are entitled to receive a 10% per annum, cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, commencing December 31, 1991, the Closing Date of the Series 200 Offering. The term Adjusted Capital Investment means an Investor's total cash Capital Contributions to Datalinc, less all Distributions of any kind from Datalinc. In addition, the Series 100 Investors are entitled to 37.85% of any Distributions from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, until they have received
Distributions of any type in an amount equal to their total cash Capital Contributions, plus their aggregate Preferred Return ($2,502,400 as of May 1,
1997). Thereafter, the Series 100 Investors shall receive 18.107% of any Distributions from Datalinc. As of the date of this Prospectus, there have not been any Distributions to any of Datalinc s Investors or Other Equity Owners. Series 100 Investors presently control 37.85%
 of the voting power of the Datalinc Investors. Series 100 Investors will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series A (the Series A Preferred Stock ).

     Series 200 Units

          On December 31, 1991, Datalinc completed an offering of $1,142,500 of its Series 200 Limited Partnership Units (228.5 units) (Datalinc's "Series 200 Units"), to finance completion of the Cincinnati Hub (Datalinc's Series 200 Offering). Investors in the Series 200 Offering (Datalinc's Series 200 Investors) are entitled to receive a 10% per annum, cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, which accrues from November 18, 1991, the date that escrow was broken on the Series 200 Offering. In addition, Series 200 Investors are entitled to 17.28% of any Distribution from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, until they have received Distributions of any type in an amount equal to their total cash Capital Contributions, plus their aggregate Preferred Return ($1,765,423 as of May 1, 1997). Thereafter, the Series 200 Investors shall receive 8.270% of any Distributions from Datalinc. Series 200 Investors presently control 17.28% of the voting power of the Datalinc Investors. Series 200 Investors will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series B (the Series B Preferred Stock ).

     Series 300 Units

          On December 31, 1992, Datalinc completed a partial offering of $717,500 of its Series 300 Limited Partnership Units (143.5 units) (Datalinc's "Series 300 Units"), to finance marketing efforts for the Cincinnati Hub, as well as the investigation of the Network (Datalinc's Series 300 Offering ). Investors in the Series 300 Offering (Datalinc's Series 300 Investors ) are entitled to receive an 8% per annum, cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, commencing September 16, 1992, the date that escrow was broken on the Series 300 Offering. In addition, the Series 300 Investors are entitled to receive 10.86% of any Distribution from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, until they have received Distributions of any type in an amount equal to their total cash Capital Contributions, plus their aggregate Preferred Return ($982,942 as of May 1,
1997). Thereafter, the Series 300 Investors shall be entitled to receive 5.196% of any Distributions from Datalinc. Series 300 Investors presently control 10.86% of the voting power of the Datalinc Investors. Series 300 Investors will receive, upon Mandatory Conversion, Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series C (the Series C Preferred Stock ).

     Series 300E1 Units

          On July 1, 1993, Datalinc completed an offering of $1,207,500 of its Series 300E1 Limited Partnership Units (241.5 units) (Datalinc's Series 300E1 Units"), to finance marketing efforts of the Cincinnati Hub, as well as the investigation of the Network (Datalinc's Series 300E1 Offering ). Investors in the Series 300E1 Offering (Datalinc's Series 300E1 Investors ) are entitled to receive an 8% per annum, cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, which accrues from the first day of the month following acceptance of their individual Subscription Agreements. In addition, Investors in the Series 300E1 Offering are entitled to receive 18.27% of any Distributions from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, until they have received Distributions of any type in an amount equal to their total cash Capital Contributions, plus their aggregate Preferred Return (approximately $1,585,850 as of May 1, 1997). Thereafter, the Series 300E1 Investors shall be entitled to receive 8.744% of any Distributions from Datalinc. Series 300E1 Investors presently control 18.27% of the voting power of the Datalinc Investors. Blue Chip owns 180 units or 74.534% of the Series 300E1 Units. Series 300E1 Investors will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series D (the Series D Preferred Stock ).

     Series 300E2 Units

          On December 1, 1993, Datalinc completed an offering of $1,040,000 of its Series 300 Limited Partnership Units (208 units) (Datalinc's Series 300E2 Units"), to finance marketing efforts of the Cincinnati Hub, and the investigation of the Network (Datalinc's Series 300E2 Offering ). Investors in the Series 300E2 Offering (Datalinc's Series 300E2 Investors ) are entitled to receive an 8% per annum, cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, which accrues from the first day of the month following acceptance of their individual Subscription Agreements. In addition, Series 300E2 Investors have the right to receive 15.74% of any Distributions from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, until they have received Distributions of any type in an amount equal to their total cash Capital Contributions plus their aggregate Preferred Return (approximately $1,345,067 as of May 1, 1997). Thereafter, they will be entitled to 7.533% of any Distributions from Datalinc. Series 300E2 Investors presently control 15.74% of the voting power of the Datalinc Investors. Blue Chip owns 200 units or 96.154% of the outstanding Series 300E2 Units. Series 300E2 Investors will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series E (the Series E Preferred Stock ).

DATALINC'S OTHER EQUITY OWNERS

     Management Incentive Plan

          On June 1, 1996, the General Partner of Datalinc approved the establishment of the Datalinc, Ltd. Management Incentive Plan and reserved up to 5% of Datalinc's equity interests for issuance pursuant to the Plan (the MIP Interests). At present, 430 MIP Interests, representing 4.3% of the equity ownership of Datalinc, have been granted to key employees of Datalinc (the Participants). The rights of Participants in the Plan shall vest: (i) 33 % on the first anniversary date of the grant; (ii) 66 % on the second anniversary date of the grant; and (iii) 100% on the third anniversary date. Assuming all of the MIP Interests are fully vested, they shall be entitled to receive 4.30% of any amount set aside for Distribution to Investors and Other Equity Owners, after the Datalinc Investors have received their respective Capital Contributions and Preferred Returns. To the extent that one Series of Datalinc Investors has received a return of all its cash Capital Contributions, plus Preferred Return, Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds to such Series will be reduced by one-half, and the MIP Interests shall be entitled to receive 2.15% of the Distribution from such Investors and 2.15% from the General Partner and CFG. The MIP Interests have no voting rights. The MIP Interests shall be converted, upon Mandatory Conversion, into the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series F (the
 Series F Preferred Stock ).

     CFG's Option

          Assuming CFG exercises the Datalinc Option, CFG will entitled to receive 3.828% of any Distribution from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, after the Datalinc Investors have received their respective Capital Contributions and Preferred Returns, and assuming all of the MIP Interests are fully vested. To the extent that one Series of Datalinc
Investors has received a return of all its cash Capital Contributions, plus Preferred Return, Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds to such Series will be reduced by one-half, and CFG shall be entitled to receive 7.656% of the remaining amount, in order to give effect to the 50/50 distribution ratio that comes into effect following the return of cash Capital Contributions and the payment of the Preferred Returns to all Datalinc Investors. CFG will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series G (the Series G Preferred Stock).

     ICN

          ICN, the General Partner of Datalinc, is entitled to receive 44.022% of any Distribution from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, after the Datalinc Investors have received their respective Capital Contributions and Preferred Returns, and assuming all of the MIP Interests are fully vested. To the extent that one Series of Datalinc Investors has received a return of all its cash Capital Contributions, plus Preferred Return, Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds to such Series will be reduced by one-half, and the General Partner shall be entitled to receive 88.044% of the remaining amount, in order to give effect to the 50/50 distribution ratio that comes into effect following the return of cash Capital Contributions and the payment of the Preferred Returns to all Datalinc Investors. The General Partner will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series H (the Series H Preferred Stock ).

THE FASTCOM INVESTORS

     Series 100 Units

          On March 31, 1996, Fastcom completed an offering of $445,000 of its Series 100 Limited Partnership Units, (44.5 units), (Fastcom's "Series 100 Units") to finance the development of the Network (Fastcom s Series 100 Offering ). Investors in the Series 100 Offering (Fastcom's Series 100 Investors ) are entitled to a 15% per annum, cumulative, non-compounded Preferred Return on their Adjusted Capital Investment, which accrues from March 31, 1996, the Closing Date of the Series 100 Offering. The right to receive a Preferred Return shall terminate if, within three years from the Closing Date of the Series 100 Offering, Fastcom or a successor entity, such as Thrucomm, has done either of the following: (i) made aggregate Distributions of any kind to the Series 100 Investors in an amount equal to their Adjusted Capital Investment, or (ii) has completed a successful public offering (a Cut-Off Event ).

          Fastcom's Series 100 Investors are entitled to 100% of any Distributions from Cash Flow, Sale Proceeds, and Refinancing Proceeds, until they have received an amount equal to their cash Capital Contribution plus the aggregate Preferred Return, if and when such Preferred Return is payable. Following the return of total cash Capital Contributions to all of the Fastcom Investors, plus Preferred Return, if any, and after Fastcom has paid all of the Initial Distributions, as defined below, to its Other Equity Owners, the Series 100 Investors shall be entitled to receive 2.225% of any Distributions of Cash Flow, Sale Proceeds, and Refinancing Proceeds of Fastcom. As of the date of this Prospectus, there have not been any Distributions of any kind to any Fastcom Investors or Other Equity Owners.

          If Fastcom or its successor makes a successful public offering by March 31, 1999, but the market value of the securities owned by the Series 100 Investors is less than their Adjusted Capital Investment ($445,000 as of May 1,
1997), the Series 100 Investors shall be entitled to receive securities with a first priority dividend and/or with such other payment preferences as may be necessary to ensure that they recoup the shortfall between the public offering price and their Adjusted Capital Investment. In addition, the Series 100 Investors are entitled to a minimum guaranteed return on their investment, which is measured as a 30% discount on the value of Fastcom at the time of an IPO, a sale of all or substantially all of the assets of Fastcom, or a merger with a non-affiliated entity. Any adjustment in the equity interest of the Series 100 Investors, shall result in a corresponding decrease in Datalinc s equity interest in Fastcom. The Series 100 Investors will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series I (the Series I Preferred Stock ).

     Series 100EA Units

          Fastcom issued its Series 100EA Limited Partnership Units (11.125 units) (Fastcom s Series 100EA Units ) as a bonus to its Series 100 Investors, in a ratio of .25 of a Series 100EA Unit for each Series 100 Unit purchased in its Series 100 Offering. After the Series 100 Investors have received the return of their total cash Capital Contributions and Preferred Return, if any, they shall be entitled to 100% of the next Distributions of any type from Cash Flow, Sale Proceeds, and Refinancing Proceeds, until they have received an amount equal to 25% of the amount distributed to them in connection with the Series 100 Units. Following the return of total cash Capital Contributions to all of the Fastcom Investors, plus Preferred Return if any, and after Fastcom has paid all of the Initial Distributions, as defined below, to its Other Equity Owners, the Series 100EA Units shall be entitled to .556% of any subsequent Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom. The Series 100EA Units will be converted, upon Mandatory Conversion, into the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series J (the Series J Preferred Stock ).

     Series 200 Units

          On September 30, 1996, Fastcom completed an offering of $2,155,000 of its Series 200 Limited Partnership Units, (215.5 units), (Fastcom's "Series 200 Units") to finance the development of the Network (Fastcom s Series 200 Offering ). Investors in the Series 200 Offering (Fastcom's Series 200 Investors ) are not entitled to a Preferred Return. After Fastcom's Series 100 Investors have received a return of their total cash Capital Contributions, plus Preferred Return, if any, and after they have also received an additional 25% of such amount as a return on the 100EA Units, the Series 200 Investors shall be entitled to 100% of any Distributions from Cash Flow, Sale Proceeds and Refinancing Proceeds, until they have received an amount equal to their total cash Capital Contribution of $2,155,000. After the Fastcom Investors have received the return of their respective Capital Contributions, Preferred Return, if applicable, and payment on the Series 100EA Units, and after Fastcom has paid all of the Initial Distributions, as defined below, to its Other Equity Owners, the Series 200 Investors shall be entitled to receive 11.972% of any subsequent Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom.

     Similarly to the Series 100 Investors, the Series 200 Investors are entitled to a minimum guaranteed return on their investment, which is measured as a 30% discount on the value of Fastcom at the time of an IPO, a sale of all or substantially all of the assets of Fastcom, or a merger with a non-affiliated entity. Any adjustment in the equity interest of the Series 200 Investors, shall result in a corresponding decrease in Datalinc s equity interest in Fastcom. The Series 200 Investors will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series K (the Series K Preferred Stock ).

     The Series 200 Investors also have an option (the "Mandatory Redemption Option") to require Fastcom and/or Datalinc to repurchase any or all of their Series 200 Units on December 31, 2000, if they have not received Distributions of any type in an amount equal to their total cash Contribution by such date, in an amount equal to their Adjusted Capital Investment.

     Datalinc

     Datalinc shall not be entitled to any Distributions of Fastcom, until after the Investors in the Series 100, and the Series 200 Units have received the return of their respective Capital Contributions, Preferred Return, if applicable, and payment on the Series 100EA Units. Thereafter, Datalinc shall be entitled to 100% of any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom, until it has received $14,248,099 (Datalinc s Initial Distribution ), an amount equal to: (i) the aggregate cash Capital Contributions of the Fastcom Investors, $2,600,000; (ii) divided by 14.753%, which is the sum of the equity interests of the Fastcom Investors, after the return of their cash Capital Contributions, plus Preferred Return, if any, and after payment on the Series 100EA Units; (iii) multiplied by 80.847%, which is Datalinc's equity interest in Fastcom, assuming CFG exercises its Option, and assuming ILC s equity interest in Fastcom is 1%. Following payment of all of the Initial Distributions, Datalinc shall be entitled to 80.847% of any subsequent Distributions. Datalinc will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series L (the Series L Preferred Stock ).

FASTCOM'S OTHER EQUITY OWNERS

     CFG's Option

     CFG has an option to acquire a 2.4% interest in Fastcom for $240,000 (CFG s "Option"). If CFG exercises its Option, at any time before consummation of a Mandatory Conversion Event, and after Fastcom has paid its Investors their total cash Contributions and Preferred Returns, if applicable, made the payment on its Series 100EA Units, and after Fastcom has paid Datalinc s Initial Distribution, CFG shall be entitled to 100% of any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom, until it has received $422,965 (CFG s Initial Distribution ). CFG's Initial Distribution is determined as follows: (i) the aggregate cash Capital Contributions of the Fastcom Investors, $2,600,000;
(ii) divided by 14.753%, which is the sum of the equity interests of the Fastcom Investors, after the return of their cash Capital Contributions, plus Preferred Return, if any, and after payment on the Series 100EA Units; (iii) multiplied by 2.40%, which is CFG's equity interest in Fastcom. Following payment of all of the Initial Distributions, CFG shall be entitled to 2.4% of any subsequent Distributions. If CFG s equity interest is not acquired by CFG, all allocations or Distributions payable to CFG shall be paid to Datalinc. Assuming CFG exercises its Option, CFG will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series M (the Series M Preferred Stock ).

     FMI

          FMI,  the  General  Partner of  Fastcom,  shall be entitled to receive
Distributions from Fastcom, only after Fastcom has paid its Investors their total cash Contributions and Preferred Returns, if applicable, made the payment on its Series 100EA Units, and after Fastcom has paid Datalinc s and CFG s Initial Distributions. Thereafter, FMI shall be entitled to 100% of any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom, until it has received $176,235, (FMI s Initial Distribution ). FMI s Initial Distribution is determined as follows: (i) the aggregate cash Capital
Contributions of the Fastcom Investors, $2,600,000; (ii) divided by 14.753%, which is the sum of the equity interests of the Fastcom Investors, after the return of their cash Capital Contributions, plus Preferred Return, if any, and after payment on the Series 100EA Units; (iii) multiplied by 1%, which is FMI s percent equity interest in Fastcom. Following payment of all of the Initial Distributions, FMI shall be entitled to 1.0% of any subsequent Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds. FMI will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series N (the Series N Preferred Stock ).

     Information Leasing Corporation

          Pursuant to the ILC Agreement, ILC is entitled to receive a 1% equity interest in Fastcom for the first $1 million of Network equipment financed under ILC leases, and an additional .5% equity interest in Fastcom for each $3 million of equipment financed thereafter, up to a total of 5% of the equity of Fastcom. No equity will be earned if less than $1 million of lease financing is provided, but after the $1 million level is reached in lease financings, additional equity will be given to ILC on a pro rated basis at the .5% rate for each $3 million.

          ILC shall be entitled to receive Distributions from Fastcom, only after Fastcom has paid its Investors their total cash Contributions and Preferred Returns, if applicable, made the payment on its Series 100EA Units, and after Fastcom has paid Datalinc s, CFG s, and FMI s Initial Distributions. Thereafter, ILC shall be entitled to 100% of any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom, until it has received $176,235 (ILC s Initial Distribution ). ILC s Initial Distribution is determined as follows: (i) the aggregate cash Capital Contributions of the Fastcom Investors, $2,600,000; (ii) divided by 14.753%, which is the sum of the equity interests of the Fastcom Investors, after the return of their cash Capital Contributions, plus Preferred Return, if any, and after payment on the Series 100EA Units; (iii) multiplied by 1%, which is ILC s equity interest in Fastcom. Following payment of all of the Initial Distributions, ILC shall be entitled to 1.0% of any subsequent Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds. ILC will receive, upon Mandatory Conversion, the Underlying Shares of Thrucomm s Mandatory Convertible Preferred Stock, Series O (the Series O Preferred Stock ).

                                THE FORMULA

     The General Partners of Datalinc and Fastcom, and the Board of Directors of Thrucomm have developed a formula for determining Investors and Other Equity
Owners future ownership interest in Thrucomm, assuming approval of the Reorganization and the occurrence of a Mandatory Conversion Event (the "Formula"). Set forth below is a description of how the Formula would work upon a Mandatory Conversion Event, the material assumptions upon which the Formula is based, and the material differences between an Investor s rights, interests and preferences under the Formula from those he or she currently has under the Partnership Agreements.

DETERMINING THE VALUES OF THRUCOMM, DATALINC AND FASTCOM

     The value of Thrucomm will be established upon the occurrence of a Mandatory Conversion Event (the "Conversion Value" of Thrucomm). The General Partners have established percentages and equations for subsequently allocating the Conversion Value of Thrucomm to each of the Partnerships. Set forth below is an explanation of the manner in which the values of the Parties are determined, or estimated for the purpose of providing examples of the operation of the Formula.

     Conversion Value of Thrucomm

          If the Mandatory Conversion Event is an IPO, the aggregate value of Thrucomm would be equal to the gross proceeds of the offering multiplied by three (assuming one-third of Thrucomm is sold in the offering). For example, if the gross proceeds of an IPO is $15,000,000, the aggregate value of Thrucomm would be equal to:
$15,000,000  x  3  =  $45,000,000.

          Based upon the Formula, the value of the Underlying Shares to be received by the Investors and Other Equity Owners, the Conversion Value of Thrucomm, would be an aggregate of $30 million ($45,000,000 - $15,000,000 = $30,000,000). For illustration purposes only, ICN, FMI and the Company have provided examples of the operation of the Formula at Conversion Values of $30 million, $60 million, and $90 million. If Mandatory Conversion should occur as a result of a Sale or Merger, the Conversion Value of Thrucomm would be equal to the aggregate consideration proposed to be received in that Sale or Merger. The actual Conversion Value of Thrucomm cannot be determined prior to the occurrence of a Mandatory Conversion Event. However, because the ultimate holders of the Underlying Shares of Common Stock will have the right to vote for or against a Sale or Merger, in the event of a Sale or Merger the Preferred Stock shall be mandatorily convertible into shares of Thrucomm's Common Stock prior to a Sale or Merger based upon the aggregate consideration to be received as a result of the proposed Sale or Merger. In the event that a majority of the holders of the Common Stock thereafter do not approve the proposed Sale or Merger, the number of Underlying Shares of Common Stock then outstanding will remain outstanding based upon the aggregate consideration that was proposed to be received as a result of that proposed Sale or Merger and there shall be no further right to convert into Underlying Shares of Thrucomm. See Thrucomm Ownership Tables.

     Datalinc and Fastcom Values

          To determine the values of Datalinc and Fastcom for use in the Formula, (respectively, the Datalinc Value and the Fastcom Value ) the Conversion Value of Thrucomm will be divided and apportioned to each of the Partnerships as follows: (i) thirty percent (30%) to Datalinc and seventy percent (70%) to Fastcom, assuming a Conversion Value of $30 million;
(ii) twenty-five percent (25%) to Datalinc and seventy-five percent (75%) to Fastcom, assuming a Conversion Value of $60 million; and (iii) twenty percent (20%) to Datalinc and eighty percent (80%) to Fastcom, assuming a Conversion Value of $90 million.

          If however, the Conversion Value of Thrucomm is less than $30 million, the Datalinc Value would be established at $9 million. If the Conversion Value of Thrucomm is more than $30 million, but less than $60 million, the Datalinc Value will be determined by application of the following equation, which allocates 20 percent of the excess of the Conversion Value over $30 million to
Datalinc:

 Datalinc Value = $9,000,000 + Conversion Value of Thrucomm  - $30,000,000
                               -------------------------------------------
                                                          5

If the Conversion Value of Thrucomm is more than $60 million, the Datalinc Value will be determined by the application of the following equation, which allocates 10 percent of the excess of the Conversion Value over $60 million to Datalinc:

 Datalinc Value  =  $15,000,000 + Conversion Value of Thrucomm  - $60,000,000
                                  -------------------------------------------
                                                            10

In any event, the minimum Datalinc Value shall be $9,000,000. In all cases, the Fastcom Value shall be equal to the Conversion Value of Thrucomm, less the Datalinc Value. This method for allocating the Conversion Value of Thrucomm among Fastcom and Datalinc is based upon the business judgement and the conclusion of the General Partners and the Board of Directors of Thrucomm that most of any Conversion Value of Thrucomm in excess of $30 million is attributable to the business of Fastcom, rather than Datalinc.

ALLOCATION OF THE VALUATIONS TO INVESTORS AND OTHER EQUITY OWNERS

          After the Datalinc Value and the Fastcom Value have been established, the second step in the Formula is to allocate a portion of the Datalinc or Fastcom Value to each Investor and to the Other Equity Owners, in accordance with the rights and preferences of the Preferred Stock, which preserves the rights and preferences that the Investors and Other Equity Owners currently have under the Partnership Agreements. For a description of the rights and preferences of Investors and Other Equity Owners under the Partnership Agreements, see "Equity Ownership of the Partnerships." For a description of the rights and preferences of the Preferred Stock, see "Description of the Securities - The Preferred Stock." The following are examples of the application of the Formula to certain Investors or Other Equity Owners. See also "Thrucomm Ownership Tables."

     Allocations to Datalinc Investors

          The following is a description of the manner in which the Formula would allocate a portion of the Datalinc and Fastcom Values to Datalinc s Series 100 Units. Assuming, for illustration purposes only, a $30 million Conversion Value of Thrucomm, the Datalinc Value would be $9,000,000, and the Fastcom Value would be $21,000,000. A Datalinc Series 100 Investor would receive Underlying Shares, cash or other consideration worth $330,188 for each Series 100 Unit he or she owns (See Column L of Thrucomm s Ownership Tables). The value of a Series 100 Unit was calculated as follows: (i) $2,502,400, which is an amount equal to the Dividend on the Series A Stock (See Column D); (ii) plus $148,173, which is an amount equal to (a) the Datalinc Value, (b) minus the sum of the Dividends on the Series A-E Preferred Stock (Column G), (c) multiplied by 18.107%, which is the equity interest of Datalinc s Series 100 Investors (See Column A); (iii) plus $2,962,618, which is the 18.107% of Datalinc s share of the Fastcom Value (See Column H); (iv) divided by 17, the number of outstanding Series 100 Units. See Thrucomm s Ownership Tables. Dividends on the Series A-E Preferred Stock (Column D) shall be equal to the cash Capital Contributions, plus aggregate Preferred Return of Datalinc s Investors, as of the time of the Mandatory Conversion Event. See Description of the Securities - The Mandatory Convertible Preferred Stock - Dividends.

     Allocations to Fastcom Investors

          The following is a description of the manner in which the Formula would allocate a portion of the Fastcom Value to Fastcom s Series 100 Units. Assuming, for illustration purposes only, a $30 million Conversion Value of Thrucomm, the Fastcom Value would be $21,000,000. A Fastcom Series 100 Investor would receive Underlying Shares of Series I Preferred Stock, cash, or other value worth $11,661 for each Series 100 Unit he or she owns (See Column L of Thrucomm s Ownership Tables). The value of a Series 100 Unit was calculated as follows: (i) $21,000,000, the Fastcom Value; (ii) multiplied by 2.471%, which is the Adjusted Ownership Interest of the Series I Preferred Stock (Column A);
(iii) divided by 44.5, which is the number of outstanding Fastcom Series 100 Units. The ownership interest of the Series I Preferred Stock is adjusted in order to ensure that Fastcom's Series 100 Investors receive their guaranteed minimum return. See "Equity Ownership of the Partnerships - The Fastcom Investors - Series 100 Investors," and "Description of the Securities - Mandatory Convertible Preferred Stock Adjusted Ownership Interest."

     Allocations to the MIP Interests

          At the time of a Mandatory Conversion Event, the value of a MIP Interest shall be equal to: (i) one, (ii) divided by the total number of MIP Interests granted under the Plan (presently 430 Units), (iii) multiplied by the total value of the Series F Preferred Stock. Assuming, for illustration purposes only, a $30 million Conversion Value of Thrucomm, the total value of the Series F Stock would be $738,742, as of May 1, 1997 (Column I), and each MIP Interest would be convertible into Underlying Shares or other value worth $1,718 per Interest. See Thrucomm Ownership Tables for other examples of the value of the Series F Stock at various Conversion Values of Thrucomm. See also, "Description of Securities - The MIP Interests."

MATERIAL ASSUMPTIONS AND VARIANCES

     Set forth below are the material assumptions on which the Formula is based, and any differences between the Formula and the terms of the Partnership Agreements. The Formula for distributing the Underlying Shares or other value to the Investors and Other Equity Owners, upon Mandatory Conversion and dissolution of the Partnerships, is designed to preserve the rights and preferences of the Investors and Other Equity Owners as set forth in the Partnership Agreements and in the Reorganization Agreement. Where the Formula differs from the Partnership Agreements, the differences were intended to facilitate calculations. The General Partners believe that such differences are not significant.

     Datalinc Series 300E1 and 300E2 Units

          Series 300E1 and 300E2 Investors are each entitled to a Preferred Return on their cash Capital Contributions, which accrues from the first day of the month following acceptance of each Investor s Subscription Agreement. The Formula, however, uses June 1, 1993 and September 1, 1993, respectively, to calculate the dividends on the Series D and E Preferred Stock. These dates were chosen because they represent the date of the most significant investment in each Offering, and because it is impractical to use the individual dates of each Subscription Agreement in the Series 300E1 and 300E2 Offerings. The General Partners believe that any difference between the dates used in the Formula and the dates conferred by Datalinc's Partnership Agreement would be insignificant. See The Datalinc Investors - Series 300E1 Units and Series 300E2 Units and Thrucomm Ownership Tables.

     Fastcom s Series 100 Units

          The Series 100 Investors are entitled to a 15% per annum Preferred Return on their cash Capital Contributions. However, the right to receive this Preferred Return shall terminate if, by March 31, 1999, the Series 100 Investors have received an amount equal to their capital investment, or Fastcom (or its successor) has made a successful public offering, a Cut-Off Event as defined in the Partnership Agreement for the Series 100 Units. The Formula assumes that a Mandatory Conversion Event is a Cut-Off Event which terminates the Preferred Return of Fastcom s Series 100 Units. Accordingly, the Series I Preferred Stock does not have any dividends, and the Formula does not factor any dividends into its calculation of the Underlying Shares or other value to be distributed upon the Mandatory Conversion of the Series I Preferred Stock. See Description of the Securities - The Preferred Stock Dividends, The Fastcom Investors - Series 100 Units, and "Thrucomm's Ownership Tables."

     Fastcom's Series 200 Units

          The Series 200 Investors have an option to require Datalinc and/or Fastcom to repurchase any or all of their Series 200 Units on December 31, 2000, under certain conditions. The Formula assumes a Mandatory Conversion Event occurs before the Series 200 Option is exercisable. After Mandatory Conversion, the Partnerships will dissolve and the Series 200 Option shall expire. See "Equity Ownership of the Partnerships - The Fastcom Investors - Series 200 Units."

     CFG Units

          The Formula assumes the exercise of the CFG Options to acquire a 3.828% ownership interest in Datalinc and a 2.4% ownership interest in Fastcom, respectively. CFG may exercise the CFG Options at any time up until the consummation of a Mandatory Conversion Event. After Mandatory Conversion, the CFG Options will expire upon the dissolution of the Partnerships. If CFG does not exercise the CFG Options the equity interests underlying the Datalinc Option shall revert to ICN, and the equity interests underlying the Fastcom Option shall revert to Datalinc. See Equity Ownership of the Partnerships.




                [Balance of Page Intentionally Left Blank]

                         THRUCOMM OWNERSHIP TABLES

     The following Tables set forth, by way of example, the Investors and Other Equity Owners estimated equity interests in Thrucomm, upon the occurrence of a Mandatory Conversion Event, as of May 1, 1997. The Tables illustrate the operation of the Formula, for three distinct Conversion Values of Thrucomm: $30 million, $60 million, and $90 million. If Mandatory Conversion occurs on a date other than May 1, 1997, there would be changes to the Preferred Returns and Capital Contributions, as set forth in Column D. There may be additional adjustments as well. These Tables are for illustration purposes only and are not to be construed as projections. No assurance is given that the values used in the Tables are reflective of any possible future Conversion Values of Thrucomm. Investors actual equity interests in Thrucomm can only be determined at the time of Mandatory Conversion.

                                  THRUCOMM INC.
                           MANDATORY CONVERSION EVENT
                            OWNERSHIP SHARE ESTIMATE
                                  VALUE - $30 M
                                AS OF MAY 1, 1997

                                           A      B      C        D       E
                                 Pref-          Pre    Valua   Earned   Partner
               Capital    Units  ferred         Conver tion    Pref     Alloca
               Contrib    Purch  stock   Owner  sion   Alloca  ferred   tion
               uted - $   ased   Series    %    Value  tion    Return     $
               --------   ------ ------- -----  ------ ------- -------  -------

FASTCOM,LTD                        I            $21M   $21M
SERIES 100 (3)   445,000   44,500  J      2.471                   (1)    518,910
SERIES 100 EA          0   11,125  K      0.556                          116,760
SERIES 200 (4) 2,155,000  215,500  M     14.660                        3,078,600
CFG              240,000      (2)  N      2.400                          504,000
FMI                                O      1.000                          210,000
ILC                                L      1.000                          210,000
DATALINC                                 77.913                       16,361,730
                                        -------                       ----------
                                        100.000                       21,000,000

DATALINC, LTD.                                  $ 9M   $ 9M
SERIES 100     1,632,000   17,000  A     18.107             2,502,400  2,502,400
SERIES 200     1,142,500  228,500  B      8.270             1,765,423    116,760
SERIES 300       717,500  143,500  C      5.196               982,942    982,942
SERIES 300E1   1,207,500  241,500  D      8.744             1,585,850  1,585,850
SERIES 300E2   1,040,000  208,000  E      7.533             1,345,067  1,345,067
MIP                    0  403,000  F      4.300
CFG                            (6) G      3.828
ICN                                H     44.022
                                        -------             --------- ----------
                                        100.000            $8,181,682 $8,181,682
                                        =======            ========== ==========

ASSUMPTIONS:

(1) Date Of Conversion Event Is Prior To Series 100 Fastcom Preferred Return Provision.

(2) CFG Exercises Option To Purchase 2.4% Of Fastcom For $ 240,000.

(3) At $ 30 Million The Series 100 Fastcom Ownership Is Adjusted From 2.225% To 2.471% To Achieve The Minimum Guaranteed Return.

(4) At $ 30 Million The Series 200 Fastcom Ownership Is Adjusted From 11.972% To 14.660% To Achieve The Minimum Guaranteed Return.

(5) Series 100 Fastcom Investors Received At No Additional Cost 1/4 Unit Of Series 100EA For Each Ach Unit Of Series 100 Purchased.

(6) CFG  Exercises  Option To  Purchase  3.828% Of  Datalinc  For $1.

THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

                                       36-a

                                  THRUCOMM INC.
                           MANDATORY CONVERSION EVENT
                            OWNERSHIP SHARE ESTIMATE
                                  VALUE - $30 M
                                AS OF MAY 1, 1997


                  F     G          H          I         J       K        L
               Unallo  Valua
               cated   tion     Remainder   Aggre     Thru           $ Value
               Prefer  Balance  Datalinc    gate      comm    Price  per Ltd.
               red     Alloca   Alloca      Grand     Owner   Paid/  Partner
               Return  tion     tion        Total     ship %  Unit    Unit
               ------- -------  ----------- --------- -----  -------- --------

FASTCOM, LTD.
SERIES 100 (3)                              $  518,910  1.7% $ 10,000 $ 11,661
SERIES 100 EA                                  116,760  0.4%      (5)   10,495
SERIES 200 (4)                               3,078,600 10.3%   10,000   14,286
CFG                                            504,000  1.7%
FMI                                            210,000  0.7%
ILC                                            210,000  0.7%
DATALINC                      $(16,361,730)


DATALINC, LTD.
SERIES 100          $ 148,173 $  2,962,618   5,613,191  18.7%  96,000   330,188
SERIES 200             67,675    1,353,115   3,186,213  10.6%   5,000    13,944
SERIES 300             42,520      850,155   1,875,617   6.3%   5,000    13,071
SERIES 300E1           71,554    1,430,670   3,088,074  10.3%   5,000    12,787
SERIES 300E2           61,644    1,232,529   2,639,240   8.8%   5,000    12,689
MIP                    35,188      703,554     738,742   2.5%
CFG                    31,325      626,327     657,652   2.2%
ICN                   360,240    7,202,761   7,563,001  25.2%
                    --------- ------------   ---------  -----
                    $ 818,318 $ 16,361,730 $30,000,000 100.0%
                    ========= ============ =========== ======





                                     36-b

                                  THRUCOMM INC.
                           MANDATORY CONVERSION EVENT
                            OWNERSHIP SHARE ESTIMATE
                                  VALUE -$60 M
                                AS OF MAY 1, 1997

                                           A      B      C        D       E
                                 Pref-          Pre    Valua   Earned   Partner
               Capital    Units  ferred         Conver tion    Pref     Alloca
               Contrib    Purch  stock   Owner  sion   Alloca  ferred   tion
               uted - $   ased   Series    %    Value  tion    Return     $
               --------   ------ ------- -----  ------ ------- -------  -------

FASTCOM,LTD                        I            $ 45M  $ 45M
SERIES 100 (3)   445,000   44,500  J      2.225                   (1)  1,001,250
SERIES 100 EA          0   11,125  K      0.556                          250,200
SERIES 200 (4) 2,155,000  215,500  M     11.972                        5,387,400
CFG              240,000      (2)  N      2.400                        1,080,000
FMI                                O      1.000                          450,000
ILC                                L      1.000                          450,000
DATALINC                                 80.847                       36,381,150
                                        -------                       ----------
                                        100.000                       45,000,000

DATALINC, LTD.                                  $ 15M  $ 15M
SERIES 100     1,632,000   17,000  A     18.107             2,502,400  2,502,400
SERIES 200     1,142,500  228,500  B      8.270             1,765,423    116,760
SERIES 300       717,500  143,500  C      5.196               982,942    982,942
SERIES 300E1   1,207,500  241,500  D      8.744             1,585,850  1,585,850
SERIES 300E2   1,040,000  208,000  E      7.533             1,345,067  1,345,067
MIP                    0  403,000  F      4.300
CFG                            (6) G      3.828
ICN                                H     44.022
                                        -------             --------- ----------
                                        100.000            $8,181,682 $8,181,682
                                        =======            ========== ==========

ASSUMPTIONS:

(1) Date Of Conversion Event Is Prior To Series 100 Fastcom Preferred Return Provision.

(2) CFG Exercises Option To Purchase 2.4% Of Fastcom For $ 240,000.

(3) At $ 60 Million The Series 100 Fastcom Ownership needs no Adjustment From 2.225% To Achieve The Minimum Guaranteed Return.

(4) At $ 60 Million The Series 200 Fastcom Ownership need no Adjustment From 11.972% To Achieve The Minimum Guaranteed Return.

(5) Series 100 Fastcom Investors Received at No Additional Cost 1/4 Unit Of Series 100EA For Each Ach Unit Of Series 100 Purchased.

(6) CFG  Exercises  Option To  Purchase  3.828% Of  Datalinc  For $1.

THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

                                     37a

                                  THRUCOMM INC.
                           MANDATORY CONVERSION EVENT
                            OWNERSHIP SHARE ESTIMATE
                                  VALUE -$60 M
                                AS OF MAY 1, 1997


                  F     G          H          I         J       K        L
               Unallo  Valua
               cated   tion     Remainder   Aggre     Thru           $ Value
               Prefer  Balance  Datalinc    gate      comm    Price  per Ltd.
               red     Alloca   Alloca      Grand     Owner   Paid/  Partner
               Return  tion     tion        Total     ship %  Unit    Unit
               ------- -------  ----------- --------- -----  -------- --------

FASTCOM, LTD.
SERIES 100 (3)                              $1,001,250  1.7% $ 10,000 $ 22,500
SERIES 100 EA                                  250,200  0.4%      (5)   22,490
SERIES 200 (4)                               5,387,400  9.0%   10,000   25,000
CFG                                          1,080,000  1.8%
FMI                                            450,000  0.7%
ILC                                            450,000  0.8
DATALINC                      $(36,381,150)


DATALINC, LTD.
SERIES 100         $1,234,593 $  6,587,535  10,324,528  17.2%  96,000   607,325
SERIES 200            536,875    3,008,721   5,338,019   8.9%   5,000    23,361
SERIES 300            354,280    1,890,365   3,227,587   5.4%   5,000    22,492
SERIES 300E1          596,194    3,181,168   5,363,212   8.9%   5,000    22,208
SERIES 300E2          513,624    2,740,592   4,599,283   7.7%   5,000    22,112
MIP                   293,188    1,564,388   1,857,576   3.1%
CFG                   261,006    1,392,670   1,653,675   2.8%
ICN                 3,001,560   16,015,710  19,017,270  31.7%
                    --------- ------------   ---------  -----
                   $6,818,318 $ 36,381,149 $60,000,000 100.0%
                    ========= ============ =========== ======



                                     37b

                                 THRUCOMM INC.
                           MANDATORY CONVERSION EVENT
                            OWNERSHIP SHARE ESTIMATE
                                 VALUE - $90 M
                               AS OF MAY 1, 1997

                                           A      B      C        D       E
                                 Pref-          Pre    Valua   Earned   Partner
               Capital    Units  ferred         Conver tion    Pref     Alloca
               Contrib    Purch  stock   Owner  sion   Alloca  ferred   tion
               uted - $   ased   Series    %    Value  tion    Return     $
               --------   ------ ------- -----  ------ ------- -------  -------

FASTCOM,LTD                        I            $ 72M  $ 72M
SERIES 100 (3)   445,000   44,500  J      2.225                   (1)  1,602,000
SERIES 100 EA          0   11,125  K      0.556                          400,320
SERIES 200 (4) 2,155,000  215,500  M     11.972                        8,619,840
CFG              240,000      (2)  N      2.400                        1,728,000
FMI                                O      1.000                          720,000
ILC                                L      1.000                          720,000
DATALINC                                 80.847                       58,209,840
                                        -------                       ----------
                                        100.000                       72,000,000

DATALINC, LTD.                                  $ 18M  $ 18M
SERIES 100     1,632,000   17,000  A     18.107             2,502,400  2,502,400
SERIES 200     1,142,500  228,500  B      8.270             1,765,423    116,760
SERIES 300       717,500  143,500  C      5.196               982,942    982,942
SERIES 300E1   1,207,500  241,500  D      8.744             1,585,850  1,585,850
SERIES 300E2   1,040,000  208,000  E      7.533             1,345,067  1,345,067
MIP                    0  403,000  F      4.300
CFG                            (6) G      3.828
ICN                                H     44.022
                                        -------             --------- ----------
                                        100.000            $8,181,682 $8,181,682
                                        =======            ========== ==========

ASSUMPTIONS:

(1) Date Of Conversion Event Is Prior To Series 100 Fastcom Preferred Return Provision.

(2) CFG Exercises Option To Purchase 2.4% Of Fastcom For $ 240,000.

(3) At $ 90 Million The Series 100 Fastcom Ownership needs no Adjustment From 2.225% To Achieve The Minimum Guaranteed Return.

(4) At $ 90 Million The Series 200 Fastcom Ownership need no Adjustment From 11.972% To Achieve The Minimum Guaranteed Return.

(5) Series 100 Fastcom Investors Received at No Additional Cost 1/4 Unit Of Series 100EA For Each Ach Unit Of Series 100 Purchased.

(6) CFG  Exercises  Option To  Purchase  3.828% Of  Datalinc  For $1.

THE ABOVE ESTIMATE SERVES ONLY AS AN ILLUSTRATION AND IS NOT TO BE CONSTRUED AS A PROJECTION OF PARTNERSHIP VALUE.

                                       38a

                                 THRUCOMM INC.
                           MANDATORY CONVERSION EVENT
                            OWNERSHIP SHARE ESTIMATE
                                 VALUE - $90 M
                               AS OF MAY 1, 1997


                  F     G          H          I         J       K        L
               Unallo  Valua
               cated   tion     Remainder   Aggre     Thru           $ Value
               Prefer  Balance  Datalinc    gate      comm    Price  per Ltd.
               red     Alloca   Alloca      Grand     Owner   Paid/  Partner
               Return  tion     tion        Total     ship %  Unit    Unit
               ------- -------  ----------- --------- -----  -------- --------

FASTCOM, LTD.
SERIES 100 (3)                              $1,602,000  1.8% $ 10,000 $ 36,000
SERIES 100 EA                                  400,320  0.4%      (5)   35,984
SERIES 200 (4)                               8,619,840  9.6%   10,000   39,999
CFG                                          1,728,000  1.9%
FMI                                            720,000  0.8%
ILC                                            720,000  0.8
DATALINC                      $(58,209,840)


DATALINC, LTD.
SERIES 100         $1,777,803 $ 10,540,056  14,820,259  16.5%  96,000   871,780
SERIES 200            811,975    4,813,954   7,391,352   8.2%   5,000    32,347
SERIES 300            510,160    3,024,583   4,517,385   5.0%   5,000    31,482
SERIES 300E1          858,514    5,089,868   7,534,232   8.4%   5,000    31,198
SERIES 300E2          739,614    4,384,947   6,469,628   7.2%   5,000    31,104
MIP                   422,188    2,503,023   2,925,211   3.3%
CFG                   375,845    2,228,273   2,604,117   2.9%
ICN                 4,322,220   25,625,137  29,947,356  33.3%
                    --------- ------------   ---------  -----
                   $9,818,318 $ 58,209,841 $90,000,000 100.0%
                    ========= ============ =========== ======




                                     38b

Notes to the Ownership Tables

       The following explanations and assumptions apply to the corresponding Columns in each Table.

Column A.   Sets forth  Investors and Other Equity Owners  percentage  equity interest  in  Datalinc  and  Fastcom.  Contains  Adjusted  Ownership
            Interests for Fastcom Series 100 and 200, if necessary to ensure their Minimum Guaranteed Values of Fastcom.

Column B.   Sets forth the Conversion Value of Thrucomm and the allocation of such Value between Datalinc and Fastcom.

Column C.   Sets forth the allocation of the Conversion  Value of Thrucomm between Datalinc and Fastcom.

Column D.   Sets forth the Dividends on the Series A-E Preferred Stock, which is based on the sum of the total cash Capital Contributions and aggregate Preferred Returns of Datalinc s Investors. Assumes the
            Preferred Return provision of the Fastcom Series 100 Units has terminated.

Column E.   The  allocation of the Fastcom  Value to Fastcom's  Investors and
            Other Equity Owners, in accordance with the rights and preferences of the Series I-O Preferred Stock.

Column F.   Sets forth the amount  remaining  of  Dividends  which  cannot be satisfied out of the Datalinc  Valuation,  if any, after subtracting
            Column D from Column C.

Column G.   If the  Datalinc  Value  exceeds the  aggregate  Dividends on the
            Series A-E Preferred Stock, the positive difference will be further allocated to Datalinc's Investors and Other Equity Owners.

Column H.   Reflects the  allocation of Datalinc s share of the Fastcom Value to Datalinc s Investors and Other Equity Owners, resulting from Datalinc s equity interest in Fastcom.

Column I.   The sum of Columns E, G, and H.

Column J.   Sets forth  Investors and Other Equity Owners  percentage  equity interest in Thrucomm, based upon the amounts in Column I.

Column K.   The amount paid for each Partnership Unit.

Column L.   The resulting value of each  Partnership Unit at the time of
            Mandatory Conversion.


           No fractional shares will be issued upon conversion.

                  RECOMMENDATION OF THE GENERAL PARTNERS

REASONS FOR PROPOSING AND RECOMMENDING THE REORGANIZATION

      The Board of Directors of ICN and FMI, without dissent or abstention, approved the Reorganization Agreement on behalf of Datalinc and Fastcom. Both ICN and FMI have recommended that their Investors consent to the Reorganization. This recommendation is based on a number of factors discussed herein, and in greater detail in the fairness discussion appearing below.

       Reasons for Proposing the Reorganization

            Datalinc has recently experienced positive cash flow from operations for the last two years, however, both Datalinc and Fastcom have continued to experience net operating losses since their inceptions and the Partnerships need additional capital to further develop their businesses. Fastcom, in particular, needs additional capital to finish developing the technology of the Network, to continue its marketing activities for the Network, and to begin the deployment of multiple sites in limited geographic areas. The General Partners believe the proposed Reorganization will facilitate the raising of future capital needs. Whereas Datalinc owns the majority of the equity interests in Fastcom, Datalinc Investors have an economic interest not only in the further development of Datalinc's business, but also in the success of Fastcom's business. ICN believes that combining the Partnerships in order to develop further the business of Fastcom is also in the best interests of the Datalinc Investors.

       Reasons for Recommending the Reorganization

            In evaluating and determining to approve the Reorganization, the Boards of Directors of ICN
,
FMI and Thrucomm considered a variety of factors and based their opinion as to the fairness of the transaction contemplated by the Reorganization Agreement primarily on the following factors:

                 (i) The financial terms of the Reorganization, including the Formula, its method for allocating the Conversion Value of Thrucomm to Datalinc and Fastcom, and the terms of the Preferred Stock.

                 (ii) The future prospects of Datalinc and Fastcom, the prospects of the wireless communications and EFT industries, economic and general market conditions, and the risks associated with achieving those prospects. The future anticipated growth of Datalinc over a five-year period was deemed by the General Partners to be significantly less than that of the business of Fastcom because the market for the products of Fastcom is anticipated to be significantly larger, the earnings potential for Fastcom's products significantly greater, and the competition for Fastcom less than that for Datalinc's business. Accordingly, the Formula allocates most of any of the excess of the illustrative $30 million Conversion Value of Thrucomm to Fastcom rather than Datalinc.

                 (iii) The possible alternatives to the proposed Reorganization including the prospect of continuing the businesses of the Partnerships as separate entities, the range of values to the Investors of such alternatives, and the timing and likelihood of the occurrence of such alternatives. In particular, the Directors considered several alternatives for additional liquidity, including a sale of all or substantially all of the assets, a merger, an underwritten public offering through an investment banker and a capital infusion from various sources including institutional investors, venture capital firms or a strategic partner. The General Partners have been advised by investment bankers and other investment professionals that several of these alternatives for raising capital, such as the ability to attract institutional investors, strategic partners or to make an underwritten offering through an investment banker, are more viable for corporations than partnerships. Based on such advice, the General Partners have concluded that the Reorganization is in the best interests of the Partnerships and their Investors, because it places the Partnerships in a better position to take advantage of the potential alternatives for obtaining additional capital, and because several of these alternatives increase the opportunities for future liquidity for their Investors.

                 (iv) The financial advice of Michael Davis & Co. that the Formula as set forth in the proposed Reorganization Agreement, is fair from a financial point of view. The opinion of Michael Davis & Co. is set forth in Appendix B to the Consent Statement/Prospectus.

                 (v) The disadvantages of the Reorganization, including the loss of certain tax advantages, anti-dilution protections, and certain other rights, as more fully discussed in this Consent Statement/Prospectus at "Comparative Rights of Investors." In particular, the Directors considered that the Reorganization may be, in retrospect, unnecessary if a sale of the assets is the alternative which ultimately transpires. However, the General Partners presently know of no third party interested in purchasing the assets of the Partnerships and there can be no assurances that the terms of such a purchase and sale agreement would be as favorable as the terms of another alternative after the Reorganization. Accordingly, the General Partners have concluded that the increased flexibility and enhanced capital formation opportunities associated with the Reorganization outweigh the disadvantages of the Reorganization.

                 (vi) Information with respect to the financial conditions, results of operations, cash flows, net book value and liquidation values of each of the Partnerships, on a historical and prospective basis.

                 (vii) The non-financial terms and the structure of the proposed Reorganization, in particular, the fact that the Reorganization qualifies as a tax-free reorganization to the Investors, other than with respect to Investors with a negative basis which will require recognition of a gain in the year in which the Reorganization is effected.

            Each of the above factors support, directly or indirectly, the determination by the General Partners as to the fairness of the proposed Reorganization. The General Partners did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination, however, the General Partners placed special emphasis on the terms of the Formula and the receipt of a favorable fairness opinion from its financial advisor. See - "Opinion of the General Partners' Financial Advisor."

OPINION OF THE GENERAL PARTNERS' FINANCIAL ADVISOR

       General

            The General Partners retained Michael Davis & Co. to act as the financial adviser in connection with the Reorganization. Michael Davis & Co. has rendered an opinion to the General Partners that, based on the matters set forth in such opinion, the Formula is fair from a financial point of view. The text of such opinion is set forth in Appendix B to this Consent Statement/Prospectus and should be read in its entirety by the Investors.

            The Formula in the Reorganization Agreement was determined by the General Partners. No limitations were placed by the Board of Directors of ICN or FMI upon Michael Davis & Co. with respect to the investigations made or the procedures followed by Michael Davis & Co. in rendering their opinion.

            In connection with rendering their opinion, Michael Davis & Co. performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and therefore, such an opinion is not readily susceptible to summary description. Michael Davis & Co., in conducting their analysis and in arriving at their opinion, has not conducted a physical inspection of any of the properties, assets or liabilities of the Partnerships. Michael Davis & Co. has relied upon the accuracy and completeness of the financial and other information that was provided to them by the Partnerships or that was publicly available. Their opinion is based on economic, market and other conditions as in effect on, and the information made available to them as of the date of, their analysis.

       Valuation Methodologies

            The General Partners engaged the services of Michael Davis & Co. to render a fairness opinion regarding the Formula as set forth in the Reorganization Agreement, from a financial point of view.

            Michael Davis & Co. has delivered a written opinion dated as of May 1, 1997, that the Formula is fair from a financial point of view to Investors. There were no limitations imposed by the General Partners on Michael Davis & Co. in connection with their rendering of the fairness opinion. The full text of the Michael Davis & Co. opinion, which sets forth assumptions made and matters considered, is attached as Appendix B to this Consent Statement/Prospectus. Investors are urged to read such opinion in its entirety. The Michael Davis & Co. opinion is directed only to the Formula in the Reorganization Agreement and does not constitute a recommendation to any Investors as to how such Investor should vote on the Reorganization Agreement. The summary information regarding the Michael Davis & Co. opinion and procedures followed in rendering such opinion set forth in this Consent Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

            In arriving at their opinion, Michael Davis & Co. conducted the following tasks: (i) reviewed the Reorganization Agreement; (ii) reviewed audited historical financial statements as well as financial forecasts and other such data for the Partnerships; (iii) reviewed this Consent Statement/Prospectus and the financial data contained herein; (iv) conducted limited discussions with certain representatives and advisors of the Partnership concerning the financial condition, business and prospectus of each respective Partnership; and (v) reviewed such other financial studies and analysis and performed such other investigations and took into account such other matters as Michael Davis & Co. deemed necessary.

            In connection with rendering their opinion, Michael Davis & Co. performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of the analyses. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. Michael Davis & Co. believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying the Michael Davis & Co. opinion.

            In performing their analyses, Michael Davis & Co. made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which cannot be predicted and are beyond the control of the Partnerships or Michael Davis & Co. The analyses performed by Michael Davis & Co. and the estimates or illustrations contained therein are not necessarily indicative of actual future results or actual values, which may be significantly more or less favorable than suggested by such analyses and estimates or illustrations. Additionally,analyses related to and estimates or illustrations of values do not purport to be appraisals or reflect the prices at which the Partnerships or their securities may actually be sold. Because such analyses and estimates or illustrations are inherently subject to uncertainty, Michael Davis & Co. gives no assurance that such estimates or illustrations can or will be realizable at such values.

       Return on Investment - Sensitivity Analysis

            In determining the fairness of the Formula, from a financial point of view, Michael Davis & Co. reviewed a sensitivity analysis (the "Sensitivity Analysis") prepared by the General Partners. Although the Directors concluded the Datalinc Value should be at least $9 million, for comparative purposes, the Sensitivity Analysis varies the Datalinc and Fastcom Values from those values under the Formula and then compares an Investor's or Other Equity Owner's return on investment under the Formula, with their return on investment using increased and decreased Datalinc Values. The term "return on investment" is measured by value received in excess of capital contributed divided by capital contributed. Whereas Datalinc owns approximately 80 percent of Fastcom and has the deciding vote concerning the Reorganization, Michael Davis & Co. did not review the Sensitivity Analysis as applied to Fastcom.

            For illustration purposes, assuming a Conversion Value of $30 million and a Datalinc Value of $20 million, (instead of the $9 million Datalinc Value under the Formula) the return on investment to the Datalinc Investors would be an aggregate 189.81%, compared with 185.78% under the Formula, or a 1.41% increase over in their return on investment under the Formula.

            For further illustrative purposes, assume under the Sensitivity Analysis a Conversion Value of $90 million and Datalinc Value of $10 million (instead of $18 million under the Formula), the return on investment to the Datalinc Investors would be an aggregate 596.92%, compared with 609.70% under the Formula, or a 1.80% decrease in their return on investment. Similarly, a Datalinc Value of $40 million would yield a 644.83% aggregate return on investment or a 4.95% increase over the Formula, under this illustration.

       Other Valuation Methods

            Michael Davis & Co. used the audited financial statements of Datalinc and Fastcom to determine the Net Book Values to be $347,242 and ($827,396), respectively, and the Liquidation Values of Datalinc and Fastcom were estimated at $347,242 and $0, respectively, as of December 31, 1996. Without a capital infusion there is substantial doubt as to each Partnership's ability to continue as a going concern.

LACK OF INDEPENDENT REPRESENTATIVE

       The General Partners did not engage an independent representative for the Investors to determine the values of the Partnerships in the Formula for the following reasons: (i) the General Partners have obtained the opinion of Michael Davis & Co., an independent certified public accountant, to the effect that the Formula is fair from a financial point of view; (ii) Datalinc owns a significant percentage of Fastcom and will receive approximately 80% of any Fastcom value;
(iii) more than doubling the Datalinc Value in the Formula, for comparison purposes, has no material effect on the Datalinc Investors ownership interest in Thrucomm after Mandatory Conversion. However, the Investors did not have the benefit of independent representation and the valuations and other terms of the Reorganization may not be as favorable as the terms that an independent representative might have obtained.

FIDUCIARY DUTIES OF THE GENERAL PARTNERS

       The General Partners fiduciary duties to the Investors include legal responsibilities of loyalty, care and good faith. As the General Partners of the

Partnership, ICN and FMI may not profit by any conduct or transaction in contravention of its fiduciary obligations to the Investors. Rights of action by and on behalf of the Investors for any breach of these duties are provided under Florida s limited partnership laws, which is the choice of law provided in the Partnership Agreements. Under Florida law, a limited partner may bring action against a general partner, upon a showing of the breach of its fiduciary duty, to recover his capital contribution or to seek an accounting and dissolution of the partnership. Simple negligence or an error in judgment not amounting to a breach of fiduciary duty would constitute a defense to the limited partner s action. ICN and FMI believe that each has complied with its fiduciary duties in the management of each of the Partnerships and in connection with the structuring of the Reorganization.

ACCESS TO INVESTOR LIST AND PARTNERSHIP RECORDS

       Datalinc and Fastcom will provide free of charge to any Investor, upon written request, a current alphabetized listing of all Investors names and addresses of the Investors in the Partnership in which the requesting Investor owns Partnership Units. Investors are afforded this right under the Partnership Agreements and federal and state law. Investors also have the right under the Partnership Agreements to inspect the books and records of his or her Partnership at all reasonable times.

                   FAILURE TO APPROVE THE REORGANIZATION

       The purpose of the Reorganization, consistent with the business plans of Datalinc and Fastcom, is to facilitate the ability of the Partnerships to obtain the additional capital needed to develop the complimentary businesses of the Partnerships and to potentially increase future opportunities for liquidity for the Investors and Other Equity Owners. Failure to consummate the Reorganization may have material adverse consequences on the businesses of the Partnerships and on the ability of the Investors and Other Equity Owners to eventually realize liquidity for their investments. The purpose of the Reorganization is to enhance the ability to obtain additional liquidity. The Reorganization itself will not provide liquidity.

       In the event that the Investors of Datalinc fail to approve and adopt the Reorganization Agreement, as set forth in this Consent Statement/Prospectus, the assets of the Partnerships will not be transferred to Thrucomm and the Preferred Shares will not be issued to the Partnerships. The Partnerships would continue in their respective businesses as heretofore operated. If the Investors fail to approve the Reorganization, the General Partners may continue to explore other alternatives, such as the sale of the Partnerships assets to a third party. However, there can be no assurances that the General Partners could find a third party interested in purchasing the assets or that the terms and conditions of such a purchase and sale agreement would be as favorable as the terms of the Reorganization. Neither can there be any assurances that the Partnerships or Thrucomm will be able to obtain additional capital from another source in a reasonable time and at a reasonable cost.

                            CONSENT PROCEDURES

GENERAL

       Datalinc Investors are being asked to give their written consent to a proposal to approve and adopt the Reorganization Agreement (the "Solicitation"). Only those persons who are registered owners of Datalinc's Units may execute and deliver a Consent. Datalinc Investors who wish to consent should mail, hand deliver, send by overnight courier or fax (confirmed by physical delivery) their properly completed and executed Consents to ICN at the address of its principal executive offices as set forth herein and on the form of Consent.

       Based on the Partnership Agreements, Datalinc Investors shall be entitled to the following number of votes: the Series 100 Investors have 37.85% of the votes, or 2.226 votes per Series 100 Unit; the Series 200 Investors have 17.28% of the votes, or .0756 vote per Series 200 Unit; the Series 300 Investors have 10.86% of the votes, or .0757 votes per Series 300 Unit; the Series 300E1 Investors have 18.27% of the voting power, or 0.757 votes per Unit; and the Series 300E2 Investors have 15.74% of the votes, or .0757 votes per Unit. Any matters as to which the Investors are authorized to take action under Datalinc's Partnership Agreement or under the law may be acted upon by the Investors without a meeting; and any such action shall be valid and effective as action taken by the Investors at a meeting assembled, provided that written consents to such action by the Investors are signed by Investors who hold the requisite number of Units required to authorize such action, and that the Consents are delivered to Datalinc's General Partner.

REQUISITE CONSENTS

       Datalinc

            The members of the Board of Directors of ICN, without dissent or abstention, approved the Reorganization on behalf of Datalinc. Datalinc s Partnership Agreement requires the Majority Vote of Limited Partners to approve the Reorganization. The term Majority Vote is defined in Datalinc s Partnership Agreement as the affirmative vote or written consent of the Limited Partners then owning of record more than fifty percent (50%) of the outstanding voting rights of Datalinc. If an Investor does not consent to the Reorganization, but the Reorganization is approved by the requisite vote of other Limited Partners, such Limited Partner is bound by such approval. The Board of Directors of ICN, Datalinc s General Partner believes that the proposed transaction is fair to Investors and that approval of the Reorganization is in the best interests of Datalinc and the Investors, the ICN Board unanimously recommends a vote FOR approval and adoption of the Reorganization Agreement. See
 Recommendation of the General Partners.

       Fastcom

            Pursuant to Fastcom s Partnership Agreement, the affirmative vote or written consent of the Limited Partners owning at least two-thirds ( ) of the outstanding Units of Fastcom is necessary to approve and adopt the Agreement and Plan of Merger. Datalinc owns approximately 80% of all of the outstanding Units of Fastcom and ICN, has given Datalinc s written consent to Fastcom for the approval of the Reorganization Agreement. Datalinc s consent, alone, is sufficient to give Fastcom's approval to the Reorganization. The board of directors of FMI approved the Reorganization without dissent on abstention. See Recommendation of the General Partner.

       Thrucomm

            The Board of Directors of Thrucomm approved the Reorganization Agreement without dissent or abstention.

EXPIRATION DATE AND EFFECTIVE TIME

       The term "Effective Time" means 5:00 p.m., Eastern Standard Time (EST), on the date on which the Requisite Consents have been received by ICN. Consents will become irrevocable at the Effective Time, subject to satisfaction of certain conditions, (See "Consent Procedures - Conditions of the Solicitation") and all Investors will be bound by the Reorganization Agreement.

       The term "Expiration Date" means 5:00 p.m., EST, on December 31, 1997, unless ICN, in its sole discretion as Datalinc's General Partner, extends the period during which the Solicitation is open, in which event the term "Expiration Date" means the latest time and date to which the Solicitation is so extended. Datalinc reserves the right to extend the Solicitation at any time and from time to time, by giving oral or written notice no later than 5:00 p.m., EST, on the next business day after the previously announced Expiration Date. Such notice may be by written notice to the Datalinc Investors. Such announcement or notice may state that Datalinc is extending the Solicitation for a specified period of time, or on a daily basis until 5:00 p.m., EST, on the date on which the Requisite Consents have been received.

REVOCATION OF CONSENTS

       Prior to the Effective Time, any Datalinc Investor may revoke any Consent. Any Datalinc Investor desiring to revoke a Consent must, prior to the Expiration Date, deliver to ICN, at the address set forth herein and on the Consent, a written revocation of such Consent (which may be in the form of a subsequent Consent marked with a specification, i.e., "For" or "Against," which is different from that set forth on the earlier Consent), containing the name of such Investor, the identification of the Units to which such revocation relates, and the signature of the registered owner.

CONDITIONS OF THE SOLICITATION

       Consents will become irrevocable at the Effective Time. The effectiveness of the Reorganization Agreement is conditioned upon (i) the receipt of the Requisite Consents; (ii) the Registration Statement, of which this Consent Statement/Prospectus forms a part, shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; (iii) no preliminary or permanent injunction or other order or decree by any federal or state court or any action by any state or federal governmental agency preventing the consummation of the Reorganization shall have been issued or taken and remain in effect; and (iv) all consents, orders and approvals legally required shall have been obtained and be in effect at the Effective Time.

       The Solicitation may be abandoned by Datalinc at any time prior to the Effective Time, for any reason, in which case all Consents will be voided. In addition, the Reorganization Agreement may be modified or abandoned for any reason, either before or after the Effective Time. If the Reorganization Agreement is modified, and Counsel for Datalinc delivers an opinion certifying that the modifications are not, in the aggregate, materially adverse to the Datalinc Investors, as compared to the Solicitation on the Reorganization Agreement as described in this Consent Statement/Prospectus. Consents given prior to such modification will remain valid and effective and will constitute Consents to the Reorganization Agreement, as so modified.

EXPENSES

       Datalinc and Fastcom will bear equally all of the expenses in connection with printing and mailing this Consent Statement/Prospectus. Datalinc and Fastcom equally will reimburse brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Consent Statement/Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Datalinc Units. Written Consents may be solicited by directors, executive officers or regular employees of Datalinc, in person, by letter or by telephone, telegram or telefax.

              CERTAIN TAX CONSEQUENCES OF THE REORGANIZATION

       The Reorganization will be treated as a transfer of the assets of the Partnerships to Thrucomm and the assumption of the Partnerships' liabilities by Thrucomm in exchange for the Preferred Stock. Immediately after such transfer, the persons who control Datalinc will control Thrucomm. Accordingly, other than with respect to Datalinc Limited Partners with a negative basis requiring recognition of gain in the year in which the Reorganization is effected, no gain or loss will be recognized by the Datalinc Investors and the Fastcom Investors as a consequence of the Reorganization. The Investors have received an opinion from Schifino and Fleischer, P.A., special counsel to Thrucomm, dated as of the date of this Consent Statement/Prospectus, to the effect that as a consequence of the Reorganization, other than with respect to Datalinc Limited Partners with a negative basis above, (i) the Investors will not recognize any gain or loss in the transfer of the assets and assumption of the liabilities of the Partnership; and (ii) that the Investors will not recognize any gain or loss in the subsequent distribution of the Underlying Shares. Such opinion is based on current law and various other assumptions as set forth in the copy of such opinion which is filed as an exhibit to the Registration Statement of which this Consent Statement/Prospectus forms a part, and which may be obtained by Investors upon request.

                      COMPARATIVE RIGHTS OF INVESTORS

       The following comparative information is an accurate summary of the material differences associated with rights of a holder of Units in the Partnerships versus stockholders in Thrucomm. The Investors shall become stockholders of Thrucomm in the event of a Mandatory Conversion and dissolution of the Partnerships. The rights and duties of Investors are identical under each of the Partnerships, except as otherwise noted.

DISTRIBUTIONS AND DIVIDENDS

       The Partnerships

            Each of the Partnership Agreements provide for cash distributions in the discretion of the General Partner, provided however, that distributions of cash flow, if any, shall be made at least quarterly commencing as soon as possible, and distributions of Sale Proceeds shall be made promptly after the occurrence of the event giving rise thereto as the General Partner deems reasonably prudent.

       Thrucomm, Inc.

            Although holders of Common Stock are entitled to receive any dividends declared thereon by Thrucomm s Board of Directors out of legally available funds, no dividends are expected to be paid on the Common Stock for the foreseeable future. Under Florida law, dividends may be paid out of the Company s surplus or out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, the Company s credit agreements restrict the Company s ability to pay cash dividends.

TAX MATTERS

       The Partnerships

            None of the Partnerships are subject to federal or state income taxes. Each Investor or Other Equity Owner is allocated his pro rata share of the Partnership s taxable income or loss.

       Thrucomm, Inc.

            The Company is subject to federal income tax on its consolidated income after allowable deductions and credits. Stockholders will not be taxed on the Company s income, but will generally be subject to federal and state income taxes on dividends received from the Company, if any.

VOTING RIGHTS

       The Partnerships

            Under Datalinc's Partnership Agreement, the holders of Units in Datalinc are presently entitled to the following number of votes: Series 100 Units - 2.226 votes per Unit; Series 200 Units - 0.0756 votes per Unit; Series 300 Units - 0.0757 votes per Unit; Series 300E1 Units - 0.757 votes per Unit; and the Series 300E2 Units - 0.757 votes per Unit, on matters submitted to them for a vote. Holders of Units in Fastcom are entitled to one vote per Unit on matters submitted to them for a vote. The approval of a sale of all or substantially all of the assets of the Partnerships, dissolution of the Partnerships and removal of the General Partners are matters requiring the vote or written consent of a majority of the outstanding voting rights of Datalinc's Investors and or the vote or written consent of the holders of at least two-thirds of the outstanding Fastcom Units.

       Thrucomm, Inc.

            Holders of the Company s Common Stock are entitled to one vote per share on all matters submitted to them for a vote, including the election and removal of directors, amendments to the Articles of Incorporation, certain mergers and share exchanges, dissolution and the sale of all or substantially all of the assets of the Company. These matters require the approval of a majority of the outstanding Common Stock. Accordingly, holders of Units will not receive a security with significantly different voting right, other than eliminating the right to compel dissolution and adding the right to participate in annual elections of directors. However, former holders of Units will own a slightly larger or slightly smaller percentage in the Company than they currently own in the respective Partnerships, resulting in a corresponding increase or decrease in their voting power.

RESTRICTIONS ON TRANSFERS

       The Partnerships

            No limited partnership interests in the Partnerships may be transferred or assigned unless (i) the transferor delivers an unqualified opinion of counsel satisfactory to counsel designated by the General Partners that the transfer does not violate any federal or state securities law; (ii) the transferee executes a statement as to his investment intent, and (iii) the General Partner consents to the transfer. In addition, no substitution may be made unless the transferor delivers an instrument of substitution adopting the terms of the Partnership Agreement, the General Partner consents, a reasonable transfer fee is paid and an amendment to the Certificate of Limited Partnership is filed.

       Thrucomm, Inc.

            The Common Stock to be issued upon Mandatory Conversion will be acquired pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(9) of the Act. The Common Stock will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate, (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate"), of Thrucomm. Affiliates may not sell their shares except pursuant to: (i) an effective registration statement under the Securities Act covering such shares; (ii) paragraph (d) of Rule 145; or (iii) any other applicable exemption under the Securities Act. See "Risk Factors."

RIGHT TO CALL MEETINGS

       The Partnerships

            Meetings of the limited partners of the Partnerships may be called by the holders of at least 10% of the outstanding Units. Actions requiring a vote of the holders of Units may be taken without a meeting upon written consent by the same percentage of limited partners required to approve the action at a meeting.

       Thrucomm, Inc.

            Special meetings of the Company s stockholders may be called by the President, Board of Directors or by holders of no less than 10% of the Common Stock. Actions requiring a vote may be taken without a meeting upon written consent by the same percentage of stockholders required to approve the action at a meeting.

RIGHT TO INVESTOR LIST

       The Partnerships

            Under Florida law and the Partnership Agreements, a holder of Units has the right to examine or copy a listing of the names and addresses and record ownership positions of the holders of Units.

       Thrucomm, Inc.

            The Company is required to maintain a list of the names and addresses of all stockholders at its principal office during normal business hours for any proper purpose and, in certain circumstances to provide a copy of the list to any stockholder upon request.

ASSESSMENTS AND LIMITED LIABILITY

       The Partnerships

            Under the terms of the Partnership Agreements, Investors are not subject to additional assessments. The liability of the limited partners generally limited to their capital contributions and, in certain circumstances, the amount of any capital distributed or returned to them.

       Thrucomm, Inc.

            The Company s stockholders will not be subject to assessments or to personal liability for obligations of the Company.

ALLOCATIONS AND DILUTION

       The Partnerships

            Allocation of distributions to Investors and Other Equity Owners in the Partnerships are governed by the Partnership Agreements and are set forth in several places in this Consent Statement/Prospectus. See The Datalinc Investors, The Fastcom Investors. Generally, allocations are made to Investors in proportion to their respective percentage ownership in the Partnerships, after certain returns of cash Contributions and receipt of certain Preferred Returns.

            The Partnership Agreements permit the sale of additional Units on such terms and conditions as the General Partner and a Majority Vote of the limited partners may determine. Any additional Units offered must be offered initially to all existing partners in the Partnerships on a pro rata basis.

       Thrucomm, Inc.

            The Company s Articles of Incorporation authorize the issuance of up to 75,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, including shares that may be divided into one or more additional series with rights and preferences to be determined by Thrucomm s Board of Directors without any shareholder action. An Investor s percentage interest in the Company is subject to dilution upon issuance of additional securities by the Company.

LIQUIDITY

       The Partnerships

            There is no trading market for the Units.

       Thrucomm, Inc.

            There is no trading market for the securities of the Company, and no assurances can be given that one will develop in the future.

REDEMPTION AND CONVERSION

       The Partnerships

            The Units are not redeemable or convertible into other securities.

       Thrucomm, Inc.

            The Common Stock of the Company is not redeemable or convertible.

FINANCIAL REPORTING

       The Partnerships

            No later than ninety (90) days afer the end of each fiscal year, the limited partners are entitled to receive a report of their respective General Partner showing distributions and allocations, all necessary tax reporting information. No later than ninety (90) days after receipt of the aforementioned report, the Investors shall receive an audited balance sheet and statement of income or loss.

       Thrucomm, Inc.

            After the Reorganization, the Company will not be subject to the reporting requirements of the Exchange Act and will not be required to file periodic reports or proxy statements with the Commission.

MANAGEMENT AND COMPENSATION

       The Partnerships

            The General Partners make all decisions regarding the day-to-day operations of their respective Partnerships. The General Partners devote such time as each determines shall be reasonably required. The limited partners shall have no participation in or control over the management of the Partnership. Subject to certain significant limitations, Investors or Other Equity Owner holding 66- % of the Units shall have the right to remove the General Partner. The General Partner may not withdraw or resign as General Partner without the Majority Vote of the limited partners of the Partnerships.

            The General Partners receive management fees from their respective Partnership. The management fees will terminate upon the Investor s approval of the Reorganization. See Management Comparative Compensation Information."

       Thrucomm, Inc.

            The stockholders of Thrucomm elect the Board of Directors. The directors appoint the Company s officers, to serve at the discretion of the Board. The directors of Thrucomm receive no compensation, but shall be entitled to participate in the Company's Stock Option Plans. Officer salaries and incentive compensation are determined by the Board of Directors.

FIDUCIARY DUTIES

       The Partnerships

            The managing General Partners' fiduciary duties to the limited partners include legal responsibilities of loyalty, care and good faith. ICN and FMI may not profit from any activities in contravention of their fiduciary obligations to the Partnerships.

       Thrucomm, Inc.

            The fiduciary duties owed by the directors of Thrucomm to its stockholders under the Florida Business Corporations Act, and remedies available for a breach of those responsibilities are similar to those applicable to the Partnerships and the limited partners. Therefore the Reorganization generally will not involve any reduction in the standard of care owed to Investors or in the remedies available for any breach of those duties.

LIMITS ON MANAGEMENT'S LIABILITY

       The Partnerships

            The Partnership Agreements provide that in any threatened, pending or completed action, suit or proceeding to which the General Partners were or are a party or are threatened to be made a party by reason of the fact that they were or are a General Partner of the Partnerships, involving any alleged cause of action for damages arising from the performance of the activities of the Partnerships, the Partnerships will indemnify their respective General Partners against expenses actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the
Partnership, and provided their conduct does not constitute negligence, misconduct or a breach of their fiduciary obligations to the limited partners.

       Thrucomm, Inc.

            Thrucomm's Articles of Incorporation and By-laws provide for the elimination of directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of directors, officers and agents to the full extent permitted by the Florida Business Corporation Act. These provisions generally provide for indemnification in the absence of gross negligence, willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of Common Stock.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CONTINUATION OF EXISTENCE

       The Partnerships

            The Partnership Agreements provide for a term ending on December 31, 2039, or until an earlier dissolution upon specified events, but contemplates continuing operations in accordance with its objectives.

       Thrucomm, Inc.

            The Company has a perpetual term, subject to dissolution upon the occurrence of specified events.

ANTI-TAKEOVER PROVISIONS

       The Partnerships

            There are no anti-takeover provisions in the Partnership Agreements or under Florida Partnership law.

       Thrucomm, Inc.

            Thrucomm is subject to the anti-takeover protections of the Florida Business Corporations Act, which prohibit business combinations with interested stockholders under certain circumstances. Florida's Affiliated Transactions Statute is designed to protect shareholder from a so-called two-tier, front-end loaded tender offer (e.g., a front-end cash tender offer for 51% of the stock at a price of $65 a share, to be followed by a take-out merger for the remaining 49% at a price of $45 a share). This statute however does not apply to any corporation with fewer than 300 shareholders.

LIQUIDATION RIGHTS

       The Partnerships

            In the event of liquidation, the Investors and Other Equity Owners are entitled to a distribution in proportion their positive Capital Accounts, after taxes and creditors (including any partners who are creditors, to the extent permitted by law) have been paid, and if any General Partner's Capital Account then has a deficit balance, such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero.

       Thrucomm, Inc.

            In the event of liquidation, holders of Common Stock would be entitled to share ratably in any assets of the Company remaining after satisfaction of obligations to its creditors and liquidation preferences on any series of Preferred Stock of the Company then outstanding.

RIGHT TO COMPEL DISSOLUTION

       The Partnerships

            The Partnerships may be dissolved by unanimous vote or written consent of all the Partners.

       Thrucomm, Inc.

            Under Florida law, stockholders of a Company may not vote to compel dissolution of the Company without prior action by its Board of Directors.

           PRO FORMA CONDENSED FINANCIAL INFORMATION (Unaudited)

       The following pro forma information and explanatory notes are presented to reflect the proposed Reorganization on the historical financial statements of Datalinc, Fastcom and Thrucomm. The Reorganization, reflected in the pro forma information, has been accounted for as a transaction among related parties. Accordingly, historical cost basis is used for the parties considered to be under common control, including all Datalinc limited partners and Datalinc's interest in Fastcom. The historical basis of the Fastcom Series 100EA Investors and the MIP Interests have been stepped up to fair market value to reflect the purchase method on these minority interests in Fastcom. Fastcom's Series 100 Units, its Series 200 Units and CFG's Options are recorded at historical basis and reflect fair value. The Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 1996 reflects the transfer of 100% of the assets and liabilities of Fastcom in exchange for one (1) share of each series of Thrucomm's Mandatory Convertible Preferred Stock, Series I - O. All the assets and liabilities of Datalinc are reflected as being transferred to its 100% owned subsidiary Thrucomm in exchange for one (1) share of each series of Thrucomm's Mandatory Convertible Preferred Stock, Series A - H. The Unaudited Pro Forma Condensed Combined Statements of Operations and Cash Flows for the year ended
December 31, 1996 reflect the pro forma of operations and cash flows, as adjusted, as if this combination had taken place on January 1, 1996.

       The pro forma condensed combined balance sheet assumes that the Reorganization was consummated on December 31, 1996, and the pro forma condensed statements of operations and cash flows assume that the Reorganization was consummated at the beginning of the year presented. The assumptions are described in the accompanying Pro Forma Adjustments.

       The pro forma financial statements do not include earnings or book value per share amounts as the calculation to determine the preferred shares conversion to common shares is currently not determinable due to the inability to ascertain a value of the Company and the number of shares that will be ultimately issued. As a result, the pro forma capital structure can not be determined at this time.

       The pro forma information should be read in conjunction with the historical financial statements of Datalinc, Fastcom and Thrucomm and the related notes thereto included in the Consent Statement/Prospectus. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations, cash flows or combined financial position that would have resulted had the Reorganization been consummated at the dates indicated, nor is it necessarily indicative of the results of operations or cash flows of future periods or future combined financial position.

                                 THRUCOMM
                     Pro Forma Combined Balance Sheet
                             December 31, 1996
                                                              (See)
                                         Historical          (* NOTE)
                                 Datalinc        Fastcom     (Below)  Combined
ASSETS
--------------------------------
Cash and Cash Equivalents        $    24,575     $     12,166      $   276,743
Trade Accounts Receivable            574,079           14,212          588,291
Inventories                          281,550                0          281,550
Other Receivables                     41,512           38,221           79,733
Prepaid and Other Current Assets      20,510           16,022           36,532
                                 -----------     ------------       ----------
            Total Current Assets     942,226           80,621        1,262,849

Advances to and Investment in
 Affiliate (gross)                 1,345,931                0                0
Reserve for advances to Affiliate   (827,396)                                0
Property and Equipment, net        1,498,452          947,388        2,445,840
Organization Costs(net)                    0              167              167
Other Long-term Receivables           10,000                0           10,000
Other Assets and Deposits             72,530                0           72,530
Purchased R & D                                                              0
                                 -----------     ------------      -----------
            Total Assets           3,041,743       1,028,176         3,791,386
                                 ===========     ============      ===========

LIABILITIES AND PARTNERS' EQUITY
--------------------------------
Accounts Payable and
  Accrued Expenses                   920,108         308,057         1,228,165
Debt Due Within One Year             746,152               0           746,152
Lease Obligation Due Within
 One Year                            297,953          58,715           356,668
                                 -----------     -----------       -----------
  Total Current Liabilities        1,964,213         366,772         2,330,985

Payable to Affiliate                       0       1,345,931                 0
Long-term debt                         5,208                             5,208
Long-term Capital Lease Obligation   725,080         142,869           867,949
                                 -----------     -----------       -----------

  Total Liabilities                2,694,501       1,855,572         3,204,142

Common Stock                                                                 1
Preferred Stock:
   Datalinc:
  Series A-series 100                                                1,632,000
  Series B-series 200                                                1,027,952
  Series C-series 300                                                  654,433
  Series D-series 300E1                                              1,110,889
  Series E-series 300E2                                                956,791
  Series F-MIP                                                          41,000
  Series G-CFG                                                         261,068
  Series H-ICN                                                               0
   Fastcom:
  Series I-series 100                                                  414,600
  Series J-series 100EA                                                 85,251
  Series K-series 200                                                1,936,500
  Series L-Datalinc                                                     74,143
  Series M-CFG                                                         317,029
  Series N-ICN                                                               0
  Serios O-ILC                                                               0
Retained Earnings(Deficit)                                          (7,924,413)
Mandatory redeemable
   partnership interest                            2,155,000                 0
Partners' Equity(Deficit)-Gen.    (1,666,735)     (3,406,754)                0
CFG Option - Datalinc                261,067                                 0
Partners' Equity(Deficit)-Ltd.     1,752,910         347,329                 0
CFG Option - Fastcom                                  77,029                 0
                                 -----------     -----------       -----------
  Total Equity                       347,242        (827,396)          587,244
                                 -----------     -----------       -----------
  Total Liabilities &
     Equity(Deficit)             $ 3,041,743     $ 1,028,176       $ 3,791,386
                                 ===========     ===========       ===========
* - NOTE - See Page 55-b for Pro-Forma Adjustments Columns
                                       55-a

                                 THRUCOMM
                     Pro Forma Combined Balance Sheet
                             December 31, 1996


                                         Pro Forma Adjustments
                         -------------------------------------------------------

ASSETS
-------------------------
Cash and Cash Equivalents                              $  240,002 (f)(l)(m)
Trade Accounts Receivable
Inventories
Other Receivables
Prepaid and Other
Current Assets
                            -----------   ------------  -----------  ----------
     Total Current Assets   $         0   $          0     240,002   $        0

Advances to and Investment
  in Affiliate (gross)       (1,345,931)(b)
Reserve for advances to
Affiliate                       827,396 (a)
Property and Equipment, net
Organization Costs(net)
Other Long-term Receivables
Other Assets and Deposits
Purchased R & D                                            126,251     (126,251)
                                                                (d)          (g)
                            -----------   ------------  -----------  ----------
            Total Assets    $  (518,535)  $          0   $ 366,253   $ (126,251)
                            ===========   ============  ==========   ========(g)


LIABILITIES AND PARTNERS' EQUITY
--------------------------------
Accounts Payable and
  Accrued Expenses
Debt Due Within One Year
Lease Obligation Due Within
 One Year
                            -----------   ------------  -----------  ---------
 Total Current Liabilities  $         0   $          0  $         0  $       0

Payable to Affiliate         (1,345,931)(b)
Long-term debt
Long-term Capital
Lease Obligation
                            -----------   ------------  -----------  ---------
  Total Liabilities          (1,345,931)             0            0          0

Common Stock                                                      1 (f)
Preferred Stock:
   Datalinc:
  Series A-series 100                      1,632,000 (c)
  Series B-series 200                      1,027,952 (c)
  Series C-series 300                        654,433 (c)
  Series D-series 300E1                    1,110,889 (c)
  Series E-series 300E2                      956,791 (c)
  Series F-MIP                                     0         41,000 (d)
  Series G-CFG                               261,067 (c)          1 (m)
  Series H-ICN                                     0
   Fastcom:
  Series I-series 100                        414,600 (c)
  Series J-series 100EA                            0          85,251 (d)
  Series K-series 200                      1,936,500 (c)
  Series L-Datalinc                           74,143 (c)
  Series M-CFG                                77,029 (c)     240,000 (l)
  Series N-ICN                                     0
  Series O-ILC                                     0
Retained Earnings(Deficit)                                (7,798,162)(e)
                                                                       (126,251)
Mandatory redeemable                                                        (g)
   partnership interest                   (2,155,000)(c)
Partners' Equity(Deficit)-Gen.                             5,073,489(e)
CFG Option - Datalinc                       (261,067)(c)
Partners' Equity(Deficit)-Ltd.  827,396(a)(5,652,308)(c)   2,724,673(e)
CFG Option - Fastcom                         (77,029)(c)
                            -----------   ----------     -----------  --------
  Total Equity                  827,396            0         366,253  (126,251)

  Total Liabilities &
     Equity(Deficit)       $   (518,535)  $        0      $  366,253 $(126,251)
                           ============   ==========      ==========  ========
                                      55-b

                                    Thrucomm
                   Pro Forma Combined Statement of Operations
                          Year Ended December 31, 1996

                              Historical
                          -----------------        Pro Forma
                          Datalinc     Fastcom    Adjustments   Combined
                          ----------   ---------  -----------   ----------
Revenues:
   Hub Access Fees       $ 2,094,411   $  69,134                $ 2,163,545
   VSAT/PES Sales          3,131,810                              3,131,810
   Hub Equipment Sales       255,000                                255,000
   Terminal Equipment Sales   50,805                                 50,805
   Installation Income and
   Other Services            300,395              $ (48,340)(h)     252,055
                         -----------   ---------  ---------     -----------
   Total Revenues          5,832,421      69,134    (48,340)      5,853,215
                         ===========   =========  =========     ===========

Operating Expenses:

 Cost of Services Provided 1,349,499                              1,349,499
 Cost of Equipment Sales   3,315,001                              3,315,001
 Selling, general and
   administrative            711,402   1,305,687    (48,340)(h)   1,968,749
 Research and Development,
   Net of Refund                   0     364,977    126,251 (g)     491,228
 Depreciation and
   Amortization              473,024     106,680                    579,704
                          ----------  ----------  ---------     -----------
   Total Operating
      Expenses             5,848,926   1,777,344     77,911       7,704,181
                        ============  ==========  =========     ===========

Income (Loss) From
   Operations                (16,505) (1,708,210)  (126,251)     (1,850,996)


Income (Loss) From
   Affiliate                (481,752)               481,752(l)            0
Interest Expense            (158,292)     (7,830)                  (166,122)
                         -----------   ---------   --------       ---------
Net Income (Loss)        $  (656,549)$(1,716,040) $ 355,501    $ (2,017,088)
                         ===========  ==========  =========     ===========

                                      Thrucomm
                      Pro Forma Combined Statement of Cash Flows
                            Year Ended December 31, 1996

             Historical                       Pro Forma
             Datalinc     Fastcom            Adjustments          Combined
             ----------   -----------  -------------------------  ------------
Cash flows from operating activities:
  Net loss   $ (656,549)  $(1,716,040) $ 481,752(l) $ (126,251)(g) $(2,017,088)

Adjustments to reconcile net loss to net cash used in operating activities:
  Research & development
                    ---           ---    126,251(g)        ---         126,251
  Depreciation and amortization
                473,024       106,680        ---           ---         579,704

  Income (loss) in affiliate
                481,752           ---   (481,752)(l)       ---               0

  (Increase) decrease in:
   Trade accounts
   receivable  (267,279)      (14,212)        ---          ---        (281,491)
   Inventories  433,929           ---         ---          ---         433,929
   Other
   receivables  (20,879)      (38,221)        ---          ---         (59,100)
   Prepaid and
   other current
   assets        25,290       (14,360)        ---          ---          10,930
   Other assets
   and deposits (43,106)          ---         ---          ---         (43,106)
  Increase(decrease)in accounts payable and accrued
  expenses       81,867       159,102         ---          ---         240,969
              ---------     ----------  ---------    ---------    ------------
     Net cash provided by (used in) operating
     activities 508,049    (1,517,051)          0            0     (1,009,002)
              =========     ==========  =========    =========    ============


Cash flows from investing activities:
Acquisitions of property and equipment
               (144,817)     (636,975)        ---          ---       (781,792)
Advances made to affiliate
               (160,287)          ---     160,287(j)       ---              0
              ---------     ----------  ---------    ---------    ------------
   Net cash used in investing
   activities  (305,104)     (636,975)    160,287            0       (781,792)
              =========     ==========  =========    =========    ============

Cash flows from financing activities:
Capital                                              * (f) (l) (m)
 contributions      ---     2,017,500         ---      240,002 *    2,257,502
Advances from
 affiliate          ---       160,287    (160,287)(j)      ---              0
Additions to
 borrowing      638,280           ---         ---          ---        638,280
Reductions in borrowings and capital lease
 obligations   (890,190)          ---         ---          ---       (890,190)
Debt issue costs (4,289)      (11,595)        ---          ---        (15,884)
              ---------     ----------  ---------    ---------    ------------
   Net cash provided by(used in) financing
    activities (256,199)    2,166,192    (160,287)     240,002      1,989,708
              =========     ==========  =========    =========    ============

Net increase(decrease) in cash and cash
 equivalents    (53,254)       12,166           0      240,002        198,914

Cash and cash equivalents, beginning
  of year        77,829             0          ---         ---         77,829
              ---------     ----------  ---------    ---------    ------------
Cash and cash equivalents, end of
  year       $   24,575    $    12,166  $       0   $  240,002    $   276,743
              =========     ==========  =========    =========    ============

                                 Thrucomm
                           Pro Forma Adjustments
                             December 31, 1996


The following pro forma adjustments are necessary:

a. To eliminate $827,396 reserve established in fiscal 1996 related to the advances to and investment in Fastcom recorded by Datalinc.

b. To eliminate $1,345,931 advances to and investment in affiliate and payable recorded by Datalinc and Fastcom, as of December 31, 1996, respectively.

c. Reflects the issuance of preferred shares in Thrucomm to each of the partnerships (Datalinc and Fastcom) in exchange for the underlying assets of the partnerships.

d. Reflects the step-up in basis of the Series 100EA Fastcom limited partners interest, CFG and, the employees under the Management Incentive Plan (the "minority interests"). The step-up in the minority interests are based on the fair value of the Series 200 Fastcom limited partners interest which were acquired during May to September 1996. As these interests were recently acquired, management believes that they represent a reasonable estimate for fair value.

e. Reflects the conversion of Partners' Equity (Deficit) related to operations to Retained Earnings (Deficit).

f. Reflects the issuance of no-par common stock of ownership interest of Datalinc in Thrucomm.

g. Reflects the recording and FAS 121 write-off of purchased in-process research and development costs.

h. To eliminate $48,340 inter-company rent revenue and expense charged to Fastcom for leasing of certain hub equipment owned by Datalinc.

i.  To eliminate the $481,752 Datalinc's equity loss in Fastcom.

j. To eliminate $160,287 in advances made by Datalinc and received by Fastcom during 1996.

k. No tax benefits or tax asset relating to operating losses have been recorded as all losses, have been utilited by the partners and there are no significant book/tax differences.

l. Reflects the $240,000 received from CFG from exercising the Fastcom Option under Fastcom's Partnership Agreement.

m. Reflects the $1 received from CFG from exercising the Datalinc Option under the Datalinc's Partnership Agreement.

                              Datalinc, Ltd.
                  Management's Discussion and Analysis of
              Financial Conditions and Results of Operations

Results of Operations

  The following table presents certain items in the Consolidated Statement of Operations of Datalinc, Ltd. and as a percentage of revenues for the period indicated.


                                 Year ended December 31,
                                  Percent            Percent           Percent
                                  of                 of                of
                      1994        Revenues   1995    Revenues  1996    Revenues
                      --------    --------   ------  --------  ------  --------
                                 (Dollar amounts in thousands)

Revenues              $4,244      100.0%     $2,169  100.0%    $5,832  100.0%
Operating
expenses:
  Cost services
  & sales              3,487       82.2       1,456   67.1      4,664    80.0
  Selling, general
  & administrative       825       19.4         563   26.0        711    12.2
  Research &
   development,
   net of refund         (80)      -1.9           0    0.0          0     0.0
  Depreciation &
   amortization          397        9.4         327   15.1        473     8.1
                     -------     ------     ------- ------    -------  -------


Operating loss          (385)      -9.1        (177)  -8.2        (16)   -0.3
 (Income)loss from
  affiliate              567       13.4        (147)  -6.8        482     8.3
  Interest expense         8        0.2          97    4.5        159     2.7
                    --------    -------    -------- ------    -------  ------

Net loss              $ (960)     -22.6      $ (127)  -5.9      $(657)  -11.3
                    ========    =======    ======== ======   ======== =======

Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

REVENUES for the year ended December 31, 1996 increased approximately $3.7 million (168.9 percent) from 1995. Hub access fee revenues increased approximately $393,000 from $1.7 million in 1995 to $2.1 million in 1996 (23 percent) as a result of Datalinc obtaining a significant new customer in 1996. This customer accounted for approximately 570 new sites, raising the total number of sites to 1,105 in service at December 31, 1996 as compared with 536 sites at December 31, 1995.

In addition to increasing hub access fee revenues, Datalinc's significant new customer increased equipment sales and installation fees by approximately $3.2 million from $.5 million in 1995 to $3.7 million in 1996 (640 percent).

COST OF SERVICES AND SALES increased by $3.2 million (220.4 percent) for the year ended December 31, 1996 over the same period in 1995. Cost of hub access services increased $179,000 from $1.2 million in 1995 to $1.4 million in 1996 (15.2 percent). Cost of services as a percent of hub access fee revenues decreased from 68.8 percent in 1995 to 64.4 percent in 1996 as a result of increasing the amount of customer sites, the overall cost per site decreased.

With the addition of Datalinc's significant new customer in 1996, cost of equipment sales increased $3.0 million from $.3 million in 1995 to $3.3 million in 1996 (1,063 percent) resulting in margins of $182,000 in 1995 and $423,000 in 1996. Cost of equipment sales as a percent of equipment sales and installation fees increased 27.7 percent from 61.0 percent in 1995 to 88.7 percent in 1996. This increase in cost of sales as a percent of sales is principally a result of lower margins on installing this equipment as certain discounts were given to obtain the customer discussed above.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased approximately $148,000 (26.0 percent) from $563,000 in 1995 to $711,000 in 1996. This is principally due to increased marketing efforts including more travel by Datalinc's sales force in the hub's surrounding area, an increase in personnel and an increase in professional fees.

DEPRECIATION AND AMORTIZATION increased approximately $146,000 (44.7 percent) from $327,000 in 1995 to $473,000 in 1996. This increase is principally a result of depreciation expense on several new capital lease transactions during 1996 which will facilitate the expansion of its hub operations to better serve its customers.

(INCOME) LOSS FROM AFFILIATE increased $629,000 from $147,000 of income in 1995 to a $482,000 loss in 1996. Datalinc records its investment in Fastcom based on the book value of net assets available for repayment in a manner similar to equity accounting. The loss recorded in 1996 reflects a decrease in the net assets available to Datalinc in the event of liquidation of Fastcom. At December 31, 1995 Datalinc's investment was recorded at $840,000 which reflected cash repayment by Fastcom to Datalinc which was received subsequent to year end from equity proceeds raised.

INTEREST EXPENSE increased approximately $62,000 (63.9 percent) from $97,000 in 1995 to $159,000 in 1996. This increase is principally due to interest expense related to several new capital lease transactions during 1996. Additionally, Datalinc's wholly-owned subsidiary, Thrucomm, obtained a new $600,000 line of credit to assist in funding operations.

NET LOSS was $657,000 (11.3 percent of total revenues) in the year ended December 31, 1996 as compared to $127,000 (5.9 percent of total revenues) in the same period in 1995 as result of factors described above.

Year Ended December 31, 1995 Compared with Year Ended December 31, 1994

REVENUES for the year ended December 31, 1995 decreased approximately $2.1 million (48.9 percent) from 1994. Hub access fee revenues increased approximately $186,000 from $1.5 million in 1994 to $1.7 million in 1995 (12.3 percent) as a result of Datalinc's significant new customer in 1994 being in service for the entire year. This customer accounted for approximately 200 new sites. Datalinc had 536 sites in service at December 31, 1995 and 492 sites at December 31, 1994.

Datalinc s equipment sales and installation fees decreased approximately $2.2 million from $2.7 million in 1994 to $.5 million in 1995 (82.9 percent) as Datalinc's new customer in 1994 accounted for a significant portion of the equipment sales and installation fees.

COST OF SERVICES AND SALES for the year ended December 31, 1995 decreased approximately $2.0 million (58.3 percent) from 1994. Cost of hub access services increased $70,000 from $1.1 million in 1994 to $1.2 million in 1995 (6.4 percent). Cost of services as a percent of hub access fee revenues decreased from 72.6 percent in 1994 to 68.8 percent in 1995 as a result of increasing the amount of customer sites, the overall cost per site decreased.

With the addition of Datalinc's significant new customer in 1994, cost of equipment sales decreased $2.1 million from $2.4 million in 1994 to $.3 million in 1995 (88.1 percent) resulting in margins of $342,000 in 1994 and $182,000 in 1995. Cost of equipment sales as a percent of equipment sales and installation fees decreased 26.5 percent from 87.5 percent in 1994 to 61.0 percent in 1995. This decrease in cost of sales as a percent of sales is principally a result of lower margins on installing equipment in 1994 as certain discounts were given to obtain the customer discussed above.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES decreased approximately $262,000 (31.8 percent) from $825,000 in 1994 to $563,000 in 1995. This is principally due to the sharing of costs with Fastcom. Such costs include marketing efforts, personnel salaries and partnership management fees. Fastcom had a full year of development in 1995 compared to 1994.

RESEARCH AND DEVELOPMENT, NET OF REFUND decreased $80,000 for the year ended December 31, 1994 to no research and development costs in 1995. In 1994, Datalinc received a $110,000 refund of prior year expenses paid to a vendor because of the vendor's inability to perform under the terms of the contract. The research and development costs relate to the Network that Fastcom is developing. Such costs are now exclusively incurred by Fastcom.

DEPRECIATION AND AMORTIZATION decreased approximately $70,000 (17.6 percent) from $397,000 in 1994 to $327,000 in 1995. This decrease is principally the result of certain of Datalinc's property and equipment being fully depreciated. As Datalinc was formed in 1989, a portion of its original property and equipment had five-year lives which became fully depreciated in 1995.

(INCOME) LOSS FROM AFFILIATE decreased $714,000 from $567,000 loss in 1994 to $147,000 of income in 1995. The loss recorded in 1994 represents the equity loss in Fastcom including a reserve for the net assets available to Datalinc. At December 31, 1995 Datalinc's investment was recorded at $840,000 which reflected cash repayment by Fastcom to Datalinc subsequent to year end from equity proceeds.

INTEREST EXPENSE increased approximately $89,000 (1,112.5 percent), from $8,000 in 1994 to $97,000 in 1995 which was principally due to increased interest expense as Datalinc obtained new debt to assist in funding operations.

Net loss was $127,000 (5.9 percent of total revenues) in the year ended December 31, 1995 as compared to $960,000 (22.6 percent of total revenues) in the same period in 1995 as result of factors described above.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying consolidated financial statements have been prepared in a going concern basis. Datalinc, since its inception, has experienced recurring losses, although the operating losses have significantly decreased each year. Datalinc had a working capital deficiency of approximately $1.0 million at December 31, 1996, as compared to a deficiency of approximately $538,000 at December 31, 1995. The increase in working capital deficiency was primarily due to additional debt and lease obligations being entered into during the year to assist in financing Fastcom's development.

To assist in funding Fastcom's development, Datalinc's wholly-owned subsidiary, Thrucomm, obtained a $600,000 line of credit which was guaranteed by both Datalinc and Fastcom and is collateralized by all of their assets. This line of credit was originally due March 31, 1997, however, management is presently negotiating an extension through September 1997 and the line had an unused available balance of approximately $80,000 at March 31, 1997.

Datalinc's operating activities generated $508,000 of cash flow for the year ended December 31, 1996. Datalinc believes that it can currently fund its own requirements with cash flow from operations. However, Datalinc also has funded the development of Fastcom which continues to drain Datalinc's cash and cause Datalinc to obtain additional debt. Management of Fastcom is currently seeking additional financing through venture capital or other investors, which would be used as repayment of the non-interest bearing advances made to Fastcom. Datalinc management, however, is also concurrently attempting to effect the proposed Reorganization to expand its ability to raise capital through alternative sources of financing. Future additional debt or equity proceeds would be used to finance the regional build-out of the Fastcom Network.

No assurances can be made that the proposed Reorganization will be approved. The proposed Reorganization itself, will not provide any additional financing. However, management believes the proposed Reorganization will enhance the Company's ability to obtain future financing, as the reorganized Company will be more attractive to institutional investors, which will expand the financing opportunities currently available including the possibility of a future IPO.

INFLATION AND CHANGING PRICES

Inflation has not materially affected the sale of hub access fee services by Datalinc. VSAT/PES equipment, leasing costs and transmission costs have not risen significantly, nor has Datalinc substantially increased its charges to customers. Overhead expenses are, however, subject to inflationary pressure.

                               Fastcom, Ltd.
                  Management's Discussion and Analysis of
              Financial Condition and Results of Development

Results of Operations

The following table presents certain items in the Statement of Operations of Fastcom, Ltd. for the period indicated.

                              For the nine
                               months from
                             inception through
                               December 31,           Year ended December 31,
                                   1994                 1995           1996
                              ----------------    ----------     ----------
                               (Dollar amounts in thousands)


Statement of Operations Data:

Revenues (1)                           -                   -     $       69
Expenses:
 Operating, general &
   administrative              $     253          $      654          1,306
 Research and development            309                 278            365
 Depreciation and amortization         2                  27            107
 Interest expense                      2                  11              7
                               ---------          ----------      ---------
Net loss                       $    (566)         $     (970)     $  (1,716)
                               =========          ==========      =========


(1) Fastcom is a development stage enterprise and has had no significant revenues.

Year Ended December 31, 1996 Compared with Year Ended December 31, 1995

REVENUES for the year ended December 31, 1996 were approximately $69,000 as Fastcom obtained its first customer. These revenues are not considered significant and Fastcom remains a development stage enterprise. The addition of Fastcom's first customer in 1996 accounted for approximately 330 sites. Fastcom is involved in pilot testing with a number of other potential customers which could result in significant future revenues.

OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES increased approximately $652,000 (99.7 percent) from $654,000 in 1995 to $1,306,000 in 1996. The increase is principally due to Fastcom obtaining its first customer and installing the Network equipment at the appropriate customer sites. Additionally, an increase in personnel and marketing efforts were experienced as Fastcom continues to develop and build its infrastructure necessary to accommodate the activities associated with the Network.

RESEARCH AND DEVELOPMENT increased $87,000 (31.3 percent) from $278,000 in 1995 to $365,000 in 1996, principally as Fastcom continues to develop the technology related to its Network and new radios.

DEPRECIATION AND AMORTIZATION increased approximately $80,000 (296.3 percent) from $27,000 in 1995 to $107,000 in 1996. This principally is a result of depreciation expense on several capital lease transactions being entered into during the year as additional equipment was needed to build Fastcom's Network.

INTEREST EXPENSE remained relatively constant for the year ended December 31, 1996, as compared to the same period in 1995, as interest free incremental financing was provided by Datalinc.

NET LOSS was $1.7 million in the year ended December 31, 1996 as compared to $970,000 in the same period in 1995 as result of factors described above.

Year Ended December 31, 1995 Compared with Period Ended December 31, 1994

OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES increased approximately $401,000 (158.5 percent) from $253,000 in 1994 to $654,000 in 1995. This is principally due to Fastcom having its first full year of incurring costs to develop its Network in 1995. As Fastcom was formed in March 1994 there were only nine months to develop its Network in 1994.

RESEARCH AND DEVELOPMENT remained relatively constant for the year ended December 31, 1995, as compared to 1994.

DEPRECIATION AND AMORTIZATION remained relatively constant for the year ended December 31, 1995, as compared to 1994.

INTEREST EXPENSE remained relatively constant for the year ended December 31, 1995, as compared to 1994.

NET LOSS was $970,000 in the year ended December 31, 1995 as compared to $566,000 in 1994 as result of factors described above.

LIQUIDITY AND CAPITAL RESOURCES

Since its inception in March 1994, Fastcom has been a development stage enterprise primarily engaged in the research and development of its Network. Fastcom obtained its first customer in 1996, although the $67,000 in net revenues were not considered significant.

Fastcom has been unprofitable since its inception and expects to incur additional losses until it has completed its product development and obtained a sufficient customer base. Fastcom's liabilities exceed its assets by approximately $827,000 at December 31, 1996, which is primarily due to Fastcom's cumulative losses of $3.3 million. Fastcom also has a working capital deficiency of $1.6 million at December 31, 1996. The increase in the working capital deficiency is due to increased development costs and capital leases being entered into during the year.

Fastcom requires financing in order to complete a regional build-out of the Network. Such a regional build-out would involve approximately 450 cells at an estimated aggregate cost of $8.2 million in equipment expenditures, $2.5 million in working capital (including product development costs) and $1 million in debt retirement, or a total of $11.7 million. The construction would take approximately eighteen months to complete.

Fastcom has historically been highly dependent on obtaining necessary financing from Datalinc, a related party and owes Datalinc $1.3 million for non-interest bearing advances. Datalinc does not presently have the financial resources necessary to continue as a going concern and to fund the development of Fastcom. While Fastcom continues to search for additional debt or equity investors, it anticipates transferring its assets and liabilities to Thrucomm in the proposed Reorganization. See discussion of management's anticipated financing at the "Liquidity and Capital Resources" for Datalinc.

INFLATION AND CHANGING PRICES

     Inflation has not materially affected the sale of access fee services by Fastcom. Leasing costs and transmission costs have not risen significantly, nor has Fastcom substantially increased its charges to its customer. Overhead expenses are, however, subject to inflationary pressure.

                                 BUSINESS

                                  FASTCOM

     Fastcom was formed in 1994 to develop, install and operate a proprietary wireless, digital communications network for automated teller machines and on-line point of sale verification terminals in the license free, 902 to 928 megahertz (MHZ") frequency band ("Part 15" of the regulations of the Federal Communications Commission - "FCC"). Significant funding for the development of Fastcom has been principally provided by Datalinc. Through December 31, 1996, Datalinc has funded approximately $2.2 million. Under the terms of Datalinc's non-interest bearing advances, such amounts are required to be repaid before Fastcom can make any distributions to its Investors or Other Equity Owners.
As of December 31, 1996, Datalinc has been repaid $840,000 from Fastcom from funds raised by Fastcom's Series 200 Offering. The remaining non-interest bearing advances from Datalinc as of December 31, 1996 totaled $1,345,931. Fastcom may repay these non-interest bearing advances out of the proceeds of future offerings. In the event the Reorganization is approved, the related party debt will be climinated, which was considered by management in establishing the relative ownership interests of Fastcom and Datalinc in Thrucomm.

     Fastcom's Network is designed for customers currently using traditional telephone lines to transmit data between a central data center and multiple, geographically dispersed "remote" locations. The Network is a hybrid transmission data solution which seamlessly integrates high speed, digital radios with a frame relay backbone. Fastcom's proprietary radio technology and network structure are designed to displace current traditional telephone line carriers, primarily telephone companies, by providing better performance, and, for certain users, a significantly lower cost than alternate traditional delivery systems.

     Fastcom recently signed a contract with Star Bank, a leading regional bank in Cincinnati, to deploy Fastcom's service to over 403 of its ATM locations. Fastcom has successfully completed a pilot with one potential customer and is negotiating with that company for a three year contract for a minimum of 200 ATM locations. Fastcom is currently undertaking, or about to begin, pilot programs with several electronics fund transfer providers which control a total of approximately 28,500 ATM locations and up to approximately 529,000 point of sale devices.

THE ELECTRONICS FUND TRANSFER ("EFT") INDUSTRY

     The EFT industry is comprised of large banks and independent third party processors which function as clearing houses for ATMs, credit card, debit card and check authorization requests, lotteries and any other retail transaction that require searching one or more data bases while the connection with the requesting party remains established (also referred to as accessing in real time). Typically, the credit or funds transfer authorization process is initiated by an ATM or merchant transmitting an authorization request to the processor, which accesses the pertinent data bases in real time and transmits an acceptance or rejection back to the ATM or merchant.

     Based upon source documents, management believes that the EFT industry serves approximately 2.9 million locations in the United States. Management also believes that the potential for growth in both the number of sites that will benefit from the Network's operation efficiencies and lower cost and a projected 400% increase in on-line data transmission speed requirements for the EFT industry for 1995 until 1999 to be significant.

     In general, the EFT industry is using only two data transmission protocols, synchronous and asynchronous. A synchronous protocol is used for EFT applications characterized by heavy traffic volume running over a dedicated, on-line network which remains in constant use, such as an ATM. An asynchronous protocol is used for light or infrequent traffic volume, which typically is transmitted over dial-up networks and only used during the authorization process, such as a merchant validating use of a credit card. These protocols determine the manner in which data are transmitted between two devices.


ATMS - SYNCHRONOUS & ASYNCHRONOUS

     Full service ATMs accept deposits, statement drops, balance inquiries and also dispense postage, event tickets and other items in addition to cash. Full service ATMs typically operate synchronously and are networked in a dedicated or on-line environment due to the large number of transactions and heavy traffic volume. Management believes that the average number of monthly transactions for a full service ATM is approximately 7,000.

     Off premise deployment of full service ATMs and the introduction of lower functionality ATMs, known as "cash dispensers," are two trends driving significant increases in the installed base of ATMs during the past few years.

Cash dispensers are much lower cost ATMs that, with the exception of dispensing cash, have none of the functionality of full service ATMs. Cash dispensers can be operated profitably at 1,000 transactions per month and generally operate asynchronously over dial-up networks.

     The installed base of synchronous ATMs in August 1996 was 139,134 according to source documents, a 12.5% increase over the previous year, up from a 12.5% increase for 1995 over 1994. Most of the new synchronous ATM deployments is taking place away from bank premises. The number of ATMs deployed at off-premise locations in the United States has increased from 18,380 in 1991 to 38,039 in 1995, for a compound annual growth rate of 19.9%, as compared to the increase of ATMs installed at on-premise locations from 65,165 to 84,667 over the same period, for a compound annual growth rate of 6.8%. Factors contributing to the increased deployment of ATMs in off-premise locations include consumer demand for cash at these locations and the competitive advantage an ATM can give a retailer through increased customer traffic and incremental revenues. Management expects this trend to continue over the next five years as banks, in an effort to trim costs from operations and reduce their dependence on traditional branch offices for the delivery of many banking services, continue to reduce the number of branches and increase the number and type of services delivered through ATMs.

     Cash dispensers present ATM operators the opportunity to deploy ATMs in locations that historically did not generate the number of transactions needed to support full service ATMs, such as convenience stores, gas stations, college campuses and sporting events. With the development of surcharging fees for using ATMs, the banking industry began to view ATMs as a profit center rather than a cost center. Although there is still controversy surrounding ATM surcharge fees, it is anticipated by management that these fees will become standard over the next three to five years.

POINT OF SALE ("POS") - SYNCHRONOUS & ASYNCHRONOUS

     POS applications are supported in a manner similar to those of ATMs. Retail outlets that generate high volumes of credit and debit card authorizations utilize synchronous, on-line network systems, and low volume retail outlets utilize asynchronous dial-up network systems. However, retail outlets have a higher sensitivity to response times than ATM processors, particularly during peak retail seasons.

     There are 2.7 million  discrete  locations in the United States that accept
credit  card  and/or  debit  cards.   Management  believes  that  the  ratio  of
asynchronous to synchronous POS sites is approximately 10:1.

OVERVIEW OF THE NETWORK

     Fastcom's Network provides users end-to-end connectivity between their central office and remote devices such as ATMs and POS terminals. Fastcom utilizes (i) a proprietary, digital, wireless license-free technology within metropolitan areas to by-pass the LEC carriers or enhanced satellite transmission device ("VSAT") transceivers in rural areas and (ii) leased high-speed, digital, frame relay circuits from major long distance carriers to traffic data from metropolitan areas to the customers' central office via Fastcom's Network communications center ("NCC"). The Network also consists of a back-up satellite-based transmission path between metropolitan areas in the event of service interruption. The Network consists of (i) remote transceivers at customer locations (ATMs and POS), (ii) cell sites dispersed throughout the metropolitan areas, and (iii) a NCC.

REMOTE TRANSCEIVERS - DP1000 AND DP100

     Remote transceivers are installed at ATM or POS locations. Fastcom provides a complete solution to its customers by offering either (i) its proprietary license-free radio frequency transceivers, or (ii) VSAT satellite transceivers.

     The proprietary license-free radio frequency transceivers, DP1000 and DP100, have small directional antennas that are targeted at cell sites within a five miles radius (about 75 square miles). As currently configured, Fastcom transceivers operate in the license-free 902 to 928 MHZ band. Fastcom is developing a field ungradable component which will permit operation in the 2400 to 2483.5 MHZ frequency as well. Fastcom will install DP1000 and DP100 transceivers in urban and suburban areas with sufficient concentration to economically justify the installation of a supporting network of cell sites. The DP1000 is a synchronous product which will be used in full service ATM applications and the DP100 is an asynchronous product which will be used predominately in POS applications and in cash only ATM locations. Both products are designed for remote monitoring and upgradability. The NCC will be capable of deciphering problems at particular site installations, remotely.

     Each transceiver provides up to four ports that can transact simultaneously. Each port, based on the Motorola Vanguard technology, will independently support various customer devices, protocols and speeds. Port speeds are capable of up to 38.4Kbps, and transceivers in total will operate at data rates in excess of 64Kbps. Additional features include network driven software upgrade capabilities, public key encryption and the ability to measure the integrity of a signal between a cell site and the remote transceiver in real time.

     For rural installations, Fastcom will deploy VSAT transceivers, which will broadcast directly (via the Galaxy 7 satellite service of Hughes Communications, Inc., a unit of Hughes Electronics Corp. ("Hughes")) back to the NCC, thus obviating the need for a network of cell sites. Fastcom has been working with Hughes to develop specialized VSAT transceivers. The transceivers will cost significantly less than other commercially available equipment, and will allow for integration with the Fastcom's standard Motorola Vanguard based communications ports found on Fastcom's proprietary DP1000 and DP100s.

CELL SITES

     Fastcom installs cell sites on existing towers and rooftops which are leased by Fastcom. Each cell site has an effective radius of five miles and additional cell sites can be installed to increase coverage, providing a total by-pass of the local telephone company. A cell site is equipped with a digital switch, a frame relay access device, a VSAT, an uninterruptable power supply and a proprietary DP1000 transceiver. Each transceiver can support up to 200 remote devices and additional transceivers can be added incrementally, with the addition of radios and switches, at existing cell sites for additional capacity.

THE NETWORK CONTROL CENTER ("NCC")

     The NCC is a fully redundant, digital switching center equipped to control and monitor the Network at all levels. From the NCC, system operators fault isolated Network problems, dispatch technicians to cell or transceiver sites on a nationwide basis and act as a single point of contact for all customer technical inquiries. The NCC, built by Datalinc, has been fully operational since November 1991 and serves as the master earth station for Datalinc's VSAT data communication service. Over the past two years, Datalinc has retrofitted its NCC to manage the Network for Fastcom.

     Fastcom also maintains a disaster recovery path through a Hughes Network System ("HNS") facility in Washington, D.C., providing a satellite-based, alternate access network to "shadow" the frame relay circuits in the event of cable cuts or other service interruptions beyond the control of Fastcom. HNS is a division of Hughes. Management believes Fastcom is the only carrier in operation that maintains two totally independent wide area network paths (frame relay circuits and satellite).

REGULATION

     The DP1000 transceiver operates under FCC regulations that permit license-free, spread spectrum operation of radio frequency transceivers. License-free operation is permitted in the 902MHz - 928MHz and 2400MHz - 2483.5MHz bands in which the DP1000 operates.

INTERFERENCE REJECTION - LICENSED COMPARED TO LICENSE FREE

     License-free operators must accept interference from all other license-free operators in the band and have no recourse to the FCC. In the absence of statutory protection from harmful interference, the DP1000 assumes the existence of harmful interference and relies upon the combination of a sophisticated spread spectrum modulation techniques. This spread spectrum modulation techniques was first developed for the military as a method of transmitting and receiving secure radio signals immune to jamming and intercept efforts.

COMPETITION

     Fastcom competes primarily with traditional land lines rather than wireless data networks offered by traditional telephone line carriers, all of which are larger and have more financial resources than Fastcom.
AT&T dominates the data transmission market.

     Depending on the volume of transactions and type of application, processors utilize either on-line circuits or dial up circuits. The more expensive on-line circuits are either multi-drop networks, integrated services digital networks or packet networks.

MULTI-DROP NETWORKS

     With few exceptions, synchronous communication networks consist of terrestrial multi-drop networks that are provided by AT&T and, to a lesser extent, MCI and Sprint. Multi-drop circuits are characterized by an interexchange carrier ("IXC") provided leased circuit installed between a processor's data center and a given metropolitan area. The land exchange carrier ("LEC") serving that area installs subsidiary circuits from the IXC circuit to each remote processor site. The same design is repeated for each metropolitan area in which the processor maintains a presence. In addition, modems, which are the sole responsibility of the processor, must be installed at each remote site.

     These networks must buy services from multiple vendors, including an IXC, a LEC and/or modem vendor. Current multi-drop networks carry data speeds ranging from 2.4 kilobits per second ("Kbps") to 19.6 Kbps. Adding sites to an existing multi-drop network or upgrading an existing network to support faster data rates require ordering more expensive telephone circuits, new modems and a reconfiguration of the front end processor. A front-end processor is a device that controls the flow of data between the host computer and each remote device. Upgrading a multi-drop network is expensive and time consuming.

NETWORK ADVANTAGES COMPARED TO MULTI-DROP NETWORKs

     MULTIPLE SERVICE OFFERINGS - A key Network advantage is Fastcom's ability to respond to multiple displacement costs often found in a typical processor's network, through a variety of service offerings that include point to multi-point spread spectrum, frame relay and VSAT.

     SINGLE VENDOR SOLUTION - The Network offers a single vendor system (as opposed to its competitors' multi- vendor synchronous systems) utilizing its proprietary Network management platform to deliver "end-to-end" pro- active command and control features.

     DISTANCE SENSITIVITY - A major cost factor of telephone land lines is distance. The greater the distance between a processor's data center and the remote sites, the higher the cost. Due to Fastcom's wide area network, pricing for Fastcom's services is distance insensitive. As EFT processors continue to market their services over a wider geographic area, Fastcom's pricing based on its wide area network will eliminate distance as a cost consideration.

     LEC BY-PASS - Fastcom's wireless, spread spectrum platform, installed as a metropolitan area network serves to by-pass the LECs. LEC charges comprise approximately two thirds of multi-drop network costs. The cost of installing Fastcom's spread spectrum Network is significantly less than the cost of maintaining and upgrading land lines.

     UPGRADE COSTS - Upgrading multi-drop networks is expensive and time consuming. Faster and more expensive circuits must be ordered. New modems to support the faster circuits must be installed and in many cases the processor's FEP, located at the data center, must be upgraded. For large networks, this process can take months to complete. Fastcom's Network is primarily software driven, and upgrade commands can be downloaded over the satellite to the cells and from the cells to the transceivers. Based on source data, circuit speeds for ATMs and POS are projected to increase from 9.6Kbps to 38.4Kbps by 1999. However, a doubling of data traffic on the Network will result in only a ten percent increase in overall cost in most cases.

     NETWORK MANAGEMENT - The IXCs and LECs cannot monitor a multi-drop network in real time. An outage must be reported by the processor before any action can be taken by the phone companies to restore service. Also, because a multi-drop network involves multiple service providers, much time is spent determining which phone company or modem vendor has responsibility for restoring service. Fastcom has designed into its Network platform the ability to monitor the Network in real time, spotting potential problems or service interruptions as they occur and to begin service restoration immediately. Key network operating parameters, such as band width assignment, port speeds and protocols, can be downloaded over the Network rather than by site visit as required in multi-drop networks. Unlike phone companies, Fastcom is able to guarantee contractually Network availability (or up-time) to customers.

     TARIFFS - Multi-drop networks are subject to an array of federal and state tariffs. EFT processors operating over multiple states experience constant fluctuations in tariff rates from various states and the federal government. Tariff fluctuations complicate the budget and planning process for large EFT processors. Fastcom's service is totally non-tariffed.

INTEGRATED SERVICES DIGITAL PACKET NETWORKS

     An integrated packet network requires such service be installed at each ATM or POS site. An integrated services digital network is in effect a digital dial up technology which enables a user to transmit voice and data simultaneously over the same telephone line. In the case of the EFT industry, users have no use for the voice portion of the service and order only what is known as the "D channel" to transmit data. For example, when a card is used at an ATM or POS site, the integrated digital network service establishes a connection with a local LEC switch (or node). The node then forwards the data packets to the processor's host computer, through a dedicated leased circuit. When the transaction is complete, the connection is terminated. Processors pay a monthly fee to access the node, a monthly fee for each remote site and a fee for each one thousand packets transmitted. Additionally, integrated digital network compatible equipment must be installed at each remote site and at the processor's data center. If an IXC is required, additional packet (or usage) fees are charged to the processor.

     Integrated services packet networks that originate and terminate within the same LEC service area can cost as little as $95/month, per site. However, the cost of integrated services packet networks that do cross LEC service areas, and therefore require an IXC increase, can surpass the cost of multi-drop networks.

ADVANTAGES OF THE NETWORK COMPARED TO INTEGRATED SERVICES PACKET NETWORKS

     Integrated services packet networks have the same disadvantages as multi-drop networks. However, users of integrated services packet networks also must bear the added burden of packet charges not found in multi-drop networks. Management believes there is significant growth in the number of transactions in the wider geographic areas served by EFT processors, Fastcom believes that for businesses that want to install or upgrade data transmission networks, integrated services packet networks are not cost effective in the long run due to the flat price characteristics of Fastcom's service.

     The Network will be marketed to users of asynchronous networks based on upgrading service and eliminating problems inherent in asynchronous networking. There are significant disadvantages to dial-up networks. First, they are subject to slow downs. Because they operate much like the public, switched voice network, the number of sites dialing in at a given time can vary significantly. During peak retail seasons, authorization times can triple or quadruple, contributing to long lines at the check out counters and dissatisfied customers. Second, there is no network management associated with dial-up networks, and the usual time to repair problems ranges from "same day" to "next day." Additionally, most debit card readers only operate over synchronous networks, preventing dial-up network users from offering debit card authorization, which is one of the fastest growing segments of retail authorization. None of the foregoing problems exist with the Network.

DEVELOPMENT OF THE NETWORK

     Fastcom intends to establish a national Network through the development of a series of regional Networks, for the following reasons: (i) Fastcom can locate Cells based on the greatest amount of coverage area (as opposed to where a particular customer's sites are located), which should lead to fewer Cells and lower costs; (ii) Fastcom can focus its efforts on all ATM and POS opportunities within a region, which will enable Fastcom to place multiple customers on the same network infrastructure; and (iii) Fastcom can better forecast equipment requirements, placing larger orders with vendors, resulting in lower equipment costs.

RESEARCH AND DEVELOPMENT

     Fastcom has built a core group of system and software engineers which make up the Network development team. The development team's mission statement is simultaneously to improve overall Network performance and decrease Network operating costs through innovation and technology.

     In an effort to enhance the effectiveness of Fastcom's development team, Fastcom has entered into an agreement with Nova Engineering, an engineering firm specializing in the field of spread spectrum modulation. This agreement (i) provides Fastcom exclusive proprietary rights to all designs and algorithms that result from the collaborative effort between the engineering firm and Fastcom.;
(ii) pays the engineering firm a royalty for each transceiver placed in service; and (iii) pays the engineering firm a bonus royalty based on a percentage of savings for any innovative effort on their part that results in a lower transceiver cost. In addition, Nova will pay Fastcom a royalty on any radio that is a derivative of the radio technology developed for Fastcom.

     Fastcom believes it has become the leader in the development of spread spectrum technology for EFT type applications. Fastcom will continue to improve the cost/performance ratio of the DP1000 through investments in the on-going development of the DP1000 platform and VSAT service offerings.

     Fastcom is currently engaged in two major development projects which management believes will dramatically expand Fastcom's market. The DP100 is a less costly version of the DP1000 and is targeted at the large segment of the POS market made up mostly of independent retailers, restaurants and convenience stores. This is a market segment that accounts for approximately 90% of existing POS sites, generates less than 3,000 transactions per month, per site and currently uses low cost, dial up circuits. Fastcom believes users of dial up circuits will adopt the Network's superior on-line service if comparably priced to what they are currently paying for dial-up services. Fastcom is currently conducting laboratory testing with two potential customers.

   The DPX cell development is an effort that would provide a significant increase in the current throughput of a Network cell and would enable Fastcom to address higher bandwidth applications currently running on traditional frame relay and switched packet networks. Monthly per site expenditures for frame relay and switched packet solutions range between $200 and $400. The DPX development involves an upgrade of a cell's switching capability and the implementation of data compression. The DPX cell is anticipated to be operational in 1998.

     When these projects are completed, management believes that the combination of the DP100, DP1000, DPX cell and VSATs will enable Fastcom to address all market segments of the EFT industry and to offer displaceable costs ranging from $75 to $400 per month, per site.

OPERATIONS

     Fastcom sub-contracts manufacturing, installation and certain aspects of field maintenance. Fastcom performs the remainder of the operating tasks itself.

MANUFACTURING

     Being primarily a service provider, Fastcom elected to sub-contract the manufacture of the DP1000 printed circuit boards, cables and enclosure. Fastcom has a multiple source policy and maintains subcontracting agreements with a number of manufacturers and production houses. Fastcom gains a number of advantages through its subcontracting relationships, including the capability to remain focused on the delivery of communication services, to avail itself of the latest production techniques and to maintain short manufacturing lead times. Fastcom elected to retain component sourcing, inventory management, final assembly and quality assurance on an in-house basis.

CELL SITE LEASING

     Because of Fastcom's license-free operation, Fastcom is able to co-locate with almost any wireless transceiver and is therefor able to lease existing towers and roof tops. Over the last three years, Fastcom has compiled a data base of over 14,000 existing towers and roof tops containing the site location, height and elevation above ground, with contact name and phone number. Fastcom will utilize the services of brokers and site acquisition companies to locate and secure locations not included in Fastcom's data base. Once identified, the leasing of a tower or roof top is very similar to leasing any commercial space. General terms and conditions include sixty month terms with options to renew, twenty-four hour access and monthly rents averaging $500.

SITE LAYOUT

     Fastcom has invested in a group of software programs that enables Network engineers to pinpoint existing towers and roof tops at which to locate DP1000 cells. Using the NPA.-NNX (area code and prefix) of each site provided by the customer, Fastcom's engineers can then plot all customer sites relative to cell locations. Additionally, each radio frequency link between a proposed transceiver and cell can be simulated and evaluated in advance of actual installation. The software and related methodologies permit Fastcom to forecast deployment costs with a high degree of accuracy.

INSTALLATION

     Fastcom maintains a core installation staff that manages a national network of installation subcontractors. Fastcom is able to maintain quality and consistency throughout the installation process and maximum flexibility in calibrating installers and installation schedules. In keeping with its "end to end" approach to service, Fastcom acquires landlord approvals on behalf of its customers in the many instances where the customer does not own the property at which the transceiver is to be installed.

FIELD MAINTENANCE

     Fastcom has entered into an agreement with a prominent, third party maintenance company with 25 years of experience to provide Fastcom with a national field maintenance program that includes cells and customer site transceivers. The agreement provides coverage on a national basis and specifies an average mean time to respond of four hours. Fastcom provides spares and on-going training, and the maintenance organization provides skilled technicians and will inventory Network spares in their depot centers around the United States.

SALE OF EQUIPMENT

     Fastcom will also sell remote site VSAT equipment to a customer or a leasing company as each customer site is installed on the VSAT portion of the Network. Certain switching and terminating equipment sold or leased to the customer may be installed at the Hub.

     In order to facilitate the sale of equipment, Fastcom has entered into an equipment financing agreement with ILC, a Cincinnati-based leasing company specializing in hi-tech and telecommunications equipment. Under the terms of this agreement, the customer enters into a 36 to 60 month "firm term" services contract with Fastcom called an integrated services agreement. Under the terms of the integrated services agreement, a customer can cancel the agreement if Fastcom fails to maintain a minimum network availability standard mutually agreed upon between Fastcom and the customer. ILC owns the equipment for the term of the agreement, and Fastcom has the option to purchase or refinance the equipment at the end of the initial term. ILC was acquired by Provident Bancorp, Inc. in December of 1996.


     ILC currently maintains an integrated services agreement portfolio of approximately $1 million of Fastcom equipment and has committed to significant ISA financing.

COMPANY FACILITIES

     Fastcom's primary NCC is housed in a nine thousand square foot leased facility in Cincinnati, Ohio sublevel from Datalinc. The NCC maintains a single up-link on the HNS - owned and operated Galaxy 7 satellite and operates 24 hours a day, seven days a week. The Cincinnati facility employs a staff of 26, which includes engineers, technicians and system operators who act as the central contact point for all customer network support issues, all shared with Datalinc.

     As part of Fastcom's VAR relationship with HNS, Fastcom has access to the HNS hub in Germantown, Maryland, and maintains alternative disaster recovery paths to that facility.

                                 DATALINC

     Datalinc was formed in 1990 to develop and operate a satellite based data communications shared hub in Cincinnati, Ohio. The Hub provides a link for data transmitted by satellite from a remote small satellite antenna dish to the Hub providing a link between a central computer located in the headquarters of a business and computers and data processing devices located in remote offices or stores. This system is used for a variety of data transmission functions, such as order entry, shipment tracking and inventory control.

     Datalinc is a Value Added Reseller for HNS, which has provided significant assistance in developing Datalinc's shared Hub business.

         Datalinc has an informal working arrangement with HNS which provides for the following:

              Exclusivity - HNS will not sell equipment to another shared hub operator within a 50-mile radius of Datalinc's Hub and will not provide engineering or marketing support to another shared hub operator within a 100-mile radius.

              Support - HNS pays a commission to its sales force for all equipment sales made by Datalinc in Datalinc's marketing radius, which helps assure marketing and engineering support for Datalinc's sales efforts. It has been Datalinc's experience that because HNS salesmen receive such commission, they will turn over all leads for shared Hub customers and support Datalinc's sales efforts by making sales presentations with Datalinc's salespeople and by making engineering and legal support personnel available.

              Corporate Backup - HNS has provided Datalinc's existing customers with a letter to the effect that if Datalinc becomes insolvent, HNS will migrate the customers' networks to an HNS owned and operated hub and maintain Datalinc's contractual terms.

              Disaster Recovery - HNS provides Datalinc a disaster recovery program assuring total network restoration within 48 hours in the event of a catastrophic hub failure, such as fire or flood.

         Datalinc receives access to such resources of HNS without additional cost.

         Although HNS has furnished such services to Datalinc's customers, they are under no obligation to furnish such services to any future customers. HNS has indicated that it will decide whether to furnish any or all of these services in the future on a case-by-case basis.

INDUSTRY BACKGROUND

         The 1984 AT&T divestiture order negatively impacted leased land phone line data circuits. Since 1984, the cost of such leased circuits has doubled, while service has been degraded, due in large part to the fragmentation of the telecommunications industry brought on by the divestiture order.

         Research and development in VSAT technology was underway at HNS before the divestiture. However, the 1984 decision acted as a catalyst for HNS and other manufacturers to bring VSAT technology to market.

MARKET

         The minimum cost of a hub is approximately $1.5 million and increases depending on the number of remote VSATs the hub is required to support. To justify the minimum investment, a large number of remote VSAT sites, typically more than 300, is required. Consequently, the market has split into two segments, dedicated or private hubs and shared hubs. WalMart (1,600 sites), Chrysler (6,000 sites), Chevron (6,000 sites), E.D. Jones (1,000 sites) and Holiday Inn (1,500 sites) are examples of dedicated hubs. Standard Register (192 sites), Mercantile Stores (10 sites) and Ashland Oil (635 sites) are examples of Datalinc's shared hub customers. In the past, HNS has found that it takes an equivalent amount of time and resources to sell a 1,000 site private (dedicated) network or a 100 site shared network. Thus, HNS has chosen to concentrate its efforts on sales of large, dedicated hub networks.

         To address the shared hub market segment, HNS's strategy is to use a mix of company-owned shared hubs and independent shared hubs such as Datalinc's. Datalinc believes that HNS views Datalinc as an extension of HNS's sales and marketing efforts. Based on the Datalinc General Partner's research, within a 100-mile radius of Datalinc's Hub located in Cincinnati, in Indiana, Kentucky and Ohio, there are over 100 major corporations that have over 15,000 remote sites, all of which are candidates for Datalinc's service. To date, Datalinc has successfully targeted customers with networks of 10 to 635 sites.

         The telecommunications industry can be illustrated as a pyramid, with leased circuit customers occupying the top position. Moving down the pyramid, the per site cost of communications drops, but the number of customers expands almost exponentially.

MARKET GROWTH

         In 1986 there were 200 high-speed, interactive VSATs installed in the United States. There are over 100,000 VSAT terminals installed today.

         Performance and cost savings are two primary factors which have contributed to the growth of the VSAT technology over the last ten years. The all-digital, error-free transmission characteristics of satellite, together with the software defined network configuration and management capabilities, provide users with an effective method of data transmission.

         Due to major telephone service disruptions, the need for "alternate access" to telephone line transmitted data has also become a primary factor in the development of the market.

         On-line data service to outlying offices and stores from corporate computer centers are major users of AT&T telephone circuits. These users are adversely affected by any outages of over a few minutes' duration.

SALES

         Datalinc commenced operations in January 1990. Since 1987, principals of the Datalinc General Partner have been active in researching the VSAT industry, selecting a VSAT manufacturer, selecting the city in which to locate the Hub and finding a local corporation of sufficient size to be the anchor customer.

         Datalinc commenced operations in January 1990. Datalinc has 13 customer contracts with 1,105 sites installed, an increase from 536 as of December 31, 1995, ranging from Fortune 500 companies to smaller businesses.

COMPETITION

         Datalinc competes with other shared hubs and terrestrial telephone companies.

GOVERNMENTAL REGULATION

         In April 1986, the FCC simplified licensing procedures for VSAT networks. Prior to such date, a separate FCC license was required for each remote VSAT terminal. The 1986 ruling created a "blanket license" which requires licensing of the Hub only. Under the blanket license received by Datalinc in 1991, all remote terminals communicating with a licensed Hub are covered. A blanket license has a term of 10 years.

PROPERTIES

         In 1991 Datalinc executed a lease for a 9,000 square foot facility in the Fairfield Business Center, Phase II, Fairfield, Ohio. Fairfield is located approximately 15 miles northeast of Cincinnati. The lease is for a term of 10 years. The current annual rental is $86,332 and increases to $88,564 in years 6 through 10. The lease is a triple-net lease, requiring Datalinc to pay all taxes, maintenance and insurance expenses on a pro rata basis. The lease contains other provisions found in typical commercial leases.

                                 THRUCOMM

         Thrucomm was recently formed to effect the Reorganization contemplated by this Consent Statement/Prospectus and has no current business activity.

                                MANAGEMENT

THRUCOMM'S EXECUTIVE OFFICERS AND DIRECTORS

         THE OFFICERS

         John F. Kolenda, age 53, has been Chairman of the Board and Director of Thrucomm, ICN, and of FMI, since their inceptions. As well as being co-founder, Mr. Kolenda has served as Chief Financial Officer of Datalinc and Fastcom since their inceptions. From 1982 to present, Mr. Kolenda was President of Home Cinema, Inc., a provider of turnkey video rental programs for supermarket chains throughout the southeastern and mid-western United States. From 1975 to 1982, he was Vice President of Southern Data, Inc. and President of Southern Consulting Group, Inc., two sister companies involved in financial computer system design, programming services and data processing services. From 1970 to 1975, Mr. Kolenda was a manager in the Management Advisory Services Division of Price Waterhouse. He received a B.S. in Electrical Engineering in 1965 from Bucknell University and an MBA degree in 1970 from The Wharton School, University of Pennsylvania.

         Mark J. Gianinni, age 42, has been President and Director of Thrucomm, ICN, and of FMI, since their inceptions. As well as being co-founder, Mr. Gianinni has served as Director of Development and Operations of Datalinc and Fastcom since their inceptions. From 1984 to 1987, he was President of Strand Communications, Inc., which designed and marketed PC based, media gateways primarily for the Humana chain of hospitals. From 1982 to 1984, Mr. Gianinni was Vice President of Home Cinema, Inc. Mr. Gianinni attended University of California at Los Angeles, and Pennsylvania State University.

         THE DIRECTORS

         Joseph F. Bert, age 50, has been a Director of Thrucomm since its inception, Director of ICN since 1993, and Director of FMI since 1994. From 1989 to the present, Mr. Bert has been Chairman of the Board and CFO of Certified Financial Group, Inc., Orlando, Florida, the holding company for CFG. He is a Certified Financial Planner and a member of the Institute of Certified Financial Planners and the International Association for Financial Planning. He is also an advisor affiliate of Certified Advisory Corp., an SEC registered Investment Advisor, and an adjunct faculty member for the College for Financial Planning based in Denver, Colorado. CFG acted as Managing Dealer of prior limited partnership offerings for Datalinc and Fastcom. Mr. Bert was selected as a director of ICN and Thrucomm pursuant to CFG Agreements entered into between CFG, Datalinc and Fastcom, in connection with private placement offerings of Datalinc and Fastcom's Units. Mr. Bert attended Ohio State University, majoring in International Business.

         R. Brandon Harrison, Jr., age 58, has been a Director of Thrucomm since its inception, Director of ICN since 1993, and Director of FMI since 1994. From 1975 to the present, Mr. Harrison has served as the President of Petrus Management of Cincinnati, Ohio, a business involved in a wide range of activities including venture capital activities, investment in rental properties, and a sourcing agency for trade with Russia and CIS states. Mr. Harrison's previous employment includes Procter & Gamble Co., and Laird, Inc., a New York investment banking company. In addition, Mr. Harrison has served, since 1996, on the Board of Directors of Fine Gold Systems, Inc., a company involved in the business of mining equipment. Mr. Harrison attended Harvard College and New York University.

     Z. David Patterson, age 60, has been a Director of Thrucomm since its inception, Director of ICN since 1993 and FMI since 1994. From 1992 to the present, Mr. Patterson has served as the Executive Vice President,Treasurer and Secretary of Blue Chip Venture Company, the General Partner of Blue Chip Capital Fund, a $44 million, Cincinnati based venture capital fund which specializes in growth equity investment in privately owned companies located in the Mid-west. Mr. Patterson serves in similar capacities in Blue Chip and its other affiliates. From 1973-1991, Mr. Patterson served as Vice President and then as President of New England Capital Corporation, a venture capital firm based in Boston, with a portfolio value of $50 million. From 1962-1973, Mr. Patterson held a broad range of corporate lending positions at Bank of New England. From 1994 to the present, Mr. Patterson has served as a director for Lan Vision Systems, Inc. Mr. Patterson received a B.S. in Finance in 1961 and an MBA in 1967 from Babson College, in Boston, Massachusetts.

         Vincent Rinaldi, age 48, has been a Director of Thrucomm since its inception, and Director of FMI since 1996. Mr. Rinaldi has served as the CEO of Information Leasing Corporation of Cincinnati, Ohio since 1984. Since April of 1990, he has been the CEO of Procurement Alternative Corporation, which currently manages over $300 million of lease transactions and negotiates the procurement of lease financing for Fortune 100 companies. Mr.Rinaldi was previously employed by Xerox Corp. from 1973 to 1984, and by Ernest & Ernest from 1971 to 1973. ILC provides leasing services to the Partnerships.
Pursuant to the leasing and financing agreements, Mr. Rinaldi was selected to serve as a director to Thrucomm and FMI. Mr. Rinaldi received a B.S. in Accounting from the University of Cincinnati in 1971.

         KEY EMPLOYEES

         The following key employees of Datalinc / Fastcom will continue to be involved in the Thrucomm service.

         Thomas A. Egner, Jr., age 47, joined Datalinc as Director of Sales in 1991. Mr. Egner has increased Datalinc's installed base over five fold. In 1995 Mr. Egner was named Vice President of Sales when the Network was added to his sales and marketing responsibilities. Recently, he was responsible for signing Star Bank, the Network's first account and is currently in sales discussions with the top transaction processors in the United States. Prior to his tenure at Datalinc, he served in other Senior Sales positions with Hughes Communications, Geostar and Burlington Northern. He received a B.S. in Business from the University of Cincinnati in 1974 and an MBA in 1977 from Baldwin-Wallace.

         Thomas C. Greggo, age 40, has been Director of Network Operations since 1991. Mr. Greggo oversaw the construction, installation and commissioning of Datalinc s Hub and currently directs the daily operation of that facility. Additionally, in 1993, Mr. Greggo was named Director of Network Development for the Network, which includes design and implementation responsibilities of the Network architecture and DP1000 radio. Prior to his tenure with Datalinc, he managed and supported a PC based network for Home Cinema, Inc. in St. Petersburg, Florida. Mr. Greggo attended Ohio State University, College of Engineering and graduated from Jefferson Technical Institute in 1976.

         Rene Tremblay, age 36, has been Director of Network Engineering for Datalinc since 1991 and was named to the same post for the Network in 1993. In those positions he has total responsibility for customer network engineering, the Network s backbone architecture, performance and capacity planning and directs customer pilot implementation. Mr. Tremblay also directed the Network / Datalinc integration and was responsible for designing the Networks backbone protocol. He came to Datalinc from Telsat Canada, where he worked in the fields of telephone switching, public data networks and mainframe communications using both terrestrial and satellite based networks. He graduated Cum Laude from the University of Ottawa in 1989 with a B.S. in Computer Science.

         Michael C. Mothershead, age 38, serves in dual roles as Director of Installations and Program Manager. As Installation Director, he is responsible for the coordination and installation of both the Network and Datalinc customer sites and has both company installers and sub-contractors reporting to him. As Program Manager, Mr. Mothershead is responsible for reconciling company resources and equipment to customer contracts and equipment inventories. Prior to his tenure at Datalinc, Mr. Mothershead was a Production Manager for NCR, and a Senior Technician for a Hughes Communications installation sub-contractor. Mr. Mothershead graduated from Tampa College in 1983 with an A.S. degree in Computer Programming.

         J. Thomas Dichiaro, age 29, as Principal Engineer, Mr. Dichiaro designed both the hardware and software of the DP1000 radio, and is primarily responsible for the conceptualization and implementation of the DP1000 radio manufacturing process. Additionally, he plays a key roll in the strategic planning of future DP1000 radio development. Prior to joining Datalinc, Mr. Dichiaro developed integrated circuits and designed software for DEC. He has a B.S. in Electrical Engineering (1990) and a Masters in Electrical and Computer Engineering (1992) from the University of Cincinnati, and is currently working on the completion of his Doctorate in Computer Engineering at the University of Cincinnati.

         James R. Spurlock, age 30, is the Network Control Center (NCC) Manager. As NCC Manager, Mr. Spurlock has eight system operators reporting to him. His responsibilities also include the installation, maintenance and repair of the VSAT Hub, and troubleshooting existing customer networks. Mr. Spurlock played a key design role in the Network routing architecture and was primarily responsible for developing the Network's site commissioning procedures. Prior to joining Datalinc, Mr. Spurlock installed LAN/WAN networks and VSATs for Hughes Communications. Mr. Spurlock joined Datalinc in 1992.

COMPENSATION OF DIRECTORS

         Directors of Thrucomm currently receive no compensation for their services as directors; however, they will be entitled to receive stock options under the Stock Option Plan. See "Stock Option Plan."

STOCK OPTION PLANS

         Incentive and Non-Statutory Stock Option Plan

              Under Thrucomm's Incentive and Non-Statutory Stock Option Plan (the "Employees' Plan"), 200,000 shares of Common Stock are reserved for issuance upon exercise of stock options. The Employees' Plan is designed as a means to retain and motivate key employees. The Board of Directors or a Stock Option Committee comprised of "Non-Employee Directors" as defined in the Employees' Plan and appointed by the Board, administers and interprets the Employees' Plan. Options may be granted to all eligible employees of Thrucomm, including officers and employee directors and others who perform services for Thrucomm.

              The Employees' Plan provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code) and non-statutory stock options. Options are granted under the Employees' Plan on such terms and at such prices as determined by the Board of Directors or the Stock Option Committee, except that the per share exercise price of the options cannot be less than the fair market value of the Common Stock on the date of the grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the plan are not transferable other than by will or by the laws of descent and distribution.

         Non-Employee Directors Non-Statutory Stock Option Plan

              Under Thrucomm's Non-Employee Directors Non-Statutory Stock Option Plan (the "Non- Employee Directors' Plan"), 100,000 shares of Common Stock are reserved for issuance upon exercise of stock options. The Non-Employee
Directors' Plan is designed as an incentive for members of the Board of Directors. The Stock Option Committee administers and interprets the Non-Employee Directors' Plan. Options may be granted to all non-employee directors for Thrucomm.

              The Non-Employee Directors' Plan provides for the granting of non-statutory stock options. The Non-Employee Directors' Plan is considered a "formula plan." On the dated of appointment to the Board of Directors, a new director would be granted options for 5,000 shares of Common Stock and on the date of each annual stockholders meeting, an option for 1,000 shares. Per share exercise prices of the options cannot be less than the fair market value of the Common Stock on the date of the grant. Each option is exercisable after the period or periods specified in the option agreement, but no option may be exercisable after the expiration of ten years from the date of grant. Options granted under the Non-Employee Directors' Plan are not transferable other than by will or by the laws of descent and distribution.

COMPARATIVE COMPENSATION INFORMATION

         Compensation of ICN

              ICN currently receives a management fee (the "Hub Management Fee ) in the amount of $14,000 per month. ICN is also reimbursed for certain expenses incurred on behalf of the Partnership. The Hub Management Fee is entitled to an increase at a rate of the annual increase in the Consumer Price Index with a cap of 10% per year. In consideration of the receipt of the Hub Management Fee, the General Partners will provide management supervisory services in connection with the operations of the Hub. Persons involved in the day-to-day operations of the Hub will be employed by and at the expense of the Partnership.

              ICN is entitled to receive 44.022% of any Distribution from Cash Flow, Sale Proceeds and Refinancing Proceeds of Datalinc, after the Datalinc Investors have received their respective Capital Contributions and Preferred Returns, and assuming all of the MIP Interests are fully vested. To the extent that one Series of Datalinc Investors has received a return of all its cash Capital Contributions, plus Preferred Return, Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds to such Series will be reduced by one-half, and the General Partner shall be entitled to receive 88.044% of the remaining amount, in order to give effect to the 50/50 distribution ratio that comes into effect following the return of cash Capital Contributions and the payment of the Preferred Returns to all Datalinc Investors.

         Compensation of FMI

              FMI currently receives a management fee (FMI's Management Fee ) in the amount of $11,000 per month. FMI is also reimbursed for certain expenses incurred on behalf of the Partnership. The Management Fee may be increased by $6,000 per month commencing the first month the Partnership has positive cash flows from operations, which means earnings before interest, taxes, depreciation, and amortization ( EBITDA ). The Management Fee is entitled to an increase at a rate of the annual increase in the Consumer Price Index with a cap of 10% per year. In consideration of the receipt of the Management Fee, the General Partners will provide management supervisory services in connection with the operating of the Network persons involved in the day-to-day operations of the Network will be employed by and at the expense of the Partnership.

              FMI is entitled to receive Distributions from Fastcom, but only after Fastcom has paid its Investors their total cash Contributions and Preferred Returns, if applicable, made the payment on its Series 100EA Units, and after Fastcom has paid Datalinc s and CFG s Initial Distributions. Thereafter, FMI shall be entitled to 100% of any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds of Fastcom, until it has received $176,235, (FMI s Initial Distribution ). FMI s Initial Distribution is determined as follows: (i) the aggregate cash Capital Contributions of the Fastcom Investors, $2,600,000; (ii) divided by 14.753%, which is the sum of the equity interests of the Fastcom Investors, after the return of their cash Capital Contributions, plus Preferred Return, if any, and after payment on the Series 100EA Units; (iii) multiplied by 1%, which is FMI s percent equity interest in Fastcom. Following payment of all of the Initial Distributions, FMI shall be entitled to 1.0% of any subsequent Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds.

         Compensation After the Reorganization

              Mr. Kolenda and Mr. Gianinni After approval of the Reorganization Agreement, the Management Fees to ICN and FMI will terminate. Messrs. Kolenda and Gianinni will enter into employment agreements with Thrucomm, the terms of which are subject to negotiation. The Board of Directors of Thrucomm has, however, approved base annual salaries of $150,000 for both Messrs. Kolenda and Gianinni.

              ICN After the Reorganization, and upon the occurrence of a Mandatory Conversion Event, ICN would be entitled to receive the Underlying Shares or other consideration allocated to the Series H Preferred Stock. Assuming Conversion Values of Thrucomm at $30 million, $60 million, and $90 million, the value of ICN's Underlying Shares or other consideration would be:
$7,563,001,  $19,017,270,  and  $29,947,356,  or  25.2%,  31.7% and 33.3% of the
equity interests of Thrucomm, respectively.

              FMI After the Reorganization, and upon the occurrence of a Mandatory Conversion Event, FMI would be entitled to receive the Underlying Shares or other consideration allocated to the Series N Preferred Stock. Assuming Conversion Values of Thrucomm at $30 million, $60 million, and $90 million, the value of FMI's Underlying Shares or other consideration would be:
$210,000, $450,000, and $720,000, or 0.7%, 0.8% and 0.8% of the equity interests of Thrucomm, respectively. The combined value of the Series H and O Preferred Stock, after Mandatory Conversion, assuming the same Conversion Values of Thrucomm, would be: $7,773,001, $19,467,270 and $30,667,356, or 25.9%, 32.5% and
34.1% of the equity interests of Thrucomm, respectively.

               Compensation and  Distributions  Paid by the
           Partnerships to ICN and FMI on a Combined Basis for the Last Three Fiscal Years and Most Recent Interim Period (1)
          -----------------------------------------------------------
             Year      Compensation       Expenses       Distributions
             ----      ------------       --------       -------------

             1994      $ 246,000          $ 37,055       $        0

             1995        272,040            64,702                0

             1996        289,200            71,470                0

           1st Q '97      75,000            12,386                0
           -------     ------------       --------       ----------

           Totals:     $ 882,240          $185,613       $        0

    Notes:

    (1) If Messrs. Kolenda and Gianinni's proposed salaries with Thrucomm had been in effect during the last three fiscal years and the most recent interim period, their aggregate compensation, expenses and distribution would have been: $975,000, $185,613, and $0, respectively, for a total of $1,160,613.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    Other Transactions

         The Partnerships have entered into certain transactions with CFG, ILC, and Blue Chip. Thrucomm will assume the benefits and liabilities under these agreements. See "The Proposed Reorganization - Interests of Certain Persons in the Reorganization."

DATALINC'S MANAGEMENT INCENTIVE PLAN

    On June 1, 1996, the General Partner of Datalinc approved the establishment of the Datalinc, Ltd. Management Incentive Plan and reserved up to 5% of Datalinc's equity interests for issuance pursuant to the Plan. At present, 430 MIP Interests, representing 4.3% of the equity ownership of Datalinc, have been granted to key employees of Datalinc. The rights of Participants in the Plan shall vest: (i) 33 % on the first anniversary date of the grant; (ii) 66 % on the second anniversary date of the grant; and (iii) 100% on the third
anniversary   date.   Datalinc  has  granted  MIP  Interests  to  the  following
Participants: Thomas A. Egner, Jr. - 100 MIP Interests; Thomas C. Greggo - 100 MIP Interests; Rene Tremblay - 100 MIP Interests; Michael C. Mothershead - 30 MIP Interests; J. Thomas Dichiaro - 75 MIP Interests; and James R. Spurlock - 25 MIP Interests.

    Upon Mandatory Conversion, all of the outstanding MIP Interests shall be converted into Underlying Shares or such other consideration received in the Mandatory Conversion Event. However, only Participants who hold vested MIP Interests will be entitled to receive their pro-rata share of the Underlying Shares or other consideration. Otherwise, Underlying Shares of Series F Preferred Stock will be held in trust by Thrucomm, if the MIP Interests to which relate are not fully vested at the time of Mandatory Conversion, and they will be issued to Participants, only if and when the rights thereto have vested.

                    PRINCIPAL STOCKHOLDERS OF THRUCOMM

    The following table sets forth information as of the date of this Consent Statement/Prospectus, with respect to the relative percentage of beneficial ownership of Common Stock anticipated to be outstanding after Mandatory Conversion and held by: (i) each person known by Thrucomm to be the owner of more than 5% of the outstanding shares of Common Stock and Preferred Stock of Thrucomm; (ii) each current director; and (iii) all executive officers and directors as a group (the number of shares cannot be determined at this time). The percentages of ownership set forth below are derived from the application of the Formula. See The Formula" and The Ownership Tables.

              Percentage of Beneficial Ownership Assuming(1):

Name and Address $30 Million    $60 Million    $90 Million
of Beneficial Owner Value          Value          Value
                   Percent        Percent        Percent

Blue Chip (2)       16.13          14.03          13.15

ICN (2)             12.60          15.85          16.64

CFG (3)             4.34           4.99            5.24

John F. Kolenda (2) 13.36          16.60          17.40

Mark J. Gianinni (2)12.95          16.22          17.04

Joseph F. Bert      4.34           4.99            5.24

R. Brandon Harrison   *              *             *

Z. David Patterson  16.13          14.03          13.15

Vincent Rinaldi       *              *             *

All officers and
directors as a group48.15          53.16          54.16
(6 persons)

Notes:
(1) As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared power to dispose, or to direct the disposition of, a security. Except as otherwise indicated, all persons named herein and therein have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and
    (ii) presently have, or will have upon Mandatory Conversion, record and beneficial ownership with respect to their shares of Common Stock.

(2) Pursuant to the Blue Chip Agreements, Messrs. Kolenda and Gianinni, have agreed to vote their ICN stock such that they and a designee of Blue Chip comprise the majority of the ICN Board. Blue Chip is an affiliate of Mr. Patterson who serves on the Boards of ICN, FMI and Thrucomm pursuant to the Blue Chip Agreements. Accordingly, these individuals are the beneficial owners of the one share of issued and outstanding Common Stock of Thrucomm both before and after the Reorganization.

(3) Assumes CFG exercises its Datalinc and Fastcom Options to acquire a 3.828% interest in Datalinc and a 2.4% interest in Fastcom.

* Indicates less than 1% beneficial ownership.

                   DESCRIPTION OF THRUCOMM'S SECURITIES

COMMON STOCK

  Thrucomm is authorized to issue 75,000,000 shares of Common Stock, no par value per share (the "Common Stock"), of which one share is issued and outstanding as of the date of this Consent Statement/Prospectus. The holders of Common Stock shall be entitled to one vote per share. As of the date of this Consent Statement/Prospectus, there is no established public trading market for the Common Stock.

PREFERRED STOCK

  Description of Preferred Stock

    Thrucomm's Articles of Incorporation (Thrucomm's "Articles") authorize the issuance of 25,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors of Thrucomm. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Preferred of Common Stock. Preferred stock could be utilized, under certain circumstances, as a method of discouraging or delaying a change in the control of Thrucomm subsequent to the Effective Time of the Reorganization. Although Thrucomm does not currently intend to issue any shares of preferred stock, except in connection with the Reorganization, there can be no assurance that Thrucomm will not do so after consummation of the Reorganization.

    Under Florida law and under the terms of Thrucomm's Articles, preferred stock may be issued in series, as established from time to time by the Board of Directors. In this connection, the Board of Directors has broad discretion to set the terms of the preferred stock, and, if it decided to, the Board of Directors may fix for each series, without further shareholder approval (i) the rate of dividend; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of voluntary or involuntary liquidation; (iv) sinking fund provisions, if any, for the redemption or purchase of shares; (v) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and (vi) voting rights, if any.

THE MANDATORY CONVERTIBLE PREFERRED STOCK

  Of the authorized shares of Thrucomm's preferred stock, 1 share has been designated to each series of Mandatory Convertible Preferred Stock, Series A - O (collectively, the Preferred Stock ). Prior to the Effective Time of the Reorganization, there will be no outstanding series of Preferred Stock. The following description of the Preferred Stock, does not purport to be complete and is subject to, and qualified in its entirety by reference to, Thrucomm's Articles and the Certificate of Designation, Preferences and Rights relating to the Preferred Stock (the "Certificate of Designation") to be filed with the Secretary of State of Florida, and which are filed as exhibits to the Registration Statement of which this Consent Statement/Prospectus is a part.

  The Conversion Feature

    The Preferred Stock is mandatorily convertible into shares of Thrucomm's Common Stock upon the occurrence of any of the following triggering events, Mandatory Conversion Events: (i) the completion of an IPO, raising a minimum of $15,000,000 of gross offering proceeds; (ii) the sale of all or substantially all of the assets of Thrucomm or (iii) the merger of Thrucomm into a non-affiliated entity in which Thrucomm is not the surviving corporation. The conversion rate is determined by the application of the Formula. The Formula is based upon the Conversion Value of Thrucomm in connection with a Mandatory Conversion Event. In an IPO, the Conversion Value of Thrucomm is based upon the amount of equity that is sold in the offering, and the gross proceeds received therefor. However, because the ultimate holders of the Underlying Shares of Common Stock will have the right to vote for or against a Sale or Merger, in the event of a proposed Sale or Merger the Preferred Stock shall be mandatorily convertible into shares of Thrucomm's Common Stock prior to the Sale or Merger. The Conversion Value of Thrucomm will be based upon the consideration to be received in the proposed Sale or Merger. In the event that a majority of the holders of the Common Stock thereafter do not approve the proposed Sale or Merger, the number of Underlying Shares of Common Stock then outstanding will remain outstanding based on the aggregate consideration that was proposed to be received as a result of that proposed Sale or Merger. There shall be no further right to convert into Underlying Shares of Thrucomm thereafter. In any Mandatory Conversion Event, the Conversion Value of Thrucomm will be allocated to Datalinc and Fastcom in the manner prescribed by the Board of Directors of Thrucomm and by the General Partners of Datalinc and Fastcom. For a detailed description of the Formula and for illustrations of the Formula at various Conversion Values of Thrucomm, see The Formula- Determinating the Values of Thrucomm, Datalinc and Fastcom and Thrucomm Ownership Tables.

  Adjusted Ownership Interests

    The Underlying Shares of the Series I and K Preferred Stock will be distributed to the Investors in Fastcom s Series 100 and 200 Units, respectively. The Series 100 and 200 Investors are entitled to a minimum guaranteed return on their investment, which is measured as a 30% discount on the Fastcom Value at the time of an IPO, Sale or Merger. Accordingly, the Series I and K Preferred Stock shall be subject to an adjustment upon Mandatory Conversion, if an adjustment is necessary to ensure that Fastcom's Series 100 and 200 Investors receive their guaranteed return, as provided for under Fastcom s Partnership Agreement. See Equity Ownership of the Partnerships - The Fastcom Investors."

  The Series I Adjustment. The equity interest of the Series I Preferred Stock is subject to an adjustment, immediately prior to Mandatory Conversion, if necessary, to ensure that Fastcom's Series 100 Investors will receive the minimum return guaranteed to the Series 100 Units (the Series I Adjusted Ownership Interest ). The Series I Adjusted Ownership Interest is measured as a 30% discount to the Fastcom Value. The 30% discounted Fastcom Value (the Discounted Fastcom Value ) is determined as follows:

    Fastcom Value x   .70   =   30% Discounted Fastcom Value.

An adjustment to the equity interest of the Series I Preferred Stock need only be calculated, if the Discounted Fastcom Value is less than $16,326,640 (the Series I Guaranteed Minimum of Fastcom Value ). The Series I Adjusted Ownership Interest is calculated as follows:

Series I Guaranteed Minimum Fastcom Value x .02225 x 100 = % Adjusted Ownership
-----------------------------------------
Interest Discounted Fastcom Value

For example, if the Fastcom Value is $21,000,000, the Discounted Fastcom Value is $21,000,000 x .70 = $14,700,000. Since the Discounted Fastcom Value is less than the Series I Preferred Stock's Guaranteed Minimum Fastcom Value, it is necessary to make an adjustment to the Series I Preferred Stock's equity interest. The Adjusted Ownership Interest of the Series I Preferred Stock would be: ($16,326,640 o $14,700,000) x .02225 x 100 = 2.471%. Any adjustment in the equity interest of the Series I Preferred Stock, shall result in a corresponding decrease in the equity interest of the Series L Preferred Stock, which will be distributed to Datalinc upon Mandatory Conversion. See The Formula - Determining the Values of Thrucomm, Datalinc and Fastcom for how to calculate the Fastcom Value.

  The Series K Adjustment. The equity interest of the Series K Preferred Stock is subject to an adjustment, immediately prior to Mandatory Conversion, if necessary to ensure that Fastcom's Series 200 Investors will receive the minimum return guaranteed to the Series 200 Units (the Series K Adjusted Ownership Interest ). The Series K Adjusted Ownership Interest is also measured as a 30% discount to the Fastcom Value. If the Discounted Fastcom Value is less than $18,000,000 (the Series K Guaranteed Minimum Fastcom Value ). The Adjusted Ownership Interest of the Series K Preferred Stock is calculated as follows:

Series K Guaranteed Minimum Fastcom Value x .11972 x 100 = % Adjusted Ownership
Discounted Fastcom Value                                     Interest

For example, if the Fastcom Value is $21,000,000, the Discounted Fastcom Value is $21,000,000 x .70 = $14,700,000. Since the Discounted Fastcom Value is less than the Series K's Guaranteed Minimum Fastcom Value, it is necessary to make an adjustment to the Series K Preferred Stock's equity interest. The Adjusted Ownership Interest of the Series K Preferred Stock would be: ($18,000,000 o $14,700,000) x .11972 x 100 = 14.66%. Any adjustment in the equity interest of the Series K Preferred Stock shall result in a corresponding decrease in the equity interest of the Series L Preferred Stock, which shall be distributed to Datalinc upon Mandatory Conversion.

  Dividends

  Series A-E Preferred Stock

    The Datalinc Units are entitled to repayment of their total cash Capital Contributions, plus aggregate Preferred Returns, before any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds, and upon Liquidation to Datalinc s Other Equity Owners. To preserve the Datalinc Investors rights and preferences under the Partnership Agreements, the Series A-E Preferred Stock (the Dividend Preferred Stock ), shall be entitled to dividends ( Dividends ), upon Mandatory Conversion, in an amount which shall be equal or nearly equal to the Datalinc Investors cash Capital Contributions, plus Preferred Return. See Column D of Thrucomm Ownership Tables. Dividends shall be declared at the time of Mandatory Conversion, and will be factored into the Formula to calculate the number of Underlying Shares or other consideration.

    The amount of Dividends payable per share per month shall be computed by dividing the annual rate (10% for the Series A and B; 8% of the Series C-E) by twelve. The amount of Dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of 12, 30-day months.

    The Preferred Returns on the Series 300E1 and 300E2 Units accrue from the dates of the individual Subscription Agreements of each Investor in those Units. However, the Dividends on the Series D and E Preferred Stock, shall accrue from June 1, 1993 and September 1, 1993, respectively. The Boards of Directors of

Thrucomm, ICN and FMI believe that the dates chosen for the Dividends on the Series D and E Preferred Stock are not significantly different from the terms of the Series 300E1 and 300E2 Units under Datalinc s Partnership Agreement.See The Formula - Material Assumptions and Variances.

  Series F-O Preferred Stock

    The Series 100 Investors are entitled to a 15% per annum Preferred Return on their cash Capital Contributions. However, the right to receive this Preferred Return shall terminate if, by March 31, 1999, the Series 100 Investors have received an amount equal to their capital investment, or Fastcom (or its successor) has made a successful public offering, a Cut-Off Event. The Formula assumes that a Mandatory Conversion Event is a Cut-Off Event which terminates the Preferred Return of Fastcom s Series 100 Units. All of the other Investors, except as mentioned above, and the Other Equity Owners do not have Preferred Returns. Accordingly, the Series F-O Preferred Stock do not receive any Dividends upon Mandatory Conversion, and the Formula does not factor any Dividends into its calculation of the Underlying Shares or other value to be distributed upon the Mandatory Conversion of the Series F-O Preferred Stock. See "Equity Ownership of the Partnerships," and The Formula."

    Dividends may not be paid on the Dividend Preferred Stock in any other manner or at any other time than as set forth above. Accruals of dividends will not bear interest.

  Voting Rights

    Except as provided by law, the holders of the Preferred Stock will not be entitled to vote.

  Liquidation Rights

    All of the Preferred Stock will rank in equal priority to each other prior to the Common Stock upon liquidation. In the event of any liquidation, dissolution or winding-up of Thrucomm, whether voluntary or involuntary, no payment or distribution of the assets of Thrucomm, or proceeds thereof (whether capital or surplus), shall be made to or set apart for the holders of any class or series of stock of Thrucomm ranking junior to the Preferred Stock upon liquidation. The holders of the Preferred Stock shall be entitled to receive payments or distributions of assets, payable in the proportion determined by the Formula. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of Thrucomm to, or a consolidation or merger of Thrucomm with, one or more other corporation (whether or not Thrucomm is Thrucomm surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

  Dividend Policy

    Thrucomm does not presently intend to pay any cash dividends on the Common Stock or the Preferred Stock for the foreseeable future as all available cash will be utilized to further the growth of business subsequent to the Effective Time of the Reorganization for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Board of Directors of Thrucomm and will be dependent upon Thrucomm's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board.

TRANSFER AGENT

  The transfer agent for the Preferred Stock and Common Stock is Thrucomm.

                               LEGAL MATTERS

  The validity of the Preferred Stock and the Underlying Shares of Common Stock will be passed upon for Thrucomm by Michael T. Williams, Esq., Tampa, Florida. Mr. Williams owns 1.5 Units of Fastcom's Series 100 Units, 375 Units of Fastcom's Series 100EA Units, and one Unit of Fastcom's Series 200 Units. Certain other legal matters in connection with the Reorganization Agreement, including the tax consequences of the Reorganization, are being passed upon for Thrucomm by Schifino & Fleischer, P.A., Tampa, Florida.

                                  EXPERTS

  The consolidated financial statements of Datalinc, Ltd. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Partnership's ability to continue as a going concern as described in Note 3 to the consolidated financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Fastcom, Ltd. as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 and the nine months since inception through December 31, 1994 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Partnership's ability to continue as a going concern as described in Note 1 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The financial statements of Thrucomm, Inc. as of December 31, 1996 and for the period since inception through December 31, 1996 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  The opinion included as Appendix B hereto has been provided by Michael Davis & Company, P.A., independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said report.

                                 GLOSSARY


  "ATM" (Asynchronous Transfer Mode) - A modern information transfer standard that allows packetized voice and data to share a transmission circuit. ATM provides much greater efficiency than typical channelized transmission media.

  "FCC" (Federal Communication Commissions) - The US Government organization charged with the oversight of all public communications media.

  "EFT" - Electronic funds transfer comprised of large banks and independent third party processors which function as clearing houses for ATMs , credit and debit cards and check authorization requests, lotteries and any other retail transaction that require searching one or more data bases while the connection with the requesting party remains established.

  "IXC" (Interexchange Carrier) - A provider of telecommunications services that extend between exchanges or cities. Also called long distance carrier.

  "LEC" - (Local Exchange Carrier) - Any telephone service provider offering local exchange services.

  "Local Exchange" - An area inside of which telephone calls are generally completed without any toll, or long distance charges. Local exchange areas are defined by the state regulator of telephone services.

  "NCC" - Fastcom's Network communications center.

  "Network" - Fastcom's proprietary wireless, digital communications network.

  "POS" - Point of sale locations include retail outlets that generate credit and debit card authorizations.

  "VSAT" (Very Small Aperture Terminal) - A satellite communication system that comprises small diameter (approximately 1 meter in diameter) antennae and electronics to establish a communications terminal, used mostly for data. VSAT networks compete with other, landline based networks such as private lines and frame relay.

                         INDEX TO FINANCIAL STATEMENTS


                                                                          PAGE
                                                                        NUMBER
DATALINC, LTD.
---------------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.......................   F-2
CONSOLIDATED BALANCE SHEETS, DECEMBER 31, 1995 AND 1996..................   F-3
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE YEARS ENDED
   DECEMBER 31, 1994, 1995 AND 1996......................................   F-4
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY FOR THE
   THREE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996....................   F-5
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE YEARS ENDED
   DECEMBER 31, 1994, 1995 AND 1996......................................   F-6
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...............................   F-7



FASTCOM, LTD.
---------------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.......................  F-18
BALANCE SHEETS, DECEMBER 31, 1995 AND 1996...............................  F-19
STATEMENTS OF OPERATIONS FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND
   1996 AND FOR THE NINE MONTHS FROM INCEPTION THROUGH DECEMBER 31, 1994.. F-20 STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT) FOR THE TWO YEARS ENDED
   DECEMBER 31, 1995 AND 1996 AND FOR THE NINE MONTHS FROM INCEPTION
   THROUGH DECEMBER 31, 1994.............................................  F-21
STATEMENTS OF CASH FLOWS FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND
   1996 AND FOR THE NINE MONTHS FROM INCEPTION THROUGH DECEMBER 31, 1994.. F-22
NOTES TO FINANCIAL STATEMENTS............................................. F-23



THRUCOMM, INC.
---------------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS........................ F-30
BALANCE SHEET, DECEMBER 31, 1996.......................................... F-31
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT FOR THE PERIOD FROM
   INCEPTION THROUGH DECEMBER 31, 1996.................................... F-32
STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION THROUGH
   DECEMBER 31, 1996...................................................... F-33
NOTES TO FINANCIAL STATEMENTS............................................. F-34

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


To the General and Limited Partners
of Datalinc, Ltd.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in partners' equity and of cash flows present fairly, in all material respects, the financial position of Datalinc, Ltd. (the "Partnership") at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the General Partner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the General Partner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming that the Partnership will continue as a going concern. The Partnership has suffered recurring losses from operations and, as indicated in Note 6 to the consolidated financial statements, the Partnership has guaranteed certain debt, most of which is due within one year. Additionally, the Partnership has provided significant funding for the development of Fastcom, Ltd., an affiliated partnership and development stage enterprise. These financial demands made on the Partnership raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 3 and 7, the Partnership is a member of a group of affiliated entities and, as disclosed in the consolidated financial statements, has transactions and relationships with members of the group, including common principals involved as General Partners and shared management among the various entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.


PRICE WATERHOUSE LLP

Tampa, Florida
February 12, 1997

Datalinc, Ltd.
(A Florida Limited Partnership)

CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------

                                                          December 31,
                                                      1996           1995
        ASSETS
----------------------------------------
Cash and cash equivalents                         $     24,575    $     77,829
Trade accounts receivable                              574,079         306,800
Inventories                                            281,550         715,479
Other receivables                                       41,512          20,633
Prepaid and other current assets                        20,510          45,800
                                                  ------------    ------------

   Total current assets                                942,226       1,166,541

Advances to and investment in affiliate, net of
 reserves of $827,396 and $345,644                     518,535         840,000
Property and equipment, net                          1,498,452       1,090,163
Organization costs, net of accumulated
 amortization of $79,952 and $79,673                       ---             279
Other long-term receivables                             10,000          10,000
Other assets and deposits                               72,530          25,135
                                                 -------------    ------------


   Total assets                                   $  3,041,743    $  3,132,118
                                                 =============    ============



   LIABILITIES AND PARTNERS' EQUITY
----------------------------------------

Accounts payable and accrued expenses             $    920,108    $    838,241
Debt due within one year                               746,152         720,000
Capital lease obligations due within one year          297,953         146,086
                                                 -------------    ------------


   Total current liabilities                         1,964,213       1,704,327

Debt - long term                                         5,208         120,000
Capital lease obligations - long term                  725,080         304,000
                                                 -------------    ------------


   Total liabilities                                 2,694,501       2,128,327

Commitments and contingencies (Note 9)

Partners' equity                                       347,242       1,003,791
                                                 -------------    ------------


   Total liabilities and partners' equity         $  3,041,743    $  3,132,118
                                                 =============    ============



                  The accompanying Notes to Financial Statements
                     are an integral part of these financial
                                 statements.

Datalinc, Ltd.
(A Florida Limited Partnership)

CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------


                                                    For the year ended
                                                        December 31,
                                                1996         1995          1994

Revenues:

   Hub access fees                       $ 2,094,411  $ 1,701,591   $ 1,515,509
   VSAT/PES sales                          3,131,810      120,587     2,400,288
   Hub equipment sales                       255,000       38,000       100,000
   Terminal equipment sales                   50,805       20,033         1,284
   Installation income and other services    300,395      288,526       226,557
                                         -----------  -----------   -----------


      Total revenues                       5,832,421    2,168,737     4,243,638
                                         -----------  -----------   -----------


Operating expenses:

   Cost of hub access services             1,349,499    1,170,600     1,100,604
   Cost of equipment sales                 3,315,001      285,054     2,386,108
   Selling, general and administrative       711,402      562,640       824,810
   Research and development, net of refund       ---          ---       (79,722)
   Depreciation and amortization             473,024      326,529       396,879
                                         -----------  -----------   -----------


      Total operating expenses             5,848,926    2,344,823     4,628,679
                                         -----------  -----------   -----------


Loss from operations                         (16,505)    (176,086)     (385,041)

(Loss) income from affiliate                (481,752)     146,710      (566,497)
Interest expense                            (158,292)     (97,140)       (8,173)
                                         -----------  -----------   -----------


Net loss                                 $  (656,549) $  (126,516)  $  (959,711)
                                         ===========  ===========   ===========
















                  The accompanying Notes to Financial Statements
                     are an integral part of these financial
                                 statements.

Datalinc, Ltd.
(A Florida Limited Partnership)

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY
-------------------------------------------------------------------------------


                      Series      Series     Series
                      100         200        300
                      Limited     Limited    Limited
                      Partners    Partners   Partners    CFG
          General     (17         (228 1/2   (593        Option
          Partner     units)      units)      units)     (Note 1)         Total
-------------------------------------------------------------------------------

Partners' equity (deficit) - December 31, 1993
          $ (859,657) $  ---      $ 390,261  $ 2,298,347 $ 261,067 $ 2,090,018

 NET LOSS        ---    (444,442)  (202,404)    (312,865)      ---    (959,711)


  Transfer of net loss in excess of Series 100 limited partner capital contributions to general partner

           (444,442)    444,442        ---          ---       ---         ---
          ----------  ----------  ---------  ----------- --------- -----------



Partners' equity (deficit) - December 31, 1994
          (1,304,099)        ---    187,857    1,985,482   261,067   1,130,307

 NET LOSS        ---     (58,590)   (26,682)     (41,244)      ---    (126,516)


  Transfer of net loss in excess of Series 100 limited partner capital contributions to general partner

             (58,590)     58,590        ---          ---        ---        ---
          ----------  ----------  ---------  ----------- --------- -----------



Partners' equity (deficit) - December 31, 1995
          (1,362,689)        ---    161,175    1,944,238    261,067   1,003,791

 NET LOSS        ---    (304,046)  (138,467)    (214,036)       ---    (656,549)

   Transfer of net loss in excess of Series 100 limited partner capital contribution to general partner

            (304,046)    304,046        ---          ---        ---         ---
         -----------  -----------  --------- ----------- --------- ------------



Partners' equity (deficit) - December 31, 1996

          $(1,666,735) $      ---  $   22,708 $ 1,730,202 $ 261,067  $  347,242
          =========== ============ ========== =========== ========= ===========



                  The accompanying Notes to Financial Statements
                     are an integral part of these financial
                                 statements.

Datalinc, Ltd.
(A Florida Limited Partnership)

CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------
                                                     For the year ended
                                                        December 31,
                                                1996         1995          1994
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
Net loss                                 $   656,549) $  (126,516)  $  (959,711)
Adjustments to reconcile net loss to
 net cash used for operating activities:
   Depreciation and amortization             473,024      326,529       396,879
   (Income) loss of affiliate                481,752     (146,710)      566,497
   (Increase) decrease in:
      Trade accounts receivable             (267,279)     175,898      (113,075)
      Inventories                            433,929     (665,961)      268,929
      Other receivables                      (20,879)      (5,263)       46,812
      Prepaid and other current assets        25,290       (7,194)       14,566
      Other assets and deposits              (43,106)         ---           888
   Increase (decrease) in accounts payable and
    accrued expenses                          81,867      650,484      (232,096)
                                         -----------  -----------   -----------
      Net cash provided by (used in)
       operating activities                  508,049      201,267       (10,311)
                                         -----------  -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
Proceeds from sale of equipment                  ---          ---         2,789
Acquisitions of property and equipment      (144,817)     (36,085)      (79,898)
Investment made in affiliate                     ---          ---       (74,143)
Advances made to affiliate, net             (160,287)    (622,184)     (512,449)
                                         -----------  -----------   -----------
      Net cash used in investing
       activities                           (305,104)    (658,269)     (663,701)
                                         -----------  -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
Additions to borrowings                      638,280      840,000       255,200
Reductions in borrowings and capital
 lease obligations                          (890,190)    (316,394)      (94,239)
Debt issue costs                              (4,289)         ---           ---
                                         -----------  -----------   -----------
      Net cash (used in) provided by
       financing activities                 (256,199)     523,606       160,961
                                         -----------  -----------   -----------
Net increase (decrease) in cash
 and cash equivalents                        (53,254)      66,604      (513,051)

Cash and cash equivalents, beginning
 of year                                      77,829       11,225       524,276
                                         -----------  -----------   -----------
Cash and cash equivalents, end of year   $    24,575  $    77,829   $    11,225
                                         ===========  ===========   ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
-----------------------------------
Capital lease obligations entered into   $   736,217  $   202,394   $   267,703
                                         ===========  ===========   ===========

Interest paid                            $   147,426  $    97,140   $     8,173
                                         ===========  ===========   ===========

                The accompanying Notes to Financial Statements are an
                     integral part of these financial statements.

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.    THE PARTNERSHIP:

      Datalinc, Ltd., a Florida limited partnership ("Datalinc" or the "Partnership"), was formed on July 20, 1989. The principal business of the Partnership, located in Cincinnati, Ohio, is to develop and operate satellite based data communications. The Partnership has one hub which provides a link for data transmitted by satellite between a central computer located in the headquarters of a business and computers, and data processing devices located in remote offices or stores. The sole general partner ("General Partner"), Integrated Communication Networks, Inc. ("ICN"), also serves as the managing partner. The Partnership is heavily concentrated in the telecommunications industry. A significant change in this industry and/or related technologies could impact the Partnership.

      PARTNERSHIP ALLOCATION

      SERIES 100

      The Partnership was initially capitalized by the Limited Partners' contributions of $1,632,000 representing the subscription of 17 Series 100 limited partnership units of $96,000 each.

      In accordance with the initial partnership agreement, cash flows and any refinancing proceeds or sale proceeds shall be distributed 99% to the Series 100 Limited Partners and 1% to the General Partner until the Limited Partners have received aggregate distributions of any kind from the Partnership in an amount equal to their initial cash Capital Contributions (as defined), and thereafter 50% to the Limited Partners and 50% to the General Partner. Profits and losses (as defined) were to be allocated in the same manner.

      SERIES 200

      During 1991, the Partnership initiated a Series 200 offering and obtained 228 1/2 subscriptions for Series 200 limited partnership units at $5,000 each or a total of $1,142,500. Expenses in the amount of $114,548 were incurred in relation to the offering and were excluded from the proceeds. The offering closed and the partnership certificates were issued on January 1, 1992.

      The partnership agreement was amended upon the completion of the Series 200 offering. Under the agreement, cash flows, any refinancing proceeds or sale proceeds and profits and losses shall be distributed 68.5% to the Series 100 Limited Partners and 31.5% to the Series 200 Limited Partners until the Limited Partners have received aggregate distributions of any kind from the Partnership in an amount equal to their initial cash Capital Contributions (as defined), plus the aggregate Preferred Return of 10% to the Series 100 and 200 Limited Partners. Since the Series 200 offering was not fully subscribed, the Agreement states that cash flows, any refinancing proceeds or sale proceeds and profits and losses with respect to the unissued Series 200 units shall be distributed on a pro rata basis between the outstanding Series 100 and 200 Limited Partners.

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

      After the Limited Partners have received aggregate distributions of any kind from the Partnership in an amount equal to their initial cash Capital Contributions (also defined), cash flow, refinancing proceeds or sales proceeds and profits and losses were to be distributed 34.25% to the Series 100 Limited Partners, 15.75% to Series 200 Limited Partners, 50% to the General Partner.

      CFG OPTION

      In connection with the Series 200 offering, CFG Securities Corp. ("CFG"), the Managing Dealer Limited Partner (syndicator), was given the option to purchase approximately a 4% interest in the Partnership at a cost of $1. The General Partner will transfer CFG the appropriate interest from its own share of ownership. The fair value of CFG's option was determined based on the pricing of the Series 200 units sold in 1991.

      SERIES 300

      During 1992, the Partnership initiated a Series 300 offering and obtained 143 1/2 subscriptions for Series 300 limited partnership units at $5,000 each or a total of $717,500. Expenses in the amount of $63,067 were incurred in relation to the offering and were offset against the proceeds. The partnership certificates were issued on September 15, November 30 and December 31, 1992. The offering closed on December 31, 1992.

     During 1993, the Partnership initiated an extension of the Series 300 offering and obtained 449 1/2 subscriptions for Series 300 limited partnership units at $5,000 each or a total of $2,247,500. Expenses in the amount of $179,820 were incurred in relation to this extension and were offset against the proceeds. Pursuant to a purchase agreement, the Limited Partner, Blue Chip/Datalinc Corporation ("Blue Chip"), who subscribed most of this extension, has preferential rights which affect the number of shares of Thrucomm, Inc. common stock to be issued and the right of first refusal to purchase equity interests offered by Thrucomm, Inc. (see
     Principles of Consolidation at Note 2). The preferential rights also include the right for Blue Chip to be entitled to receive certain distributions, otherwise payable to ICN, providing a return equal to 35% per annum on its capital contribution. ICN has agreed to escrow certain distributions otherwise payable to ICN as an assurance that Blue Chip will receive its specified return. In addition, ICN has agreed to certain restrictions on its right to transfer its interest in Datalinc. The stockholders of ICN have agreed to elect a nominee to the ICN Board of Directors, place certain restrictions on their right to transfer stock in ICN, and to certain employment restrictions. Blue Chip has been granted registration rights in the event Datalinc or its successor should register its securities under the Securities Act of 1933.

      The Partnership agreement was amended upon the completion of the Series 300 offering in 1992 and 1993. Assuming the sale of all Series 200 and all Series 300 units, cash flows, any refinancing proceeds or sale proceeds and profits and losses shall be distributed 45.9% to the Series 100 Limited Partners, 21.1% to the Series 200 Limited Partners and 33% to the Series 300 Limited Partners until the Limited Partners have received aggregate distributions of any kind from the Partnership in an amount equal to their initial cash Capital Contributions (as defined) plus the aggregate Preferred Return of 10% for Series 100 and 200 Limited Partners

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

      and 8% for Series 300 Limited Partners. After the Limited Partners have received aggregate distributions of any kind from the Partnership in an amount equal to their initial cash Capital Contributions (also defined), cash flow, refinancing proceeds or sales proceeds and profits and losses shall be distributed 22.95% to the Series 100 Limited Partners, 10.55% to the Series 200 Limited Partners, 16.5% to the Series 300 Limited Partners, 50% to the General Partner.

      As the Series 200 and Series 300 limited partnership units were not fully subscribed, the agreement states that cash flows, any refinancing proceeds or sale proceeds and profits and losses with respect to the unissued Series 200 and 300 units shall be distributed to the Series 100 and/or Series 200 Limited Partners on a pro rata basis. Profits and losses were therefore allocated on a monthly basis to Limited Partners admitted to the Partnership as of or prior to the 15th day of such month.

      NEGATIVE CAPITAL

      In accordance with generally accepted accounting principles and the limited liability provisions of the Partnership agreement, all losses in excess of the Limited Partners' capital contributions are transferred to the General Partner. Any future profits generated for Limited Partners with zero basis will be transferred to the General Partner to offset these losses in accordance with the terms of the agreement.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      The accompanying consolidated financial statements have been prepared on the accrual basis of accounting. The significant accounting principles and practices used in the preparation of the accompanying consolidated financial statements are summarized below:

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements include the accounts of Datalinc and its wholly-owned subsidiary Thrucomm, Inc. ("Thrucomm") which was incorporated in the state of Florida in December 1996. Thrucomm is a non-operating entity that has obtained debt financing to assist in funding Datalinc's operations.

      USE OF ESTIMATES

      The Partnership prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of the financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
_------------------------------------------------------------------------------


      CASH AND CASH EQUIVALENTS

      For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      INVENTORIES

      Inventories are comprised of component parts, equipment and supplies used in the installation and sale of remote Very Small Aperture Terminals (VSATs) and Personal Earth Stations (PESs) at customer locations. Inventories are valued at cost determined on the specific identification basis.

      PROPERTY AND EQUIPMENT

      Property and equipment is stated at cost. Depreciation is provided using a method not materially different than the double declining balance method over the estimated useful lives of the assets ranging from five to thirty-nine years for both financial reporting and tax purposes. Costs of additions and betterments are capitalized, and repairs and maintenance are charged to expense as incurred. Upon sale or retirement of property and equipment, the costs and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of operations.

      ORGANIZATION COSTS

      Organization costs incurred in establishing the Partnership are recorded as other assets and are amortized on a straight line basis over a period of sixty months. Amortization began upon the commencement of operations in February 1991. Amortization costs of $279, $1,053, and $15,991 have been amortized for the years ended December 31, 1996, 1995 and 1994, respectively.

      OTHER ASSETS

      Other assets include deposits and debt issue costs. Debt issue costs are amortized over the life of the loan using the straight line method, which is not materially different than the effective interest rate method.

      RESEARCH AND DEVELOPMENT COSTS

      Expenditures for research, development, and engineering of products are expensed as incurred. In 1994, the Partnership received a refund of prior year expenses paid to a vendor because of the vendor's inability to perform under the terms of a contract. The refund totaled $110,000 and has been reflected net of 1994 expenses in the statement of operations.

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


      INCOME TAXES

      No provision or benefit for federal or state income taxes is included in the financial statements of the Partnership as any liability or benefit for such taxes of the Partnership is that of the partners rather than the Partnership. Thrucomm is subject to federal and state income taxes. However, through December 31, 1996, Thrucomm had limited activities and an immaterial operating loss. Accordingly, no income tax provision was necessary. Certain items may be treated differently in the Partnership income tax return than in the accompanying consolidated financial statements. Therefore, net income in the consolidated financial statements may not be the same as that reported in the Partnership income tax return.

      MAJOR CUSTOMERS

      The Partnership has two major customers which accounted for approximately $3,725,000 and $858,000 of sales for the year ended December 31, 1996; three major customers which accounted for approximately $926,000, $608,000 and $459,000 of sales for the year ended December 31, 1995; and two customers which accounted for approximately $2,705,000 and $981,000 of sales for the year ended December 31, 1994.

      VALUATION ASSESSMENT OF LONG-LIVED ASSETS

      The General Partner continuously reviews the value of the Partnership's long-lived assets and records necessary adjustments to the asset's carrying value when the asset becomes impaired. If an asset is determined to be impaired, a loss is recognized in the statement of operations.

      RECLASSIFICATIONS

      Certain prior year balances have been reclassified to be consistent with the current year presentation.

3.    ADVANCES TO AFFILIATE:

      Datalinc is a limited partner in Fastcom, Ltd. ("Fastcom"), a Florida limited partnership formed on March 31, 1994. Fastcom was formed to develop, install and operate a wireless, digital communications network called THRUCOMM. THRUCOMM addresses a customer base currently utilizing terrestrial, telephone networks to transmit data between a central data center and multiple, geographically dispersed "remote" locations. Fastcom devotes all of its efforts to establishing THRUCOMM. Such efforts include developing software, radios and related wireless systems in which the THRUCOMM network will operate. Fastcom is a development stage enterprise.

      The Partnership's initial capital contribution to Fastcom included a cash contribution of $10 and $74,133 in equipment. Fastcom Management, Inc.

      (owned by the same shareholders as ICN), is Fastcom's general partner; however, Fastcom Management, Inc. did not contribute to the initial capital of Fastcom. Datalinc has made advances to Fastcom of $160,287, $622,184 and $563,460 during 1996, 1995 and 1994, respectively. These advances are non-interest bearing and had average outstanding balances of approximately $1,266,000, $946,000 and $418,000 during 1996, 1995 and
      1994, respectively. These advances remain outstanding at December 31, 1996. The advances were used to fund the initial business activities and losses of Fastcom (marketing, research and development, and general and administrative activities).

      Although Datalinc has funded all Fastcom's losses from its own operations, Datalinc is a limited partner in Fastcom. The initial limited partnership interest is valued at zero in 1996 and 1995. At December 31, 1996 and 1995, Datalinc's receivables of $1,345,931 and $1,185,644, respectively, reflected advances to this affiliate. Datalinc has recorded a reserve against these advances of $827,396 and $345,644, respectively. At December 31, 1996, Datalinc has recorded its investment in Fastcom based on the book value of net assets available for repayment in a manner similar to equity accounting. At December 31, 1995, this investment was recorded at $840,000 which reflected cash repayment by Fastcom to Datalinc subsequent to year end from equity proceeds.

      It is intended that Datalinc and Fastcom will combine their assets and liabilities into Thrucomm, thus enhancing their ability to obtain additional financing to fund future operations. Datalinc is currently attempting to effect this reorganization which will expand its ability to raise capital through alternative sources of financing. Additionally, Fastcom is seeking additional financing through venture capital or other investors, which would be used as repayment of the non-interest bearing advances made to Fastcom. However, until this reorganization is completed and additional financing is obtained, the financial demands on Datalinc raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Summarized financial information for Fastcom at December 31, 1996 and 1995, and for each of the periods ended December 31, 1996, 1995 and 1994, is as follows:


                                   FOR THE                  FOR THE NINE
                                  YEAR ENDED                MONTHS ENDED
                                  DECEMBER 31,              DECEMBER 31,
                               1996           1995             1994

Results of Operations:
  Revenues                 $    69,134   $         ---     $         ---
  Expenses                  (1,785,174)       (970,102)         (566,497)
                           -----------   -------------     -------------

    Net loss               $(1,716,040)  $    (970,102)         (566,497)
                           ===========   =============     =============

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                             DECEMBER 31,
                                      1996                    1995
  Financial position:
    Current assets              $      80,621            $       1,662
    Noncurrent assets                 947,555                  204,081
                                -------------            -------------

     Total assets               $   1,028,176            $     205,743
                                -------------            -------------

        Payable to affiliate    $   1,345,931            $   1,185,644
        Other liabilities             509,641                  148,955
                                -------------            -------------
           Total liabilities        1,855,572                1,334,599
        Partners' deficit            (827,396)              (1,128,856)
                                -------------            -------------

           Total liabilities and partners' deficit

                                $   1,028,176             $    205,743
                                =============             ============

4.    INVENTORIES:

                                             DECEMBER 31,
                                      1996                    1995

      Satellite equipment        $    130,332             $     527,098
      Transmission equipment          142,054                   184,763
      Materials and supplies            9,164                     3,618
                                 ------------             -------------

                                 $    281,550             $     715,479
                                 ============             =============

5.    PROPERTY AND EQUIPMENT:

                                             DECEMBER 31,
                                      1996                    1995

      Hub and network equipment installed
                                 $  3,166,309             $   2,304,832
      Software                         63,767                    62,076
      Leasehold improvements          137,274                   137,274
      Furnishings and equipment       209,049                   191,183
                                 ------------             -------------

                                    3,576,399                 2,695,365

      Less accumulated depreciation and amortization
                                   (2,077,947)               (1,605,202)
                                 ------------             -------------

                                 $  1,498,452             $   1,090,163
                                 ============             =============

      Hub and network equipment of approximately $1,252,000 and $516,000 at December 31, 1996 and 1995, respectively, includes equipment under leases which have been capitalized.

Accumulated amortization for such equipment approximated $340,000 and $265,000 at December 31, 1996 and 1995, respectively.

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------
6.    DEBT:
                                                    DECEMBER 31,
                                                 1996               1995

Revolving line of credit; interest rate at
9.87%; interest payments due monthly;
collateralized by equipment, inventory
and accounts receivable; due on demand.       $  293,000         $        -

Bank line of credit; interest rate at
prime plus .75% (9.87% at December
31, 1996); due March 24, 1997; interest
payments due monthly; guaranteed by
Fastcom; collateralized by inventory
receivables, equipment and life
insurance policies of related parties
of Datalinc and Fastcom.                         321,289                  -

Bank term loan; interest rate at prime
plus .75% (9.87% at December 31, 1996);
due December 15, 1997; $10,000 principal
and interest payments due monthly;
guaranteed by a related party;
collateralized by equipment, inventory
and accounts receivable of Datalinc and
life insurance policies of the
shareholders of ICN.                             120,000            240,000

Blue Chip term loan; interest rate at 10%;
interest due at maturity; guaranteed by
shareholders of ICN; $7,500 consulting fee
due quarterly; paid in full during 1996.               -             600,000

Equipment loan; interest rate at 9.8%;
interest payments due monthly; guaranteed
by equipment purchased; due May 3, 1998;
$990 principal payments due monthly.              17,071                   -
                                           -------------       -------------
                           Total debt            751,360             840,000

   Less current portion of total debt           (746,152)           (720,000)
                                           -------------       -------------

                     Debt - long term      $       5,208       $     120,000
                                           =============       =============


Capital lease obligations, at varying
rates of imputed interest from 8% to 13%   $   1,023,033       $     450,086

Less current portion of capital lease
obligations                                     (297,953)           (146,086)
                                           -------------       -------------

Capital lease obligations - long term      $     725,080       $     304,000
                                           =============       =============

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

      The Partnership had available borrowings of approximately $286,000 at December 31, 1996. Approximately $279,000 of these available borrowings represent an unused line of credit which is due March 24, 1997. Subsequent to December 31, 1996, the Partnership drew an additional $179,000 on the line of credit to assist in financing operations.

      The Blue Chip term loan was a financing arrangement with a venture capital firm. As part of Blue Chip's financing agreement with Datalinc, Blue Chip was granted certain warrant rights with regards to Fastcom in the event Fastcom did not raise certain minimum equity commitments as part of their Series 200 offering. Fastcom raised enough capital to exceed the minimum equity commitments required by the warrants and the contingent warrants were extinguished. During 1996, the Blue Chip term loan was paid in full.

      Included in Datalinc's capital lease obligations at December 31, 1996 and 1995, respectively, is $863,000 and $324,000 of equipment subleased to a customer under an operating lease and integrated services agreement.

      Scheduled principal repayments on debt and minimum future capital lease payments for the next five years and thereafter are as follows:


                                                                   OBLIGATIONS
           YEAR ENDING                                            UNDER CAPITAL
          DECEMBER 31,                             DEBT               LEASES

           1997                                 $   746,152        $    382,348
           1998                                       5,208             374,005
           1999                                         ---             326,694
           2000                                         ---             103,779
                                                 ----------        ------------

                Total                           $   751,360           1,186,826
                                                ===========

        Less amount representing interest on
              obligations under capital leases                         (163,793)
                                                                   ------------

                Total                                              $  1,023,033
                                                                   ============


7.    RELATED PARTY TRANSACTIONS:

      The Partnership is charged, as provided by the partnership agreement, by the General Partner for management fees. These charges aggregated $157,000 in 1996, $140,000 in 1995 and $246,000 in 1994, and are included in selling, general and administrative expenses. The Partnership had non-interest bearing advances to the General Partner and its affiliates of approximately $200, $18,000 and $17,999 at December 31, 1995 and
      1994, respectively, which are included in other receivables.

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


      Additionally, the Partnership has advances to an affiliate as discussed in
Note 3.

      Datalinc allocates a portion of its selling, general and administrative expenses on a pro rata basis to Fastcom. Datalinc believes that the expenses are reasonable and advances Fastcom funds to pay its portion of the expenses due. In addition to Fastcom, Datalinc allocates a portion of its general and administrative expenses to another related party. The allocation of these expenses are based on estimates of the actual expenses incurred, in a manner similar to Fastcom. The Partnership allocated approximately $9,600, $14,400 and $12,600 of office services expense in 1996, 1995 and 1994, respectively, to this related party. Included in other receivables are amounts due from the affiliated company of $29,029 and $9,150 at December 31, 1996 and 1995, respectively.

      The Partnership allocated $62,240, $57,003, and $8,650 of rental expense in 1996, 1995 and 1994, respectively, to Fastcom as both companies share the hub operations. Life insurance policy premiums on the lives of certain employees of the General Partner, to which the Partnership is owner and beneficiary, are paid and expensed by the Partnership. The policies carry $3,000,000 in life insurance benefits and have no cash surrender value at December 31, 1996 and 1995.

      Datalinc leases $587,500 of equipment to Fastcom under an operating lease agreement. Datalinc recorded $48,340 in rental income related to this leasing arrangement which is included in installation income and other services. Future rental receipts under this leasing transaction are approximately $193,000 in 1997, 1998 and 1999 and $49,000 in 2000.

      In addition, the Partnership recorded charges aggregating approximately $68,000, $80,000, and $31,000 for the year ended December 31, 1996, 1995 and 1994, respectively, incurred by officers of the General Partner for various marketing and administrative activities performed by these individuals on behalf of the Partnership.

8.    MANAGEMENT INCENTIVE PLAN:

      In May 1996, the Partnership created the Management Incentive Plan (the "Plan") whose purpose is to provide ownership in Datalinc to certain key employees. The Plan is a phantom stock plan which allows up to a 5% ownership interest in Datalinc (500 units) with a 4.05% interest being granted in 1996. The Plan was valued based on the total fair value of the Partnership at the date of grant. The Plan provides that participants vest in their units on their anniversary date of grant as follows:


                           CUMULATIVE PERCENTAGE
                              OF VESTED UNITS
                          ANNIVERSARY DATE OF GRANT

                          First             33 1/3%
                          Second            66 2/3%
                          Third                100%

Datalinc, Ltd.
(A Florida Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

      Notwithstanding the above vesting schedule, the participant becomes 100% vested if certain provisions are met such as 1) the participant's termination is the result of death, disability or retirement; 2) the Partnership is sold to another company; or 3) the Partnership completes an initial public offering. For the year ended December 31, 1996, $41,000 of compensation expense related to the Plan was recorded and is included in selling, general and administrative expenses in the statement of operations. On February 13, 1997, an additional .25% ownership interest was granted.

9.    COMMITMENTS AND CONTINGENCIES:

      The Partnership maintains hub operations primarily in leased facilities. Datalinc's rental expense for these facilities was $63,088, $58,540, and $102,804 for the year ended December 31, 1996, 1995, and 1994, respectively, and is included in selling, general and administrative expenses in the statement of operations. As indicated in Note 7, $62,240, $57,003 and $8,650 of rent expense was allocated to Fastcom in 1996, 1995 and 1994, respectively. The minimum future noncancelable operating lease payments for these facilities are $88,564 in 1997, 1998, 1999, 2000 and 2001.

      Fastcom had a Series 200 offering during 1996. Under Fastcom's offering, $2,155,000 of gross proceeds raised represent a Mandatory Redeemable Partnership Interest, the Series 200 Limited Partners have the option to require Fastcom or Datalinc to repurchase their Series 200 Units on December 31, 2000, at an amount equal to their total cash capital contributions less any distributions received.

      Included in one of Fastcom's lease agreements is a provision that the lessor will receive an ownership interest in Fastcom or its successors, ranging from 1% up to 5%, dependent on the dollar amount of equipment financed by Datalinc or Fastcom for Fastcom's network. A 1% ownership interest will be granted after $1 million of equipment is financed and an additional .5% ownership interest (up to the maximum of 5%) will be granted for each additional $3 million financed. No equity ownership will be granted if less than $1 million is leased. As of December 31, 1996, approximately $750,000 of equipment had been leased.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the General and Limited Partners
of Fastcom, Ltd.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in partners' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Fastcom, Ltd. (the "Partnership"), a development stage enterprise, at December 31, 1996 and 1995, and the results of its operations and its cash flows for the two years ended December 31, 1996 and 1995, and for the nine months from inception through December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the General Partner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the General Partner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership is a development stage enterprise which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 1 and 5, the Partnership is a member of a group of affiliated entities and, as disclosed in the financial statements, has transactions and relationships with members of the group, including common principals involved as General Partners and shared management among the various entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.





PRICE WATERHOUSE LLP

Tampa, Florida
February 12, 1997

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited Partnership)

BALANCE SHEETS
-------------------------------------------------------------------------------







                                                          December 31,
                                                      1996          1995
        ASSETS
----------------------------------------
                                                  $    12,166    $        ---
Trade accounts receivable                              14,212             ---
Other receivables                                      38,221             ---
Prepaid and other current assets                       16,022           1,662
                                                  -----------    ------------

   Total current assets                                80,621           1,662

Property and equipment, net                           947,388         203,856
Organization costs, net of accumulated
amortization of $116 and $58                              167             225
                                                  -----------    ------------


                                                 $  1,028,176    $    205,743
                                                 ============    ============



  LIABILITIES AND PARTNERS' DEFICIT
----------------------------------------

Accounts payable and accrued expenses            $    308,057    $    148,955
Capital lease obligations due within one year          58,715             ---
Payable to affiliate                                1,345,931       1,185,644
                                                 ------------    ------------


   Total current liabilities                        1,712,703       1,334,599

Capital lease obligations - long term portion         142,869             ---
                                                 ------------    ------------


Commitments and contingencies (Note 6)

   Total liabilities                                1,855,572       1,334,599

Mandatory redeemable partnership interest (Note 1)  2,155,000             ---
Non-redeemable partners' interest and deficit
 accumulated during the development stage          (2,982,396)     (1,128,856)
                                                 -------------   ------------


                                                 $  1,028,176    $    205,743
                                                 ============    ============


               The accompanying Notes to Financial Statements are an integral part of these financial statements.
                                      F-19

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited Partnership)

STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------



                                                 For the
                                                 nine months     Cumulative
                                                 from inception  operations from
                         For the year ended      through         inception to
                            December 31,         December 31,    December 31,
                        1996             1995       1994            1996


Revenues:

 Service fees      $     69,134   $      ---    $       ---     $      69,134


Expenses:

  Operating, general and administrative

                      1,305,687      653,768         253,241        2,212,696


  Research and development

                         364,977      278,426         308,659          952,062


  Depreciation and amortization

                         106,680       26,667           2,392          135,739


  Interest expense

                           7,830       11,241           2,205           21,276
                   -------------   ----------    ------------     ------------

Net loss           $  (1,716,040)  $ (970,102)   $   (566,497)    $ (3,252,639)
                   =============   ==========    ============     ============


















               The accompanying Notes to Financial Statements are
                     an integral part of these financial
                              statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited Partnership)

STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
                      Datalinc,   Series     Series
                        Ltd.      100        200
                      Limited     Partners   Partners    CFG
        General       Partner     (55 5/8    (215 1/2    Option
        Partner       Interest     units)     units)     (Note 1)        Total
-------------------------------------------------------------------------------
Partners' equity - March 31, 1994
        $       ---   $   74,143  $     ---  $     ---    $   ---    $   74,143

 NET LOSS       ---     (566,497)       ---        ---        ---      (566,497)

  Transfer of net loss in excess of Datalinc's limited partner capital contributions to general partner
           (492,354)     492,354        ---        ---        ---          ---
        ===========   ==========  =========  =========    =========   =========

Partners' deficit -   December 31, 1994
           (492,354)         ---        ---        ---        ---     (492,354)

Capital contributions
                ---          ---    333,600        ---        ---      333,600

NET LOSS     (9,701)    (938,575)   (21,826)       ---        ---     (970,102)

Transfer of net loss in excess of Datalinc's limited partner capital contributions to general partner
           (938,575)     938,575        ---        ---        ---         ---
          =========   ==========  =========  =========   =========  ==========

Partners' equity (deficit) - December 31, 1995
         (1,440,630)         ---    311,774        ---         ---   (1,128,856)

Capital contributions
                ---          ---     81,000  1,936,500         ---    2,017,500

Options issued in connection with Series 200 offering (Note 1)
                ---      (77,029)       ---        ---         ---       77,029

NET LOSS    (17,160)  (1,561,118)   (45,445)   (92,317)        ---   (1,716,040)

Transfer of net loss in excess of Datalinc's limited partner capital contributions to general partner

         (1,638,147)   1,638,147        ---         ---         ---         ---
         -----------  ----------  ---------  ----------  ----------  ----------

Partners' equity (deficit) - December 31, 1996
         (3,095,937)         ---    347,329   1,844,183      77,029    (827,396)

Transfer of net losses in excess of redeemable partnership interest
           (310,817)         ---        ---     310,817         ---         ---

Mandatory redeemable partnership interest (Note 1) - December 31, 1996
                ---          ---        ---  (2,155,000)        ---  (2,155,000)
          ---------   ----------  ---------  ----------  ---------- -----------

Non-redeemable partners'interest and deficit accumulated
 during the development stage - December 31, 1996
         $(3,406,754) $      ---  $ 347,329  $      ---  $   77,029 $(2,982,396)
         ===========  ==========  =========  ==========  ========== ===========

               The accompanying Notes to Financial Statements are
                 an integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited Partnership)

STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------
                                                 FOR THE
                                                 NINE MONTHS    CUMULATIVE CASH
                                                 FROM INCEPTION  FLOWS FROM
                       FOR THE YEAR ENDED        THROUGH         INCEPTION TO
                           DECEMBER 31,          DECEMBER 31,    DECEMBER 31,
                       1996           1995       1994            1996
CASH FLOWS FROM OPERATING ACTIVITIES:
NET LOSS            $(1,716,040)  $  (970,102)   $  (566,497)  $  (3,252,639)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization
                        106,680        26,667          2,392         135,739
 (Increase) decrease in:
     Trade accounts receivable
                        (14,212)          ---            ---         (14,212)
     Other receivables
                        (38,221)       51,011        (51,011)        (38,221)
     Prepaid and other current assets
                        (14,360)       (1,662)           ---         (16,022)
   Increase in accounts payable and accrued expenses
                        159,102        95,002         53,953         308,057
                    -----------   -----------    -----------     -----------

 Net cash used in operating activities
                     (1,517,051)     (799,084)      (561,163)     (2,877,298)
                    -----------   -----------    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment
                      (636,975)      (158,071)          (653)       (795,699)
 Organization costs        ---            ---           (283)           (283)
                   -----------    -----------    -----------     -----------

 Net cash used in investing activities
                      (636,975)      (158,071)          (936)       (795,982)
                   -----------    -----------    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions
                     2,017,500        333,600             10        2,351,110
Advances received from affiliate, net
                       160,287        622,184        563,460        1,345,931
Repayments of capital lease obligations
                       (11,595)           ---            ---          (11,595)
                   -----------    -----------    -----------      -----------
 Net cash provided by financing activities
                     2,166,192        955,784        563,470        3,685,446
                   -----------    -----------    -----------      -----------
 Net (decrease) increase in cash
                        12,166         (1,371)         1,371           12,166
Cash, beginning of year    ---          1,371            ---              ---
                   -----------    -----------    -----------      -----------
Cash, end of year  $    12,166    $       ---    $     1,371      $    12,166
                   ===========    ===========    ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Capital contribution of property and equipment
                   $       ---    $       ---    $    74,133      $    74,133
                   ===========    ===========    ===========      ===========
Capital lease obligations entered into
                   $   213,179    $       ---    $       ---      $   213,179
                   ===========    ===========    ===========      ===========
CFG option (Note 1)$    77,029    $       ---    $       ---      $    77,029
                   ===========    ===========    ===========      ===========
Interest paid      $     4,755    $    11,241    $     2,205      $    18,201
                   ===========    ===========    ===========      ===========


                The accompanying Notes to Financial Statements are an
                    integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
-------------------------------------------------------------------------------


1. THE PARTNERSHIP:

     Fastcom, Ltd. ("Fastcom" or the "Partnership"), a Florida limited partnership, was formed on March 31, 1994, with the concept to develop, install and operate a wireless, digital communications network called THRUCOMM. THRUCOMM addresses a customer base currently utilizing terrestrial, telephone networks to transmit data between a central data center and multiple, geographically dispersed "remote" locations. The Partnership's operations, located in Cincinnati, Ohio, are heavily involved in the telecommunications industry. A significant change in this industry and/or related technologies could impact the Partnership.

     Fastcom is a development stage enterprise as it is devoting substantially all of its efforts to establishing THRUCOMM. Such efforts include developing software, radios and related wireless systems in which the THRUCOMM network will operate. Although Fastcom has one customer as of December 31, 1996, it has not completed its principal planned operations and remains a development stage enterprise.

     Fastcom Management, Inc. (owned by the same shareholders as Integrated Communication Networks, Inc. ["ICN"], the general partner of Datalinc, Ltd. ("Datalinc") is the general partner ("General Partner") of Fastcom. No equity contribution was made by the General Partner. The Partnership was initially capitalized by a limited partnership investment to Fastcom from Datalinc, a Florida partnership and a related party, which included a cash contribution of $10 and $74,133 in equipment. Additionally, Datalinc made advances to Fastcom of $160,287, $622,184 and $563,460 during 1996, 1995 and 1994, respectively. These advances were non-interest bearing and remain outstanding at December 31, 1996. The advances were used to fund the start-up of Fastcom (marketing, research and development, and general and administrative activities).

     It is intended that Datalinc and Fastcom will combine their assets and liabilities intoThrucomm, Inc., a wholly-owned subsidiary of Datalinc, thus enhancing their ability to obtain additional financing to fund future operations. Datalinc's management is currently attempting to effect this reorganization which will expand its ability to raise capital though alternative sources of financing. Additionally, Fastcom is seeking additional financing through venture capital or other investors, which would be used as repayment of the non-interest bearing advances made to Fastcom. However, until this reorganization is completed and additional financing is obtained, the financial demands on Fastcom raise substantial doubt its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     PARTNERSHIP ALLOCATION

     SERIES 100

     During 1995 and 1996, the Partnership executed a Series 100 offering and sold 44 1/2 subscriptions for Series 100 limited partnership units of $10,000 each or a total of $445,000. Expenses in the amount of $30,400 were


                  The accompanying Notes to Financial Statements are an
                      integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
--------------------------------------------------------------------------------

     incurred in relation to the offering which were netted against the proceeds. As an incentive to entice early investors, Fastcom offered Early Investor Units ("EA Units") which was an additional .25% share in Fastcom for no additional consideration. The Partnership issued 11 and 1/8 EA Units under this incentive plan. The offering closed and the partnership certificates were issued on March 31, 1996.

     In accordance with the initial partnership agreement, cash flows and any refinancing proceeds or sale proceeds shall be distributed 100% to the Series 100 Limited Partners until the Limited Partners have received aggregate distributions of any kind from the Partnership in an amount equal to their initial cash Capital Contributions (as defined), and thereafter 2.23% to the Series 100 Limited Partners, .55% to EA Units (as defined), 96.22% to Datalinc and 1% to the General Partner. Profits and losses (as defined) are to be allocated in the same manner.

     SERIES 200

     During 1996, Fastcom began offering Series 200 limited partnership units at $10,000 each. The offering closed on September 30, 1996, and Fastcom sold 215 1/2 limited partnership units with contributions approximating $2,155,000. Expenses in the amount of $218,500 were incurred in relation to the offering and were offset against the proceeds.

     The partnership agreement was amended upon completion of the Series 200 offering. Under the agreement, cash flows, sales proceeds, refinancing proceeds and profits and losses shall be distributed in the following manner to the Limited Partners: first to the Series 100 Limited Partners until the Limited Partners have received Distributions (as defined) equal to their total Capital Contributions (as defined), plus their aggregate 15% Preferred Return (as defined), if and when such Preferred Return is payable; second to the Series 200 Limited Partners until the Series 200 Limited Partners have received Distributions equal to their total Capital Contributions; any remaining amounts would be distributed to Datalinc and the Managing Dealer Limited Partners and the General Partner, as determined by their respective ownership percentages multiplied by the ratio of their respective total Capital Contributions to their total aggregate ownership interests.

     After the Limited Partners have received aggregate Distributions of any kind from the Partnership, cash flow, refinancing proceeds, sales proceeds and profits and losses are to be distributed 2.23% to Series 100 Limited Partners, .55% to EA Limited Partners, 11.97% to Series 200 Limited Partners, 84.25% to Datalinc, and 1% to the General Partner.

     The Series 200 Limited Partners have the option to require Fastcom or Datalinc to repurchase their Series 200 Units on December 31, 2000, at an amount equal to their total cash Capital Contribution less any distributions received (a "Mandatorily Redeemable Partnership"). Accordingly, the total cash contributions obtained during the Series 200 offering of $2,155,000 at December 31, 1996, has been Redeemable Partnership Interest.

                   The accompanying Notes to Financial Statements are an
                     integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
-------------------------------------------------------------------------------

     CFG OPTION

     In connection with the Series 200 offering, CFG Securities Corp. ("CFG"), the Managing Dealer Limited Partner (syndicator), was given an option to purchase a 2.4% interest in the Partnership at a cost of $240,000. Datalinc will transfer CFG the approriate interest from its own share of ownership. The fair value of CFG's option of $77,029 was determined based on the pricing of the Series 200 units sold in 1996.

     NEGATIVE CAPITAL

     In accordance with generally accepted accounting principles and the limited liability provisions of the partnership agreement, all losses in excess of a limited partner's capital contributions are transferred to the General Partner. Any future profits generated for Limited Partners with a zero basis will be transferred to the General Partner to offset these losses in accordance with the terms of the agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accompanying financial statements have been prepared on the accrual basis of accounting. The significant accounting principles and practices used in the preparation of the accompanying financial statements are summarized below:

     USE OF ESTIMATES

     Fastcom prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of the financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH MANAGEMENT SYSTEM

     The partnership's policy is to reclassify book overdrafts. Book overdrafts representing outstanding checks in excess of funds on deposit, are classified as liabilities (accounts payable and accrued expenses) and cash is reinstated at period end. Accordingly, $45,088 at December 31, 1995 was reclassified from cash to accounts payable and accrued expenses in the accompanying financial statements. There were no overdrafts at December 31, 1996.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost and includes the direct cost of installation. Depreciation is provided using a method not materially different than the double declining balance method over the estimated useful lives of the assets ranging from five to thirty-nine years for both financial reporting and tax purposes. Costs of additions and betterments are capitalized, and repairs and maintenance are charged to expense as incurred. Upon sale or retirement of property and equipment, the costs and

                   The accompanying Notes to Financial Statements are an
                     integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
-------------------------------------------------------------------------------

     related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in the statement of operations.

     ORGANIZATION COSTS

     Organization costs incurred in establishing the Partnership are amortized on a straight line basis over a period of sixty months. Amortization costs of $58 in 1996 and 1995 have been recorded in the statement of operations.

     RESEARCH AND DEVELOPMENT COSTS

     Expenditures for research, development, and engineering of products are expensed as incurred.

     INCOME TAXES

     No provision or benefit for federal or state income taxes is included in the financial statements of the Partnership as any liability or benefit for such taxes is that of the partners rather than the Partnership. Certain items may be treated differently in the Partnership income tax return than in the accompanying financial statements. Therefore, net income in the financial statements may not be the same as that reported in the Partnership income tax return.

     SALE-LEASEBACKS

     The Partnership entered into sale and leaseback operating lease transactions in 1995 and 1994 with one leasing company. Approximately $12,000 of gross profit was deferred in 1995 and will be recognized over the life of the lease. The Partnership recognized $5,617 and $333 of the deferred profit in 1996 and 1995, respectively, which is netted against operating, general and administrative expenses. Accounts payable and accrued expenses include $6,050 and $11,667 of deferred profit at December 31, 1996 and 1995, respectively.

     VALUATION ASSESSMENT OF LONG-LIVED ASSETS

     The General Partner continuously reviews the value of the Partnership's long-lived assets and records necessary adjustments to the asset's carrying value when the asset becomesimpaired. If an asset is determined to be impaired, a loss is recognized in the statement of operations.

     RECLASSIFICATIONS

     Certain prior year balances have been reclassified to be consistent with the current year presentation.

                   The accompanying Notes to Financial Statements are an
                     integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
--------------------------------------------------------------------------------


3.   PROPERTY AND EQUIPMENT:

                                                      DECEMBER 31,
                                                  1996               1995

     Hub and network equipment installed   $    355,745      $     51,011
     Software                                    37,749            17,351
     Office furniture and equipment             209,794            32,027
     Construction in progress                   479,723           132,468
                                           ------------      ------------

                                              1,083,011           232,857
     Less accumulated depreciation
     and amortization                          (135,623)          (29,001)
                                           ------------      -------------

                                           $    947,388      $    203,856
                                           ------------      ------------


     Hub and network equipment of $320,196 and $51,011 at December 31, 1996 and 1995, respectively, is equipment under capital lease. Accumulated amortization for such equipment approximated $71,000 and $32,000 at December 31, 1996 and 1995, respectively.

4.   CAPITAL LEASE OBLIGATIONS:

                                                         December 31,
                                                             1996

     Capital lease obligation, at varying rates
       of imputed interest of 8 to 16%                   $    201,584

     Less current portion of capital lease
       obligations                                            (58,715)
                                                         -------------


       Capital lease obligations                         $    142,869
                                                         ============

























                The accompanying Notes to Financial Statements are an
                   integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
--------------------------------------------------------------------------------

     Included in payable to affiliate at December 31, 1995 is $38,749 of lease obligations related to certain equipment contributed by Datalinc to Fastcom which was under a capital lease agreement.

     Scheduled principal repayments on debt and minimum future capital lease payments for the next five years and thereafter are as follows:

                                                   OBLIGATIONS
       YEAR ENDING                                 UNDER CAPITAL
       DECEMBER 31                                 LEASES

         1997                                      $     73,801
         1998                                            75,945
         1999                                            63,890
         2000                                            15,972
                                                  -------------


           Total                                        229,608

         Less amount representing interest on
           obligations under capital leases             (28,024)
                                                  -------------


           Total                                  $     201,584
                                                  -------------

5.   RELATED PARTY TRANSACTIONS:

     The Partnership is charged, as provided by the partnership agreement, by the General Partner for management fees. These charges aggregated $157,200, $132,000 and $0 in 1996, 1995 and 1994, respectively, and are included in operating, general and administrative expenses. Datalinc provided non-interest bearing advances to the Partnership of
     $1,345,931
     and $1,185,644 at December 31, 1996 and 1995, respectively. These advances had average outstanding balances of approximately $1,266,000, $946,000 and $418,000 during 1996, 1995 and 1994, respectively.

     All of Fastcom's operating, general and administrative expenses are allocated from Datalinc on a pro rata basis. Datalinc advances Fastcom funds to pay its portion of the expenses due.

     Fastcom was allocated $62,240, $57,003 and $8,650 of rental expense in 1996, 1995 and 1994, respectively, from Datalinc as its share of hub operations.

     Fastcom leases $587,500 of equipment from Datalinc under an operating lease agreement. Fastcom recorded $48,340 of rent expense related to this leasing arrangement which is included in operating, general and administrative expenses. The future operating lease

                The accompanying Notes to Financial Statements are an
                    integral part of these financial statements.

Fastcom, Ltd.
(A Development Stage Enterprise and Florida Limited
Partnership)

Notes to Financial Statements
--------------------------------------------------------------------------------



     payments for the leased equipment are approximately $193,000 in 1997, 1998 and 1999 and $49,000 in 2000.

     Fastcom is a guarantor of approximately $321,000 of debt in the name of Datalinc, which is payable by Datalinc at various dates in 1997 and 1998. In the event of default by Datalinc,
     Fastcom would be obligated to remit the amount due.

     A member of Fastcom Management, Inc.'s Board of Directors is the president of the company that engages in certain leasing transactions with Fastcom and Datalinc. This company has leased approximately $1,200,000 of equipment over the last several years to Datalinc and Fastcom.

6.   COMMITMENTS AND CONTINGENCIES:

     The Partnership leases certain operating equipment under an operating lease from third parties. Rental expense for this equipment in the amount of $15,456, $1,288 and $0 for the year ended December 31, 1996, 1995, and 1994, respectively, is included in operating, general and administrative expenses in the statement of operations. The minimum future noncancelable operating lease payments for these facilities are $15,456 in 1997 and $14,168 in 1998. See Note 5 for related party operating leases.

     Included in one of Fastcom's lease agreements is a provision that the lessor will receive an ownership interest in the Partnership or its successors, ranging from 1% up to 5%, dependent on the dollar amount of equipment financed by Datalinc or Fastcom for Fastcom's network. A 1% ownership interest will be granted after $1 million of equipment is financed and an additional .5% ownership interest (up to the maximum of 5%) will be granted for each additional $3 million financed. No equity ownership will be granted if less than $1 million is leased. As of December 31, 1996, approximately $750,000 of equipment had been leased.

     The Partnership has entered into a contract, subject to completion of a successful pilot program, to purchase up to $3,300,000 in equipment from a vendor. The vendor is to provide, for a trial period, a pilot network system. The Partnership made a $15,000 non-refundable payment for the pilot equipment which is included in property and equipment. The equipment must be returned and the deposit forfeited if the Partnership does not accept the equipment and cancels the contract.















              The accompanying Notes to Financial Statements are an
                 integral part of these financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Shareholder of Thrucomm, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Thrucomm, Inc. (a wholly-owned subsidiary of Datalinc, Ltd.) at December 31, 1996, and the results of its operations and its cash flows for the period from inception (December 16, 1996) through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
 We
believe that our audit provides a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a subsidiary of Datalinc, Ltd. ("Datalinc"), a Florida limited partnership which has provided significant funding for the operations of Fastcom, Ltd., an affiliated partnership and development stage enterprise. These financial demands made on Datalinc raise substantial doubt about the Company's ability to continue as going concern. Management's plans in regard to these matters are described in
Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Notes 1 and 4, the Company is a member of a group of affiliated entities and, as disclosed in the financial statements, has transactions and relationships with members of the group, including common principals involved as Board of Directors and shared management among the various entities. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.





PRICE WATERHOUSE LLP

Tampa, Florida
February 12, 1997

Thrucomm, Inc.
(A wholly-owned subsidiary of Datalinc, Ltd.)


BALANCE SHEET
-------------------------------------------------------------------------------


                                                          December 31,
                                                              1996

           ASSETS
------------------------------------------

Cash                                                      $      3,001
Debt issue costs                                                 4,289
Receivable from affiliate                                      314,000
                                                          ------------


                                                          $    321,290
                                                          ============



    LIABILITIES AND SHAREHOLDER'S EQUITY
-------------------------------------------

Accrued expenses                                           $       722
Line of credit                                                 321,289
                                                           -----------


   Total liabilities                                           322,011

Commitments and contingencies (Note 7)



Shareholder's equity:
   Preferred stock, no par value (Note 5)                          ---
   Common stock, no par value, 75,000,000 shares
    authorized, 1 share issued and outstanding                       1
   Accumulated deficit                                            (722)
                                                           -----------


                                                           $   321,290
                                                           ===========
















               The accompanying Notes to Financial Statements are an integral part of these financial statements.

Thrucomm, Inc.
(A wholly-owned subsidiary of Datalinc, Ltd.)


STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
--------------------------------------------------------------------------------



                                            For the period from
                                             inception through
                                             December 31, 1996


Interest expense                            $      722
                                            ----------


Net loss and accumulated deficit            $     (722)
                                            ----------









































                 The accompanying Notes to Financial Statements are
                   an integral part of these financial statements.

Thrucomm, Inc.
(A wholly-owned subsidiary of Datalinc, Ltd.)

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------



                                            For the period from
                                             inception through
                                             December 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                   $          (722)
  Interest accrued                                       722
                                             ---------------


  Net cash used in operating activities                    0
                                             ---------------


CASH FLOWS FROM FINANCING ACTIVITIES:

  Line of credit borrowings                          321,289
  Advances to affiliates                            (314,000)
  Debt issue costs                                    (4,289)
  Proceeds from issuance of common stock                   1
                                             ---------------
  Net cash provided by financing activities            3,001
                                             ---------------


Cash, end of period                          $         3,001
                                             ===============























                 The accompanying Notes to Financial Statements are
                   an integral part of these financial statements.

Thrucomm, Inc.
(A wholly-owned subsidiary of Datalinc, Ltd.)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   THE CORPORATION:

     Thrucomm, Inc. (the "Company") is a wholly-owned subsidiary of Datalinc, Ltd. ("Datalinc"), a Florida limited partnership, offering satellite based data communications. The Company was incorporated in the state of Florida in December 1996, with the intent of serving as a corporate entity to combine the assets and operations of Datalinc and Fastcom, Ltd. ("Fastcom"), a development stage Florida limited partnership with the same general partner as Datalinc, into Thrucomm, thus enhancing their ability to obtain additional financing to fund future operations. Datalinc's management is currently attempting the effect this reorganization which will expand its ability to raise capital through alternative sources of financing. Additionally, Fastcom is seeking additional financing through venture capital or other investors which would be used as repayment of the non-interest bearing advances made to Fastcom. However, until this reorganization is completed and additional financing is obtained, there is substantial doubt about Thrucomm's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.  SUMMARY  OF  SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting principles and practices used in the preparation of the accompanying financial statements are summarized below:

     USE OF ESTIMATES

     The Company prepares its financial statements in conformity with generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of the financial statements and report amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     DEBT ISSUE COSTS

     Debt issue costs are recorded at cost and are amortized over the life of the loan using the straight line method, which is not materially different than the effective interest rate method.

Thrucomm, Inc.
(A wholly-owned subsidiary of Datalinc, Ltd.)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     INCOME TAXES

     The Company is subject to federal and state income taxes. However, through December 31, 1996, the Company had limited activities and an immaterial operating loss. Accordingly, no income tax provision was necessary. 3. DEBT: December 31, 1996

     Bank line of credit, interest rate at prime plus .75%
     (9.87% at December 31, 1996), due March 24, 1997,
     interest payments due monthly, guaranteed by
     related parties, collateralized by inventory,
     receivables, equipment and life insurance policies of
     Datalinc and Fastcom.                                     $    321,289
                                                               ------------


     There was $278,711 of unused line of credit outstanding at December 31, 1996. The proceeds drawn on the line were advanced to Datalinc (Note 4). Datalinc and Fastcom have guaranteed Thrucomm's line of credit.

     Subsequent to December 31, 1996, Thrucomm drew an additional $179,000 on the line of credit, all of which was provided to Datalinc to assist in the financing of Datalinc's operations.

4.   RELATED PARTY TRANSACTIONS:

     The Company is a member of a group of affiliated entities and, has transactions and relationships with members of the group, including common principles involved as board of directors and shared management among the various entities.

     The Company had non-interest bearing advances to Datalinc of approximately $314,000 at December 31, 1996, which were provided to assist in the financing of Datalinc's operations.

5.   PREFERRED STOCK:

     Thrucomm is authorized to issue 25,000,000 shares of preferred stock with such designation, rights and preferences as may be determined by Thrucomm's Board of Directors. No shares are issued or outstanding at December 31, 1996. Additionally, Thrucomm's board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the common stockholder's voting power or other rights.

Thrucomm, Inc.
(A wholly-owned subsidiary of Datalinc, Ltd.)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   EMPLOYEE STOCK COMPENSATION PLANS:

     The Company's stock option plans authorize the granting of incentive stock options for a total of 200,000 shares of Common Stock to all eligible employees, including officers and employee directors and others who perform services for the Company and, with respect to 100,000 shares to non-employee directors. Under the plans, all options cannot be granted at prices not less than market value on the date of grant. Options generally vest over a three-year period from the date of grant, with 25% of the options becoming exercisable on the date of the grant and 25% becoming exercisable on each of the next three anniversaries of the date of grant. No options have been granted as of December 31, 1996.

7.   COMMITMENTS AND CONTINGENCIES:

     Pursuant to a purchase agreement between Datalinc and one of Datalinc's limited partners, Blue Chip/Datalinc Corporation ("Blue Chip"), Blue Chip has preferential rights which affect the number of shares of Thrucomm common stock to be issued and the right of first refusal to purchase equity interests offered by Thrucomm. The preferential rights also include the right for Blue Chip to be entitled to receive certain distributions, otherwise payable to ICN, providing a return equal to 35% per annum on its capital contribution. ICN has agreed to escrow certain distributions otherwise payable to ICN as an assurance that Blue Chip will receive its specified return.In addition, ICN has agreed to certain restrictions on its right to transfer its interest in Datalinc. The stockholders of ICN have agreed to elect a nominee to the ICN Board of Directors, place certain restrictions on their right to transfer stock in ICN, and to certain employment restrictions. Blue Chip has been granted registration rights in the event Datalinc or its successor should register its securities under the Securities Act of 1993.

     THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of the day of the day, 1997 (the "Agreement") by and among Datalinc, Ltd., a Florida limited partnership ("Datalinc"), Fastcom, Ltd., a Florida limited partnership ("Fastcom") (Datalinc and Fastcom collectively referred to as the "Partnerships"), and Thrucomm, Inc., a Florida corporation ("Thrucomm").

                                   WITNESSETH:

     WHEREAS, the Partnerships and Thrucomm desire for the reorganization (the "Reorganization") of the businesses of the Partnerships, combining them into Thrucomm by, among other things:

    A. The transfer of all of the assets and liabilities of the Partnerships to Thrucomm (the "Transfer"), upon the terms and conditions described in this Agreement; and

    B. In exchange for the Transfer, Datalinc will receive shares of Thrucomm's Mandatory Convertible Reorganization Stock, Series A-H and Fastcom will receive shares of Thrucomm's Mandatory Convertible Reorganization Stock, Series 1-0 (the Mandatory Convertible Preferred Stock, Series A-H and 1-0, collectively referred to as the "Reorganization
Stock').

    NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                         I.   RECITALS; TRUE AND CORRECT.

     The above stated recitals are true and correct and are incorporated into this Agreement.

                        II.  MERGER.

     REORGANIZATION. The Partnerships and Thrucomm shall effect the Transfer upon the terms and conditions described in this Agreement, and in exchange for the Transfer, the Partnerships will receive the Reorganization Stock. The Reorganization Stock will be held by the Partnerships until mandatory conversion (the "Mandatory Conversion"), at which time the Reorganization Stock will be converted into shares of Thrucomm's Common Stock, no par value (the "Underlying Shares"). Upon Mandatory Conversion, Integrated Communication Networks, Inc., a Florida corporation which is the General Partner of Datalinc (the "Datalinc General Partner"), and Fastcom Management, Inc., a Florida corporation which is the General Partner of Fastcom (the "Fastcom General Partner"), will distribute the Underlying Shares to the Partners and employees in the Management Incentive Plan in Datalinc (collectively, the "Datalinc Distributees") and the Partners in Fastcom (collectively, the "Fastcom" Distibutees), and the Partnerships will dissolve.

    2.2 EFFECTIVE DATE. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Reorganization shall become effective on the date (the "Effective Date") of the Transfer.

    2.3  SECURITIES OF THRUCOMM.

The authorized capital stock of Thrucomm is comprised of the following: (i) 100,000,000 shares of Common Stock, no par value (the "Common Stock"), one share of which is issued and outstanding; and (ii) 25,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), with such designation, rights and preferences as may be determined from time to time by the Board of Directors of Thrucomm, of which no shares are issued and outstanding.

    2.4 REORGANIZATION STOCK. The manner and basis of issuing the Reorganization Stock are as follows:

         (a)  STOCK CONSIDERATION.  At the Effective Date, the
Partnerships shall receive the following number of shares of Reorganization
Stock:

     TO DATALINC:

     1 Preferred Share, Series A; the Underlying Shares to be distributed to the holders of Series 100 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series B; the Underlying Shares to be distributed to the holders of Series 200 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series C; the Underlying Shares to be distributed to the holders of Series 300 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series D; the Underlying Shares to be distributed to the holders of Series 300E1 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series E; the Underlying Shares to be distributed to the holders of Series 3OOE2 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series F; the Underlying Shares to be distributed to the Datalinc Management Incentive Plan upon Mandatory
        Conversion;

     1 Preferred Share, Series G; the Underlying Shares to be distributed to the holder of the Managing Dealer Units upon Mandatory Conversion; and

     1 Preferred Share, Series H; the Underlying Shares to be distributed to the Datalinc General Partner upon Mandatory Conversion.

   TO FASTCOM:

     1 Preferred Share, Series I; the Underlying Shares to be distributed to the holders of Series 100 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series J; the Underlying Shares to be distributed to the holders of Series 100EA Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series K; the Underlying Shares to be distributed to the holders of Series 200 Limited Partnership Units upon Mandatory Conversion;

     1 Preferred Share, Series L; the Underlying Shares to be distributed to Datalinc, as the holder of the Datalinc Limited Partnership Units, upon Mandatory Conversion;

     1 Preferred Share, Series N; the Underlying Shares to be distributed to the Fastcom General Partner upon Mandatory Conversion;

     1 Preferred Share, Series O; the Underlying Shares to be distributed to Renaldi, Renaldi & Nart upon Mandatory Conversion;

     Dividends

        Series A-E Preferred Stock

     The Datalinc Units are entitled to repayment of their total cash Capital Contributions, plus aggregate Preferred Returns, before any Distributions of Cash Flow, Sale Proceeds and Refinancing Proceeds, and upon Liquidation to Datalinc's Other Equity Owners. To preserve the Datalinc Investors' rights and preferences under the Partnership Agreements, the Series A-E Preferred Stock (the "Dividend Preferred Stock"), shall be entitled to dividends ("Dividends"), upon Mandatory Conversion, in an amount which shall be equal or nearly equal to the Datalinc Investors' cash Capital Contributions, plus Preferred Return. See Column D of "Thrucomm Ownership Tables". Dividends shall be declared at the time of Mandatory Conversion, and will be factored into the Formula to calculate the number of Underlying or other consideration.

     The amount of Dividends payable per share shall be computed by dividing the annual rate (10% for the Series A and B; 8% of the Series C-E) by twelve. The amount of Dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of 12, 30-day months.

     The Preferred Returns on the Series 300E1 and 3OOE2 Units accrue from the dates of the individual Subscription Agreements of each Investor in those Units. However, the Dividends on the Series D and E Preferred Stock, shall accrue from June 1, 1993 and September 1, 1993, respectively. The Boards of Directors of Thrucomm, ICN and FM believe that the dates chosen for the Dividends on the Series D and E Preferred Stock are not significantly different from the terms of the Series 3OOE1 and 3OOE2 Units under Datalinc's Partnership Agreement. See "The Formula - Material Assumptions and Variances."

     SERIES F-O PREFERRED STOCK

     The Series 100 Investors are entitled to a 15 % per annum Preferred Return on their cash Capital Contributions. However, the right to receive this Preferred Return shall terminate if, by March 31, 1999, the Series 100
Investors have received an amount equal to their capital investment, or Fastcom (or its successor) has made a successful public offering, a Cut-Off Event. The Formula assumes that a Mandatory Conversion Event is a Cut-Off Event which terminates the Preferred Return of Fastcom's Series 100 Units. All of the other Investors, except as mentioned above, and the Other Equity Owners do not have Preferred Returns. Accordingly, the Series F-0 Preferred Stock do not receive any Dividends upon Mandatory Conversion, and the Formula does not factor any Dividends into its calculation of the Underlying Shares or other value to be distributed upon the Mandatory Conversion of the Series F-0 Preferred Stock. See "Equity Ownership of the Partnerships," and "The Formula."

     Dividends may not be paid on the Dividend Preferred Stock in any other manner or at any other time than as set forth above. Accruals of dividends will not bear interest.

  VOTING RIGHTS

     Except as provided by law, the holders of the Preferred Stock will not be entitled to vote.

  LIQUIDATION RIGHTS

     All of the Preferred Stock will rank in equal priority to each other, but prior to the Common Stock, upon liquidation. In the event of any liquidation, dissolution or winding-up of Thrucomm, whether voluntary or involuntary, no payment or distribution of the assets of Thrucomm, or proceeds thereof (whether capital or surplus), shall be made to or set apart for the holders of any class or series of stock of Thrucomm ranking junior to the Preferred Stock upon liquidation. The holders of the Preferred Stock shall be entitled to receive payments or distributions of assets, payable in the proportion determined by the Formula. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of Thrucomm to, or a consolidation or merger of Thrucomm with, one or more other corporation (whether or not Thrucomm is Thrucomm surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

    DIVIDEND POLICY

     Thrucomm does not presently intend to pay any cash dividends on the Common Stock or the Preferred Stock for the foreseeable future as all available cash will be utilized to further the growth of business subsequent to the Effective Time of the Reorganization for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Board of Directors of Thrucomm and will be dependent upon Thrucomm's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Board..

         (c)  CONVERSION. THE CONVERSION FEATURE

     The Preferred Stock is mandatorily convertible into shares of Thrucomm's Common Stock upon the occurrence of any of the following triggering events, Mandatory Conversion Events: (i) the completion of an IPO, raising a minimum of $15,000,000 of gross offering proceeds; (ii) the sale of all or substantially all of the assets of Thrucomm or (iii) the merger of Thrucomm into a nonaffiliated entity in which Thrucomm is not the surviving corporation. The conversion rate is determined by the application of the Formula. The Formula is based upon the Conversion Value of Thrucomm in connection with a Mandatory Conversion Event. In an IEPO, the Conversion Value of Thrucomm is based upon the amount of equity that is sold in the offering, and the gross proceeds received therefor. In the event of a Sale or a Merger, the Conversion Value of Thrucomm is based upon the consideration received in the Sale or Merger. In any Mandatory Conversion Event, the Conversion Value of Thrucomm will be allocated to Datalinc and Fastcom in the manner prescribed by the Board of Directors of Thrucomm and by the General Partners of Datalinc and Fastcom. For a detailed description of the Formula and for illustrations of the Formula at various Conversion Values of Thrucomm, see "The Formula-Determinating the Values of Thrucomm, Datalinc and Fastcom" and "Thrucomm Ownership Tables.'

     In the event of a Sale or Merger, the Preferred Stock will not be converted into Underlying Shares. The Preferred Stock shall be convertible directly into the kind and amount of securities, cash or other consideration offered in the Sale or Merger, which it would have been entitled to receive as if the Preferred Stock had first been converted into the Underlying Shares immediately prior to such Merger or Sale, and there shall be no further right to convert into Underlying Shares of Thrucomm's Common Stock.

    ADJUSTED OWNERSHIP INTERESTS

     The Underlying Shares of the Series I and K Preferred Stock win be distributed to the Investors in Fastcom's Series 100 and 200 Units, respectively. The Series 100 and 200 Investors are entitled to a minimum guaranteed return on their investment, which is measured as a 30% discount on the Fastcom Value at the time of an IPO, Sale or Merger. Accordingly, the Series

I and K Preferred Stock shall be subject to an adjustment upon Mandatory Conversion, if an adjustment is necessary to ensure that Fastcom's Series 100 and 200 Investors receive their guaranteed return, as provided for under Fastcom's Partnership Agreement. See "Equity Ownership of the Partnerships - The Fastcom Investors."

     THE SERIES I ADJUSTMENT. The equity interest of the Series I Preferred Stock is subject to an adjustment, immediately prior to Mandatory Conversion, if necessary, to ensure that Fastcom's Series 100 Investors will receive the minimum return guaranteed to the Series 100 Units (the Series I "Adjusted Ownership Interest"). The Series I Adjusted Ownership Interest is measured as a 30% discount to the Fastcom Value. The 30% discounted Fastcom Value (the "Discounted Fastcom Value") is determined as follows:

     FASTCOM VALUE X .70 = 30% Discounted Fastcom Value.

An adjustment to the equity interest of the Series I Preferred Stock need only be calculated, if the Discounted Fastcom Value is less than $16,326,640 (the Series I "Guaranteed Minimum of Fastcom Value"). The Series I Adjusted Ownership Interest is calculated as follows:

   SERIES I GUARANTEED MINIMUM FASTCOM VALUE X .02225 X 100 = % ADJUSTED
   -------------------------------------------               OWNERSHIP INTEREST
   DISCOUNTED FASTCOM VALUE

For example, if the Fastcom Value is $21,000,000, the Discounted Fastcom Value is $21,000,000 X .70 = $14,700,000. Since the Discounted Fastcom Value is less than the Series I Preferred Stock's Guaranteed Minimum Fastcom Value, it is necessary to make an adjustment to the Series I Preferred Stock's equity interest. The Adjusted Ownership Interest of the Series I Preferred Stock would be: ($16,326,640 -. $14,700,000) X .02225 X 100 = 2.471 %. Any adjustment in the equity interest of the Series I Preferred Stock, shall result in a corresponding decrease in the equity interest of the Series L Preferred Stock, which will be distributed to Datalinc upon Mandatory Conversion. See "The Formula - Determining the Values of Thrucomm, Datalinc and Fastcom" for how to calculate the Fastcom Value.

     THE SERIES K ADJUSTMENT. The equity interest of the Series K Preferred Stock is subject to an adjustment, immediately prior to Mandatory Conversion, if necessary to ensure that Fastcom's Series 200 Investors will receive the minimum return guaranteed to the Series 200 Units (the Series K "Adjusted Ownership Interest"). The Series K Adjusted Ownership Interest is also measured as a 30 % discount to the Fastcom Value. If the Discounted Fastcom Value is less than $18,000,000 (the Series K "Guaranteed Minimum Fastcom Value"). The Adjusted Ownership Interest of the Series K Preferred Stock is calculated as follows:

  SERIES K GUARANTEED MINIMUM FASTCOM VALUE X .11972 X 100 = % ADJUSTED
  --------------------------------------------               OWNERSHIP INTEREST
  DISCOUNTED FASTCOM VALUE

For example, if the Fastcom Value is $21,000,000, the Discounted Fastcom Value is $21,000,000 X .70 = $14,700,000. Since the Discounted Fastcom Value is less than the Series K's Guaranteed Minimum Fastcom Value, it is necessary to make an adjustment to the Series K Preferred Stock's equity interest. The Adjusted Ownership Interest of the Series K Preferred Stock would be: ($18,000,000 @ $14,700,000) X .1 1972 X 100 = 14.66 %. Any adjustment in the equity interest of the Series K Preferred Stock shall result in a corresponding decrease in the equity interest of the Series L Preferred Stock, which shall be distributed to Datalinc upon Mandatory Conversion.

     No fractional shares will be issued upon conversion.

     The conversion rate will not be adjusted for the issuance of additional Common Stock or Preferred Stock. Except as discussed above, no adjustment upon conversion will be made for dividends on either the Preferred Stock insert revise .

         (d)  VOTING RIGHTS.

     Except as provided by law, the holders of the Preferred Stock will not be entitled to vote.

         (e) LIQUIDATION RIGHTS. All of the Preferred Stock will rank in equal priority to each other, but prior to the Common Stock, upon liquidation. In the event of any liquidation, dissolution or winding-up of Thrucomm, whether voluntary or involuntary, no payment or distribution of the assets of Thrucomm, or proceeds thereof (whether capital or surplus), shall be made to or set apart for the holders of any class or series of stock of Thrucomm ranking junior to the Preferred Stock upon liquidation. The holders of the Preferred Stock shall be entitled to receive payments or distributions of assets, payable in the proportion determined by the Formula. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of Thrucomm to, or a consolidation or merger of Thrucomm with, one or more other corporation (whether or not Thrucomm is Thrucomm surviving such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary.

    2.5 EFFECT OF THE REORGANIZATION. As of the Effective Date, all of the following shall occur:

         (a) The corporate identity, existence, purposes, powers, franchises, rights and immunities of Thrucomm shall continue unaffected and unimpaired by the Reorganization,

         (b) Thrucomm shall be liable for all of the obligations and liabilities of the Partnerships.

         (c) The rights, privileges, good will, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to the Partnerships shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in Thrucomm, without further act or deed.

         (d) No claim pending at the Effective Date by or against the Partnerships or Thrucomm or any partner, stockholder, officer or director thereof, shall abate or be discontinued by the Reorganization, but may be enforced, prosecuted, settled or compromised as if the Reorganization had not occurred.

         (e) All rights of employees and creditors and all liens upon the property of the Partnerships or Thrucomm shall be preserved unimpaired, limited hen to the property affected by such hens at the Effective Date, and all the debts, liabilities and duties of the Partnerships shall attach to Thrucomm and shall be enforceable against Thrucomm to the same extent as if all such debts, liabilities and duties had been incurred or contracted by Thrucomm.

         (f) The Articles of Incorporation of Thrucomm, as in effect on the Effective Date, shall continue to be the Articles of Incorporation of Thrucomm without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

         (g) The Bylaws of Thrucomm as in effect on the Effective Date, shall continue to be the Bylaws of Thrucomm without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

    2.6 DISCLOSURE SCHEDULES. The Consent Statement and Prospectus dated insert (the "Disclosure Schedule") sets forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedule shall be deemed to be a part of this Agreement.

              III. REPRESENTATIONS AND WARRANTIES OF DATALIN.
     Datalinc represents and warrants to Thrucomm as follows, with the knowledge and understanding that Thrucomm is relying materially upon such representations and warranties:

    3.1 ORGANIZATION AND STANDING. Datalinc is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. Datalinc has all requisite power to carry on its business as it is now being conducted and
is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Datalinc, and all states in which Datalinc is qualified to do business as of the date hereof, are listed in the Disclosure Schedule. A copy of the Certificate of Limited Partnership of Datalinc (certified by the Secretary of State of Florida), and the Agreement of Limited Partnership, as amended to date, delivered to Fastcom and Thrucomm, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the Disclosure Schedule, Datalinc does not own any interest in any other corporation, business trust or similar entity. The minute books of Datalinc contains accurate records of all meetings of its Partners since its formation.

    3.2 CAPITALIZATION. The number of Partnership Units which are issued and outstanding are as set forth in the Disclosure Schedule. All of such Units are duly authorized, validly issued and outstanding, fully paid and nonassessable, and owned of record and beneficially by the Datalinc Distributees, in such amounts as are set forth opposite their respective names thereon, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Datalinc Distributees, or, to the Datalinc Distributees' knowledge, are a party or by which any of them is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Datalinc. There are no outstanding securities convertible or exchangeable, actually or contingently, into Partnership Units or any other securities of Datalinc. Datalinc has no subsidiaries except Thrucomm.

    3.3 AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Datalinc in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Datalinc, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

    3.4 PROPERTIES. Except as set forth in the Disclosure Schedule, Datalinc has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements
(as hereinafter defined), or thereafter acquired. Datalinc has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Datalinc and, to the knowledge of Datalinc, the other parties thereto in accordance with its terms. Neither Datalinc nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Datalinc is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Datalinc, has any such condemnation, expropriation or taking been proposed. None of the assets of Datalinc is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

    3.5 CONTRACTS LISTED; NO DEFAULT. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Datalinc (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Datalinc and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 3.16), which would be required to be listed as exhibits to an Annual Report on Form 10-K if Datalinc were subject to the reporting requirements of the Exchange Act (individually, the "Datalinc Contract" and collectively, the "Datalinc Contracts"), are listed and described in the Disclosure Schedule. Datalinc is the holder of, or party to, all of the Datalinc Contracts. To the kmowledge of Datalinc, the Datalinc Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Datalinc nor any signatory thereto is in default or breach of any material provision of the Datalinc Contracts. Datalinc's operation of its business has been, is, and will, between the date hereof and the Closing Date (as hereinafter defined), continue to be, consistent with the material terms and conditions of the Datalinc Contracts. Subsequent to the consummation of the Reorganization, Datalinc shall use its best efforts to cause the transfer and otherwise assign for the benefit of Thrucomm, the Datalinc Contracts.

    3.6 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or threatened against or affecting Datalinc before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Datalinc, could have any materially adverse effect on Datalinc. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Datalinc.

    3.7 TAXES. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum business, employment franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

         Datalinc has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Datalinc are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Datalinc has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date (as hereinafter defined), and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

         Datalinc is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Datalinc that has not been paid. There are no Tax liens upon the assets (other than the lien of personal property taxes not yet due and payable) of Datalinc. There is no valid basis, to the knowledge of Datalinc, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Datalinc by any governmental authority.

    3.8 COMPLIANCE WITH LAWS AND REGULATIONS. To its knowledge, Datalinc is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Datalinc is currently conducted or to which Datalinc is currently subject which have a material impact on Datalinc, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. Datalinc does not know of any assertion by any party that it is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Datalinc. To the knowledge of Datalinc, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Datalinc.

    3.9 INSURANCE. Datalinc is covered by insurance policies as identified and described in the Disclosure Schedule or Schedule 3.9, adequate, in the reasonable opinion of Datalinc, to cover Datalinc against loss, damage and liability and will maintain such insurance up to and including the Closing Date (as hereinafter defined). Datalinc has not received notice from any insurer or agent of such insurer that improvements or expenditures will have to be made in order to continue such insurance and, so far as known to Datalinc, no such improvements or expenditures are required (other than premium payments). There is no liability under any insurance policy in nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth in the Disclosure Schedule.

    3.10 CONDITION OF ASSETS. The equipment fixtures and other personal property of Datalinc, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Datalinc as presently being conducted.

    3.11 NO BREACHES. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by each of Datalinc will not (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of Datalinc; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Datalinc is a party or by which Datalinc or any of its assets, business, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Datalinc under, or create any rights of termination, cancellation or acceleration in any person under, any Datalinc Contract.

    3.12 DISCLOSURE SCHEDULE COMPLETE. Datalinc shall promptly supplement the Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect Thrucomm's right not to consummate the transactions contemplated hereby as set forth in Section 7.1 hereof

    3.13 EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the employees of Datalinc is represented by any labor union or collective bargaining unit and, to the knowledge of Datalinc, no discussions are taking place with respect to such representation.

    3.14 FINANCIAL STATEMENTS. Insert revise To its knowledge, the Disclosure Schedule contains audited balance sheets as of December 3 1, insert and related statements of operations, statements of cash flows and statements of partner' equity of Datalinc for the one-year periods ended December 3 1, insert, and December 3 1, insert and compiled balance sheets as of March 31, 1997, and related statements of operations, statements of cash flows and statement of partners' equity for the three-month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the financial position and results of operations of Datalinc as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"1). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Datalinc as of the date of the Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Datalinc as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Datalinc does not have any known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Datalinc is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Datalinc taken as a whole.

    3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS CHANGES OR EVENTS. Except as set forth in the Disclosure Schedule, since December 31, 1996, there has not been:

        (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of Datalinc;

         (b) any material damage, destruction or loss of any material properties of Datalinc, whether or not covered by insurance;

         (c) any material change in the manner in which the business of Datalinc has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

         (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by Datalinc,

         (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or fight (including without limitation any equipment, office equipment, accounts receivable, intangible assets, business records or Datalinc Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

         (f) any material change in the treatment and protection of trade secrets or other confidential information of Datalinc;

         (g) any material change in the business or contractual relationship of Datalinc with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Datalinc;

         (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of Datalinc;

         (i) any loan or advance by Datalinc to any party other than credit extended to clients in the ordinary course of business as previously conducted;

         (j) any incurrence by Datalinc of debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

              (i) current liabilities incurred for services rendered in the ordinary course of Datalinc's business and entered into at arms' length;

             (ii) obligations incurred in the ordinary course of Datalinc's business entered into at arms' length;

            (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof,

            (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

             (v) liabilities pursuant to the litigation listed in the Disclosure Schedule; or

         (k) any agreement by Datalinc, whether written or oral, to do any of the foregoing; and

         (l) any occurrence not included in paragraphs (a) through (k) of this Section 3.15 which has resulted, or which Datalinc have reason to believe, in their reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Datalinc.

    3.16 GOVERNMENTAL LICENSES, PERMITS, ETC. To its knowledge, Datalinc has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The Disclosure Schedule includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

    3.17 EMPLOYEE AGREEMENTS.

         (a) For purposes of this Agreement, the following definitions apply:

                 (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

                 (2) "Multi-employer Plan" means a plan, as defined in ERISA
Section 3(37), to which either Datalinc contributes or is required to contribute.

                 (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan to which either Datalinc contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Datalinc.

                 (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

                 (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

                 (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Datalinc, former employees, officers, directors or stockholders of Datalinc any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

              (b) The Disclosure Schedule hereto lists, all (1) employment agreements and collective bargaining agreements to which Datalinc is a party;(2) Compensation Arrangements of Datalinc; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Datalinc has or may have any monetary obligations to employees or consultants, of Datalinc or its beneficiaries or legal representatives or under which any such persons may have any rights. Datalinc has previously made available to Thrucomm true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Datalinc has previously delivered or made available to Thrucomm (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Partners' consents adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401 (a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasi-governmental agency with respect to the last plan year, (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (I 1) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Datalinc to Thrucomm as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

         (c)  Except as otherwise disclosed in the Disclosure Schedule:

              (1) Each Employee Plan and Compensation Arrangement, to the knowledge of Datalinc, currently substantially complies and has substantially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and all other applicable federal or state laws, rules and regulations. Each Employee Plan and Compensation Arrangement has been administered to date in substantial compliance with the requirements of ERISA and the Code, and all reporting and disclosure requirements by any governmental agency have been timely filed and substantially complied with.

              (2) With respect to any Multi-employer Plan (within the meaning of Section 3(37) of the ERISA) Datalinc (under the terms of Section 414(b) or
(c) of the Code) are not required to make any contribution thereto.

              (3) To the knowledge of Datalinc, the Employee Pension Plans, to the extent they are intended to be tax-qualified, satisfy all coverage and minimum participation requirements, if any, imposed on such Employee Plans by the applicable terms of the Code and ERISA.

              (4) Datalinc is not aware of any failures to provide continuation coverage, as defined in Section 498OB(l) of the Code, to any such qualified beneficiaries.

              (5) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Datalinc, which could reasonably be expected to be asserted against any Employee Plan or Compensation Arrangement or the assets of any such Plan. None of the Employee Plans or Compensation Arrangements, to the knowledge of Datalinc, currently is the subject of any audit, investigation or examination by any governmental or quasi-governmental agency, nor is Datalinc aware of the existence of any facts that would lead it to believe that any such audit, investigation or examination is pending or threatened.

              (6) Except as described in the Disclosure Schedule, Datalinc does not sponsor, maintain or contribute to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Datalinc.

              (7) With respect to each Employee Plan, except as set forth in the Disclosure Schedule:

                   (i) each Employee Pension Plan and each amendment thereto is qualified under the Code and has received favorable determination letters with regard thereto or is based on a prototype plan which has received a favorable determination letter;

                  (ii) the Financial Statements reflect all of the employee benefit liabilities of Datalinc in a manner satisfying the requirements of SFAS 87 and 88;

                 (iii) to the knowledge of Datalinc, Datalinc has not, with respect to any Employee Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject Datalinc or Thrucomm to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Section 409 or 502(i);

                 (iv) to the knowledge of Datalinc, no event has occurred and no condition exists that would subject Datalinc or Thrucomm to any tax under Code Section 4971, 4972, 4976, 4977 or 4979 or a fine under ERISA
Section 502(c);

                 (v) to the knowledge of Datalinc, Datalinc have complied in all material respects with the reporting and disclosure requirements of ERISA;

                     (vi) all insurance premiums, including PBGC premiums, required pursuant to the Employee Plans as of the Closing Date have been or will be paid;

                     (vii)  Datalinc has or will have, as of the Closing
Date, made all contributions or payments (including funding for any past service liabilities) to or under such Employee Plans required by law or by the terms of such Plans or any contracts or agreements. To the knowledge of Datalinc, the aggregate current value of all vested accrued benefits under all Employee Plans does not exceed the aggregate current value of all assets of such plans allocable to such accrued benefits; and

                    (viii) to the knowledge of Datalinc, Datalinc have performed substantially all obligations required to be performed by it under each plan or arrangement under each Employee Plan and Compensation Arrangement and it is not in default or in violation of, and has no knowledge of any such default or violation by any other party to any substantial provision of, any and all such plans or arrangements.

             (8) Notwithstanding anything contained herein to the contrary, all obligations of Datalinc with respect to any Employee Plans of Datalinc shall be terminated as of the date of the Closing. Further, Datalinc shall indemnify and hold harmless Thrucomm of and from any losses or liabilities accruing to Thrucomm arising out of or in any way related to Datalinc's Employee Plans.

    3.18 KEY MAN LIFE INSURANCE. The parties acknowledge that the insured persons reflected on those certain key man life insurance policies reflected on
Schedule 3.18 of this Agreement shall have the fight to have such policies assigned to them at their own discretion, cost and expense.

    3.19 BROKERS. Datalinc shall indemnify and hold Thrucomm harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby, where such claim is based on the purported employment or authorization of such broker or other person by Datalinc.

    3.20 BUSINESS LOCATIONS. Datalinc does not own or lease any real or personal property in any state except as set forth in the Disclosure Schedule. Datalinc have no places of business (including, without limitation Datalinc's executive offices or places where Datalinc's books and records are kept) except as otherwise set forth in the Disclosure Schedule.

    3.21 INTELLECTUAL PROPERTY. The Disclosure Schedule lists all of the Intellectual Property (as hereinafter defined) used by Datalinc which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual"

Property" means all of Datalinc's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Datalinc. Other than as disclosed in the Disclosure Schedule, Datalinc does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Datalinc or otherwise. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by Datalinc are valid and in full force and effect. To the knowledge of Datalinc, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Datalinc, nor to its knowledge are any proceedings threatened alleging any such vacation, nor does Datalinc know of any valid basis for any such proceeding or claim. To the knowledge of Datalinc, there is no infringement or other adverse claim against any of the Intellectual Property owned or used by Datalinc. To the knowledge of Datalinc, the use of software by Datalinc does not violate or otherwise infringe upon the fights of any third party.

    3.22 WARRANTIES. The Disclosure Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by Datalinc to third parties with respect to any services rendered by Datalinc.

    3.23 CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule Datalinc does not know and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of Datalinc will not continue to conduct business with Datalinc after the Closing Date in substantially the same manner as it has conducted business prior thereto.

    3.24 ACCOUNTS RECEIVABLE. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Datalinc, consist, in the aggregate in all material respects and 90% of such items which are collectible in the ordinary and usual course of business.

    3.25 GOVERNMENTAL APPROVALS. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Datalinc with, any governmental authority, federal, state or local, is required in connection with Datalinc's execution, delivery and performance of this Agreement.

    3.26 NO OMISSIONS OR UNTRUE STATEMENTS. To its knowledge, no representation or warranty made by Datalinc to Thrucomm in this Agreement or in any certificate of the Datalinc General Partner required to be delivered to Thrucomm pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will out to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

                   IV. REPRESENTATIONS AND WARRANTIES OF FASTCOM

Fastcom represents and warrants to Thrucomm as follows, with the knowledge and understanding that Thrucomm is relying materially upon such representations and warranties

    4.1 ORGANIZATION AND STANDING. Fastcom is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. Fastcom has all requisite power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Fastcom, and all states in which Fastcom is qualified to do business as of the date hereof, are listed in the Disclosure Schedule. A copy of the Certificate of Limited Partnership of Fastcom (certified by the Secretary of State of Florida), and the Agreement of Limited Partnership, as amended to date, delivered to Datalinc and Thrucomm, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the Disclosure Schedule, Fastcom does not own any interest in any other corporation, business trust or similar entity. The minute books of Fastcom contains accurate records of all meetings of its Partners since its formation.

    4.2 CAPITALIZATION. The number of Partnership Units which are issued and outstanding are as set forth in the Disclosure Schedule. All of such Units are duly authorized, validly issued and outstanding, fully paid and nonassessable, and owned of record and beneficially by the Fastcom Distributees, in such amounts as are set forth opposite their respective names thereon, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Fastcom Distributees, or, to the Fastcom Distributees' knowledge, are a party or by which any of them is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Fastcom. There are no outstanding securities convertible or exchangeable, actually or contingently, into Partnership Units or any other securities of Fastcom. Fastcom has no subsidiaries except Thrucomm.

    4.3 AUTHORITY. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Fastcom in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Fastcom, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

    4.4 PROPERTIES. Except as set forth in the Disclosure Schedule, Fastcom has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Fastcom has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Fastcom and, to the knowledge of Fastcom, the other parties thereto in accordance with its terms. Neither Fastcom nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Fastcom is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Fastcom, has any such condemnation, ex-propriation or taking been proposed. None of the assets of Fastcom is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof

    4.5 CONTRACTS LISTED; NO DEFAULT. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Fastcom (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Fastcom and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.16), which would be required to be listed as exhibits to an Annual Report on Form 10-K if Fastcom were subject to the reporting requirements of the Exchange Act (individually, the "Fastcom Contract" and collectively, the "Fastcom Contracts"), are listed and described in the Disclosure Schedule. Fastcom is the holder of, or party to, all of the Fastcom Contracts. To the knowledge of Fastcom, the Fastcom Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Fastcom nor any signatory thereto is in default or breach of any material provision of the Fastcom Contracts. Fastcom's operation of its business has been, is, and will, between the date hereof and the Closing Date (as hereinafter defined), continue to be, consistent with the material terms and conditions of the Fastcom Contracts. Subsequent to the consummation of the Reorganization, Fastcom shall use its best efforts to cause the transfer and otherwise assign for the benefit of Thrucomm, the Fastcom Contracts.

    4.6 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or threatened against or affecting Fastcom before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Fastcom, could have any materially adverse effect on Fastcom. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Fastcom.

    4.7 TAXES. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon'. and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

Fastcom has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Fastcom are, accurate and complete in all material respects and were prepared in confomity with applicable laws and regulations in all material respects. Fastcom has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date (as hereinafter defined), and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

Fastcom is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Fastcom that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Fastcom. There is no valid basis, to the knowledge of Fastcom except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Fastcom by any governmental authority.

    4.8 COMPLIANCE WITH LAWS AND REGULATIONS. To its knowledge, Fastcom is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Fastcom is currently conducted or to which Fastcom is currently subject which have a material impact on Fastcom, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. Fastcom does not know of any assertion by any party that it is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Fastcom. To the knowledge of Fastcom there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Fastcom.

     4.9 INSURANCE. Fastcom is covered by insurance policies as identified and described in the Disclosure Schedule or Schedule 4.9, adequate, in the reasonable opinion of the Fastcom, to cover Fastcom against loss, damage and liability and will maintain such insurance up to and including the Closing Date (as hereinafter defined). Fastcom has not received notice from any insurer or agent of such insurer that improvements or expenditures will have to be made in order to continue such insurance and, so far as known to Fastcom, no such improvements or expenditures are required (other than premium payments). There is no liability under any insurance policy in nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth in the Disclosure Schedule.

    4.10 CONDITION OF ASSETS. The equipment, fixtures and other personal property of Fastcom, taken as a whole, is in good operating condition and Repair (ordinary wear and tear excepted) for the conduct of the business of Fastcom as presently being conducted.

    4.11 NO BREACHES. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Fastcom will not (i) conflict with or violate the Certificate of Limited Partnership or Agreement of Limited Partnership of Fastcom; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Fastcom is a party or by which Fastcom or any of its assets, business, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Fastcom under, or create any rights of termination, cancellation or acceleration in any person under, any Fastcom Contract.

    4.12 DISCLOSURE SCHEDULE COMPLETE. Fastcom shall promptly supplement the Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way
affect   Thrucomm's  right  not  to  consummate  the  transactions
contemplated hereby as set forth in Article VII hereof

    4.13 EMPLOYEES. Except as set forth in the Disclosure Schedule, none of the employees of Fastcom is represented by any labor union or collective bargaining unit and, to the knowledge of Fastcom, no discussions are taking place with respect to such representation.

     4.14 FINANCIAL STATEMENTS. Insert revise To its knowledge, the Disclosure Schedule contains audited balance sheets as of December 3 1, insert and related statements of operations, statements of cash flows and statements of partner' equity of Fastcom for the one-year periods ended December 3 1, insert, and December 3 1, insert and compiled balance sheets as of March 31, 1997, and related statements of operations, statements of cash flows and statement of partners' equity for the three-month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the financial position and results of operations of Fastcom as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP" 1). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Fastcom as of the date of the Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Fastcom as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Fastcom does not have any known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Fastcom is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Fastcom taken as a whole.

    4.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the disclosure Schedule, since December 31,1996, there has not been:

         (a) any material adverse change in the financial condition, properties, assets, liabilities or business or a decrease in net worth of Fastcom;

         (b) any material damage, destruction or loss of any material properties of Fastcom, whether or not covered by insurance;

         (c) any material change in the manner in which the business of Fastcom has been conducted, including, without limitation, collection of accounts receivable and payment of accounts receivable;

         (d) any change in the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates utilized by Fastcom;

         (e) any voluntary or involuntary sale, assignment, abandonment, surrender, termination, transfer, license or other disposition, of any kind or nature, of any property or right (including, without limitation, any equipment office equipment, accounts receivable, intangible assets, business records or Fastcom Contracts, excepting only transfers in accordance with past practices or collection of accounts receivable in the ordinary course of business;

         (f) any material change in the treatment and protection of trade secrets or other confidential information of Fastcom;

         (g) any material change in the business or contractual relationship of Fastcom with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Fastcom;

         (h) any strike, material grievance proceeding or other labor dispute, any union organizational activity or other occurrence, event or condition of any similar character which might reasonably be expected to adversely affect the business of Fastcom;

         (i) any loan or advance by Fastcom to any party other than credit extended to clients in the ordinary course of business as previously conducted;

         (j) any incurrence by Fastcom of debts, liabilities or obligations of any nature whether accrued, absolute, contingent, direct, indirect or inchoate, or otherwise, and whether due or to become due, except:

               (i) current liabilities incurred for services rendered in the ordinary course of Fastcom's business and entered into at arms' length;

              (ii) obligations incurred in the ordinary course of Fastcom's business entered into at arms' length;

             (iii) liabilities on account of taxes and governmental charges, but not penalties, interest or fines in respect thereof,

              (iv) obligations or liabilities incurred by virtue of the execution of this Agreement; or

               (v) liabilities pursuant to the litigation listed in the Disclosure Schedule; or

         (k) any agreement by Fastcom, whether written or oral, to do any of the foregoing; and

         (l)  any occurrence  not included in paragraphs (a) through (k) of this
Section 4.15 which has resulted, or which Fastcom have reason to believe, in their reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Fastcom.

    4.16 GOVERNMENTAL LICENSES, PERMITS, ETC. To its knowledge, Fastcom has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The Disclosure Schedule includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

    4.17 EMPLOYEE AGREEMENTS.

         (a)  For purposes of this Agreement, the following definitions apply:

              (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

              (2) "Multi-employer Plan" means a plan, as defined in ERISA
Section 3(37), to which either Fastcom contributes or is required to contribute.

              (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA other than a Multi-employer Plan to which either Fastcom contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Fastcom.

              (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

              (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

              (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Fastcom, former employees, officers, directors or stockholders of Fastcom any compensation or other benefits, whether deferred or not in excess of base salary or wages, including, but not limited to, any bonus or incentive plan stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     (b) The Disclosure Schedule hereto lists, all (1) employment agreements and collective bargaining agreements to which Fastcom is a party; (2) Compensation Arrangements of Fastcom; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Fastcom has or may have any monetary obligations to employees or consultants of Fastcom or its beneficiaries or legal representatives or under which any such persons may have any rights. Fastcom has previously made available to Thrucomm true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Fastcom has previously delivered or made available to Thrucomm
(1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Partners' consents adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of
Section 401 (a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasi-govemmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports.

All documents delivered by Fastcom to Thrucomm as photocopies faithfully reproduce the originals thereof such originals are authentic and were, to the extent execution was required, duly executed.

    (c)  Except as otherwise disclosed in the Disclosure Schedule:

         (1) Each Employee Plan and Compensation Arrangement, to the knowledge of Fastcom, currently substantially complies and has substantially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and all other applicable federal or state laws, rules and regulations. Each Employee Plan and Compensation Arrangement has been administered to date in substantial compliance with the requirements of ERISA and the Code, and all reporting and disclosure requirements by any governmental agency have been timely filed and substantially complied with.

         (2) With respect to any Multi-employer Plan (within the meaning of Section 3(37) of the ERISA) Fastcom (under the terms of Section 414(b) or (c) of the Code) are not required to make any contribution thereto.

         (3) To the knowledge of Fastcom, the Employee Pension Plans, to the extent they are intended to be tax-qualified, satisfy all coverage and minimum participation requirements, if any, imposed on such Employee Plans by the applicable terms of the Code and ERISA.

         (4)  Fastcom  is  not  aware  of  any   failures  to  provide
continuation coverage, as defined in Section 498OB(l) of the Code, to any such qualified beneficiaries.

         (5)  There are no actions,  suits or claims pending (other than routine claims for benefits) or, to the knowledge of Fastcom, which could reasonably be expected to be asserted against any Employee Plan or Compensation Arrangement or the assets of any such Plan. None of the Employee Plans or Compensation Arrangements, to the knowledge of Fastcom, currently is the subject of any audit, investigation or examination by any governmental or quasi-governmental agency, nor is Fastcom aware of the existence of any facts that would lead them to believe that any such audit, investigation or examination is pending or threatened.

         (6) Except as described in the Disclosure Schedule, Fastcom does not sponsor, maintain or contribute to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Fastcom.

         (7) With respect to each Employee Plan, except as set forth in the Disclosure Schedule:

              (i) each Employee Pension Plan and each amendment thereto is qualified under the Code and has received favorable determination letters with regard thereto or is based on a prototype plan which has received a favorable determination letter;

             (ii) the Financial Statements reflect all of the employee benefit liabilities of Fastcom in a manner satisfying the requirements of SFAS 87 and 88;

            (iii) to the knowledge of Fastcom, Fastcom has not, with respect to any Employee Plan, engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject Fastcom or Thrucomm to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Section 409 or 502(i);

             (iv) to the knowledge of Fastcom, no event has occurred and no condition exists that would subject Fastcom or Thrucomm to any tax under Code
Section 4971, 4972, 4976, 4977 or 4979 or a fine under ERISA Section 502(c)-,

              (v) to the knowledge of Fastcom, Fastcom have complied in all material respects with the reporting and disclosure requirements of ERISA;

             (vi) all insurance premiums, including PBGC premiums, required pursuant to the Employee Plans as of the Closing Date have been or will be paid;

            (vii)  Fastcom has or will have, as of the Closing Date, made all contributions or payments (including funding for any past service liabilities) to or under such Employee Plans required by law or by the terms of such Plans or any contracts or agreements. To the knowledge of Fastcom, the aggregate current value of all vested accrued benefits under all Employee Plans does not exceed the aggregate current value of all assets of such plans allocable to such accrued benefits; and

           (viii) to the knowledge of Fastcom, Fastcom have performed substantially all obligations required to be performed by it under each plan or arrangement under each Employee Plan and Compensation Arrangement and it is not in default or in violation of, and has no knowledge of any such default or violation by any other party to any substantial provision of, any and all such plans or arrangements.

         (8) Notwithstanding anything contained herein to the contrary, all obligations of Fastcom with respect to any Employee Plans of Fastcom shall be terminated as of the date of the Closing. Further, Fastcom shall indemnify and hold harmless Thrucomm of and from any losses or liabilities accruing to Thrucomm arising out of or in any way related to Fastcom's Employee Plans.

    4.18 KEY MAN LIFE INSURANCE. The parties acknowledge that the insured persons reflected on those certain key man life insurance policies reflected on
Schedule 4.18 of this Agreement shall have the fight to have such policies assigned to them, at their own discretion, cost and expense

    4.19 BROKERS. Fastcom shall indemnify and hold Thrucomm harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby, where such claim is based on the purported employment or authorization of such broker or other person by Fastcom.

    4.20 BUSINESS LOCATIONS. Fastcom does not own or lease any real or personal property in any state except as set forth in the Disclosure Schedule. Fastcom have no places of business (including, without limitation Fastcom's executive offices or places where Fastcom's books and records are kept) except as otherwise set forth in the Disclosure Schedule.

    4.21 INTELLECTUAL PROPERTY. The Disclosure Schedule fists all of the Intellectual Property (as hereinafter defined) used by Fastcom which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Fastcom's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Fastcom. Other than as disclosed in the Disclosure Schedule, Fastcom does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Fastcom or otherwise. All of the patents, trademark registrations and copyrights listed in the Disclosure Schedule that are owned by Fastcom are valid and in full force and effect. To the knowledge of Fastcom, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Fastcom, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Fastcom know of any valid basis for any such proceeding or claim. To the knowledge of Fastcom, there is no infringement or other adverse claim against any of the Intellectual Property owned or used by Fastcom. To the knowledge of Fastcom, the use of software by Fastcom does not violate or otherwise infringe upon the rights of any third party.

    4.22 WARRANTIES. The Disclosure Schedule sets forth a true and complete estimate of the forms of all express warranties and guaranties made by Fastcom to third parties with respect to any services rendered by Fastcom.

    4.23 CLIENTS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, Fastcom does not know and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material client or supplier of Fastcom will not continue to conduct business with Fastcom after the Closing Date in substantially the same manner as it has conducted business prior thereto.

    4.24 ACCOUNTS RECEIVABLE.   The  accounts receivable reflected on the
     balance sheets included in the Financial Statements, or thereafter acquired by Fastcom, consist, in the aggregate in all material respects and 90% of such items which are collectible in the ordinary and usual course of business.

    4.25 GOVERNMENTAL APPROVALS. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Fastcom with, any governmental authority, federal, state or local, is required in connection with Fastcom's execution, delivery and performance of this Agreement.

    4.26 NO OMISSIONS OR UNTRUE STATEMENTS. To its knowledge, no representation or warranty made by Fastcom to Thrucomm in this Agreement or in any certificate of the Fastcom General Partner required to be delivered to Thrucomm pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

         V. REPRESENTATIONS AND WARRANTIES OF THRUCOMM

         Thrucomm  represents and warrants to the Partnerships as follows,  with
the  knowledge  and  understanding   that  the  Partnerships  are  each  relying
materially on such representations and warranties:

    5.1  ORGANIZATION AND STANDING OF THRUCOMM.  Thrucomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Thrucomm. The copies of the articles of incorporation and bylaws of Thrucomm (certified by the Secretary of Thrucomm), delivered to the Partnerships, are true and complete copies of those documents as now in effect. Except as set forth in the
Disclosure Schedule, Thrucomm does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute book of Thrucomm contains accurate records of all meetings of its incorporator, stockholders and Board of Directors since its date of incorporation.

    5.2 AUTHORITY. Thrucomm's Board of Directors has approved and adopted this Agreement and the Reorganization. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Thrucomm in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of Thrucomm, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the fights of creditors generally.

    5.3 NO BREACHES. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the Thrucomm Reorganization Stock) by Thrucomm will not (i) conflict with the articles of incorporation or the bylaws of Thrucomm; (ii) violate any order, writ, injunction, or decree applicable to Thrucomm; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance, upon any asset of Thrucomm under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which Thrucomm is a party or by which Thrucomm or any of its assets may be bound.

    5.4 CAPITALIZATION. The authorized capital stock of Thrucomm is comprised of the following: (i) 100,000,000 shares of Common Stock, no par value (the "Common Stock"), one share of which is issued and outstanding; and (ii) 25,000,000 shares of Preferred Stock, no par value (the "Preferred Stock'), with such designation, fights and preferences as may be determined from time to time by the Board of Directors of Thrucomm, of which no shares are issued and outstanding.

         All of the outstanding shares of Thrucomm Common Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The Reorganization Stock, to be issued upon effectiveness of the Reorganization, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.4, there are no outstanding subscriptions, options, warrants, calls or fights of any kind issued or granted by, or binding upon, Thrucomm, to purchase or otherwise acquire any shares of capital stock of Thrucomm, or other equity securities or equity interests of Thrucomm or any debt securities of Thrucomm.

    5.5 GOVERNMENTAL APPROVAL; CONSENTS. Insert verify To its knowledge, except for the reports required to be filed in the future by Thrucomm as a reporting company under the Exchange Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Thrucomm with, any governmental authority, federal state or local, is required in connection with Thrucomm's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of Thrucomm to enable Thrucomm to enter into and carry out this Agreement.

    5.6 FINANCIAL STATEMENTS. To its knowledge, the Disclosure schedule contains audited balance sheets as of December 31, 1996 and related statements of operations, statements of cash flows and statements of stockholders' equity of

Thrucomm for the one-year period ended December 31, 1996 and compiled balance sheets as of March 31, 1997, and related statements of operations, statements of cash flows and statement of stockholder' equity for the three-month period ended June 30, 1997 (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the financial position and results of operations of Thrucomm as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Thrucomm as of the date of the Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Thrucomm as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Thrucomm does have any known contingent liabilities
(including   liabilities  for  Taxes),  forward  or  long-term  commitments  or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Thrucomm is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

    5.7 ADVERSE DEVELOPMENTS. Except as expressly provided or set forth in, or required by, this Agreement or as set forth in the Thrucomm Financial Statements, since insert, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of Thrucomm, and no event has occurred other than in the ordinary and usual course of business or as set forth in the Thrucomm Financial Statements which could be reasonably expected to have a materially adverse effect upon Thrucomm, and Thrucomm does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon Thrucomm's operations or future prospects.

    5.8 CONTRACTS LISTED; NO DEFAULT. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral connected with or relating in any respect to present or proposed future operations of Thrucomm (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Thrucomm and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 5.5), which would be required to be listed as exhibits to an Annual Report on Form 10-K if Thrucomm were subject to the reporting requirements of the Exchange Act (individually, the "Thrucomm Contract" and collectively, the "Thrucomm Contracts"), are listed and described in the Disclosure Schedule. Thrucomm is the holder of, or party to, all of the Thrucomm Contracts. To the knowledge of Thrucomm, the Thrucomm Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Thrucomm nor any signatory thereto is in default or breach of any material provision of the Thrucomm Contracts. Thrucomm's operation of its business has been, is, and will, between the date hereof and the Closing Date (as hereinafter defined), continue to be, consistent with the material terms and conditions of the Thrucomm Contracts.

    5.9 TAXES. Thrucomm has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of Thrucomm's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Thrucomm has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     Thrucomm is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Thrucomm that has not been paid. There are no Tax liens upon the assets of Thrucomm (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of Thrucomm's knowledge, except as set forth in the Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Thrucomm by any governmental authority.

    5.10 LITIGATION. Except as disclosed in the Disclosure Schedule, there is no claim action, proceeding or investigation pending or, to Thrucomm's knowledge, threatened against or affecting Thrucomm before or by any court, arbitrator or governmental agency or authority which in the reasonable judgment of Thruco could have a materially adverse effect on Thrucomm. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Thrucomm.

    5.11 COMPLIANCE WITH LAWS AND REGULATIONS. To its knowledge, Thrucomm is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of Thrucomm is currently conducted or to which Thrucomm is currently subject, which may have a material impact on Thrucomm, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust, antimonopolies and fair trade practice laws and the Federal Occupational Health and Safety Act. Thrucomm does not know of any assertion by any party that Thrucomm is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Thrucomm. To Thrucomm's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Thrucomm

    5.12 GOVERNMENTAL LICENSES, PERMITS, ETC. To its knowledge, Thrucomm has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

    5.13 BROKERS. Thrucomm has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

    5.14 EMPLOYEE PLANS. Except as listed in the Disclosure Schedule, Thrucomm has no Employee Plans or Compensation Agreements.

    5.15 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by Thrucomm to the Partnerships in this Agreement or in any certificate of a Thrucomm officer required to be delivered to the Partnerships pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, outs or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

    5.16 DISCLOSURE SCHEDULE COMPLETE. Thrucomm shall promptly supplement the Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete fist and description of all items required to be set forth therein. The Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Disclosure Schedule following the date hereof shall not in any way affect Thrucomm's right not to consummate the transactions contemplated hereby as set forth in Article VII hereof

         VI. PARTNER/STOCKHOLDER APPROVAL; CLOSING; CLOSING DELIVERIES

    6.1  PARTNER/STOCKHOLDER APPROVAL.

         (A)  DATALINC. Pursuant to the Agreement of Limited
Partnership of Datalinc, the affirmative vote of the holders of at least two-thirds of all of the outstanding voting rights of the Units is necessary to approve and adopt the Reorganization. If a Limited Partner does not consent to the Reorganization but the Reorganization is approved by the requisite vote of other Limited Partners, such Limited Partner is bound by such approval.

         (B)  FASTCOM. The Board of Directors of the Fastcom General
Partner, without dissent or abstention, has approved the Reorganization. Datalinc owns approximately 80% of all of the outstanding voting rights of the Units of Fastcom and the Datalinc General Partner has given written consent to the Reorganization, which consent is sufficient to give Fastcom's approval to the Reorganization Agreement and Reorganization.

         (C) THRUCOMM. The Board of Directors of Thrucomm, without dissent or abstention, and Datalinc, the sole stockholder of Thrucomm, have approved the Reorganization.

    6.2 CLOSING. Subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date that all of the parties hereto give their consent to the approval and adoption of the Reorganization and this Agreement; or (b) the business day on which the last of the conditions set forth in Articles VII and VIII is fulfilled or waived (such later date, the "Closing Date") at 10:00 a.m. at the offices of Thrucomm or at such other time and place as the parties may agree upon.

    6.3  CLOSING DELIVERIES.

         (A) DATALINC. At the Closing, Datalinc shall deliver, or cause to be delivered to Fastcom and Thrucomm:

              (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of Datalinc contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that Datalinc has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Datalinc on or prior to the Closing Date;

              (2) a certificate, dated as of the Closing Date, executed by the Datalinc General Partner, certifying the Certificate of Limited Partnership and Agreement of Limited Partnership of Datalinc, the incumbency and signature of the Datalinc General Partner and copies of the Datalinc General Partner's resolutions approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

              (3)  the books and records of Datalinc;

              (4) documentation satisfactory to Thrucomm evidencing the fact that the signatories on all relevant bank accounts of Datalinc have been changed to signatories designated by Thrucomm;

              (4) such other documents, at the Closing or subsequently, as may be reasonably requested by Fastcom and Thrucomm as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby; and

              (5) an opinion of Datalinc's counsel in form and substance reasonably satisfactory to Fastcom and Thrucomm in a form mutually agreed to prior to the Closing.

         (b) FASTCOM. At the Closing, Fastcom shall deliver, or cause to be delivered to Datalinc and Thrucomm:

              (1) a certificate, dated as of the Closing Date, to the effect that the representations and warranties of Fastcom contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that Datalinc has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Fastcom on or prior to the Closing Date;

              (2) a certificate, dated as of the Closing Date, executed by the Fastcom General Partner, certifying the Certificate of Limited Partnership and Agreement of Limited Partnership of Fastcom the incumbency and signature of the Fastcom General Partner and copies of the Fastcom General Partner's resolutions approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

              (3)  the books and records of Fastcom;

              (4) documentation satisfactory to Thrucomm evidencing the fact that the signatories on all relevant bank accounts of Fastcom have been changed to signatories designated by Thrucomm;

              (4) such other documents, at the Closing or subsequently, as may be reasonably requested by Datalinc and Thrucomm as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby; and

              (5) an opinion of Fastcom's counsel in form and substance reasonably satisfactory to Datalinc and Thrucomm in a form mutually agreed to prior to the Closing.

         (c) THRUCOMM. At the Closing, Thrucomm shall deliver, or cause to be delivered, to the Partnerships:

              (1) a certificate of Thrucomm, dated as of the Closing Date, to the effect that the representations and warranties of Thrucomm contained in this Agreement are true and correct in all material respects and that Thrucomm has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Thrucomm on or prior to the Closing Date;

              (2) a certificate, dated as of the Closing Date, executed by the Secretary of Thrucomm, certifying the Articles of Incorporation and Bylaws of Thrucomm, the incumbency and signatures of the officers of Thrucomm and copies of the directors' resolutions of Thrucomm approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

              (3) certificates representing the Reorganization Stock issuable upon consummation of the Reorganization;

              (4) Insert verify employment agreements, in the form attached hereto as Schedule 6.3(c), with those particular officers and directors of Thrucomm as listed therein;

              (5) a written consent by insert verify whether bank consent is required as to the consummation of the Reorganization; and

              (6) an opinion of Thrucomm's counsel in form and substance reasonably satisfactory to the Partnerships in a form mutually agreed to prior to the Closing.

         VII.  CONDITIONS TO OBLIGATIONS OF THRUCOMM

         The obligations of Thrucomm to consummate the Closing are subject to the following conditions, any of which may be waived by Thrucomm in its sole discretion:

         7.1      DATALINC.

         (a) COMPLIANCE BY DATALINC. Datalinc shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Datalinc prior to or on the Closing Date.

         (b) ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF DATALINC. The representations and warranties of Datalinc contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     (c) MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 1996, in the financial position, results of operations, assets, liabilities or prospects of Datalinc, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Datalinc within the reasonable discretion of Thrucomm.

     (d) DOCUMENTS. All documents and instruments delivered by Datalinc to Thrucomm at the Closing shall be in form and substance reasonably satisfactory to Thrucomm and its counsel.

     (e) CAPITALIZATION. At the Closing Date, the number of Partnership Units of Datalinc which are issued and outstanding shall be as set forth in the Disclosure Schedule.

     (f) REORGANIZATION. Insert verify The Reorganization shall qualify as a reorganization under Section 368 of the Code and further there are no material adverse tax consequences to the Reorganization.

     (g)  LITIGATION.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on, account hereof shall be pending or, to the knowledge of Datalinc, be threatened.

     (h) CERTAIN CONSENTS. Other than as set forth herein, Datalinc shall have received all applicable consents contemplated by the Disclosure Schedule in writing, in form and substance reasonably satisfactory to Thrucomm and its counsel, to Datalinc's entry into this Agreement and consummation of the Reorganization.

     (i) PARTNER APPROVAL. Datalinc shall have received Partner approval of the Reorganization and this Agreement as set forth in Section 6.1 hereof.

     (j) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. Other than as set forth herein, Datalinc shall assign or cause to be assigned to Thrucomm all of its right, title and interest in and to that certain intellectual property as set forth on Schedule 7. 10).

     (k) LIABILITIES DISCLOSED. Subsequent to the satisfaction of that certain debt as set forth on Schedule 7. 1 (k) of this Agreement, at the Closing Date, the liabilities, contingent and otherwise, of Datalinc shall in the aggregate not exceed $300,000.

         (1) SATISFACTION OF DEBT. Datalinc shall contemporaneous with the Closing, satisfy in full those certain debt obligations as set forth on
Schedule 7. I (I) of this Agreement.

    7.2  FASTCOM.

     (a) COMPLIANCE BY FASTCOM. Fastcom shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Fastcom prior to or on the Closing Date.

     (b) ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF FASTCOM. The representations and warranties of Fastcom contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     (c) MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 1996, in the financial position, results of operations, assets, liabilities or prospects of Fastcom, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of Fastcom within the reasonable discretion of Thrucomm.

     (d) DOCUMENTS. All documents and instruments delivered by Fastcom to Thrucomm at the Closing shall be in form and substance reasonably satisfactory to Thrucomm and its counsel.

     (e) CAPITALIZATION. At the Closing Date, the number of Partnership Units of Fastcom which are issued and outstanding shall be as set forth in the Disclosure Schedule.

     (f) REORGANIZATION. Insert verify The Reorganization shall qualify as a reorganization under Section 368 of the Code and further there are no material adverse tax consequences to the Reorganization.

     (g)  LITIGATION.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on, account hereof shall be pending or, to the knowledge of Fastcom, be threatened.

     (h) CERTAIN CONSENTS Other than as set forth herein, Fastcom shall have received all applicable consents contemplated by the Disclosure Schedule in writing, in form and substance reasonably satisfactory to Thrucomm and its counsel, to Fastcom's entry into this Agreement and consummation of the Reorganization.

     (i) PARTNER APPROVAL. Fastcom shall have received Partner approval of the Reorganization and this Agreement as set forth in Section 6.2 hereof

     (j) ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. Other than as set forth herein, Fastcom shall assign or cause to be assigned to Thrucomm all of its right, title and interest in and to that certain intellectual property as set forth on Schedule 7.20).

     (k) LIABILITIES DISCLOSED. Subsequent to the satisfaction of that certain debt as set forth on Schedule 7.2(k) of this Agreement, at the Closing Date, the liabilities, contingent and otherwise, of Datalinc shall in the aggregate not exceed $300,000.

     (1) SATISFACTION OF DEBT. Datalinc shall contemporaneous with the Closing, satisfy in full those certain debt obligations as set forth on Schedule 7.2(l) of this Agreement.

                   VIII. CONDITIONS TO THE PARTNERSHIPS OBLIGATIONS

    The obligations of the Partnerships to consummate the Closing are subject to the following conditions, any of which may be waived by the Partnerships in their sole discretion:

    8.1 COMPLIANCE BY THRUCOMM. Thrucomm shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

    8.2 ACCURACY OF THRUCOMM'S REPRESENTATIONS. Thrucomm's representations and warranties contained in this Agreement (including the exhibits hereto and the Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

    8.3 MATERIAL ADVERSE CHANGE. No material adverse change shall have occurred subsequent to December 31, 1996 in the financial position, results of operations, assets, liabilities or prospects of Thrucomm taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Thrucomm taken as a whole, within reasonable discretion of Thrucomm.

     8.4  LITIGATION.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Thrucomm's knowledge, be threatened.

     8.5 REORGANIZATION. Insert verify the Reorganization shall qualify as a reorganization under Section 368 of the Code and further there are no material adverse tax consequences to the Reorganization.

     8.6 DOCUMENTS.  All documents and instruments  delivered by Thrucomm to the
Partnerships  at  the  Closing  shall  be  in  form  and  substance   reasonably
satisfactory to the Partnerships and their counsel.

        III.     INDEMNIFICATION

     9.1 BY THE PARTNERSHIPS. Subject to Section 9.4, the Partnerships shall indemnify, defend and hold Thrucomm, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Datalinc or Fastcom set forth in this Agreement or in any certificate delivered to Thrucomm pursuant hereto; or (ii) the breach of any of the covenants of Datalinc or Fastcom contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.2 BY THRUCOMM. Subject to Section 9.4, Thrucomm shall indemnify, defend, and hold the Partnerships insert add language re: its partners, etc.? harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of Thrucomm set forth in this Agreement or in any certificate delivered to Datalinc or Fastcom pursuant hereto; or (ii) the breach of any of the covenants of Thrucomm contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.3 CLAIMS PROCEDURE. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitees"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the fight to assume the defense thereof without prejudice to its rights to indemnification hereunder.

     9.4 LIMITATIONS ON LIABILITIES. Neither Datalinc nor Fastcom nor Thrucomm shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by Datalinc, Fastcom or Thrucomm, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $50,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $50,000).

         X.       TERMINATION

    10.1 TERMINATION PRIOR TO CLOSING.

         (a) If the Closing has not occurred by insert, 1997, any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof

          (b) Prior to insert, 1997, either Datalinc, Fastcom or Thrucomm may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Articles VI, VII or VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either Datalinc, Fastcom or Thrucomm may terminate this Agreement.

     10.2 CONSEQUENCES OF TERMINATION. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.3. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express fight of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof

         XI.      ADDITIONAL COVENANTS

     11.1 MUTUAL COOPERATION. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     11.2 CHANGES IN REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIPS. Between the date of this Agreement and the Closing Date, neither Datalinc nor Fastcom shall, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Datalinc or Fastcom herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event- or (b) the Closing Date. The Partnerships shall promptly give written notice to Thrucomm upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of the Partnerships contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     11.3 CHANGES IN REPRESENTATIONS AND WARRANTIES OF THRUCOMM. Between the date of this Agreement and the Closing Date, Thrucomm shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Thrucomm herein contained not being true and correct at and as of
(a) the time immediately following the occurrence of such transaction or event; or (b) the Closing Date. Thrucomm shall promptly give written notice to the Partnerships upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Thrucomm contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

         XII.  MISCELLANEOUS

     12.1 EXPENSES. Datalinc, Fastcom and Thrucomm shall each pay its own expenses incident to the negotiation, preparation and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, whether or not the transactions contemplated hereby are consummated.

     12.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All statements contained in this Agreement or in any certificate delivered by or on behalf of Datalinc, Fastcom or Thrucomm pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Datalinc, Fastcom or Thrucomm, as the case may be, hereunder. All representations, warranties and covenants made by Datalinc, Fastcom and Thrucomm in this Agreement, or pursuant hereto, shall survive for a period of two (2) years subsequent to the Closing.

     12.3 NONDISCLOSURE. Neither Datalinc nor Fastcom will at any time after the date of this Agreement, without Thrucomm's consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Thrucomm.

         Thrucomm will not at any time after the date of this Agreement, without the consent of the Partnerships (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to Datalinc or Fastcom.

         The undertakings set forth in the preceding two paragraphs of this
Section 12.3 shall lapse if the Closing takes place.

         Any information, which (i) at or prior to the time of disclosure by either of Datalinc, Fastcom or Thrucomm was generally available to the public through no breach of this covenant; (ii) was available to the public on a nonconfidential basis prior to its disclosure by Datalinc, Fastcom or Thrucomm; or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Datalinc, Fastcom or Thrucomm, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     12.4 SUCCESSION AND ASSIGNMENTS; THIRD PARTY BENEFICIARIES. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

     12.5 NOTICES. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission; (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested; or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section):

If to Datalinc:

1641 Commerce Avenue North
St. Petersburg, FL 33716
Attn:    John F. Kolenda,
Chairman of the Board of Integrated Communication Networks, Inc., the General Partner

If to Fastcom:

1641 Commerce Avenue North
St. Petersburg, FL 33716
Attn:    John F. Kolenda,
Chairman of the Board of Fastcom Management, Inc., the General Partner

If to Thrucomm:

Thrucomm, Inc.
1641 Commerce Avenue North
St. Petersburg, FL 33716
Attn: Mark J. Gianinni
President

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (H) the fifth (5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.

     12.6 CONSTRUCTION. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof

     12.7  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.8 NO IMPLIED WAIVER; REMEDIES. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.9 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.
     12.10 HEADINGS. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.11 SEVERABILITY. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

    12.12 PUBLIC DISCLOSURE. From and after the date hereof through the Closing Date, neither Datalinc nor Fastcom nor Thrucomm shall issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

DATALINC, LTD.,
a Florida limited partnership

By:      Integrated Communication Networks, Inc.,
a Florida corporation
General Partner

By:      John F. Kolenda
Chairman of the Board



FASTCOM, LTD., a Florida limited partnership

By:      Fastcom Management, Inc.,
a Florida corporation
General Partner

THRUCOMM, INC.

By:      Mark J. Gianinni
Chairman of the Board

                            Fairness Opinion
                                   for
                       The Boards of Directors of
                Integrated Communication Networks, Inc.
                  as General Partner of Datalinc, Ltd. and
                        Fastcom Management, Inc.
                    as General Partner of Fastcom, Ltd.

                               May 1, 1997

                               May 1, 1997



                           The Boards of Directors of
                    Integrated Communication Networks, Inc.
                    as General Partner of Datalinc, Ltd. and
                            Fastcom Management, Inc.
                      as General Partner of Fastcom, Ltd.
                           1641 Commerce Avenue North
                         St. Petersburg, Florida 33716

Members of the Boards:

You have requested our opinion as to the fairness, from a financial point of view, of the considerations to be received by Datalinc, Ltd. (A Datalinc) and Fastcom, Ltd. (A Fastcom) pursuant to the terms and subject to the conditions set forth in the proposed Agreement and Plan of Reorganization (the A Reorganization Agreement) by and among Thrucomm, Inc., a newly organized Florida corporation (A Thrucomm), Fastcom and Datalinc, (Fastcom and Datalinc collectively referred to as the A Partnerships). Certain capitalized terms used in this opinion are defined in the Consent Statement/Prospectus of Thrucomm. We understand that Datalinc holds approximately 80 percent of the outstanding Units of Fastcom and that Integrated Communication Networks, Inc., as General Partner of Datalinc, has given Datalinc written Consent to the Reorganization. Accordingly, the Reorganization Agreement has been approved by Fastcom. As more fully described in the Reorganization Agreement, the businesses of the Partnerships will be combined into Thrucomm by, among other things:

     (i) The transfer of all rights, title and interests in the assets and liabilities of Datalinc and Fastcom to Thrucomm (the A Transfer), upon the terms and conditions described in the Reorganization Agreement; (ii) In exchange for the Transfer, Datalinc will receive one share of each series of Thrucomm
Mandatory   Convertible  Preferred  Stock,  Series  A-H. Datalinc sole assets will be one share of common stock and Preferred Stock of Thrucomm. Fastcom will receive one share of each series of Thrucomm Mandatory Convertible Preferred Stock, Series I-O, which will be Fastcom sole asset;

     (iii) The Preferred Stock will be held by the Partnerships and the Investors shall remain limited partners in Fastcom and/or Datalinc. Datalinc and Fastcom will cease operations and Thrucomm will continue the Partnerships' former businesses under a single, corporate management;

     (iv) Fastcom and Datalinc will hold the Preferred Shares of Thrucomm, until the occurrence of a single triggering event (a AMandatory Conversion Event@ or AMandatory Conversion@), at which time the Preferred Stock will be converted into shares of Thrucomm non-cumulative, common stock, no par value (the
A Underlying Shares@ or the ACommon Stock);

     (v) Following a Mandatory Conversion of the Preferred Stock, Datalinc and Fastcom will commence the dissolution of the Partnerships and the assets of the Partnerships, the Underlying Shares, shall be distributed to the Investors. After the dissolution of the Partnerships, the Investors will become shareholders of Thrucomm, and Thrucomm will be a corporate, consolidation of the businesses of the Partnerships.

Our opinion expressed herein relates solely to the consideration received by Datalinc and Fastcom in exchange for the Transfer and ultimately distributed by the Partnerships to the Investors in accordance with the Amended and Restated Agreements of Limited Partnerships, respectively. We have not been engaged to conduct a valuation of the Partnerships. The General Partners have developed a Formula for purposes of determining the allocation of value between Fastcom and Datalinc. The basis for the Formula is the the value of Thrucomm determined upon the occurrence of the Mandatory Conversion Event. The value apportioned to Fastcom is equal to the value of Thrucomm less the value of Datalinc, determined by the Board of Directors of Datalinc to be a minimum of $9 million. However, the value of Datalinc will be adjusted to a maximum of 25% of the value of Thrucomm assuming a conversion value of between $30 million and $60 million and to a maximum of 20% of the value of Thrucomm assuming a conversion value of between $60 million and $90 million. Management has provided illustrations of the Mandatory Conversion Event assuming values of $30 million, $60 million, and $90 million. See attached Exhibits A, B and C. These Exhibits illustrate the receipt by the Partnerships, in terms of dollar value, the Underlying Shares of Thrucomm and the distribution to the various classes of Investors in dissolution of each Partnership. The Partner allocations as shown in the Exhibits are provided for in Sections 9.2, 9.3 and 9.4 of the Amended and Restated Agreement of Limited Partnership of Fastcom and Article VIII and Section 11.9 of the Amended Agreement of Limited Partnership of Datalinc. The provisions for each Partnership are summarized on pages 24 through 30 of the Consent Statement/Prospectus of Thrucomm, Inc. The allocations reflected in Exhibits A, B and C are consistent with the terms of such Partnership Agreements.

In determining fairness of the proposed Reorganization, from a financial point of view, management prepared a sensitivy analysis using various alternative amounts in apportioning the overall value of Thrucomm to Datalinc and Fastcom. We reviewed the sensitivity analysis prepared by management and provided a summary assuming Conversion Values of Thrucomm at $30 million and $90 million, attached as Exhibit D. Footnotes A, B and C of Exhibit D describe the alternative apportionment values between Fastcom and Datalinc, Footnote B is the apportionment method used in the proposed Reorganization. The return on investment shown in Exhibit D does not take into account the time value of money and has been calculated as the value received in excess of capital contributed divided by capital contributed. The return on investment is provided for illustrative purposes only, no representation is made relative to the actual return on investment. The aggregate variance in return on investment to the
Investors of Datalinc assuming the two alternatives of apportioning value between Datalinc and Fastcom relative to the method proposed in the
Reorganization is approximately 1.41% and -.069%, respectively, based on a Conversion Value of $30 million and 4.95% and -1.80%, respectively, based on a Conversion Value of $90 million. As a result of Datalinc holding approximately 80 percent of the outstanding voting rights of Fastcom the variance attributable to Fastcom was not considered.

Other factors considered in determining fairness of the proposed Reorganization are summarized in Exhibit E. Due to the nature of the existing Partnerships, the continued losses incurred since inception of each Partnership, and the additional capital infusion required for the Partnerships to achieve operational goals, including desired investment performance, historical market price was considered more relavant for purposes of determining fairness overall.

Other aspects of the Reorganization is beyond the scope of this opinion. However, in rendering our opinion, we reviewed the Reorganization Agreement and held discussions with certain representatives and advisors of Datalinc and Fastcom concerning the businesses, operations and prospects of Datalinc and Fastcom. We examined certain business and financial information relating to Datalinc and Fastcom, audited historical financial statements as well as certain financial forecasts and other data for Datalinc and Fastcom which were provided to us by the respective managements of Datalinc and Fastcom, including information relating to certain strategic implications and operational benefits anticipated from the Reorganization. We reviewed the financial terms of the Reorganization as set forth in the Reorganization Agreement in relation to, among other things: the respective companies= historical and projected earnings and financial condition. We also evaluated the potential pro-forma financial impact of the Reorganization on Thrucomm. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial and economic criteria as we deemed appropriate to arrive at our opinion.

In  rendering  our  opinion,  we have  assumed and relied,  without  independent verification, upon the accuracy and completeness of all financial and other information furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Datalinc and Fastcom that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Datalinc and Fastcom as to the future financial performance of Datalinc and Fastcom and the strategic implications and operational benefits anticipated from the Reorganization. We have assumed, with your consent, that the Transfer will be treated as a tax free capital transaction for federal income tax purposes. Our opinion, as set forth herein, relates to the fairness of the consideration received by Datalinc and Fastcom and distributed to the Investors in accordance with the Partnership Agreements, respectively. We also are not expressing any opinion as to what the value of the Thrucomm Common Stock actually will be when issued to holders of Datalinc and Fastcom Partnership Interests pursuant to a Mandatory Conversion Event or if the Thrucomm Common Stock will become publicly traded or the price at which the Thrucomm Common Stock will trade subsequent to a Mandatory Conversion Event. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Datalinc or Fastcom nor have we made any physical inspection of the properties or assets of Datalinc or Fastcom. Our opinion is necessarily based upon information made available to us, financial and other conditions and circumstances existing and disclosed to us, as of the date hereof.

We will receive a fee upon the delivery of this opinion. Our opinion expressed herein is provided for the use of the Boards of Directors of Integrated Communication Networks, Inc., as General Partner of Datalinc, and Fastcom Management, Inc., as General Partner of Fastcom, in their evaluation of the proposed Reorganization, and our opinion is not intended to be and does not constitute a recommendation to any partner as to how such partner should vote on the proposed Reorganization. Except for disclosure purposes in the Consent Statement/Prospectus of Thrucomm, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Michael Davis & Company, P.A. be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as independent certified public accountants, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration is fair, from a financial point of view, to Datalinc and Fastcom, respectively, and the distributions to the Investors, as illustrated in the attached Exhibits A through C are consistent with the terms of the Partnership Agreements.

Very truly yours,

MICHAEL DAVIS & COMPANY, P.A.

                              THRUCOMM, INC.







                           Mandatory Convertible
                              Preferred Stock
                                Series A-O










                       CONSENT STATEMENT/PROSPECTUS














                              June ___, 1997

===============================================================================
No  dealer,  salesperson  or  other  person  has  been  authorized  to give  any information or to make any representation not contained in this Consent Statement/Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Thrucomm. This Consent Statement/Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the Preferred Stock offered hereby, nor does it constitute an offer to sell or a solicitation to any person in any jurisdiction or under any circumstances in which such offering would be unlawful. Neither the delivery of this Consent Statement/Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.
                             -----------------
                             TABLE OF CONTENTS
                                                                         Page
Available Information. . . . . . . . . . . . . . . . . . . . . . . . . . .  v
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Selected Financial Information . . . . . . . . . . . . . . . . . . . . . . 12
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
The Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Equity Ownership of the Partnerships . . . . . . . . . . . . . . . . . . . 24
The Formula. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Thrucomm Ownership Tables. . . . . . . . . . . . . . . . . . . . . . . . . 35
Recommendation of the General Partners . . . . . . . . . . . . . . . . . . 40
Consent Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Certain Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . 47
Comparative Rights of Investors. . . . . . . . . . . . . . . . . . . . . . 47
Pro Forma Condensed Financial Information. . . . . . . . . . . . . . . . . 53
Datalinc Ltd., Management's Discussion and Analysis
     of Financial Condition and Results of Operations. . . . . . . . . . . 59
Fastcom Ltd., Management's Discussion and Analysis
     of Financial Condition and Results of Operations. . . . . . . . . . . 63
Business - Fastcom . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Business - Datalinc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . 82
Description of Thrucomm's Securities . . . . . . . . . . . . . . . . . . . 84
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
INDEX TO FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . .F-1
AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . . . . . . .A-1
OPINION OF MICHAEL DAVIS & CO., P.A. . . . . . . . . . . . . . . . . . . .B-1


Until ______________, 1997 (25 days after commencement of the offering), all dealers effecting transactions in the registered securities, whether or not participating in this description, may be required to deliver a Consent Statement/Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA
 permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     Section 607.0850(4) of the FCBA
 provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

     Section 607.0850(3), however, provides that a Florida corporation must indemnify any director or officer of a corporation that has been successful in the defense of any proceeding referred to in Section 607.0850(1) or (2), or in the defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by him in connection therewith.

     Expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850.

     Section 607.0850 of the FBCA
 further provides that the indemnification provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director or officer were material to the adjudicated cause of action and the director or officer (a) violated criminal law, unless the director or officer had reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 (relating to unlawful distributions) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF FLORIDA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES OF THE FBCA .

     Reference is made to Article 7 of the Company's Articles of Incorporation filed as Exhibit 3.2 hereto.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed with or incorporated by reference in this Registration Statement:

  Exhibit No.       Description of Exhibit

      2.1 Agreement and Plan of Reorganization, by and among Datalinc, Ltd., Fastcom, Ltd. and Thrucomm, Inc., dated May 5, 1997 - Included as Appendix A to the Consent Statement/Prospectus.
      3.1   Articles of Incorporation of Thruco, Inc.
      3.1.1 Articles of Amendment to Articles of Incorporation of Thruco, Inc.*
      3.1.2 Designation of Class, Series, Preferences and Right of Preferred Shares by Thrucomm, Inc.*
      3.2   By-laws of Thruco, Inc.
      5.1   Opinion of Michael T. Williams, P.A.*
      8.1   Opinion of Schifino & Fleischer, P.A.*
     10.1 Purchase Agreement by and between Blue Chip/Datalinc Corporation, Integrated Communication Networks, Inc., John F. Kolenda, Mark J. Gianinni and Datalinc, Ltd., dated as of September 1, 1993. *
     10.1.1 Amendment to Purchase Agreement, dated September 1, 1993 *.
     10.2   Option Agreement by and between Datalinc, Ltd. and CFG Securities
            Corp.
     10.3 Managing Dealer Agreement by and between Fastcom, Ltd. and CFG Securities Corp., dated as of April 24, 1996.
     10.4.1 Agreement by and between Information Leasing Corporation, Datalinc, Ltd. and Fastcom, Ltd., dated as of September 6, 1995.
     10.4.2 Master Lease Agreement by and between Information Leasing Corporation, Datalinc, Ltd. and Fastcom, Ltd., dated as of
            November 7, 1995.
     10.5   Payment Agreement by and between Fastcom, Ltd. and Nova
            Engineering.  *
     10.6 Form of Employment Agreement to be entered into by and among Thrucomm, Inc. and Messrs. Kolenda and Gianinni. *
     10.7   Incentive and Non-Statutory Stock Option Plan.
     10.8   Non-Employee Directors Non-Statutory Stock Option Plan.
     10.9   Datalinc, Ltd., Management Incentive Plan.
     10.10.1 Thruco, Inc.'s $600,000 Line of Credit with United Bank and Trust Co., dated as of March 24, 1997. *
     10.10.2 Datalinc's $300,000 Line of Credit with United Bank and Trust Co., dated as of October 3, 1994. *

     10.11 Industrial Lease Agreement between Industrial Developments International, Inc. and Datalinc-I, Ltd., dated as of
            April 15, 1991.  *
     10.12  Customer Protection Letter from Hughes Network Systems.
     23.1   Consent of Price Waterhouse LLP - Included at Page II-7.
     23.2   Consent of Michael T. Williams, P.A.*
     23.3   Consent of Schifino & Fleischer, P.A.*
     23.4   Consent of Michael Davis and Company, P.A. - Included
            in Exhibit 99.2.
     24.1   Powers of Attorney - Included at Page II-6.
     27.1   Financial Data Schedule.
     99.1   Form of Written Consent of the Investors of Datalinc, Ltd.  *
     99.2 Opinion of Michael Davis & Company, P.A. - Included as Appendix B to the Proxy Statement-Prospectus.
     99.3   Amended Agreement of Limited Partnership of Datalinc, Ltd.  *
     99.4   Amended and Restated Agreement of Limited Partnership of
            Fastcom, Ltd.
-----------------
* To be filed by Amendment.

ITEM 22.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any consent statement/prospectus required by Section 10(a)(3) of the Securities Act.

     (ii) To reflect in the consent statement/prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a -3 or Rule 14c -3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the consent statement/prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the consent statement/prospectus to provide such interim financial information.

     (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a consent statement/prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering consent statement/prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The Registrant undertakes that every consent  statement/prospectus
(i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the consent statement/prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on May 8, 1997.

                                   THRUCOMM, INC.



                                   By:  /s/Mark J. Gianinni
                                        Mark J. Gianinni
                                        President

                             POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Mark J. Gianinni and John F. Kolenda, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  the
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                   Date
-------------------------------------------------------------------------------

/s/Mark J. Gianinni                 President and Director          May 8, 1997
--------------------------       (Principal Executive Officer)
Mark J. Gianinni


/s/John F. Kolenda              Chairman of the Board and Chief     May 8, 1997
--------------------------      Financial Officer and Director
John F. Kolenda                    (Principal Financial and
                                       Accounting Officer)


/s/Joseph F. Bert                          Director                 May 8, 1997
--------------------------
Joseph F. Bert


/s/R. Brandon Harrison, Jr.                Director                 May 8, 1997
---------------------------
R. Brandon Harrison, Jr.


/s/Z. David Patterson                      Director                 May 8, 1997
---------------------------
Z. David Patterson


/s/Vincent Rinaldi                         Director                 May 8, 1997
----------------------------
Vincent Rinaldi

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated February 12, 1997 relating to the consolidated financial statements of Datalinc, Ltd., and the financial statements of Fastcom, Ltd. and Thrucomm, Inc., which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/Price Waterhouse LLP
-----------------------------
PRICE WATERHOUSE LLP


Tampa, Florida
May 7, 1997

Exhibit No                Description of Exhibits
-------------------------------------------------------------------------------
      2.1 Agreement and Plan of Reorganization, by and among Datalinc, Ltd., Fastcom, Ltd. and Thrucomm, Inc., dated May 5, 1997 - Included as Appendix A to the Consent Statement/Prospectus.
      3.1   Articles of Incorporation of Thruco, Inc.
      3.1.1 Articles of Amendment to Articles of Incorporation of Thruco, Inc.*
      3.1.2 Designation of Class, Series, Preferences and Right of Preferred Shares by Thrucomm, Inc. *
      3.2   By-laws of Thruco, Inc.
      5.1   Opinion of Michael T. Williams, P.A.*
      8.1   Opinion of Schifino & Fleischer, P.A.*
     10.1 Purchase Agreement by and between Blue Chip/Datalinc Corporation, Integrated Communication Networks, Inc., John F. Kolenda, Mark J. Gianinni and Datalinc, Ltd., dated as of September 1, 1993. *
     10.1.1 Amendment to Purchase Agreement, dated September 1, 1993  *.
     10.2   Option Agreement by and between Datalinc, Ltd. and CFG Securities
            Corp.
     10.3 Managing Dealer Agreement by and between Fastcom, Ltd. and CFG Securities Corp., dated as of April 24, 1996.
     10.4.1 Agreement by and between Information Leasing Corporation,
            Datalinc, Ltd. and Fastcom, Ltd., dated as of September 6, 1995.
     10.4.2 Master Lease Agreement by and between Information Leasing Corporation, Datalinc, Ltd. and Fastcom, Ltd., dated as of
            November 7, 1995.
     10.5   Payment Agreement by and between Fastcom, Ltd. and Nova
            Engineering.  *
     10.6 Form of Employment Agreement to be entered into by and among Thrucomm, Inc. and Messrs. Kolenda and Gianinni.*
     10.7   Incentive and Non-Statutory Stock Option Plan.
     10.8   Non-Employee Directors Non-Statutory Stock Option Plan.
     10.9   Datalinc, Ltd., Management Incentive Plan.
     10.10.1 Thruco, Inc.'s $600,000 Line of Credit with United Bank and Trust Co., dated as of March 24, 1997. *
     10.10.2 Datalinc's $300,000 Line of Credit with United Bank and Trust Co., dated as of October 3, 1994. *
     10.11 Industrial Lease Agreement between Industrial Developments International, Inc. and Datalinc-I, Ltd., dated as of
            April 15, 1991.*
     10.12  Customer Protection Letter from Hughes Network Systems.
     23.1   Consent of Price Waterhouse LLP.   (Included at Page II-7)
     23.2   Consent of Michael T. Williams, P.A.*
     23.3   Consent of Schifino & Fleischer, P.A.*
     23.4   Consent of Michael Davis and Company, P.A.- Included
            in Exhibit 99.2.
     24.1   Powers of Attorney - Included at Page II-6.
     27.1   Fiancial Data Schedule.
     99.1   Form of Written Consent of the Investors of Datalinc, Ltd. *
     99.2 Opinion of Michael Davis & Company, P.A. - Included as Appendix B to the Proxy Statement-Prospectus.
     99.3   Amended Agreement of Limited Partnership of Datalinc, Ltd.  *
     99.4   Amended and Restated Agreement of Limited Partnership of
            Fastcom, Ltd.
-----------------
* To be filed by Amendment.

                                  EXHIBIT 3.1

                   Articles of Incorporation of Thruco, Inc.

STATE OF FLORIDA

DEPARTMENT OF STATE





I certify the attached is a true and correct copy of the Articles of Incorporation of THRUCO, INC., a Florida corporation, filed on December 16,1996, as shown by the records of this office.

The document number of this corporation is P96000101198.






Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Sixteenth Day of December, 1996


Sandra B. Mortham
Secretary of State


Great Seal of the State of Florida


CR2EO22 (2-95)

                            ARTICLES OF INCORPORATION
                                    OF
                               THRUCO, INC.
                    ARTICLE I - NAME AND MAILING ADDRESS

     The name of this corporation is Thruco, Inc., and the mailing address of this corporation is 1641 Commerce Avenue North, St. Petersburg, FL 33716.

                            ARTICLE 11 - DURATION
     This corporation shall have perpetual existence.

                            ARTICLE III - PURPOSE
     This corporation may engage in any activity or business permitted under the laws of the State of Florida.

                           ARTICLE IV - CAPITAL STOCK

     This corporation is authorized to issue One Hundred Million (100,000,000) shares of common stock, no par value, which shall be designated as "Common Stock," and Twenty-Five Million (25,000,000) shares of preferred stock, which shall be designated as "Preferred Stock," issued in such series with such designations, rights privileges and preferences, dividends, splits, conversions or other issues as shall be determined by the Board of Directors of the Corporation from time to time.

                   ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of this corporation is 1641 Commerce Avenue North, St. Petersburg, FL 33716, and the name of the initial registered agent of this corporation at that address is John F. Kolenda.

                           ARTICLE VI - INCORPORATOR
     The name and address of the person signing these Articles of Incorporation is:

    Name                                          Address
--------------------------------------------------------------------------------
    John F. Kolenda                               1641 Commerce Avenue North
                                                  St. Petersburg, FL 33716

                          ARTICLE VII - INDEMNIFICATION

      This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.


        ARTICLE VIII - AMENDMENT

        This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

    IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this day of December, 1996.



                                                      /s/John F. Kolenda
                                                      -------------------------
                                                      John F. Kolenda

                   CERTIFICATE DESIGNATING REGISTERED AGENT
                    AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA

        Pursuant to Florida Statutes Section 48.091, THRUCO, INC., desiring to organize a corporation under the laws of the State of Florida, hereby designates John F. Kolenda, located at 1641 Commerce Avenue North, St. Petersburg, FL 33716, as its registered agent to accept service of process within the State of Florida.


                            ACCEPTANCE OF DESIGNATION

     The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.



                                                             /s/John F. Kolenda
                                                             ------------------
                                                             John F. Kolenda




c:\carric\articles.thruco

                                  EXHIBIT 3-2

                            By-Laws of Thruco, Inc.

                                     BYLAWS
                                      OF
                                  THRUCO, INC.


                       ARTICLE I - MEETINGS OF SHAREHOLDERS

    Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

    Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) or more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting designate another person to do so.

    Section 3. Place. Meetings of shareholders may be held within or without the State of Florida.

    Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

    Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholder of any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty
(60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

    In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

    If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

    When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

    Section 7. Voting Record. The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or register of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

    If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

    Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

    If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

    After a  quorum  has  been  established  at a  shareholders'  meeting,  the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

    Section 9. Votinig of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

    Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

    A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

    At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

    Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified coy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

    Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing gin the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such 'receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

    On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

    Section 10. Proxies.  Every  shareholder  entitled to vote at a meeting of
shareholders   or  to  express  consent  or  dissent  without  a  meeting  or  a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

    Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (I 1) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

    The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

    If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

    If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

    Section 11.  Voting Trusts.   Any  number  of  shareholders  of  this
corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder or record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

    Section 12. Shareholders' Agreements. Two (2) or more shareholders, of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

    Section 13. Action by Shareholders Without a Meeting. Any action required by law, these bylaws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

    Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidated or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.


                             ARTICLE 11 - DIRECTORS

    Section 1. Function. All corporate powers shall be exercised by or under the authority of, and business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

    Section 2. Qualification. Directors need not be residents of this state or shareholders of this corporation.

    Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

    Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

    (a) one (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

    (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

    (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonable believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

     A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

    Section 5. Presumption of Assent. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

    Section 6. Number. The corporation shall have at least one (1) director. The minimum number of directors may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director and no amendment shall decrease the number of directors below one (1), unless the stockholders have voted to operate the corporation.

     Section 7. Election and Term. Each person named in the articles of incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

     At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.
Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

    Section 9. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

    Section 10. Quorum and Voting,. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

    Section 11. Director Conflicts of Interest. No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if-

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or shareholders.

    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

    Section 12. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

         (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

         (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

         (c) fill vacancies on the Board of Directors or any committee thereof,

         (d)   amend the bylaws,

         (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

         (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

    The Board of Directors, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any member or members at any meeting of such committee.

    Section 13. Place of Meetings. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

    Section 14. Time, Notice and Call of Meetings. Regular meetings by the Board of Directors shall be held without notice. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

    Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

    Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

    Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation, or by any two (2) directors.

    Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

    Section 15. Action Without a Meeting. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                             ARTICLE III - OFFICERS

    Section 1. Officers. The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

    Section 2. Duties. The officers of this corporation shall have the following duties:

    The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors.

    The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notice of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

    The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

    Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interest of the corporation will be served thereby.

    Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

    Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the bylaws shall have expressly reserved such power to the shareholders.

    Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                         ARTICLE IV - STOCK CERTIFICATES

    Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

    Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

    Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

    Each certificate representing shares shall state upon the fact thereof.
the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

    Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder or record of by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

    Section 4. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the  corporation.

                          ARTICLE V - BOOKS AND RECORDS

    Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

    This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a records of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

    Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

    Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

    Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

    Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

    The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                             ARTICLE VI - DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:

         (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved- and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

         (b)   Dividends may be declared and paid in the corporation's own
treasury   shares.

         (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

              (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

              (2) If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

         (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

         (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

                        ARTICLE VII - CORPORATE SEAL

    The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation as it appears on page I of these bylaws.

                            ARTICLE VIII - AMENDMENTS

    These bylaws may be repealed or amended, and new bylaws may be adopted, by the Board of Directors.

         End of bylaws adopted by the Board of Directors.

                                  EXHIBIT 10-2

    Option Agreement by and between Datalinc, Ltd. and CFG Securities Corp.

                             STOCK OPTION AGREEMENT

        THIS  AGREEMENT  is  made  as of  _____________,  ______by  and  between
Certified   Financial  Group,   Inc,  a  Florida   corporation  or  its  assigns
("Optionee"), and Datalinc, Ltd., a Florida limited Partnership ("Grantor").

RECITALS

        WHEREAS, Grantor desires to grant to Optionee and Optionee desires to obtain an option (the "Option") to acquire from Grantor a 4% interest in Grantor, as further set forth in and subject to all the provisions of Grantor's Agreement of Limited Partnership (the "Managing Dealer Units"); and

        WHEREAS, the parties hereto desire to document their understanding regarding the Option to purchase the Managing Dealer Units.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Option and Nature of Managing Dealer Units. For and in consideration of the payment of $1.00, Grantor hereby grants to Optionee the Option to acquire the Managing Dealer Units from Grantor at the option price of $1.00 for all Managing Dealer Units. All Managing Dealer Units acquired hereunder shall be subject to all provisions of Grantor's Agreement of Limited Partnership, including dilution, as amended from time-to-time.

     2. Exercise of Option. The Option shall be exercisable at any time, in whole or in part, at any time for period commencing on the date hereof and ending on the termination of the Partnership, with Grantor being required to give Optionee written notice thirty (30) days prior to such termination.

     3. Method of Exercise. The Option shall be exercisable by a written signed by an authorized representative of Optionee or his assigns which shall (a) state Optionee's election to exercise the Option; (b) the person in whose name the certificate for such Managing Dealer Units is to be registered, his address and social security number; (c) be delivered in person or by certified mail to Grantor.

     4. Assignability of Option. The Option may be assigned by Optionee at any time during the term of the Option by providing to Grantor a written notice of assignment.

     5. Representations and Warranties of Grantor. Upon exercise of the Option in full by Optionee or his assigns, the Managing Dealer Units underlying the Option shall be free and clear of all liens, claims, charges and encumbrances. Grantor agrees to indemnify and hold harmless Optionee in connection with any claim, loss, damage or expense, including attorneys' fees, trial and appellate levels, in connection with any breach of the foregoing.

     6.  Survival  of  Representations  and  Warranties.   The  representations,
warranties, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part thereof.

     7. Miscellaneous.

          a. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

          b Counterparts. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument. c. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid.

          d. Additional Documents. At any time and from time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

          e. Jurisdiction; Venue. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the Thirteenth Judicial Circuit of the State of Florida, in and for Hillsborough County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement. f. Attorneys' Fees. In the event any suit or legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

          g. Governing Law. This Agreement has been negotiated and prepared and shall be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                        OPTIONEE:

                                Certified Financial Group, Inc.,
                                a Florida Corporation
By:___________________________________

Its:____________________________________



                                        GRANTOR:

                                DATALINC, LTD.
                                By: Integrated Communication Networks, Inc., General Partner

By:___________________________________

Its:____________________________________

                                  EXHIBIT 10.3

    Managing Dealer Agreement by and between Fastcom, Ltd. and CFG Securities
                       Corp., dated as of April 24, 1996

                            MANAGING DEALER AGREEMENT

         THIS MANAGING DEALER AGREEMENT (the 'Agreement") made and entered into this 21st day of 1996, by and between Fastcom, Ltd., a Florida Limited Partnership (the "Partnerships), and CFG Securities Corp. (the "Managing Dealer").


                             R E C I T A L S:

    A. The Partnership is offering a maximum of 300 Limited Partnership Units - Series 200 (the "Units") in the amount of $ 10,000 each, payable in cash upon subscription.

    B. The Partnership desires to engage the Managing Dealer on a non-exclusive basis to sell up to 300 Units of the Partnership on a best-efforts basis, and the Managing Dealer desires to agree to sell such Units on behalf of the Partnership on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

    1.   The Partnership represents and warrants to the Managing Dealer that:

         a. The Partnership is duly organized and validly existing as a Limited Partnership in good standing under the laws of the State of Florida.

         b. This Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and binding Agreement on its part.

         c. The Partnership's performance under this Agreement and consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed or trust, or other Agreement or instrument to which the Partnership is a party or by which it is bound, or any order, rule or regulation of any court or governnental agency or body having jurisdiction over the Partnership or any of its properties, and no other consent approval, authorization or action is required for consummation of the transactions herein contemplated.

         d. The Partnership will prepare a Memorandum (the "Memorandum") for the offer relating to the Units.

         e. There are no material legal or governnental proceedings pending to which the Partnership is a party or of which any of the Paruiership's assets is the subject.

     2.  The Managing Dealer represents and war-rants to the Partnership that:

         a. The Managing Dealer is duly organized and validly existing as a corporation in good standing under the laws of the State of Virginia.

         b. This Agreement has been duly authorized, executed and delivered by the Managing Dealer and is a valid and binding Agreement on its part.

         c. The Managing Dealer's performance under this Agreement and consummation of the transactions herein contemplated will not result in a breach or violation of any of the tentis or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, or other Agreement or instnanent to which the Managing Dealer is a party or by which it is bound, or any order, rule or regulation of any court or govenunental agency or body having jurisdiction over the Managing Dealer or any of its properties; and no other consent, approval, authorization or action is required for consununation of the transactions herein contemplated.

         d. The Managing Dealer is duly registered pursuant to the provisions of the Securities Exchange Act of 1933 as a broker/dealer, is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is duly registered as a broker/dealer in such states as it is required in order to carry out its obligations as contemplated by this Agreement. e. The Managing Dealer is familiar with the requirements under the Act and confirms that it will comply therewith.

         f    The Managing Dealer shall maintain in its files such documents as are necessary to demonstrate the suitability of each investor to whom the Managing Dealer sells a Unit or Units hereunder.

         g. The Managing Dealer acknowledges that the Units will be offered and sold pursuant to the Memorandum.

    3. Subject to the terms and conditions herein set forth, the Managing Dealer agrees to use its best efforts during the subscription period, as stated in the Memorandwn, to sell as Managing bealer for the Partnership, up to the maximum number of Units as stated in the Memorandum at the stated offering price, and in accordance with the provisions of SEC Rule l5c24 to cause all ftinds received for the sale of a Unit to be promptly deposited with the Escrow Agent until the Minimum Offering is sold, and the Partnership thereafter upon the receipt of the executed Subscription Agreement and related funds by the Managing Dealer by or before noon of the next business day following the sale of said Units. The Managing Dealer's compensation shall be eight percent (8%) of the sales price of the Units sold by it. The Managing Dealer shall also be paid an amount up to two M=t (2%) of the sales price of each Unit sold by it as a Non-Accountable Expense Allowance. The compensation shall be payable within five
(5) business days of the receipt of subscription funds from the Managing Dealer. In addition, the Partnership will enter into certain agreements with the Managing Dealer pursuant to which the Managing Dealer will be granted an option to acquire a 1.2% interest in the Partnership for $120,000, pro rated based upon the amount of @ raised if more than $500,000 but less than $ 1,000,000 is raised in this offering on or before June 30, 1996, and an additional option to acquire an additional 1.2% interest in the Partnership for an additional $120,000 if more than $1,000,000israisedintWsoffenngonorbeforeJune 30, 1996. During the subscriptionperiod, the Managing Dealershall obtain from each subscriber for Units an executed Subscription Agreement in the form set forth in the Memorandwn, and shall deliver the Subscription Agreement to the Escrow Agent with a copy to the Partnership until the Minimum Offering is sold, and the Partnership thereafter. The Managing Dealer shall retain on behalf of the Partnership, a copy of the Subscription Agreement, submitted by each subscriber, and shall maintain an accurate record of the name and address of each subscriber, the number of Units subscribed for, and the date and amount of each subscription within five (5) business days after receipt, subject to the maxlmwn limits on the number of Units being sold. If a subscription is not expressly rejected by written notice to the subscriber with five (5) business days, the subscription shall be deemed accepted.

    4. The Managing Dealer agrees that the Units are available for offer and sale only to bona fide residents of such states as are authorized by the Partnership, and further agrees that no offer or sale of Units will be made to any persons other than residents of those states.

    5. During the offering, the Partnership agrees to furnish the Managing Dealer with the Memorandum and any other information or documentation required by the Managing Dealer to determine the adequacy and the accuracy of the disclosures made in the Memorandum.

    6. The Managing Dealer shall offer the Units for sale upon the terms and conditions set forth in the Memorandum, including, %vithout limitation, that it will limit the offering of the Units to persons who it has reasonable grounds to believe meet the suitability requirements set forth in the Memorandum. The Managing Dealer shall offer and sell the Units directly to retail purchasers.

    7. The Partnership will furnish the Managing Dealer with copies of the Memorandum and any amendments or supplements thereto in such quantities as the Managing Dealer may from time to time reasonably request.

    8. The Partnership covenants and agrees with the Managing Dealer that, except for the Managing Dealer's compensation, the Partnership will pay or cause to be paid all orpanizational and other expenses of the offering, including, but not limited to, accounting and legal fees, the costs and expenses incident to the preparation, printing and transmitting of the Memorandum, Blue Sky expenses and filing fees.

    9.   a.   The Partnership will indemnify and hold the Managing Dealer harmless against any losses, claims, damages or liabilities, joint or several to which the Managing Dealer may become subject under the Act, the various state securities laws, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Managing Dealer for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum in reliance upon and in conformity with information ftirnished to the Partnership by the Managing Dealer specifically for use in the preparation thereof The foregoing indemnity shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Managing Dealer within the meaning of the Act.

         b. The Managing Dealer will indmmify and hold harmless the Partnership, all officers, directors, employees, affiliates and legal counsel for the Partnership against any losses, claims, damages or liabilities (or actions in respect thereto which arise out of or are based upon the Managing Dealer's obligations under this Agreement, or any untrue statement or alleged untrue statement of any material fact contained in the Memorandum otherwise or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not nusleading, in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made or such omission or alleged omission was omitted to be made in the Memorandum in reliance upon and in conformity with information fumished to the Partnership by the Managing Dealer specifically for use in the preparation of, and the Managing Dealer will reimburse such parties for any legal or other expenses reasonably incurred in connection with investigating or defending such loss, claim, damage, liability or action. The foregoing indemnify shall extend upon the same terms and conditions to, and shall inure to the benefit or, each person, if any, who controls the Partnership within the meaning of the Act upon formation as legal entities, and to counsel for the Partnership.

         c. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnifyng party shall, if a claim in respect thereof is to be made against the indemnifying party trader paragraphs (a) and (b) of this section 9, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraphs. In case any such action shall be brought against such indemnified party, and it shall notify, the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified and indemnifying parties, and after the indemnified party shall have received notice from the agreed-upon counsel that the defense under such paragraph has been so assumed, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

    10. This Agreement shall become effective upon the execution thereof by the parties hereto. Either party may temiinate this Agreementfor a willful violation by the other party of any securities or other law, upon tcii (10) days written notice being given to the other party. This Agreement may also be terminated by a written instrument signed by the parties thereto.

    11. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified mail, return receipt requested.

    12. This Agreement shall be binding upon and inure solely to the benefit of the Managing Dealer and the Partnership and to the extent provided in section 9 hereof, any person who controls the Partnership or the Managing Dealer, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from the Managing Dealer shall be deemed a successor or assign by reason merely of such purchase.

    13. The respective representations, warranties and covenants of the Partnership and the Managing Dealer herein and the indemnities contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Managing Dealer or the Partnership within the meaning of the Act and shall survive delivery of the Units.

    14. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

    15. This Agreement may be amnended, modified, or supplemented only by a written instrument signed by the parties hereto. Any purported oral amendment, modification or supplement shall be void.

    16. This Agreement constitutes the entire Agreement between the parties hereto and the parties shall not be bound by any promises, representations or agreements except as are herein expressly set forth.



Fastcom, Ltd.



By:      Fastcom, Inc., General Partner

 /s/ John Kolenda
-----------------------------------------
By:  John Kolenda,  CEO



CFG Securities  Corp.

/s/ Barry M. Smith
--------------------------------------------
By: Barry M. Smith,  CEO

                                 EXHIBIT 10.4.1.

    Agreement by and between Information Leasing Corporation, Datalinc, Ltd.
                and Fastcom, Ltd., dated as of September 6, 1995

                                AGREEMENT

         This Agreement is entered into this         day of                   ,
1995 between Information Leasing Corporation, an Ohio corporation, with its' principal place of business at 1023 West Eighth Street, Cincinnati, Ohio 45203 ("ILC") and Datalinc Ltd., a Florida Limited partnership with its' principal place of business at 1641 Commerce Avenue North, St. Petersburg, Florida 33716, ("Datalinc") and Fastcom, LTD. also a Florida Limited Partnership with offices at 1641 Commerce Avenue North St., Petersburg, Florida 33716 ("Fastcom") both parties, sometimes referred to collectively.

         The Agreement spells out the terms under which ILC will provide financing for Fastcom, a radio/satellite communications equipment provider and its' owner, Datalinc.

         WHEREAS, ILC and Fastcom/Datalinc have devoted substantial time, expertise and other resources to the development of an integrated services agreement and a transaction structure to enable Fastcom/Datalinc to provide radio and satellite communications equipment and services to its' customers; and

         WHEREAS, each of the parties hereto desires to agree to and protect it's proprietary interest in the resulting product; and

         WHEREAS, each of the parties hereto desires to agree to a sharing arrangement regarding rentals, fees and other revenues arising from such business; and

         WHEREAS, each of the parties hereto desires to perpetuate the business relationship with each other under mutually agreeable terms and conditions;

         NOW THEREFORE, in consideration of the mutual premises and covenants stated herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   TERM
 .
         The term of this Agreement (the "Term') shall be three years commencing on the date hereof, which shall automatically renew for consecutive terms of two
(2) years unless and until written notice of termination is delivered by either party to the other not less than one hundred eighty (1 80) days prior to the expiration of any such term. The word 'Term' shall include all such renewal periods.

         Any and all rights and obligations of the parties hereto which arise hereunder during the Term, with the exception of Paragraph 2 below, shall survive a termination of this Agreement pursuant to this Section 1

    2.   EXCLUSIVITY

         A. ILC and Fastcom/Datalinc agree that the structure of transactions (the "Transaction Structure") by which Fastcom/Datalinc provides radio transmission and satellite communications services to its customer ("Customer") Is as follows:

         ILC and Fastcom/Datalinc enter into a master lease agreement ("MLA") under which ILC leases to Fastcom/Datalinc the radio equipment and personal earth stations described on one or more schedules thereto (the "Equipment). Fastcom/Datalinc enters into an integrated services agreement ("ISA") with its Customer pursuant to which it subleases the Equipment and provides integral services to the Customer based on its use of certain hub access equipment. Fastcom/Datalinc conditionally assigns the ISA to ILO or ILC's lender ("Lender") and ILC conditionally assigns its lease schedule with Fastcom/Datalinc to the Lender, If any. The Customer is directed to make one periodic payment, which covers both the Equipment and services, to ILC or the Lender, as the case may be, which will act as Paying Agent. The Paying Agent in turn distributes the Customer's payment, as agreed between the parties, to Fastcom/Datalinc, Inc. payment for its services, and retains the portion allocable to amortize ILC's recourse or non-recourse debt on the Equipment or pays it to ILC, as appropriate.

     Fastcom/Datalinc hereby agrees that it will not enter into any transaction with the same or substantially similar Transaction Structure with any lessor or financing source other than ILO, for the Term, unless and until it has offered ILC a right of first refusal and otherwise complied with the provisions of
Section 2C hereof. Datalinc further agrees that ILC's MLA, the ISA, the Paying Agent Agreement, and any and all other documentation which has been provided by ILC or which ILC has helped to develop, which are listed on Schedule A hereto (the "Documents') and incorporated herein by reference, will be treated confidentially and will not be shared with or divulged to any other party not previously in possession of the same for the Term hereof.

         B. As long as Fastcom/Datalinc is not In default of this agreement, ILC hereby agrees that it will not enter into any transaction with the same or substantially similar Transaction Structure as that outlined herein with any other hub licensee or other provider of similar services for the Term.

         C. Any proposed satellite communications transaction based on the Transaction Structure ('Proposed Transaction") shall be first offered to ILC, which shall have the right to accept or reject the same as follows:
Fastcom/Datalinc shall deliver to ILC current financial statements of the Customer for the prior two years, the commencement date of the lease, an estimate of equipment cost for Radio transmission equipment, Personal Earth
Station and HUB Access Equipment and the location of equipment sites (the "Required Information"). ILC shall have ten (10) days after receipt of the Required Information to advise Fastcom/Datalinc of its intention to accept such Proposed Transaction. In the event that ILC rejects such Proposed Transaction, Fastcom/Datalinc shall have the right to seek alternative financing or leasing arrangements without default or breach hereunder. In the event that ILC accepts such Proposed Transaction, ILC shall have ten days after receipt by ILC or its Lender of all documentation required by Lender from the Customer or Fastcom/Datalinc to close and fund the Proposed Transaction. In the event that ILC fails to so close the Proposed Transaction, Fastcom/Datalinc shall have the right to seek alternative financing or leasing arrangements without default or breach hereunder. Any "economic change" to the Proposed Transaction, meaning a degradation of the Customer's credit, or a change in pricing, either voluntarily, by Fastcom/Datalinc, or as a result of competitive pricing pressures, will add ten days to the applicable deadline under this subsection. Any failure to respond to the above deadlines by ILC shall be deemed a rejection of the Proposed Transaction.

         D. The parties agree that the Transaction Structure and the Documents are unique assets and essential to the business efforts of both parties. The parties agree that irreparable injury will inevitably occur to the non-breaching party in the event of any breach of the terms of this Section 2., and that the non-breaching party shall be entitled, in addition to any other remedies available to it, with or without proof of monetary or immediate damage, to maintain an action for an injunction to restrain any violation hereof.

         E. Default. In the event either Datalinc or Fastcom should breach any of the covenants, representations and warranties contained in this Agreement, and should such breach continue for a period of ten (1 0) days following written notice sent by ILC to defaulting party, then the defaulting party shall be considered in default hereunder and ILC shall have all of the rights and remedies provided at law or in equity Including the right to terminate this Agreement and to seek the recovery of damages from the defaulting party.

         3.   Transaction Structure

         ILC will finance the radios, VSATS and the Infrastructure to support the radios in stages. Each stage will be priced individually based on the following Criteria.

              1. The risk associated with the project, specifically performance issues related to Fastcom per the ISA.

              2.   Financial strength of Fastcom/Datalinc.

              3.   Credit worthiness of customers.

              4. Terms and conditions of the ISA between Fastcom/Datalinc and the Customer.

              5. Amount financed for radios In excess of Fascom/Datalinc costs.

              6. Availability and amount of a guaranteed buy back or restocking of some of the equipment by the vendor.

              7.   Salvage value of the equipment.

    Stage Size:

    The first stage will be radio and related infrastructure to support approximately 500 radios with natural breakpoints based on yet to be determined specific size of individual contracts. The second phase would be from approximately 500 to 5,000 radios with the third stage being over 5,000 total radios.

     Financing Term:

         Anticipated to be 36 months but ILC and Fastcom/Datalinc will work together to structure transactions tailored to individual customer needs.

     Financing Structure:

         ILC will lease the equipment to Fastcom/Datalinc who will lease it to the end user using the Integrated Services Agreement (IBA).
Fastcom/Datalinc will then assign its interest in the ISA to ILC as security against default. ILC will remain the owners of the equipment throughout the term and any renewal periods.

    End of the Term Options:

         At the end of the initial term, Fastcom/Datalinc shall have the option, to structure a lease renewal or purchase of the equipment so long as the overall return to ILC for the initial term, any renewal terms, and the purchase price comprises a 19% net return to ILC on the first phase; a 17% net return on the second phase and a 15% net return on the third phase.

    Prorated Rents:

         ILC and Fastcom/Datalinc will split evenly any interim or prorated rents paid by the end user customer prior to the commencement date of the ISA term.

    Equity in Fastcom:

         ILC will receive an ownership interest in Fastcom or its successors of 1% of the total equity of the company for the first $1 million of equipment financed under ILC leases and .5% for each $3 million of equipment financed thereafter up to a total of 5% of the equity of Fastcom, No equity will be earned it less than $1 million of lease financing is provided but after the $1 million level is reached in lease financings, additional equity will be given to ILC on a prorated basis at the .5% rate for each $3 million.

    Board of Directors:

         Fastcom will grant to ILC one position on the Board of Directors of Fastcom Management Incorporated. It is anticipated that Fastcom's board will consist of five members. Should Fastcom increase the size of its board of directors, Fastcom must grant to ILC a sufficient number of positions to maintain its initial representation on the board.

    Right of first refusal:

         Fastcom will grant to ILC the right of first refusal to provide lease financing after the initial three phases as outlined in this agreement. ILC's all in yield for these ISA's will be at 300 basis points over the debt rate that can be obtained under non-recourse financing or 600 basis points over three year treasuries for transactions which ILO finances on a recourse basis.

    Servicing Fee:

     Fastcom will pay a servicing fee to ILC to be negotiated as specific transactions occur. In return for this fee, ILC agrees to invoice and collect all amounts due from the customer under the ISA and remit the amounts in excess of the funds required to cover the equipment financing and servicing fee to Fastcom.

    Interest Rate Disclaimer.

         This proposal is subject to changes in the short term interest rate market. ILC reserves the right to change this pricing should any changes in rates occur whether positively or negatively.

         4.    Further Assurances.

               ILC and Datalinc hereby agree to execute all such further documents or instruments an to take such further action as may be necessary or appropriate to effect the transactions contemplated by this Agreement.

         5.     Binding Effect.

                This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each party. Specifically, in the event that either party shall merge, consolidate, or effect any other corporate restructuring, including the sale of 50% or more of its stock or assets, each party hereby agrees to cause any such successor, purchaser, surviving corporation, assignee or transferee, to execute an acknowledgement of the binding effect of this Agreement thereupon.

         6.     Enforcement.

                In any action taken to enforce any provisions this Agreement, either administrative or judicial, the prevailing party shall be entitled to payment of all expenses, including attorney's fees, from the other party.

         7.     Governing Law and Jurisdiction.

     This Agreement shall be governed by the laws of the State of Ohio without regard to their conflicts of laws principals. Exclusive jurisdiction for any dispute arising in connection with this Agreement shall lie in the appropriate courts of the State Ohio this Agreement having been executed in Ohio and to be performed in Ohio by payment of all monies due therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


 INFORMATION LEASING CORPORATION              FASTCOM, LTD.

By:                                            By,
    Vincent D. Rinaldi                         Title:
    President



DATALINC LTD.


By:

Title:

                                 EXHIBIT 10.4.2

     Master Lease Agreement by and between Information Leasing Corporation,
         Datalinc, Ltd. and Fastcom, Ltd., dated as of November 7, 1995

                        INFORMATION LEASING CORPORATION
                             MASTER LEASE AGREEMENT
                    dated as of November 7, 1995 by and between

Lessor:   Information Leasing Corporation
               1023 W. Eighth St.
               Cincinnati, OH 45203
               Contact: Contract Administration
               Phone:  (513)421-9191                       and

Lessee:   Fastcom, Ltd.
               6900 Fairfield Business Center Drive
               Building D
               Fairfield, Ohio  45014
               Contact: Mike Mothershead
               Phone:   (513) 860-6600

         LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property including intangibles (the "Equipment") described in one or more Rental Schedules (herein called "Schedule(s)") to this Master Lease Agreement. Each such Schedule incorporates by this reference, the terms and conditions set forth in this Master Lease Agreement and constitutes a separate lease ("the"Lease"). The lease of Equipment under each Iease shall be for such term and such rents as may be agreed to by execution of the Schedules and this Master Lease Agreement shall control and be effective as to all such Schedules, the same as though set forth herein unless expressly amended or modified in writing for particular Schedules. The term "Equipment" as used in this Master Lease Agreement shall refer to items leased under all Schedules and the terms hereof, unless expressly amended or modified in writing, shall apply equally to all such Equipment.

    2. TERM AND RENT. The Initial Term for each item of Equipment shall be for the period specified in the Schedules, and Lessee shall pay Lessor, throughout the Initial Term for the use of the Equipment, the Rent specified in the Schedules. The Initial Term and Rent with respect to each item of Equipment shall commence as set out in the applicable Schedule.

    3. LATE CHARGES. Time is of the essence in this Lease. If any Rent or other amount due hereunder are not paid within five(5) business days after the due date thereof, Lessor shall have the right to add and collect and Lessee agrees to pay a late charge on, and in addition to, such unpaid Rent or other charges, equal to one percent (1%) of such unpaid Rent or a lesser amount if established by any state of federal statute applicable thereto.

    4. DISCLAIMER OF WARRANTIES. Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor manufacturer's agent, and Lessee represents that Lessee has selected the Equipment leased hereunder based upon Lessee's judgment prior to having requested Lessor to purchase the same for leasing to Lessee, and Lessee agrees that as between Lessor and Lessee, the Equipment leased hereunder is of a design, size, fitness and capacity selected by Lessee and that Lessee is satisfied that the same is suitable and fit for its intended purposes. LESSEE FURTHER AGREES THAT LESSOR HAS MADE AND MAKES
NO  REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE,  DIRECTLY OR
INDIRECTLY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUITABILITY, DURABILITY, FITNESS FOR USE AND MERCHANTABILITY OF ANY SUCH EQUIPMENT, THE PURPOSES AND USES OF THE LESSEE THE CHARACTERIZATION OF THE LEASE FOR TAX, ACCOUNTING OR OTHER PURPOSES, COMPLIANCE OF THE EQUIPMENT WITH APPLICABLE GOVERNMENTAL REQUIREMENTS, OR OTHERWISE. Lessee specifically waives all rights to make claim against Lessor herein for breach of any warranty of any kind whatsoever. Notwithstanding the foregoing, Lessee shall be entitled to the benefit of any applicable manufacturer's warranties received by Lessor and to the extent assignable, such warranties are hereby assigned by Lessor to Lessee for the term of the applicable

Schedules. To the extent such warranties are not assignable, Lessor agrees to request from the manufacturer, on behalf of the Lessee, performance of any applicable manufacturer's warranties. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by any Equipment leased hereunder or for the use or maintenance thereof, or for the failure of operations thereof, or for the repairs, service or adjustment thereto, or by any delay or failure to provide any thereof, or by any interruption of service or loss of use thereof or for any loss of business or any other damage whatsoever and howsoever caused. No defect or unfitness of the Equipment shall relieve Lessee of the obligation to pay Rent, or to perform any other obligation under this Lease.

    5. USE, OPERATION AND MAINTENANCE. Lessee shall use the Equipment in the manner for which it was designed and intended, solely for Lessee's business purposes, in accordance with all manufacturer manuals and instructions and in compliance with all applicable laws, regulations and orders. Lessee, at Lessee's own cost and expense, shall keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and shall furnish all parts, mechanisms, devices and servicing required therefor and necessary to comply with all applicable health and safety standards. The equipment, upon return to Lessor, shall qualify for a maintenance agreement with the manufacturer thereof or such other party as may be acceptable to Lessor and Lessee, without additional expense to the Lessor. All replacement parts and repairs at any time made to or placed upon the Equipment shall become the property of Lessor. Lessee may, with Lessor's prior written consent, which shall not be unreasonably withheld, make such alterations, modifications or additions to the Equipment as Lessee may deem desirable in the conduct of its business; provided the same shall not diminish the value or utility of the Equipment, or cause the loss of any warranty thereon or any certification necessary for the maintenance thereof, and shall be readily removable without causing damage to the Equipment. Upon return to Lessor the Equipment as to which such alterations, modifications or additions have been made, Lessee, if requested to do so by Lessor, shall remove the same and restore the Equipment to its original condition, reasonable wear and tear only being excepted, and, if not so removed, title thereto shall automatically vest in Lessor.

Lessee shall keep the Equipment free and clear from all liens, charges, encumbrances, legal process and claims. Lessee shall not assign, sublet, hypothecate, sell, transfer or part with possession of the Equipment or any interest in this Lease, and any attempt to do so shall be null and void and shall constitute a default hereunder. Lessee shall not move the Equipment from the location noted in the Schedules without the prior written consent of Lessor, which consent shall not be unreasonably withheld; with the express exception that prior written consent shall not be required for movement of the Equipment related to necessary maintenance. Neither this Lease nor any interest in the Equipment is assignable or transferable by Lessee by operation of law. Lessee agrees not to waive its right to use and possess the Equipment in favor of any party other than Lessor and further agrees not to abandon the Equipment to any party other than Lessor. So long as Lessee faithfully performs and meets each and every term and condition to be performed or met by Lessee under this Lease, Lessee's quiet and peaceful possession of the Equipment will not be disturbed by Lessor or anyone claiming by, through or on behalf of Lessor.

    6. TITLE. The Equipment is and at all times shall remain the sole and exclusive personal property of Lessor (subject to Section 18 hereof). No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the full lease term, conditioned upon Lessee's compliance with the terms and conditions of this Lease. If requested by Lessor, Lessee shall affix to or place on the Equipment, at Lessors expense, plates or markings indicating Lessor's ownership. Lessee covenants and agrees that the Equipment is, and will at all times, remain the personal property of Lessor (subject to Section 18 hereof). If requested by Lessor, Lessee will make reasonable efforts to obtain a waiver, in recordable form, from all persons with a real property interest in the premises wherein the Equipment may be located, waiving any claim with respect thereto. Lessor shall have the right from time to time during normal business hours, with reasonable notice, to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition, and proper maintenance of the Equipment or for any other reasonable business purpose.

    7.   RENT ADJUSTMENT.  Not Applicable.

    8. TAXES. Lessee shall promptly reimburse Lessor for, or shall pay directly if so requested by Lessor, as additional Rent, all taxes, charges and fees which may now or hereafter be imposed or levied by any governmental body or agency upon or in connection with the purchase, ownership, lease, possession, use or location of the Equipment or otherwise in connection with the transactions contemplated by the Lease, excluding, however, all taxes on or measured by the net income of Lessor, and shall keep the Equipment free and clear of all levies, liens or encumbrances arising therefrom. Lessor shall file, as owner and party responsible for payment of tax, personal property tax return relating to the Equipment unless otherwise provided in writing. Lessee shall promptly reimburse Lessor for all property taxes levied on or assessed against the Equipment during the Initial Term and all renewals or extensions, without any proration whatsoever. Failure of Lessee to promptly pay amounts due hereunder shall be the same as failure to pay any installment of Rent. If Lessee is requested by Lessor to file any returns or rent payments directly to any governmental body or agency as provided for hereunder, Lessee shall provide proof of said filing or payment to Lessor upon request.

     9. LOSS OR DAMAGE OF EQUIPMENT. Lessee hereby assumes and shall bear the risk of loss, for theft and for destruction of or damage to the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor. No such loss or damage shall impair any obligation of Lessee under this Lease which shall continue in full force and effect. In event of damage to or theft, loss or destruction of the Equipment (or any item thereof), Lessee shall promptly notify Lessor in writing of such fact and of all details with respect thereto, and shall, within thirty (30) days of such event, at Lessor's option, (a) place the same in good repair, condition and working order or, (b) Lessee shall have the option to, at Lessee's expense, substitute Equipment (or any item thereof) of the Identical Manufacture, Make, Model, and Features, unless this option is expressly prohibited in a specific Lease, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such property shall be subject to this Lease and be deemed the Equipment for purposes hereof-, or, (c) pay Lessor an amount equal to the sum of (i) all Rent accrued to the date of such payment, plus (ii) the "Stipulated Loss Value" as set forth in the Schedules, whereupon this Lease shall terminate, except for Lessee's duties under Section I I hereof, solely with respect to the Equipment (or any item thereof) for which such payment is received by Lessor. Upon payment of the amount set forth in (c), the Rent for such Schedules shall be reduced proportionately. Any insurance proceeds received with respect to the Equipment (or any item thereof) shall be applied, in the event option (c) is elected, in reduction of the then unpaid obligations, including the Stipulated Loss Value, of Lessee to Lessor, if not already paid by Lessee, or, if already paid by Lessee, to reimburse Lessee for such payment, or, in the event option (a) or (b) is elected, to reimburse Lessee for the costs of repairing, restoring or replacing the Equipment (or any item thereof) upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice therefor.

    10. INSURANCE. Lessee shall keep the Equipment insured against theft and all risks of loss or damage from every cause whatsoever for not less than the replacement cost of the Equipment and shall carry public liability insurance, both personal injury and property damage, covering the Equipment and Lessee shall be liable for all deductible portions of all required insurance. All said insurance shall be in form and amount and with companies satisfactory to Lessor. All insurance for theft, loss or damage shall provide that losses, if any, shall be payable to Lessor, and all such liability insurance shall name Lessor (or Lessor's assignee as appropriate) as additional insured and shall be endorsed to state that it shall be primary insurance as to Lessor. Any other insurance obtained by or available to Lessor shall be secondary insurance. Lessee shall pay the premiums therefor and deliver to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Each insurer shall agree by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor thirty (30) days written notice prior to the effective date of any alteration or cancellation of such policy. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as set out in Section 9 hereof. After thirty days of an event of loss or damage as set out in Section 9, Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any said insurance policies.

In case of the failure of Lessee to procure or maintain said insurance or to comply with any other provision of this Lease, Lessor shall have the right but shall not be obligated, to effect such insurance or compliance on behalf of Lessee. In that event, all monies spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed to be additional Rent, and shall be paid by Lessee to Lessor upon demand.

    11. LESSEE INDEMNITY. Lessee assumes liability for and shall indemnify, save, hold harmless (and, if requested by Lessor, defend) Lessor, it's officers, directors, employees, agents or assignees from and against any and all claims, actions, suits or proceedings of any kind and nature whatsoever, including all damages, liabilities, penalties, costs, expenses and legal fees (hereinafter "Claim(s)") based on, arising out of, connected with or resulting from this Lease of the Equipment, including without limitation the manufacture, selection, purchase, delivery, acceptance, rejection, possession, use, operation, return or disposition of the Equipment, and including without limitation Claims arising in contract or tort (including negligence, strict liability or otherwise), arising out of latent defects (regardless of whether the same are discoverable by Lessor or Lessee) or arising out of any trademark, patent or copyright infringement. Provided, however, that Lessor shall itself be responsible for any and all claims, actions, suits, or proceedings of any kind and nature whatsoever which a court of competent jurisdiction issues a final judgment as to the negligence or intentional acts or omissions of the Lessor, its officers, directors, employees, agents or assignees. Lessee shall not be required under this paragraph to indemnify, save and hold harmless Lessor, its officers, directors, employees, agents or assignees from any and all claims, actions, suits, or proceedings of any kind and nature whatsoever which arise out of the negligence or intentional acts or ommissions of the Lessor, its officers, directors, employees, agents or assignees. If any Claim is made against Lessee or Lessor, the party receiving notice of such Claim shall promptly notify the other, but the failure of such person receiving notice so to notify the other shall not relieve Lessee or Lessor of any obligation hereunder.

    12.   TAX INDEMNITY.  Not Applicable

    13. RETURN OF EQUIPMENT. Lessee shall give Lessor forty-five (45) days written notice prior to the expiration of the Initial Term of its intent to return the Equipment. Upon expiration of the Initial Term or other termination pursuant to the terms of this Lease, Lessee shall immediately return the Equipment and all related accessories, to such place within the continental United States, not to exceed 500 miles from Cincinnati, Ohio. The Equipment shall, at Lessee's sole expense, be crated and shipped in accordance with the manufacturer's specifications, freight prepaid and properly insured. If the Equipment, upon its return, is not in good repair, condition and working order, ordinary wear and tear excepted, and has not been maintained in accordance with Section 5 hereof, Lessee shall promptly reimburse Lessor for all reasonable costs incurred to place the Equipment in such condition. Lessor shall notify Lessee if equipment is not in good repair, condition and working order, ordinary wear and tear excepted, and has not been maintained in accordance with
Section 5 hereof, and Lessee shall have the right of inspection within a reasonable period of time, not to exceed five days after receiving notice.

    14. AUTOMATIC RENEWAL. The Lease shall automatically extend as a month-to-month rental if; (a) written notice as specified in Section 13 hereof is not received by Lessor; or (b) such notice is received by lessor but the Equipment is not returned upon the expiration of the Initial Term. Lessee shall pay as Rent to Lessor an amount based on the average monthly rent during the Initial Term on the due dates set out in the Schedules until terminated by either party by giving ninety (90) days prior written notice. All terms and conditions of this Lease shall continue in full force and effect during any extension or renewal hereof.

    15.  DEFAULT AND REMEDIES.  (a) Lessee shall be in default  hereunder if
(i) Lessee fails to pay Rent or any other payment required hereunder within five
(5) business days of the due date thereof, and such default shall continue for a period of 10 days after receipt of written notice thereof, (ii) Lessee fails to observe, keep or perform any other term or condition of this Lease and such failure continues for twenty (20) days following receipt of written notice thereof from Lessor, (iii) any representation or warranty made by Lessee herein or in any document delivered to Lessor in connection herewith shall prove to be false or misleading, or (iv) Lessee defaults under any other obligation to Lessor. (b) If Lessee is in default, Lessor shall have the right to take any one or more of the following actions: (i) proceed by appropriate court action or actions at law or in equity to enforce performance by Lessee of the term and conditions of this Lease and/or recover damages for the breach thereof, and/or
(ii) by written notice to Lessee, which notice shall apply to all Schedules hereunder except as specifically excluded therefrom by Lessor, declare due and payable, and Lessee shall without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent then due as of the date of such notice plus, as liquidated damages or loss of the bargain and not as a penalty, an amount equal to the remainder of the Rents otherwise due through the expiration date as set forth in the Schedules, and Iessee shall return the Equipment to Lessor as provided in Section 13. Should Lessee fail to return the Equipment within fifteen (15) days of receipt of such notice, Lessor may, personally, or by its agents, and with or without notice of legal process, enter upon the premises where the Equipment is located, without liability for trespass or other damages, and repossess the Equipment free from all claims by Lessee. Return or repossession of the Equipment shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing. With respect to Equipment returned to or repossessed by Lessor, if Lessor has not terminated this Lease, Lessor will, in such manner and upon such terms as Lessor may determine in its sole discretion, either sell such Equipment at one of more public or private sales or re-lease the Equipment. The proceeds of sale or re-lease shall be applied in the following order or priority: (i) to pay all Lessor's fees, costs and expenses for which Lessee is obligated pursuant to (c), below; (ii) to the extent not previously paid by Lessee, to pay Lessor its liquidated damages hereunder and all other sums then remaining unpaid hereunder; and (iii) to reimburse Lessee for any sums previously paid by Lessee to Lessor as liquidated damages; and (iv) any surplus shall be retained by Lessor. In the event the proceeds of sale or re-lease are less than the sum of the amounts payable under (i) and (ii), Lessee shall pay Lessor such deficiency, forthwith. The Proceeds of a credit sale or re-lease shall be discounted to their present value at the prime rate in effect at the inception of the Schedules plus four hundred (400) basis points (4%). (c) Lessee shall be liable for all legal and collection fees, costs and expenses arising from Lessee's default and the exercise of Lessor's remedies hereunder, including costs of repossessions, storage, repairs, reconditioning and sale or releasing of the Equipment. (d) In the event that any court of competent jurisdiction determines that any provision of this Section 15 is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossession of sale or re-lease of the Equipment shall not bar an action for damages for breach of this Lease, as hereinabove provided, and the bringing of an action or the entry of judgment against Lessee shall not bar Lessor's right to repossess the Equipment. No express or implied waiver by Lessor of any default shall in any way be, or be construed to be, a continuing waiver or a waiver of any future or subsequent default.

    16. FURTHER ASSURANCES. Lessee agrees, at the request of Lessor, to execute and deliver to Lessor any reasonable financing statements, fixture filings or other instruments necessary for expedient filing, recording or perfecting the interest and title of Lessor in this Lease and the Equipment, agrees that a copy of this Lease and any Schedule may be so filed, and agrees that all costs incurred in connection therewith (including, without limitation, filing fees and taxes) shall be paid equally by Lessee and Lessor, and agrees to promptly, at Lessee's expense, deliver such other reasonable documents and assurances, and take such further action as Lessor may request, in order to effectively carry out the intent and purpose of this Lease and Schedules. Additionally, Lessee agrees that where permitted by law, a copy of the financing statement may be filed in lieu of the original. Upon written request by Lessor, Lessee shall, as soon as practicable, deliver to Lessor, Datalinc, Ltd. future quarterly and annual reports of financial condition, prepared in accordance with generally accepted accounting principles, in a manner consistently applied; which reports Lessee represents and warrants shall fully and fairly present the true financial condition of Datalinc, Ltd. Lessee's covenants, representations, warranties and indemnities contained in Section 8, 11, 12 and 19 are made for the benefit of Lessor and shall survive, remain in full force and effect and be enforceable after the expiration or termination of this Lease for any reason.

     17. ACCEPTANCE OF EQUIPMENT: NONCANCELLABLE. Lessee's acceptance of the Equipment shall be conclusively and irrevocably evidenced by Lessee signing the Certificate of Acceptance in the form of Annex A to the Schedules and upon acceptance, the Schedules shall be noncancelable for the Initial Term thereof. If Lessee cancels or terminates the Schedules after its execution and prior to delivery of the Equipment or if Lessee fails or refuses to sign the Certificate of Acceptance as to all or any part of the Equipment within a reasonable time, not to exceed twelve (12) days, after the Equipment has been delivered, in which event Lessee will be deemed to have cancelled the Schedule, Lessee shall automatically assume all of Lessor's purchase obligations for the Equipment and Lessee agrees to indemnify and defend Lessor from any claims, including any demand for payment of the purchase price for the Equipment, by the manufacturer or seller of the Equipment. In addition thereto, Lessee shall pay Lessor (a) all of Lessor's out-of-pocket expenses and (b) a sum equal to one percent (I%) of the total rents for the lease term as liquidated damages, the exact sum of which would be extremely difficult to determine and is reasonably estimated hereby, to reasonably compensate Lessor for credit review, document preparation, ordering equipment and other administrative expenses. Lessor may apply any advance Rent payments to sums due from Lessee under (a) and (b) above.

    18. ASSIGNMENT. Lessee acknowledges and agrees that Lessor may, at any time, without notice to or consent of Lessee, assign its rights but not its obligations under this Lease and/or mortgage, or pledge or sell the Equipment. Such assignee or mortgagee may re-assign this Lease and/or mortgage without notice to Lessee. Any such assignee, buyer, transferee, grantee or mortgagee shall have and be entitled to exercise any and all rights and powers of Lessor under this Lease, but such assignee, buyer, transferee, grantee or mortgagee shall not be obligated to perform any of the obligations of Lessor hereunder other than Lessor's obligation not to disturb Lessee' quiet and peaceful possession of the Equipment and unrestricted use thereof for its intended purpose during the term thereof and for as long as Lessee is not in default of any of the provisions hereof.

         Each assignment, sale, transfer or grant shall be subject to the rights of Lessee under the Lease or any renewal or extension or amendment thereof and shall contain a covenant or covenants binding upon the assignee, buyer, transferee, grantee or mortgagee to the effect that so long as an Event of Default shall not exist under the Lease: (a) Lessee shall not be named as a defendant, provided Lessee is not in default, in any foreclosure or other proceeding which may be instituted by such assignee, buyer, transferee grantee or mortgagee as to the Lease or as to the Equipment; and (b) Neither the assignee, buyer, transferee, grantee or mortgagee shall interfere with the right of Lessee to have unlimited quiet and peaceful use and possession of the Equipment during the term of the Lease; and (c) Lessee may deal exclusively with Lessor with respect to matters covered by the Lease and no consent of any assignee, buyer, transferee, grantee or mortgagee shall be required as to such matters. Lessor shall at all times during the term of the Lease be specifically authorized by any assignee, buyer, transferee or grantee to act in the assignee's, buyer's, transferee's or grantee's behalf in this regard, and shall execute, and if requested by Lessee, obtain the assignee's, buyer's, transferee's or grantee's execution of, any documents necessary or desirable to carry out the provisions of this clause and any other clause referred to in this clause.

         Without limiting the foregoing, Lessee further acknowledges and agrees that in the event Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and any and all other amounts payable by Lessee under any Schedule to such assignee or mortgagee or as instructed by Lessor, notwithstanding any defense or claim of whatever nature, whether by reason of breach of such Schedule or otherwise which it may now or hereafter have as against Lessor (Lessee reserving its right to make claims directly against Lessor). Lessee agrees to confirm in writing receipt of notice of assignment as may be reasonably requested by assignee or mortgagee.

    19. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that: (i) the making of this Lease and any Schedule thereto executed by Lessee are duly authorized on the part of Lessee and upon execution thereof by Lessee and Lessor they shall constitute valid obligations binding upon, and enforceable against, Lessee ; (ii) neither the making of this Lease or such Schedule, nor the due performance thereof by Lessee, including the commitment and payment of the Rent, shall result in any breach of, or constitute a default under, or violation of, Lessee's certificate of incorporation, by-laws, or any agreement to which Lessee is a party or by which Lessee is bound; (iii) Lessee is in good standing in its state of incorporation and in any jurisdiction where the Equipment is located, and is entitled to own properties and to carry on business therein; and (iv) no approval, consent or withholding of objection is required from any governmental authority or entity with respect to the entering into, or performance of this Lease or such Schedules by Lessee.

Lessee shall provide Lessor an Opinion of Counsel and Master Certificate of Incumbency substantially in the form of EXHIBIT C and Annex B respectively hereto.

    20. NOTICES. Any notice required or given hereunder shall be deemed properly given three (3) business days after mailed first class, overnight, or certified mail, return receipt requested, postage prepaid, addressed to the designated recipient at its address set forth at the heading hereof or such other address as such party may advise by notice given in accordance with this provision or (ii) upon receipt by the party to whom addressed if given in writing by personal delivery, commercial courier service, telecopy or other means which provides a permanent record of the delivery of such notice.

    21. LESSEE'S OBLIGATIONS UNCONDITIONAL: NO OFFSET. This Lease is a net lease and except as expressly provided for herein, the Lessee shall not be entitled to any abatement or reduction of rent and Lessee hereby agrees that Lessee's obligation to pay all rent and other amounts hereunder shall be absolute and unconditional under all circumstances.

    22. COUNTERPARTS. Each Schedule may be executed in one or more counterparts, each of which shall be deemed an original as between the parties thereto, but there shall be a single executed original of each Schedule which shall be marked "Counterpart No. I "; all other counterparts shall be marked with other counterpart numbers. To the extent, if any, that a Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in the Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. The Master Lease Agreement is incorporated by reference in each of the Schedules and shall not be chattel paper by itself.

    23.  SPECIAL TERMS.  Not Applicable.

    24. GOVERNING LAW. This Lease and any Schedules thereto are entered into, under and shall be construed in accordance with, and governed by, the laws of the State of Ohio without giving effect to its conflicts of laws principles. The State of Ohio shall have exclusive jurisdiction over any action or proceeding brought to enforce or interpret this Lease or otherwise in connection therewith.

    25. MISCELLANEOUS. For purposes of this Lease, the term "Rent" as used herein shall mean and include all amounts payable by Lessee to Lessor hereunder. The captions of this Lease are for convenience only and shall not be read to define or limit the intent of the provision which follows such captions. This Lease contains the entire agreement and understanding between Lessor and Lessee relating to the subject matter hereof. Any variation or modification hereof and any waiver of any of the provisions or conditions hereof shall not be valid unless in writing signed by an authorized representative of the parties hereto. Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such Jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Lessor's failure at any time to require strict performance by Lessee or any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith or with any other provision. The term "Lessee" as used herein shall mean and include any and all Lessees who have signed this Lease, each of whom shall be jointly and severally bound thereby.

THIS LEASE IS A NON-CANCELLABLE LEASE. THIS LEASE IS SUBJECT TO THE TERMS AND CONDITIONS WRITTEN ABOVE WHICH LESSEE ACKNOWLEDGES HAVING READ. THIS LEASE SHALL BE EFFECTIVE UPON EXECUTION BY LESSEE AND LESSOR.

LESSOR:                                    LESSEE:
Information Leasing Corporation            Fastcom, Ltd.

        /s/Vicent Rinaldi                 /s/ Mark Gianinni
         ------------------------          -------------------------
         By: V. Rinaldi                    By:  Mark Gianinni
         Title: President                  Title: General Partner
         Date Accepted: 11/8/95            Date Accepted:  11/14/95

                                  ANNEX B

                                  MASTER
                         CERTIFICATE OF INCUMBENCY


         The undersigned being duly elected and acting as FASTCOM, LTD. (the 'Lessee') does hereby certify that the person or persons listed below are authorized to enter into a lease with Information Leasing Corporation and the persons listed below are duly authorized representatives of the Lessee in the capacity set forth opposite their names and that their signatures are true and correct and, as of the date hereof, have proper corporate power and authority to execute and deliver any Lease Agreement between Lessee and Information Leasing Corporation, any Lease Schedules pursuant thereto and the documents required thereunder.


Name (print)             Title                          Sample Signature
===============================================================================
Mark Gianinni            President, General Partner     /s/ Mark Gianinni

John Kolenda             Chairman of General Partner    /s/ John Kolenda






I hereby attest that this information is true and correct as of this 15th day of November, 1995.


         FASTCOM, LTD

         /s/ John F. Kolenda
         -------------------------
         By:  John F. Kolenda
         Title:  Chairman of G. P. FastCom Management, Inc.




         Title

                                 EXHIBIT 10.6

   Form of Employment Agreement to be entered into by and among Thrucomm, Inc.
                        and Messrs.Kolenda and Gianinni

                           EMPLOYMENT AGREEMENT

    THIS AGREEMENT made as of this       day of 1997 (the "Agreement"),  by and
between Thrucomm, Inc., a Florida corporation ("Employer"), and John F. Kolenda ("Employee").

                                WITNESSETH:

    WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer as Chairman of the Board of Employer; and

    WHEREAS, Employer recognizes the need of the knowledge, talents and assistance of Employee and desires to enter into this Agreement to secure the foregoing.

    NOW, THEREFORE, in consideration of the promises herein contained, the parties covenant and agree as follows:

    1. EMPLOYMENT. Employer agrees to employ Employee and Employee agrees to be employed by Employer and to perform work as determined by Employer, as Chairman of the Board of Employer, on the terms and conditions set forth in this Agreement. This Agreement shall be effective as of the date hereof (the "Effective Date").

    2. COMPENSATION. Employer agrees to employ Employee at the base rate of compensation of One Hundred Fifty Thousand and No/Dollars
($150,000.00) per year. Compensation is to be paid on the 15th and last day of each month.

    In addition to the base compensation, Employer agrees to pay or provide Employee with the following:

         A. Other Benefits. Employer shall provide Employee with other benefits as are set forth on Exhibit A attached hereto and incorporated herein by reference.

         B. Expenses. Reimbursement for reasonable expenses actually incurred by Employeee in the furtherance of Employer's business, including, but not limited to, telephone calls (including business related calls on Employee's cellular phone and business related long distance calls), entertainment, attendance at conferences, conventions and institutes, provided proper itemization of said expenses is furnished Employer by Employee. All such expenditures shall be subject to the reasonable control of Employer.

         C. Medical and Disability Benefits. Employee shall be entitled to participate in Employer's medical program, Employer-paid disability and other benefit programs as other executives of Employer are entitled to participate in, as is in place from time to time. If Employee desires to include any family members in the medical plan, Employee shall be responsible for all additional costs.

     D. Additional Benefits. Employee shall be entitled to participate in and receive such additional benefits as Employer shall from time to time make available to its executive employees including, without limitation, profit sharing, stock purchase, stock option and other incentive plans.

    3. DUTIES. Employee agrees to perform work as determined by Employer, subject to the direction of Employer and agrees to subject himself at all times during the Term (as hereinafter defined) to the direction and control of Employer in respect to the work to be performed. Employee shall devote his full business time and attention to the furtherance of Employer's best interests. In that regard, and as further consideration for this Agreement, Employee agrees to comply with, and abide by, such rules and directives of Employer as may be reasonably established from time to time, and recognizes the right of Employer, in its reasonable discretion, to change, modify or adopt new policies and practices affecting the employment relationship, not inconsistent with this Agreement, as deemed appropriate by Employer. During the term of Employee's employment, Employee will not undertake any new business ventures, partnerships consulting arrangements or other enterprise or business other than those on behalf of Employer, without Employer's prior written consent.

         Employee's typical responsibilities include, but are not limited to, those set forth on Exhibit B attached hereto and incorporated by reference herein.

    4. WORKING FACILITIES. Employee shall be furnished with office space, secretarial services, and such other facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

    5. AGENCY. Employee shall have no authority to enter into any contracts binding upon Employer, except as authorized in writing, in advance, by Employer.

    6.   TERM OF EMPLOYMENT; SEVERANCE.

     A. Employee's employment hereunder shall commence as of the Effective Date hereof and continue for a period of five (5) years thereafter (the "Term").

     B. Anything herein to the contrary notwithstanding, Employee's employment hereunder may be termninated at any time and for any reason by either party upon not less than one hundred twenty (120) days' prior written notice to the other party. It is understood and acknowledged that Employer shall have the right to effectuate such termination at will, with or without Reasonable Cause (as hereinafter defined). Any such termination shall be effective as of the end of such one hundred twenty (120) day period (the "Final Date").

         C. If Employee's employment hereunder shall be terminated by Employer without Reasonable Cause pursuant to paragraph 6.B. or because of Employee's disability, as determined by Employer in good faith, or if Employee voluntarily terminates employment hereunder for Good Reason or if this Agreement is not renewed by Employer for any reason at the end of the Tenn, then Employee shall be entitled to (i) severance compensation equal to Employee's then-current base salary and benefits (which for purposes hereof shall include all compensation payable hereunder, of any type) for a period equal to the Severance Period (as defined below) and (ii) outplacement services at Employer's expense if Employee actually utilizes such services (collectively, the "Severance Benefits"). Such severance compensation payments consisting of cash shall be paid in a lump sum on or before the Final Date. The Severance Benefits are intended to be in lieu of all other payments to which Employee might otherwise be entitled in respect of termination of Employee's employment without Reasonable Cause or in respect of any action by Employer constituting Good Reason for voluntary termination.

         D. If Employee's employment hereunder shall be terminated for Reasonable Cause pursuant to paragraph 6.C., or if Employee voluntarily terminates Employee's employment without Good Reason, Employee shall be entitled to receive Employee's base salary as accrued through the effective date of such termination, but shall not be entitled to any Severance Benefits or other amounts in respect of such termination.

         E. "Reasonable Cause," as used herein, shall mean Employee's involvement in any action or inaction involving fraud resulting in a personal benefit in excess of any payments to which Employee is entitled hereunder, dishonesty, or material violation of Corporation policy and procedures. Employee shall vacate the offices of Employer on such effective date.

         F. "Good Reason," as used herein, means the occurrence of any of the following events without Employee's consent:

              i. a material diminution in Employee's duties and responsibilities;

             ii.   a reduction in Employee's base salary;

            iii.   a forced relocation; or

             iv. a Change of Control (as defined below) if Successor Employer (as defined in paragraph 21 below) fails to assume this Agreement in its entirety.

         G. "Severance Period," as used herein, means twenty four (24) months.

         H. "Change of Control" means a sale outside the ordinary course of business of more than fifty percent (50%) of the assets of or equity interests in Employer to any person or entity.

    7. COMPLIANCE WITH LAWS. Employee will comply with all federal and state laws, rules and regulations relating to any of Employee's responsibilities and duties with Employer and will not violate any such laws, rules and regulations.

    8. COVENANT NOT TO COMPETE. Employee agrees to conform to the following concerning non-competition.

         A. Employer undertakes to train Employee and to give Employee confidential information and knowledge about Employer's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "confidential information" shall include but is not limited to any list of suppliers, customers, investors, stockholders, including their names, addresses, phone numbers, amount of investments and similar information. In addition, any operational information of Employer, including but not limited to information on Employer's methods of conducting business, profits and/or losses of Employer, marketing material and any information that would reasonably be considered proprietary or confidential in nature. Employer has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to Employer. The nature of the business is such that the relationship of its customers with Employer must be maintained through the close personal contact of its employees.

         B. Employee desires to enter into or continue in the employ of Employer and by virtue of such employment by Employer, Employee will become familiar with the manner, methods, secrets and confidential information pertaining to such business. During the Term, Employee will continue to receive additional confidential information of the same kind. Through representatives of Employer, Employee will become personally acquainted with the business of Employer and its methods of operation.

         C. In consideration of the employment or continued employment of Employee as herein provided, the training of Employee by Employer, and the disclosure by Employer to employee of the knowledge and confidential information described above, Employer requests and Employee makes the covenants hereinafter set forth. Employee understands and acknowledges that such covenants are required for the fair and reasonable protection of the business of Employer carried on in the area to which the covenants are applicable and that without the limited restrictions on Employee's activities imposed by the covenants, the business of Employer would suffer irreparable and immeasurable damage. The covenants on the part of Employee shall be construed as an agreement independent of any other provision of this Agreement, and existence of any claim or course of action whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants.

     D. Employee agrees that during the term of Employee's employment and for the period of twelve (12) months immediately following the termination of employment (which said time period shall be increased by any time during which Employee is in violation of this Agreement) Employee will not, within the territory hereinafter defined, directly or indirectly, for Employee, or on behalf of others, as an individual on Employee's own account, or as an employee, agent, or representative for any other person, partnership, firm or corporation:

              i. Compete with the business of Employer by engaging or participating in or furnishing aid or assistance in competition with the business of Employer.

             ii. Engage, in any capacity, directly or indirectly, in or be employed by any business similar to the kind or nature of business conducted by Employer during the employment.

            iii. For the purposes of this paragraph 8, the business of Employer shall be limited to the wireless data transfer business, which means any business primarily involving the wireless transfer of data on behalf of third parties, but does not include any business involving the wireless transfer of data in which Employee has a substantial proprietary interest to third parties whose primary purpose is acquiring the content of such data from such Employee rather than obtaining from such Employee the means of transferring wirelessly such data.

    E    The territory referred to in this paragraph 8 shall be the United
         States.

    F. Each restrictive covenant is separate and distinct from any other covenant set forth in this paragraph. In the event of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree that the territory set forth is reasonable and necessary for the protection of Employer. In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

    G. The provisions of this paragraph 8 shall not apply if Employee's employment is terminated by Employer without Reasonable Cause or by Employee for Good Reason.

    9. INDUCING EMPLOYEE OF EMPLOYER TO LEAVE. Any attempt on the part of Employee to induce others to leave Employer's employ or any efforts by Employee to interfere with Employer's relationship with other employees would be harmful and damaging to Employer. Employee expressly agrees that during the term of Employee's employment and for a period of twelve (I 2) months thereafter (provided said time period shall be increased by any time during which Employee is in violation of this Agreement), Employee will not in any way directly or indirectly:

         A. Induce or attempt to induce an employee to sever his or her employment with Employer;

         B. Interfere with or disrupt Employer's relationship with other employees; and

         C. Solicit, entice, take away or employ any person employed with Employer, excluding people Employee brings to Employer.

    10. CONFIDENTIAL INFORMATION. It is understood between the parties hereto that during the term of employment, Employee will be dealing with confidential information, as defined above, which is Employer's property, used in the course of its business. Employee will not disclose to anyone, directly or indirectly, any of such confidential information or use such information other than in the course of Employee's employment. All documents that Employee prepares, or confidential information that might be given to Employee in the course of employment, are the exclusive property of Employer and shall remain in Employer's possession on the premises. Under no circumstances shall any such information or documents be removed without Employer's written consent first being obtained.

    11. RETURN OF EMPLOYER'S PROPERTY. On termination of employment, regardless of how termination is effected, or whenever requested by Employer, Employee shall immediately return to Employer all of Employer's property used by Employee rendering services hereunder or otherwise that is in Employee's possession or under Employee's control.

    12. VACATION. Employee shall be entitled to a vacation period of four (4) weeks per calendar year. The vacation shall be taken by Employee at such time
during the year and for such period   as determined by the Executive Committee
of Employer. All vacations must be taken in the year earned. No vacations will be accrued.

    13. REFERENCES. Employer agrees that, upon termination of this Agreement, it will, upon written request of Employee, furnish references to third parties, including prospective employers, regarding Employee. However, Employee acknowledges that it is Employer's policy to confirm employment only and not to release any additional information without a written release from Employee.

    14.  NOTICES.  All notices, requests, consents, and other communications
under this Agreement shall   be in writing and shall be deemed to have been
delivered on the date personally delivered or the date mailed, postage prepaid by certified mail, return receipt requested, or taxed and confirmed, if addressed to the respective parties as follows:

         If to Employer:     Thrucomm, Inc.
                         1641 Commerce Avenue North St.
                              Petersburg, FL 33716
                     Attention: Mark J. Gianinni, President


         If to Employee: John F. Kolenda
                        700 Apalachee Drive, N.E.
                        St. Petersburg FL 33702

Either party may change its address for the purpose of receiving notices, demands, and other communications by giving written notice to the other party of the change.

    15. VOLUNTARY AGREEMENT. Employee represents that he has not been pressured, misled or induced to enter this Agreement based upon any representation by Employer not contained herein.

    16. PROVISIONS TO SURVIVE. The parties hereto acknowledge that many of the terms and conditions of this Agreement are intended to survive the employment relationship. Therefore, any terms and conditions that are intended by the nature of the promises or representations to survive the termination of employment shall survive the term of employment regardless of whether such provision is expressly stated as so surviving.

    17. MERGER. This Agreement represents the entire Agreement between the parties and shall not be subject to modification or amendment by any oral representation, or any written statement by either party, except for a dated written amendment to this Agreement signed by Employee and an authorized officer of Employer.

    18. VENUE AND APPLICABLE LAW. This Agreement shall be enforced and construed in accordance with the laws of the State of Florida, and venue to any action or arbitration under this Agreement shall be Pinellas County, FL.

    19. SUBSIDIARIES AND AFFILIATED ENTITIES. Employee acknowledges and agrees that Employer has or may have various subsidiaries and affiliated entities. In rendering services to Employer, Employee will have considerable contact with such subsidiaries and affiliates. Therefore, Employee agrees that all provisions of paragraphs 7, 8, 9 and 10 shall apply to all such subsidiaries and affiliates.

    20. PERSONNEL INFORMATION. Employee shall not divulge or discuss personnel information such as salaries, bonuses, commissions and benefits relating to Employee or other employees of Employer or any of its subsidiaries with any other person except the Executive Committee and the Board of Directors of Employer.

    21. ASSIGNMENT. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that this Agreement shall be assignable to any corporation or entity which purchases the assets of or succeeds to the business of Employer (a "Successor Employer"). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 Employer

                              THRUCOMM, INC.


                                    By:
                             Mark J. Gianinni
                                 President


                                 Employee





                              John F. Kolenda

                                 EXHIBIT A

                              Other Benefits

Employer shall provide Employee with a car allowance in the amount of $400.00 per month, which can be in the form of reimbursement for lease payments, debt service and/or expenses of maintenance and operation.

                                  EXHIBIT 10.7

                 Incentive and Non-Statutory Stock Option Plan

                        INCENTIVE AND NON-STATUTORY
                             STOCK OPTION PLAN


SECTION 1. PURPOSE

         This Incentive and Non-Statutory Stock Option Plan (the "Plan") is intended as a performance incentive for officers and employees of THRUCOMM, INC., a Florida corporation (the "Company") or its Subsidiaries (as hereinafter defined) and for certain other individuals providing services to or acting as directors of the Company or its Subsidiaries, to enable the persons to whom options are granted (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Options") as defined in Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") and other stock options ("Non-statutory Options") under the Plan. The term "Subsidiaries" means any corporations in which stock possessing 50% or more of the total combined voting power of all classes of stock is owned directly or indirectly by the Company.

SECTION 2. OPTIONS TO BE GRANTED AND ADMINISTRATION

    2.1 OPTIONS TO BE GRANTED. Options granted under the Plan may be either Incentive Options or Non-statutory Options.

    2.2 ADMINISTRATION BY THE BOARD. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to 'interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vi]) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

    In addition, as to each option, the Board shall have full and final authority in its discretion: (i) to detemine the number of shares subject to each option; (11) to determine the time or times at which options will be granted; (iii) to determine the option price for the shares subject to each option, which price shall be subject to the applicable requirements, if any, of
Section 5. 1 (e) hereof, and (iv) to determine the time or times when each option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5. 1 (a).

    2.3 APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board may appoint a Stock Option Committee (the "Committee") which shall consist of at least two
members, at least one of whom shall be a   member of the   Board.  Members of
the Committee shall all be "Non-Employee Directors." A "Non- Employee Director" is defined in Rule 16b-3(b)(3)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as promulgated by the Securities and Exchange Commission, and as such Rule is amended from time to time. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. If the Committee consists of only two members, both members shall be required for a quorum and all actions of the

Committee shall require concurrence by both members. If the Committee consists of more than two members, then a majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written and signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members (or both members if there are only two(2) as Committee members) at a meeting duly called and held.

    2.4  POWERS OF COMMITTEE. Subject to the provisions of this Plan and the
approval of  the  Board,   the   Committee   shall  have  the  power  to  make
recommendations to the Board as to whom options should be granted, the number of shares to be covered by each option, the time or times of option grants, and the terms and conditions of each option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, ammend and rescind miles and regulations relating to the Plan, and to exercise the administrative and mimsterial powers of the Board with regard to aspects of the Plan other than the granting of options. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3. STOCK

    3.1 SHARES SUBJECT TO PLANS. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, no par value ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 200,000 shares of Common Stock.

    3.2 LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and be available for the grant of other options under the Plan except as otherwise provided in Section 5.1(d).

SECTION 4. ELIGIBILITY

    4.1 ELIGIBLE OPTIONEES. Incentive Options may be granted only to officers and other employees of the Company or its Subsidiaries, including members of the Board who are also employees of the Company or a Subsidiary. Non-statutory Options may be granted to officers or other employees of the Company or its Subsidiaries, to members of the Board or the board of directors of any Subsidiary who are also employees of the Company or such Subsidiary, and to certain other individuals providing services to the Company or its Subsidiaries.

    4.2 LIMITATIONS ON 10% STOCKHOLDERS. No Incentive Option shall be granted to an individual who, at the time the Incentive Option is granted, owns (including ownership attributed pursuant to Section 425(d)of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary of the Company (a "greater-than-1O% stockholder"), unless such Incentive Option provides that (1) the purchase price per share shall not be less than 110% of the fair market value of the Common Stock at the time such Incentive Option is granted, and (ii) that such Incentive Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3 LIMITATION ON EXERCISABLE OPTIONS. The aggregate fair market value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by any person during any calendar year under the Plan and under any other Incentive Option plan of the Company (or a parent or subsidiary as defined in Section 425 of the Code) shall not exceed $100,000. Any option granted in excess of the foregoing limitation shall be specifically designated as being a Non-statutory Option.

     Incentive Options shall only become exercisable after two (2) years continued employment of the optionee with the Company or one of its Subsidiaries. Incentive Options shall be exercisable only to the extent of forty percent (40%) of the total number of shares subject to the Incentive Option after the expiration of two (2) years following the date the Incentive Option is granted, only to the extent of sixty percent (60%) of the total number of optioned shares after the expiration of three (3) years following the date the Option is granted, only to the extent of eighty percent (800/o) of the total number of shares subject to the Incentive Option after the expiration of four
(4) years following the date the option is granted, and in full only after the expiration of five (5) years following the date the Incentive Option is granted; such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares. Incentive Options must be exercised before the expiration of ten (I 0) years following the date of grant. Any Incentive
Option granted not subject to the provision requiring two years of employment before exercise and the twenty percent (20%) vesting schedule shall be specifically designated as being a Non-statutory Option. Notwithstanding the foregoing, the Committee may, in its sole discretion, (i) prescribe longer time periods and additional requirements with respect to the exercise of an Incentive Option and (ii) terminate in whole or in part such portion of any Incentive Option as has not yet become exercisable at the time of termination if it determines that the optionee is not performing satisfactorily the duties to which he was assigned on the date the Incentive Option was granted or exercised unless the optionee is at the time of such exercise in the employ of the Company or of a Subsidiary and shall have been continuously so employed since the grant of his Incentive Option. Absence or leave approved by the management of the Company shall not be considered an interruption of employment for any purpose under the Plan.

SECTION 5. TERMS OF THE OPTION AGREEMENTS

    5.1 MANDATORY TERMS. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option Agreements shall clearly identify whether the option is an Incentive Option or a Non-statutory Option and if an Incentive Option, explicitly state that such Option is only exercisable by the Optionee during his lifetime. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

         (a) EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified 'in the option agreement, which date shall not be later than the tenth anniversary of the date on which the option was granted (fifth anniversary in the case of a greater-than-1O% stockholder).

         (b) EXERCISE. Each option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the option, (ii) except in the event of loans to exercise options as set forth in Section 5.1(c) or an alternative to payment as set forth in
Section 5.1(d), full
payment of the aggregate option price of the shares of Common Stock as to which the option is exercised has been made, and (111) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for the optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the optionee to withhold in accordance with applicable federal or state tax withholding requirements. Unless further limited by the Board or the Committee in any option, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check 'in full or partial payment of any shares of Common Stock. If the exercise price is paid 'in whole or in part with shares, the value of the shares surrendered shall be their fair market value on the date the option is exercised as determined 'in accordance with Section 5.1(f) hereof. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6 hereof.

         (c) LOANS FOR EXERCISE OF OPTIONS. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an optionee, guarantee a loan to an optionee, or otherwise assist an optionee to obtain the cash necessary to exercise all or a portion of an option granted hereunder or to pay any tax liability of the optionee attributable to such exercise. If the exercise price is paid in whole or in part with optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares of Common Stock that the optionee purchases upon exercise of such option, (iii) bear interest at the rate the Company pays to its principal lender, from time to time, and (iv) contain such other terms as the Board or the Commmittee in its sole discretion shall reasonably require. No optionee shall be deemed to be a holder of any shares of Common Stock subject to an option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan.

         (d) ALTERNATIVE TO PAYMENT. As an alternative to payment in full by the optionee for the number of shares in respect of which an Incentive Option is exercised, the Committee may provide alternative settlement methods as follows:

              (i) The Committee, in its discretion, may provide in the initial grant of any Incentive Option, that the optionee may elect either of the alternative settlement methods set forth 'in subsection (ii) below.

              (ii) The alternative settlement methods are for the optionee, upon exercise of the Incentive Option, to receive from the Company:
(1) cash in an amount equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised; or (2) the number of whole shares having an aggregate value not greater than the cash amount calculated under Section 5.1(d)(ii)(1). For purposes of determining an alternative settlement, the value per share shall be the "fair market value" determined under the methods set forth in Section 5.1(f) hereof, applied as of the date of the exercise of the Incentive Option, or such other price as the Committee shall determine to be the fair market value of the Common Stock on the date of exercise.

         An election of any of the alternative settlement methods provided for under Section 5. 1 (d)(11) shall be binding on the optionee, when made. The optionee may elect to what extent the alternative settlement method elected shall be paid in cash, in Common Stock, or partially in Common
Stock, provided that the aggregate value of the payments shall not be greater than the cash amount calculated under Section 5.1(d)(ii)(1). No fractional shares of Common Stock shall be issued, and the Committee shall determine whether cash shall be paid in lieu of such fractional share interest or whether such fractional share interest shall be eliminated.

    The  alternative  settlement  methods  provided  above in Section 5.1
(d)(ii) shall not be available unless the cash amount calculated thereunder shall be positive, i.e. when the value of one share shall exceed the option price per share.

    Exercise of an option in any manner, including an exercise involving an election of an alternative settlement method with respect to an option, shall result in a decrease in the number of shares of Common Stock which thereafter may be available under the Plan by the number of shares as to which the Incentive Option is exercised.

    To the extent that the exercise of options by one of the alternative settlement methods provided for in Section 5.1(d)(ii) results 'in compensation income to the optionee, the Company will withhold from the amount due to the optionee utilizing such alternative settlement method, an appropriate amount for federal, state and local taxes.

         (e) EVENTS CAUSING IMMEDIATE EXERCISE. Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable.

              (i) if there occurs any on (which shall include a series of transactions occurring within sixty (60) days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent (51%) of the voting stock of the Company or of any entity that results from the participation of the
Company  in a reorganization,   consolidation,  merger,  liquidation  or  any
other  form  of corporate transaction;

              (ii) if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the
Company   does  not  survive   (unless  the  approved   merger,   consolidation,
reorganization, liquidation or dissolution is subsequently abandoned); or

              (iii) if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

    The Board or the Committee may in its sole discretion accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired by the exercise of any option. However, 'in no event shall any option become fully exercisable if the exercise created an "excess parachute payment" as that term is defined 'in Section 280G of the Code.

         (f) PURCHASE PRICE. The purchase price per share of the Common Stock under each Incentive Option shall be not less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-10% stockholder). The price at which shares may be purchased pursuant to Non-statutory Options shall be specified by the Board at the time the option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such

Non-statutory Option is granted, but shall not be less than the par value of shares of Common Stock.

    For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in either clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in either clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two (2) securities dealers have inserted both bid and asked quotations for Common Stock on at least five (5) of the ten (10) preceding days.

         (g) TRANSFERABILIIY OF OPTIONS. Incentive options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any Incentive Option under the Plan or any right or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void. Non-statutory Options shall be transferable to the extent provided in the option agreements under which they are granted.

          (h)    TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE.    Except as
may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee, options granted hereunder shall terminate on the earlier to occur of termination for cause or voluntary separation on the part of the Optionee without the consent of the Company or Subsidiary;

              (ii) the date of expiration thereof, or

              (iii) other than the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"), (A) except for termination for cause, 90 days after termination of the employment between the Company and the Optionee in the case of an Incentive Option, except for termination for cause, 90 days after termination of the employment or other relationship between the Company and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship, in the case of a Non-statutory Option.

    An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof

     Except as may othenwise be expressly provided in the terms and conditions of the option granted to an Optionee, in the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of such option, such option shall terminate one year following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the night, at any time prior to such time termination, to exercise the option to the extent the Optionee was entitled to exercise such option immediately prior to his death.

    Except as may otherwise be expressly provided in the terms and conditions of the option granted to an Optionee, if an Optionee's employment or other relationship with the Company terminates because of a disability or retirement on the Optionee's retirement date, the Optionee's option shall become immediately fully exercisable and the exercise thereof shall then terminate one year following such disability or retirement.

         (i) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof,
(ii) the Company shall have issued and delivered the shares of the Optionee, and
(iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.



SECTION 6. ADJUSTMENT OF SHARES OF COMMON STOCK

    6.1 INCREASE OR DECREASE OF OUTSTANDING SHARES. If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease 'in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event (i) appropriate adjustment shall be made in the maximum number of shares of Common Stock available for grant under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, and (ii) appropriate adjustment shall be made 'in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price.

         6.2 CONVERSION OF SHARES. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

         6.3 GENERAL. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the night or power of the Company to make, authorize or consumate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 7. AMENDMENT OF THE PLAN

    The Board may amend the Plan at any time, and from time to time, subject to the limitation that no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock as to which options may be granted under the Plan; of (ii) change in substance the provisions of Section 4 hereof relating to eligibility to participate in the Plan.

    Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 8. NON-EXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other 'incentive arrangements as it may deem desirable, including without limitation the granting the stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 9. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

     The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 1O.  EFFECTIVE DATE OF PLAN

    The effective date of the Plan shall be the later date on which it is approved by the Board or by the stockholders of the Company.

                                  EXHIBIT 10.8

             Non-Employee Directors Non-Statutory Stock Option Plan

                          NON-EMPLOYEE DIRECTORS
                      NON-STATUTORY STOCK OPTION PLAN


SECTION 1. PURPOSE

         This Non-Statutory Stock Option Plan (the "Plan") is intended as an incentive for members of the Board of Directors of THRUCOMM, INC., a Florida corporation (the "Company"), who are not employed by the Company or its Subsidiaries (as hereinafter defined), to enable such persons ("Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company.

SECTION 2. OPTIONS TO BE GRANTED AND ADMINISTRATION

    2.1 OPTIONS TO THE GRANTED. Options granted under the Plan shall be Non-statutory Options. It is intended that this Plan be considered a "formula plan" as contemplated by Rule 16b-3, promulgated under the Securities Exchange Act of1934, as amended (the "Act"). This Plan may be amended from time to time by the Board to the extent necessary in order for transactions under the Plan to be exempt from Section 16(b) of the Act.

    2.2 APPOINTMENT AND PROCEEDINGS OF COMMITTEE. The Board of Directors of the Company (the "Board") may appoint an Option Committee (the "Committee") which shall consist of at least two members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. If the Committee consists of only two members, both members shall be required for a quorum and all actions of the Committee shall require concurrence by both members. If the Committee consists of more than two members, then a majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members (or both members if there are only two Committee Members) at a meeting duly called and held.

    2.3 ADMINISTRATION BY THE COMMITTEE. This Plan shall be administered by the Committee. The Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted hereunder and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

SECTION 3. STOCK

    3.1 SHARES SUBJECT TO PLANS. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, no par value ("Common Stock"). The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 100,000 shares of Common Stock.

    3.2 LAPSED OR UNEXERCISED OPTIONS. Whenever any outstanding option under the Plan expires, is in cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option shall be restored to the Plan and be available for the grant of other options under the Plan.

SECTION 4.   ELIGIBILITY

    4.1 INITIAL GRANT OF OPTIONS. On the date of appointment to the Board, each eligible Optionee shall be granted an option to purchase at the "fair market value" from the Company an aggregate of 5,000 shares of Common Stock. The option shall vest and become exercisable at the rate of 20% per year after the expiration of the first year following the date on which the option is granted and shall be exercisable in full only after the expiration of five (5) years following the date the option is granted.

    4.2 ANNUAL GRANT OF OPTIONS. On the date of the annual stockholders meeting of the Company, each eligible Optionee shall be granted an option to purchase at the "fair market value" from the Company an aggregate of 1,000 shares of Common Stock. The option shall vest and become exercisable one (1) year from the date of grant.

    4.3 ELIGIBLE OPTIONEES. Options shall be granted to each member of the Board who, as of the date of grant, (i) is not an employee of the Company or a Subsidiary, (ii) is appointed, elected, re-elected or otherwise continues to serve on the Board, and (iii) with respect to annual grants under Section 4.2 above, has served on the Board for at least six (6) months.

SECTION 5.  TERMS OF THE OPTION AGREEMENTS

     5.1 MANDATORY TERMS. Each option agreement shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments on changes 'in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option agreements shall include the following provisions:

    5.1.1 EXPIRATION. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the tenth anniversary of the date on which the option was granted.

    5.1.2 EXERCISE. Each option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the option, and (ii) except in the event of loans to exercise options as set forth in Section 5.1.3, full payment of the aggregate option price of the shares of Common Stock as to which the option is exercised has been made. Unless further limited by the Board or the Committee in any option, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid 'in whole or 'in part with shares, the value of the shares surrendered shall be their fair market value on the date the option is exercised as determined in accordance with Section 5.1.5 hereof

    5.1.3 LOANS FOR EXERCISE OF OPTIONS. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an optionee, guarantee a loan to an optionee, or otherwise assist an optionee to obtain the cash necessary to exercise all or a portion of an option granted hereunder or to pay any tax liability of the optionee attributable to such exercise. If the exercise price is paid in whole or in part with optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares of Common Stock that the optionee purchases upon exercise of such option, (iii) bear interest at the rate the Company pays to its principal lender, from time to time, and (iv) contain such other terms as the Board or the Committee shall reasonably require.

    5.1.4 EVENTS CAUSING IMMEDIATE EXERCISE. Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable:

         5.1.4.1 if there occurs any transaction (which shall include a series of transactions occurring within sixty (60) days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent (51%) of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

         5.1.4.2 if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the
Company   does  not  survive   (unless  the  approved   merger,   consolidation,
reorganization, liquidation or dissolution is subsequently abandoned); or

         5.1.4.3 if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         The Board or the Committee may accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option, subject to the limitations of Section 16(b) of the Act.

    5.1.5 PURCHASE PRICE. The purchase price per share of the Common Stock under each option shall be not less than the fair market value of the Common Stock on the date the option is granted.

    For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in either clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in either clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock or on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at last two securities dealers have inserted both bid and asked quotations for Common Stock on at least five (5) of the ten (10) preceding days.

    5.1.6 TRANSFERABILITY OF OPTIONS. Options granted under the Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or Rules thereunder. Upon any attempt so to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or any night or privilege conferred hereby, contrary to the provisions of the Plan, or upon the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, such option shall thereupon terminate and become null and void.

    5.1.7 TERMINATION OF SERVICE OR DEATH OF OPTIONEE. Except as may be otherwise expressly provided in the terms and conditions of the option granted to an Optionee, options granted hereunder shall terminate on the earlier to occur of:

         5.1.7.1  the date of removal from the Board;

         5.1.7.2 the date of the expiration of the term thereof (the "Expiration Date"); or

         5.1.7.3 the termination of the Optionee as a member of the Board by Reason of voluntary resignation by the Optionee or the expiration of the Optionee's elected or appointed term and other than the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code ("disability"), the Optionee shall have the fight, within three (3 months after the date on which Optionee shall have ceased to be a member of the Board, to exercise the unexercised portion of the options granted to the extent, if any, that such options were exercisable by the Optionee on the date of such termination.

         In the event of the death of an Optionee while a member of the Board or within three (3) months after the term of the Optionee as a member of the Board, except for temination pursuant to Section 5.1.7.1 above, such option shall become immediately fully exercisable and shall terminate on the earlier of the Expiration Date thereof or one year following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time during such period, to exercise the option.

         If an Optionee's service on the Board terminates because of a disability, the Optionee's option shall become immediately fully exercisable and shall terminate on the earlier of the Expiration Date thereof or one year following the termination of service on the Board.

    5.1.8 RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books to the Company. Thereupon the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such shares of Common Stock are issued, except as expressly provided in Section 6 hereof

SECTION 6. ADJUSTMENT OF SHARES OF COMMON STOCK

    6.1 INCREASE OR DECREASE OF OUTSTANDING SHARES.  If at any time while the Plan is in effect or unexercised options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event (i) appropriate adjustment shall be made in the maximum number of shares of Common Stock available for grant under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, (ii) appropriate adjustment shall be made in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding option, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate exercise price, and (iii) appropriate adjustment shall be made as to the number of shares of Common Stock to be subject to each future grant under the Plan, so that the same percentage of the Company's number of shares of Common Stock available under the Plan shall continue to be subject to each option granted.

    6.2 CONVERSION OF SHARES. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and no adjustment by reason thereof shall be made with respect to the number of or exercise price of shares of Common Stock then subject to outstanding options granted under the Plan.

    6.3 GENERAL. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the night or power of the Company to make, authorize or consummate
(1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 7. AMENDMENT OF THE PLAN

         The Board may not amend the Plan more than once every six months. In addition, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within 12 months before or after the date of adoption of such amendment, in any instance in which such amendment would materially: (i) increase the benefits of the Plan; (ii) increase the number of shares of Common Stock as to which options may be granted under the Plan; or (iii) change in substance the provisions of Section IV hereof relating to eligibility to participate in the Plan.

         Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 8. NON-EXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the approval of the Plan by the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting the stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 9. GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

         The obligation of the Company to sell and deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. If necessary, all shares sold under the Plan shall bear appropriate legends. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

SECTION 1O.  EFFECTIVE DATE OF PLAN

         The effective date of the Plan shall be the later date on which it is approved by the Board or by the stockholders of the Company.

SECTION I 1. TERMINATION DATE OF PLAN

         The Plan shall terminate on the ten-year anniversary of the effective date of the Plan, and no options may be granted under the Plan thereafter.

                                  EXHIBIT 10.9

                    Datalinc, Ltd. Management Incentive Plan

     DATALINC,  LTD.  MANAGEMENT  INCENTIVE PLAN

     1. Name and Purpose. This Plan shall be known as the Datalinc, Ltd. Management Incentive Plan (the "Plan"). The purpose of the Plan is to provide deferred compensation to certain Participants of Datalinc, Ltd. (the "Partnership") and to advance the interests of the Datalinc, Ltd. by providing a material incentive for exceptional performance and the continued services of such Participants.

     2. Administration. The Plan shall be administered by the Board of Directors (the "Board") of Integrated Communications Networks, Inc., the General Partner (the "General Partner") of the Partnership. The Board may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and has the authority to construe and interpret the terms of this Plan whenever any question of meaning arises under it and make such determinations and take such action in connection therewith or in relation to the Plan as it deems necessary or advisable, consistent with the Plan. Any such construction or interpretation shall be binding both on the Partnership and on the Participant, his personal representatives, the representatives of his estate, his heirs, or anyone else having or claiming to have an interest under this Plan. Determinations by the Board shall be by majority vote and shall be binding on all parties with respect to all matters relating to the Plan.

     3. Eligibility. Regular full-time employees of the Partnership who are key employees of the Partnership shall be eligible to participate in the Plan. Such employees are herein referred to as "Participants."

     4. Grant of Units. (a) The Board may from time to time, in its discretion and subject to the provisions of the Plan, grant performance units (the "Units") to any or all Participants. Each grant shall be embodied in a Management
Incentive Agreement (the "Agreement") signed by the Participant and the Partnership providing that the grant of Units shall be subject to the provisions of this Plan and containing such other provisions as the Board may prescribe not inconsistent with the Plan. The "Date of Grant" for each Unit shall be the date determined by the Board. The aggregate number of Units available for grant under the Plan is five hundred (500) Units. Unless otherwise provided herein or in the Agreement, all rights of Participants to Units vest as follows: Anniversary Date of Grant Percentage of Vested Units First 33 3/3% Second 66 2/3% Third100%

     5. Units. Units granted to a Participant shall be credited to a Unit account (the "Account") established and maintained for such Participant. The Account of a Participant shall be the record of Units granted to the Participant under the Plan. The Account is solely for accounting purposes and there shall not be a segregation of any Partnership assets. Each Unit shall be valued in the manner provided in Section 8.

     6. Forfeiture of Units or Distributions Received thereon. The tables attached hereto as Exhibit A, Exhibit B and Exhibit C, incorporated by reference herein, shall govern forfeiture of units or distributions received thereon. For purposes of Exhibit A:

     (i) a Participant will be considered disabled if, in the determination of the Board, he is subject to a physical or mental condition which is expected to render the Participant unable to perform his usual duties or any comparable duties for the Partnership; and

     (ii) a Participant will be considered retired if the Participant's employment with the Partnership terminates at or after the date the Participant attains the age of 65.

     7. Non-transferability. Units granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of a Participant's death, the right to any amount due pursuant to the terms of paragraph 9 hereto shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

     8. Valuation of Units. The value of the Units is determined pursuant to the formula (the Formula) used to determine the number of shares (the Shares) of Thrucomm, Inc., a Florida corporation (Thrucomm), to be issued or other assets (including cash) to be distributed (Assets) upon a Mandatory Conversion Event of the Mandatory Convertible Reorganization Stock, Series F ("Series F Stock") of Thrucomm, all as further set forth in the Statement of Rights and Preferences for such Series F Stock filed or to be filed with the Secretary of State of Florida.

     9. Distributions to Participant.

     (a) Upon a Mandatory Conversion Event, subject to the vesting provisions of paragraph 4 above, the Participant will be entitled to receive from the Partnership such Participant's pro-rata share of the Shares or Assets issued upon the conversion of the Series F Stock, based upon the ratio of the number of Units issued to Participant to the total number of Units issued under the Plan.

     (b) All Shares or Assets distributed upon a Manditory Conversion Event with respect to unvested Units shall be held in trust by the Partnership (or a shareholder of the General Partner of the Partnership if the Partnership is terminated) for the Participant until vesting has occurred, and shall be forfeited to the Partnership if such vesting does not occur. SEQ 4_1 \* Arabic \n

     10. Covenant Not To Compete. Participant agrees to conform to the following concerning non-competition.

     (a) Partnership undertakes to train Participant and to give Participant confidential information and knowledge about Partnership's business policies, accounts procedures and methods. For the purposes of this Agreement, the term "confidential information" shall include but is not limited to any list of suppliers, customers, investors, stockholders, including their names, addresses, phone numbers, amount of investments and similar information, and in addition, any operational information of Partnership, including but not limited to information on Partnership's methods of conducting business, profits and/or losses of Partnership, marketing material and any information that would reasonably be considered proprietary or confidential in nature. Partnership has established a valuable and extensive trade in its products and services, which business has been developed at a considerable expense to Partnership. The nature of the business is such that the relationship of its customers with Partnership must be maintained through the close personal contact of its employees.

     (b) Participant desires to enter into or continue in the employ of Partnership and by virtue of such employment by Partnership, Participant will become familiar with the manner, methods, secrets and confidential information pertaining to such business. During the term of such employment, Participant will continue to receive additional confidential information of the same kind. Through representatives of Partnership, Participant will become personally acquainted with the business of Partnership and its methods of operation.

     (c) In consideration of the employment or continued employment of Participant and the rights as herein provided, the training of Participant by Partnership, and the disclosure by Partnership to Participant of the knowledge and confidential information described above, Partnership requests and Participant makes the covenants hereinafter set forth. Participant understands and acknowledges that such covenants are required for the fair and reasonable protection of the business of Partnership carried on in the area to which the covenants are applicable and that without the limited restrictions on Participant's activities imposed by the covenants, the business of Partnership would suffer irreparable and immeasurable damage. The covenants on the part of Participant shall be construed as an agreement independent of any other provision of this Agreement, and existence of any claim or course of action whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Partnership of the covenants.

     (d) Participant agrees that during the term of Participant's employment and for the period of twelve (12) months immediately following the termination of employment (which said time period shall be increased by any time during which Participant is in violation of this Agreement) Participant will not, within the territory hereinafter defined, directly or indirectly, for Participant, or on behalf of others, as an individual on Participant's own account, or as an Participant, agent, or representative for any other person, partnership, firm or corporation:

     (i) Compete with the business of Partnership by engaging or participating in or furnishing aid or assistance in competition with the business of Partnership.

     (ii) Engage, in any capacity, directly or indirectly, in or be employed by any business similar to the kind or nature of business conducted by Partnership during the employment.

     (iii) For the purposes of this paragraph 10, the business of Partnership shall be limited to the wireless data transfer business, which means any business primarily involving the wireless transfer of data on behalf of third parties.

     (e) The territory referred to in this paragraph 10 shall be the United States.

     (f) Each restrictive covenant is separate and distinct from any other covenant set forth in this paragraph. In the event of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree that the territory set forth is reasonable and necessary for the protection of Partnership . In the event any term or condition is deemed to be too broad or unenforceable, said provision shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

     11. Inducing Employees Of Partnership To Leave. Any attempt on the part of Participant to induce others to leave Partnership's employ or any efforts by Participant to interfere with Partnership's relationship with other employees would be harmful and damaging to Partnership. Participant expressly agrees that during the term of Participant's employment and for a period of twelve (12) months thereafter (provided said time period shall be increased by any time during which Participant is in violation of this Agreement), Participant will not in any way directly or indirectly:

     (a) Induce or attempt to induce an employee to sever his or her employment with Partnership;

     (b) Interfere with or disrupt Partnership's relationship with other employees; and

     (c) Solicit, entice, take away or employ any person employed with Partnership.

     12. Confidential Information. It is understood between the parties hereto that during the term of employment, Participant will be dealing with confidential information, as defined above, which is Partnership's property, used in the course of its business. Participant will not disclose to anyone, directly or indirectly, any of such confidential information or use such information other than in the course of Participant's employment. All documents that Participant prepares, or confidential information that might be given to Participant in the course of employment, are the exclusive property of Partnership and shall remain in Partnership's possession on the premises. Under no circumstances shall any such information or documents be removed without
Partnership's  written   consent  first  being  obtained.

     13. Adjustments. Participant acknowledges that the number of Shares issued or Assets distributed upon a Mandatory Conversion Event for the Series F Stock is subject to change, including dilution, in accordance with the Rights and Preferences of the Series F Stock, and Participant has no right to object thereto.

     14. Termination. The Board may amend or terminate this Plan at any time or from time to time, but may not reduce the number of Units previously issued to Participant. If the Plan is terminated, any issued Units shall continue to be subject to the terms of this Plan as if it had not been terminated.

     15. Partnership Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Partnership. The Partnership shall have no responsibility or liability for any act or thing done or left undone with respect to the grant or exercise of Units under the terms of the Plan, so long as the Partnership acts in good faith.

     16. Implied Consent of Participants. Every Participant, by his acceptance of a grant of Units under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan. Nothing in this Plan shall be construed to give a Participant any rights, or any interest, beneficial or otherwise whatsoever to any interest in the Partnership or Thrucomm.

     17. Withholding. The Partnership shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by law to be withheld with respect to such awards.

     18. Voting. No Participant shall be entitled to any voting rights with respect to Units credited to his Account.

     19. Miscellaneous Provisions.

     (a) No Participant or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Partnership.

     (b) The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Partnership for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Partnership by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Partnership with respect to any rights under the Plan.

     20. Effectiveness and Terms of Plan. The effective date of the Plan shall be June 1, 1996.

     21. Assumption of Rights and Obligations by Thrucomm. Upon the consummation of the contemplated reorganization of the Partnerships business into Thrucomm, all rights, obligations and liabilities under this Plan shall be transferred to and assumed by Thrucomm, with no further action of Partnership or Participant required, and Thrucomm shall be substituted for Partnership throughout this Plan. If, prior to such time, the Participant is an employee of Thrucomm, all provisions applicable to the Participant and the Partnership shall be interpreted by substituting Thrucomm for the Partnership in this Plan.

                IN WITNESS WHEREOF, Partnership has caused this instrument to be executed as of this 1st day of June, 1996.


                                                         DATALINC, LTD.
                 By:  Integrated Communication Networks, Inc.,
        General Partner

                By:___________________________________

        Its:____________________________________

DATALINC, LTD.
MANAGEMENT INCENTIVE AGREEMENT

The Board of Directors of Integrated Communications Network, Inc., the General Partner of Datalinc, Ltd. (the "Partnership") has granted the following units (the "Units") to the Participant named below, in accordance with the Partnership
Management       Incentive       Plan      (the      "Plan").       Name      of
Participant:___________________________                  Date                 of
Grant:________________________________          Number          of         Units
Granted:_______________________ Subject to the terms and conditions specified in the Plan, a copy of which is attached hereto and made a part hereof, the Participant has been granted the number of Units shown in Line 3 above. The Board of Directors has the authority to construe and to interpret the terms of this grant whenever any question of meaning arises under it, and any such construction or interpretation shall be binding both on the Partnership and on the Participant, his personal representatives, the representatives of his estate, his heirs, or anyone else having or claiming to have an interest under this grant. This grant shall be construed and administered in accordance with and governed by the laws of the State of Florida. The Participant, by his acceptance of this grant of Units, shall be bound on his own behalf and on behalf of his heirs, legal representatives, and any other person claiming through or under him, by all of the terms and conditions of this grant and of the Plan.

                                    EXHIBIT A
-------------------------------------------------------------------------------
|     EVENT        |        REASON(S)    |      WHAT IS     |  FORFEITURE
|                  |                     |     AFFECTED:    |
|                  |                     |   UNITS/SHARES/  |
|                  |                     |   ASSETS/RIGHTS  |
--------------------------------------------------------------------------------
 Termination of    | 1.  Death           | All Units        | No Forfeiture
 employment with   |                     | Granted to a     |
 the Partnership   | 2.  Disability      | Participant      |
 or Thrucomm       |                     | 100% Vested      |
                   | 3.  Retirement      |                  |
                   |                     |                  |
                   | 4.  By the          |                  |
                   |     Partnership     |                  |
                   |     for any reason  |                  |
                   |     other than      |                  |
                   |     set forth in    |                  |
                   |     Exhibit B       |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
--------------------------------------------------------------------------------

                                    EXHIBIT B
-------------------------------------------------------------------------------
|     EVENT        |        REASON(S)    |      WHAT IS     |  FORFEITURE
|                  |                     |     AFFECTED:    |
|                  |                     |   UNITS/SHARES/  |
|                  |                     |   ASSETS/RIGHTS  |
--------------------------------------------------------------------------------
 Any of the events | 1.  Participant is  | If there has not | Forfeited by
 in Column 2 -     |     discharged from | been a Mandatory | Participant to the
 Reason(s) - occur,|     employment with | Conversion Event:| Partnership for
 whether or not    |     the Partnership |                  | no consideration
 they result in    |     or Thrucomm for | Rights with      |
 termination of    |     cause, which    | respect to Units |
 employment with   |     shall mean      | which have not   |
 the Partnership   |     Partipant's     | vested           |
                   |     involvement in  |                  |
                   |     any action or   | All Units vested |
                   |     inaction        |                  |
                   |     involving fraud | If there has been|
                   |     dishonesty, or  | a Mandatory      |
                   |     material        | Conversion Event;|
                   |     violation of    |                  |
                   |     Partnership or  | Shares or Assets |
                   |     Thrucomm Policy | held in trust    |
                   |     and procedures  | hereunder        |
                   |                     |                  |
                   |2.   The Participant |                  |
                   |     breaches        |                  |
                   |     paragraphs 10,  |                  |
                   |     11, 12, or 13   |                  |
                   |     hereto.         |                  |
                   |                     |                  |
                   |3.   The Participant | All Shares and   |
                   |     performs acts of| any other non-   |
                   |     willful         | monetary         |
                   |     malfeasance or  | assets received  |
                   |     or gross        | by such          |
                   |     negligence in a | Participant      |
                   |     matter of       | pursuant to the  |
                   |     material        | terms of this    |
                   |     importance      | Plan and not     |
                   |     to the          | previously sold  |
                   |     Partnership     | in compliance    |
                   |                     | with all         |
                   |4.   The Participant | securities       |
                   |     does not agree  | laws, rules and  |
                   |     to be bound by  | regulations      |
                   |     or does not     |                  |
                   |     otherwise comply|                  |
                   |     with the terms  | Whether or not   |
                   |     of any lock-up  | Manditory        |
                   |     requirements or | Conversion has   |
                   |     resale          | occured;         |
                   |     restrictions    |                  |
                   |     (by agreement or|                  |
                   |     under law)      | All other rights |
                   |     imposed on the  | of Participant   |
                   |     shares by the   | under the Plan   |
                   |     underwriters for|                  |
                   |     the IPO or      |                  |
                   |     otherwise upon  |                  |
                   |     Mandatory       |                  |
                   |     Conversion Event|                  |
--------------------------------------------------------------------------------
                                   EXHIBIT C
-------------------------------------------------------------------------------
|     EVENT        |        REASON(S)    |      WHAT IS     |  FORFEITURE
|                  |                     |     AFFECTED:    |
|                  |                     |   UNITS/SHARES/  |
|                  |                     |   ASSETS/RIGHTS  |
--------------------------------------------------------------------------------
 Termination of    | By the Participant  | If there has not | Forfeited by
 employment with   | for any reason      | been a Mandatory | Particpant
 the Partnership   | except:             | Conversion Event:| to the Partnership
 or Thrucomm       |                     |                  | for no
                   | 1.  Death           | Rights with      | consideration
                   |                     | respect to Units |
                   | 2.  Disability      | which have not   |
                   |                     | vested           |
                   | 3.  Retirement      |                  |
                   |                     | All Units Vested |
                   |                     |                  |
                   |                     | If there has been|
                   |                     | a Mandatory      |
                   |                     | Conversion Event:|
                   |                     |                  |
                   |                     | Shares or Assets |
                   |                     | held in trust    |
                   |                     | hereunder        |
                   |                     |                  |
                   |                     | All Shares and   |
                   |                     | any other non-   |
                   |                     | monetary assets  |
                   |                     | received by such |
                   |                     | Participant      |
                   |                     | pursuant to the  |
                   |                     | terms of this    |
                   |                     | Plan and not     |
                   |                     | previously sold  |
                   |                     | in compliance    |
                   |                     | with all         |
                   |                     | securities laws, |
                   |                     | rules and        |
                   |                     | regulations      |
                   |                     |                  |
                   |                     | Whether or not   |
                   |                     | Manditory        |
                   |                     | Conversion has   |
                   |                     | occured:         |
                   |                     |                  |
                   |                     | All other rights |
                   |                     | of Participant   |
                   |                     | under the Plan   |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
                   |                     |                  |
--------------------------------------------------------------------------------

                                EXHIBIT - 10.12

             Customer Protection Letter from Hughes Network Systems

                                                                          HUGHES
                                                                 NETWORK SYSTEMS
                                                     ===========================
                                                     A HUGHES ELECTRONIC COMPANY








                                 March 12, 1997








Dear               :

     This letter will set forth the obligation of Hughes Network Systems, Inc., 11717 Exploration Lane, Germantown, Maryland 20876 ("HNS") to provide service to Customer, as a customer of THRUCOMM, Inc. ("THRUCOMM"), in the "Event of THRUCOMM Default" (defined below) by THRUCOMM under the integrated Services Agreement dated , entered into between Customer and THRUCOMM.

     Please be advised that HNS hereby agrees to enter into an agreement to provide telecommunication services substantially similar to those provided by THRUCOMM pursuant to the Agreement, upon request by Customer, in the event of occurrence of an Event of THRUCOMM Default. For purposes of this letter, an Event of THRUCOMM Default is defined as THRUCOMM ceases doing business as an ongoing concern. In such event, HNS will ensure that Customer receives services substantially complying with this requirements of the Agreement, whether through the same telecommunications medium contemplated in the Agreement or through some other medium, provided HNS has been supplied with a copy of the Agreement and HNS has expressly given its approval to the terms of the Agreement. For the avoidance of doubt, a copy of the Agreement is appended to this letter, the terms of which are hereby deemed acceptable to HNS.

        In the event that HNS is required to provide services pursuant to the terms of this letter, Customer hereby agrees to continue to comply with the terms of the Agreement, including but not limited to making applicable payments, for the duration of the term of the Agreement.

        HNS agrees that any services to be provided thereby present to this letter will be available to Customer within days of its receipt of the aforesaid request from Customer.













                                   111717 Exploration Lane, Germantown, MD 20876
                                        Tel:    (301) 428-5500 TWX: 710-828-0541
                                                        FAX: (301) 428-1868/2830

     If the above letter sets forth accurately the agreement between HNS and Customer, please execute the enclosed duplicate original of this letter and return to the undersigned at your earliest convenience.


                                     Very truly yours,

                                     /s/Betty Vicinte for Phillip O'Brien
                                     ------------------------------------
                                     Phillip K. O'Brien
                                     Senior Director, VSAT Contracts

ACCEPTED AND AGREED TO THIS
        Day of         1997

CUSTOMER

TITLE:

THE PROVISIONS OF THE ABOVE LETTER
ARE ACCEPTED AND AGREED TO THIS
        DAY OF            1997


THRUCOMM, INC.


TITLE:

                                  EXHIBIT 27.1